Exhibit 99.1

ONE RAILROAD CONNECTING THE U.S., MEXICO AND CANADA

9360
4689

CANADIAN PACIFIC RAILWAY LIMITED

Special Meeting of Shareholders

to be held on December 8, 2021

NOTICE OF SPECIAL MEETING

and

MANAGEMENT PROXY CIRCULAR

November 1, 2021

These materials are important and require your immediate attention. They require shareholders of Canadian Pacific Railway Limited (“CP”) to make important decisions. If you have questions or require assistance voting your CP common shares, you can contact CP’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, by: (A) telephone at: (i) 1-866-879-7649 (North American Toll-Free Number); or (ii) 1-416-867-2272 (collect calls outside North America); or (B) email at contactus@kingsdaleadvisors.com. If you are in doubt as to how to make these decisions or require assistance with voting your CP common shares, please contact your financial, legal, tax or other professional advisors. No securities regulatory authority has expressed an opinion about, or passed upon the fairness or merits of the transactions described in this document, the securities being issued in connection with such transaction or the adequacy of the information contained in this document and it is an offence to claim otherwise.

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting (the “CP Special Meeting”) of the holders of common shares (“CP common shares”) of Canadian Pacific Railway Limited (“CP”) will be held virtually via live webcast online at https://www.web.lumiagm.com/489073275 on December 8, 2021 at 9:00 a.m. (Mountain Time) (password “CPR2021”). The following two items of business will be considered at the CP Special Meeting:

1.

an ordinary resolution (the “Share Issuance Resolution”), the full text of which is set out in “Appendix A – Resolutions to be Approved at the Meeting” to the accompanying management proxy circular of CP dated November 1, 2021 (the “Management Proxy Circular”), approving the issuance of the number of CP common shares as shall be necessary to issue the Share Consideration under the terms of the Merger Agreement (as such terms are defined in the Management Proxy Circular), currently anticipated to be up to 264,723,997 CP common shares, subject to a maximum of 277,960,197 CP common shares; and

2.

a special resolution (the “Name Change Amendment Resolution”), the full text of which is set out in “Appendix A – Resolutions to be Approved at the Meeting” to the Management Proxy Circular, approving an amendment to CP’s articles of incorporation to change its name to “Canadian Pacific Kansas City Limited”, which amendment is conditional upon the occurrence of the Control Date (as defined in the Management Proxy Circular).

We will also consider other business that may properly come before the CP Special Meeting or any adjournment or postponement thereof. This Notice of Special Meeting is accompanied by the Management Proxy Circular and a form of proxy or voting instruction form (as applicable). CP shareholders are referred to the Management Proxy Circular for more detailed information regarding the matters to be considered at the CP Special Meeting.

Completion of the Transaction (as defined in the Management Proxy Circular) is not conditional on CP shareholders approving the Name Change Amendment Resolution. If the Share Issuance Resolution is not approved by the CP shareholders, the Name Change Amendment Resolution will not be voted on at the CP Special Meeting.

The directors of CP have fixed November 1, 2021 as the record date for the CP Special Meeting. CP shareholders of record as at the close of business on November 1, 2021 are entitled to notice of the CP Special Meeting and to vote thereat or at any adjournment or postponement thereof.

To be effective, your proxy must be received before 9:00 a.m. (Mountain Time) on December 7, 2021 or not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding the CP Special Meeting (or any adjournment or postponement thereof). The time limit for the deposit of proxies may be waived or extended by the Chair of the CP Special Meeting at his or her discretion without notice. Late proxies may be accepted or rejected by the Chair of the CP Special Meeting at his or her discretion without notice.

If you are a non-registered (beneficial) CP shareholder and have received these materials through a broker, bank or other agent, you must provide your voting instructions to, or complete, sign and return your voting instruction form in accordance with the instructions provided by such broker, bank or other agent.

In the Management Proxy Circular, you will find important information and instructions about how to participate at the virtual meeting. Every vote matters. Please remember to vote your CP common shares by proxy, telephone or online during the CP Special Meeting. If you have questions or require assistance voting, you may contact CP’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors. You can find Kingsdale Advisors’ contact information inside the back cover of the Management Proxy Circular.

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We look forward to your participation in our virtual meeting on December 8, 2021.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) “Jeffrey Ellis”

Jeffrey Ellis
Corporate Secretary
Calgary, Alberta

November 1, 2021.

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MESSAGE FROM THE CHAIR OF THE BOARD AND

THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

November 1, 2021

Fellow Shareholders:

On September 15, 2021, Canadian Pacific Railway Limited (“CP”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Kansas City Southern (“KCS”). The combined company will create a truly North American continental enterprise with the first U.S.-Mexico-Canada rail network with single-line offerings that will deliver dramatically expanded market reach for CP and KCS customers, provide new competitive transportation options, and support North American economic growth. We are confident that this historic combination will unlock the full potential of both companies’ networks and people while providing industry-best service for our customers.

We are pleased to invite you to attend a special meeting of the holders of common shares of CP to be held at 9:00 a.m. (Mountain Time) on December 8, 2021. Out of concern for the safety of CP’s management, employees and shareholders in light of the continuing COVID-19 pandemic, CP is holding the special meeting in a virtual-only format, which will be conducted via live webcast over the internet at https://web.lumiagm.com/489073275 (password “CPR2021”). Shareholders will be able to vote on all business properly brought before the special meeting and submit questions for consideration as further described in the accompanying Management Proxy Circular. CP shareholders that vote by proxy ahead of the special meeting will be able to do so in the usual way. More details about voting can be found on page 28 of the Management Proxy Circular.

The Merger Agreement and the transactions contemplated by such agreement were unanimously approved by the respective boards of directors of CP and KCS. Under the Merger Agreement (i) holders of shares of KCS common stock will receive 2.884 CP common shares (the “Share Consideration”) and U.S.$90.00 in cash, without interest, for each share of KCS common stock, and (ii) holders of shares of KCS preferred stock will receive U.S.$37.50 in cash, without interest, for each share of KCS preferred stock. This exchange ratio is fixed and will not be adjusted for fluctuations in the market price of CP common shares or shares of KCS common stock between the date of the Merger Agreement and the closing of the transaction.

On closing, all of the stock of the merger successor to KCS will be deposited into an independent, irrevocable voting trust subject to a voting trust agreement, pending final approval from the U.S. Surface Transportation Board (the “STB”) of CP’s acquisition of control over KCS’s railroad operations (“STB Final Approval”). The closing into trust is subject to customary closing conditions, including receipt of CP shareholder approval, KCS stockholder approval and certain consents, and is expected to occur by the first quarter of 2022. Pending STB Final Approval, KCS’s management and board of directors will continue to steward KCS while it is in trust, pursuing its independent business plan and growth strategies. STB Final Approval is expected to be received in the second half of 2022. Based on the number of shares of KCS common stock and CP common shares outstanding on September 9, 2021, former KCS common stockholders are expected to own approximately 28% of the outstanding CP common shares following closing into trust.

Following receipt of STB Final Approval, CP (through an indirect wholly owned subsidiary) will acquire control of KCS, the two companies will be combined and Mr. Keith Creel, the current President and Chief Executive Officer of CP, will serve as the Chief Executive Officer of the combined company. Subject to the approval by CP shareholders of the Name Change Amendment Resolution (as defined below) at the special meeting, which amendment is conditional upon CP acquiring control over KCS’s railroad operations following receipt of STB Final Approval, the combined entity will be named “Canadian Pacific Kansas City Limited”. Calgary will be the global headquarters of the combined company. The transaction, subject to STB Final Approval, will combine the two railroads to create the first rail network connecting the U.S., Mexico and Canada. Together, CP and KCS will have the ability to deliver enhanced competition and unsurpassed levels of service, safety and economic efficiency for shippers and communities across the U.S., Mexico and Canada. Joining seamlessly in Kansas City, Missouri, in America’s heartland, CP and KCS together will connect customers via single-network transportation offerings between points on CP’s system throughout Canada, the U.S. Midwest, and the U.S. Northeast, and points on KCS’s system throughout Mexico and the South Central U.S. The combination is expected to drive single-line efficiencies, enhance competition, foster economic growth across North America and support environmental and sustainability goals. While remaining the smallest of six U.S. Class 1 railroads by revenue, the combined company is expected to be a more competitive network. The combined company is expected to be well-positioned to create long-term value for the shareholders of both companies via strong combined cash flows, enhanced margins and earnings per share accretion.

At the special meeting, you will be asked to approve: (i) an ordinary resolution (the “Share Issuance Resolution”) approving the issuance of the number of CP common shares as shall be necessary to issue the Share Consideration under the terms of the Merger Agreement, currently anticipated to be up to 264,723,997 CP common shares, subject to a maximum of 277,960,197 CP common shares; and (ii) a special resolution (the “Name Change Amendment Resolution”) approving an amendment to CP’s articles of incorporation to change its name to “Canadian Pacific Kansas City Limited”, which amendment is conditional upon CP acquiring control over KCS’s railroad operations following receipt of regulatory approval.

Your Board of Directors has determined, after consulting with legal and financial advisors, and, among other things, following review and consideration of the fairness opinions rendered by each of BMO Nesbitt Burns Inc., Goldman Sachs & Co. LLC and Evercore Group L.L.C., that it is in the best interests of CP to enter into the Merger Agreement, and has approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transaction.

The transaction cannot close without CP shareholders approving the Share Issuance Resolution. The CP Board of Directors unanimously recommends that CP shareholders vote FOR the Share Issuance Resolution and FOR the Name Change Amendment Resolution. Completion of the transaction is not conditional on CP shareholders approving the Name Change Amendment Resolution. If the Share Issuance Resolution is not approved by the CP shareholders, the Name Change Amendment Resolution will not be voted on at the CP Special Meeting.

Please refer to the Management Proxy Circular for a more detailed description of the transaction, including information about KCS, the terms and conditions of the Merger Agreement, the opinions of CP’s financial advisors, the meeting matters and the risk factors relating to CP, KCS and the closing of the transaction. Please give the Management Proxy Circular your careful consideration and, if you require assistance, consult your financial, tax or other professional advisors.

In the Management Proxy Circular, you will find important information and instructions about how to participate at the virtual meeting. Every vote matters. Please remember to vote your shares by proxy, telephone or online during the special meeting. If you have questions or require assistance voting, you may contact CP’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, by: (A) telephone at: (i) 1-866-879-7649 (North American Toll-Free Number); or (ii) 1-416-867-2272 (collect calls outside North America); or (B) email at contactus@kingsdaleadvisors.com.

Sincerely,

(signed) “Isabelle Courville”	(signed) “Keith Creel”

Isabelle Courville	Keith Creel
Board Chair	President and Chief Executive Officer
Canadian Pacific Railway Limited	Canadian Pacific Railway Limited

CANADIAN PACIFIC RAILWAY LIMITED

MANAGEMENT PROXY CIRCULAR

INFORMATION CONTAINED IN MANAGEMENT PROXY CIRCULAR

This Management Proxy Circular is provided in connection with the solicitation by management of CP of proxies from CP shareholders for use at the CP Special Meeting for the purposes set out in the accompanying Notice of Special Meeting. No person has been authorized to give any information or make any representation in connection with the Transaction or any other matters described herein other than those statements and representations contained in this Management Proxy Circular. Information in this Management Proxy Circular is given as of November 1, 2021 or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

If you have any questions about the information contained in this Management Proxy Circular or require assistance in voting your CP common shares, please contact CP’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, by: (A) telephone at: (i) 1-866-879-7649 (North American Toll-Free Number); or (ii) 1-416-867-2272 (collect calls outside North America); or (B) email at contactus@kingsdaleadvisors.com.

CP has supplied all information contained in or incorporated by reference in this Management Proxy Circular relating to CP, and KCS has supplied all information contained in or incorporated by reference in this Management Proxy Circular relating to KCS.

CP shareholders should not construe the contents of this Management Proxy Circular as legal, tax or financial advice and should consult with their own professional advisors as to the relevant legal, tax, financial or other matters which pertain to their individual circumstances.

Capitalized terms used in this Management Proxy Circular and not otherwise defined have the meanings set forth under the heading “Glossary of Terms”.

Cautionary Statement Regarding Forward-Looking Statements

This Management Proxy Circular contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws. This information has been included to provide readers with information about the transactions contemplated by the Merger Agreement, including the Transaction, CP and KCS and their respective subsidiaries and affiliates, including management’s assessment of CP’s and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking information is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “propose”, “intend”, “target”, “believe”, “likely”, “will”, “should” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be forward-looking information. In particular, this Management Proxy Circular contains forward-looking information relating, but not limited to, statements concerning: the completion of the transactions contemplated by the Merger Agreement, including the Transaction and the issuance of CP common shares, and its anticipated timing; the satisfaction or waiver of conditions to the Transaction and their anticipated timing; the anticipated benefits of the Transaction and the anticipated timing of their achievement; that the Transaction is expected to be accretive to CP shareholders; pro forma information relating to CP, KCS and the combined company; CP’s annual rate of depreciation and amortization; the annualized synergies and growth in earnings before interest, tax, depreciation and amortization (“EBITDA”) resulting from the Transaction and their anticipated timing; the refinancing of CP’s credit facility; the individual acting as the Trustee of the Voting Trust; the consideration to be paid to KCS stockholders by CP and anticipated sources of funding for such consideration; any transaction fees payable in connection with the Transaction; the mechanics of the transactions contemplated by the Merger Agreement; the percentage of CP common shares anticipated to be owned by former KCS common stockholders and current CP shareholders following the Transaction; the delisting of shares of KCS common stock and the listing of additional CP common shares on the TSX and NYSE, and their anticipated timing; the future composition and expertise of the CP Board and CP senior management; the composition of the committees of the board of directors of the combined company; the expected corporate governance, dividend and compensation practices of the combined company; the expected tenure of certain executives of the combined company; CP’s status as a foreign private issuer; the combined company’s ability to successfully achieve strategic objectives; the integration of the respective businesses of CP and KCS and the effects and costs of such integration; characteristics of CP and the combined company, including its name, total debt, scale, competitive position, market reach, share capital, credit ratings, workforce and dividend policy; the effects of the Transaction on the combined company, including financial and operational growth opportunities, business prospects, revenues, shareholder returns, cost reductions, cash flows, enhanced margins, earnings per share and improved operational safety; the receipt of shareholder and regulatory approvals and their anticipated timing; increased efficiency of the combined company’s operations and the associated safety and environmental benefits, including greenhouse gas emission reductions; routes and services provided to customers of the combined company; job creation; decreased transit times; improved sustainability; termination payments under the Merger Agreement; accounting or tax treatment and characterization of the Transaction and related effects; the combined company’s expected access to capital; and the mechanics of the CP Special Meeting.

The forward-looking information contained in this Management Proxy Circular is based on current expectations, estimates, projections and assumptions, having regard to CP’s experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: CP’s and KCS’s ability to close the Transaction on the expected terms and timeline; the satisfaction or waiver of the conditions to closing the Transaction on the expected timeline; the combined company’s ability to successfully integrate the businesses of CP and KCS; the combined company’s expected access to sufficient capital to pursue any development plans associated with full ownership of KCS; North American and global economic growth; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; foreign exchange rates; effective tax rates; performance of CP’s and KCS’s assets and equipment; sufficiency of CP’s budgeted capital expenditures in carrying out CP’s business plan; geopolitical conditions; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; the satisfaction by third parties of their obligations to CP and KCS; the anticipated impacts of the COVID-19 pandemic on CP’s and KCS’s respective businesses, operating results, cash flows and/or financial condition; and plans to reduce greenhouse gas emissions. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information contained in this Management Proxy Circular are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, forward-looking information involves numerous inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: the timing and closing of the Transaction and the completion of the combination of CP and KCS following receipt of STB Final Approval, including receipt of regulatory and shareholder approvals and the satisfaction of other conditions precedent; interloper risk; the realization of anticipated benefits and synergies of the Transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the Transaction and other disruptions arising from the Transaction; changes in business strategy and strategic opportunities; the actions and decisions of applicable regulatory bodies, including the STB; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; potential changes in the CP common share price, which may negatively impact the value of the consideration offered to KCS common stockholders; the ability of management of CP and its subsidiaries and affiliates to execute key priorities, including those in connection with the Transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; North American and global economic growth; industry capacity;

shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped via CP and KCS; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; ability to achieve commitments and aspirations relating to reducing greenhouse gas emissions and other climate-related objectives; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, shareholder, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of the Concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental responses to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short- and long-term financing; and the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. For additional information about factors that could cause CP’s, KCS’s and the combined company’s results to differ materially from those described in the forward-looking information, please see the section of this Management Proxy Circular entitled “Risk Factors” as well as reports filed by CP and KCS from time to time with securities regulators in Canada and the U.S., including any proxy statement, prospectus, material change report, management information circular or registration statement filed in connection with the Transaction. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on forward-looking information cannot be determined with certainty.

Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information contained in this Management Proxy Circular, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise. All forward-looking information in this Management Proxy Circular is expressly qualified in its entirety by these cautionary statements.

Information Contained in this Management Proxy Circular Regarding KCS

Certain information in this Management Proxy Circular has been provided by KCS, including, but not limited to, information pertaining to KCS contained in “Appendix G – Information Concerning Kansas City Southern”, including the documents which have been filed with the SEC by KCS, and, for purposes of this Management Proxy Circular, by CP under its SEDAR profile at www.sedar.com that are expressly incorporated by reference in this Management Proxy Circular. With respect to this information, CP and the CP Board have relied exclusively upon KCS, without independent verification by CP. Although CP does not have any knowledge that would indicate that such information is untrue or incomplete, neither CP nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information, including any of KCS’s financial statements, or for the failure by KCS to disclose events or information that may affect the completeness or accuracy of the information provided by KCS. For further information regarding KCS, please refer to KCS’s filings with the SEC, which may be obtained under KCS’s profile on EDGAR at www.sec.gov. Except as otherwise indicated, the information contained in, or that can be accessed through, the SEC’s website is not intended to be incorporated in this Management Proxy Circular.

About Non-GAAP Measures

This Management Proxy Circular includes certain measures that do not have a standardized meaning and are not defined by accounting principles generally accepted in the U.S. (“U.S. GAAP”) and, therefore, may not be comparable to similar measures used by other companies. These non-GAAP measures include adjusted income, adjusted diluted earnings per share (adjusted diluted EPS), adjusted operating income, adjusted operating ratio, adjusted return on invested capital (adjusted ROIC), free cash, foreign exchange adjusted % change (FX adjusted % change), adjusted dividend payout ratio and adjusted net debt to adjusted EBITDA.

CP presents non-GAAP measures to provide a basis for evaluating underlying earnings trends in CP’s business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of CP’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of CP’s peers.

These non-GAAP measures have no standardized meaning and are not defined by U.S. GAAP, and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with U.S. GAAP.

CP uses adjusted earnings results including Adjusted income, Adjusted diluted EPS, Adjusted operating income, and Adjusted operating ratio to evaluate its operating performance and for planning and forecasting future business operations and future profitability. These non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, acquisition-related costs (including legal, consulting and financial fees and fair value gain or loss on FX forward contracts and interest rates hedges), the merger termination payment received, the foreign exchange impact of translating CP’s debt and lease liabilities (including borrowings under the credit facility), discrete tax items, changes in income tax rates, changes to an uncertain tax item, and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from U.S. GAAP results allows for a consistent understanding of CP’s consolidated financial performance when performing a multi-period assessment, including assessing the likelihood of future results. Accordingly, these non-GAAP financial measures may provide insight to investors and other external users of CP’s consolidated financial information.

Adjusted income is calculated as net income reported on a U.S. GAAP basis adjusted for significant items. Adjusted diluted EPS is calculated using Adjusted income, divided by the weighted-average diluted number of CP common shares outstanding during the period as determined in accordance with U.S. GAAP. Adjusted operating income is calculated as Operating income reported on a U.S. GAAP basis less significant items. Adjusted operating ratio also excludes those significant items that are reported within operating income.

Adjusted ROIC is calculated as Adjusted return divided by Adjusted average invested capital. Adjusted return is defined as Net income adjusted for interest expense, tax effected at CP’s adjusted annualized effective tax rate, and significant items in CP’s Consolidated Financial Statements, tax effected at the applicable tax rate. Adjusted average invested capital is defined as the sum of total Shareholders’ equity, Long-term debt, and Long-term debt maturing within one year, as presented in CP’s Consolidated Financial Statements, each averaged between the beginning and ending balance over a rolling 12-month period, adjusted for the impact of significant items, tax effected at the applicable tax rate, on closing balances as part of this average. Adjusted ROIC excludes significant items reported in CP’s Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount, and excludes interest expense, net of tax, to incorporate returns on CP’s overall capitalization. Adjusted ROIC is a performance measure that measures how productively CP uses its long-term capital investments, representing critical indicators of good operating and investment decisions made by management, and is an important performance criterion in determining certain elements of CP’s long-term incentive plan.

Free cash is calculated as Cash provided by operating activities, less Cash used in investing activities, adjusted for changes in cash and cash equivalents balances resulting from FX fluctuations, the acquisition-related transaction costs paid in cash, the merger termination payment received, the payment to KCS related to the termination of the CN Agreement, and the acquisitions of Central Maine & Québec Railway and the Detroit River Tunnel Partnership. Free cash is a measure that management considers to be a valuable indicator of liquidity. Free cash is useful to investors and other external users of CP’s Consolidated Financial Statements as it assists with the evaluation of CP’s ability to generate cash to satisfy debt obligations and discretionary activities such as dividends, share repurchase programs, and other strategic opportunities. The acquisition-related transaction costs paid in cash and the merger termination payment received under the Original Merger Agreement are not indicative of operating trends and have been excluded from Free cash. The payment to KCS and the acquisitions of Central Maine & Québec Railway and the Detroit River Tunnel Partnership are not indicative of investment trends and have also been excluded from Free cash. Free cash should be considered in addition to, rather than as a substitute for, Cash provided by operating activities.

FX adjusted % change allows certain financial results to be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons in the analysis of trends in business performance. Financial result variances at constant currency are obtained by translating the comparable period of the prior year results denominated in U.S. dollars at the foreign exchange rates of the current period.

Adjusted dividend payout ratio is calculated as dividends declared per share divided by Adjusted diluted EPS, as defined above. This ratio is a measure of shareholder return and provides information on CP’s ability to declare dividends on an ongoing basis.

Adjusted net debt to Adjusted EBITDA ratio is calculated as Adjusted net debt divided by Adjusted EBITDA. The Adjusted net debt to Adjusted EBITDA ratio is a key credit measure used to assess CP’s financial capacity. The ratio provides information on CP’s ability to service its debt and other long-term obligations. Adjusted net debt is defined as Long-term debt, Long-term debt maturing within one year and Short-term borrowing as reported on CP’s Consolidated Balance Sheets adjusted for pension plan deficit, operating lease liabilities recognized on CP’s Consolidated Balance Sheets, and Cash and cash equivalents. Adjusted EBITDA is defined as adjusted earnings before interest and tax (EBIT) plus operating lease expense and Depreciation and amortization, less Other components of net periodic benefit recovery. EBIT is calculated as Net income before Net interest expense and Income tax expense. Adjusted EBIT excludes significant items reports on both Operating income and Other (income) expense.

For more information about these non-GAAP measures, including reconciliations to the closest comparable U.S. GAAP measure, see the section entitled “Non-GAAP Measures” in the CP 2020 MD&A and the CP Interim MD&A. You can find the CP 2020 MD&A in the CP 2020 Annual Report on Form 10-K and the CP Interim MD&A in CP’s quarterly report on Form 10-Q dated October 20, 2021 for the quarterly period ended September 30, 2021, filed with the SEC and the securities commissions or similar regulatory authorities in Canada, which are available on CP’s website at investor.cpr.ca/financials, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Financial information relating to CP is included in the CP 2020 Financial Statements, the CP 2020 MD&A, the CP Interim Financial Statements and the CP Interim MD&A. Information on or connected to CP’s website, even if referred to in this Management Proxy Circular, is not part of this Management Proxy Circular.

Notice to U.S. Securityholders

The CP common shares are listed for trading on the TSX and the NYSE. CP is classified as a “foreign private issuer” within the meaning of Rule 3b-4 under the U.S. Exchange Act. As a foreign private issuer, CP is exempt from rules under the U.S. Exchange Act that impose disclosure requirements, as well as procedural requirements, for proxy solicitations under Section 14 of the U.S. Exchange Act. This document is prepared in compliance with applicable Canadian securities laws and regulations, and the solicitation contemplated herein is being made to CP shareholders resident in the U.S. only in accordance with applicable Canadian corporate and securities laws and regulations. Additionally, as a foreign private issuer, subject to certain conditions, CP is permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules.

CP shareholders resident in the U.S. should be aware that, in general, such Canadian disclosure requirements differ from those applicable to proxy statements, prospectuses or registration statements prepared in accordance with U.S. laws. The financial statements of CP and KCS incorporated by reference herein have been prepared in accordance with U.S. GAAP.

In connection with the Transaction, CP and KCS have filed relevant materials with the SEC, including the Form F-4 that includes a proxy statement of KCS and constitutes a prospectus of CP (the “proxy statement/prospectus”), which will be the sole means by which CP will offer any securities to U.S. holders of shares of KCS common stock in connection with the Transaction.

CP is organized under the laws of Canada. A substantial portion of CP’s assets are located outside the U.S., and many of CP’s directors and officers and some of the experts named in this Management Proxy Circular are residents of jurisdictions outside of the U.S. As a result, it may be difficult for investors to effect service within the U.S. upon CP and those directors, officers and experts, or to realize in the U.S. upon judgments of courts of the U.S. predicated upon civil liability of CP and such directors, officers or experts under U.S. federal or state securities laws. There is uncertainty as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of the civil liabilities predicated upon U.S. federal securities laws.

Information Incorporated by Reference

The following documents, filed with the securities commissions or similar regulatory authorities in Canada and with the SEC, as applicable, are specifically incorporated by reference in, and form an integral part of, this Management Proxy Circular, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Management Proxy Circular or in any other subsequently filed document that is also incorporated by reference in this Management Proxy Circular:

1.	CP’s Annual Report on Form 10-K dated February 18, 2021 for the year ended December 31, 2020 (the “CP 2020 Annual Report on Form 10-K”);

2.

CP’s consolidated comparative financial statements, including the notes thereto, as at December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, together with the Report of Independent Registered Public Accounting Firm thereon (the “CP 2020 Financial Statements”);

3.	CP’s management’s discussion and analysis dated February 18, 2021 for the year ended December 31, 2020 (the “CP 2020 MD&A”);

4.	CP’s management proxy circular dated March 10, 2021 relating to the annual and special meeting of CP shareholders held on April 21, 2021 (the “CP Annual and Special Meeting Circular”);

5.	CP’s unaudited interim comparative consolidated financial statements filed on SEDAR on October 20, 2021 for the three and nine months ended September 30, 2021 (the “CP Interim Financial Statements”);

6.	CP’s management’s discussion and analysis filed on SEDAR on October 20, 2021 for the three and nine months ended September 30, 2021 (the “CP Interim MD&A”);

7.	CP’s material change report dated March 30, 2021 announcing the entering into of the Original Merger Agreement;

8.	CP’s material change report dated May 31, 2021 announcing the termination of the Original Merger Agreement and the payment by KCS to CP of the related termination payment;

9.

CP’s material change report dated August 10, 2021 announcing the delivery by CP to the KCS Board of an offer to acquire all outstanding shares of KCS common stock for 2.884 CP common shares and U.S.$90.00 in cash for each share of KCS common stock;

10.

CP’s material change report dated September 1, 2021 announcing the delivery by CP to the KCS Board of a letter reaffirming CP’s previous offer to acquire all outstanding shares of KCS common stock for 2.884 CP common shares and U.S.$90.00 in cash for each share of KCS common stock;

11.

CP’s material change report dated September 13, 2021 announcing that the KCS Board had determined CP’s offer to acquire all outstanding shares of KCS common stock for 2.884 CP common shares and U.S.$90.00 in cash for each share of KCS common stock to be a “Company Superior Proposal”;

12.	CP’s material change report dated September 16, 2021 announcing the termination of the CN Agreement by KCS and the entering into of the Merger Agreement;

13.

KCS’s Annual Report on Form 10-K dated January 29, 2021 for the year ended December 31, 2020 (the “KCS 2020 Annual Report”) as filed on SEDAR as an “Other” document on or about November 10, 2021, except:

a.	Part III. Item 11. Executive Compensation (page 94); and

b.	the Exhibits listed in Part IV. Item 15(3). Exhibits and Financial Statement Schedules (pages 96 to 101);

14.	the following sections of KCS’s definitive proxy statement on Form DEF 14A dated April 9, 2021 as filed on SEDAR as an “Other” document on or about November 10, 2021 (the “KCS AGM Circular”):

a.	Biographies of Nominees (pages 10 to 15);

b.	Company Information (pages 18 to 29);

c.	Compensation Discussion and Analysis (pages 33 to 48);

d.	Executive Compensation (pages 49 to 64);

e.	Director Compensation (pages 65 to 67);

f.	Certain Transactions (page 68); and

g.	Report of the Audit Committee (page 69); and

15.

KCS’s Form 10-Q dated October 19, 2021 for the quarter ended September 30, 2021 (the “KCS 10-Q”) as filed on SEDAR as an “Other” document on or about November 10, 2021, except the Exhibits listed in Part II. Item 6 (page 40).

Any statement contained in this Management Proxy Circular or in a document incorporated by reference in this Management Proxy Circular shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference in this Management Proxy Circular modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Management Proxy Circular except as so modified or superseded.

All documents of the type referred to above, including material change reports (but excluding any confidential material change reports), any other document of the type referred to in section 11.1 of Form 44-101F1 – Short Form Prospectus and any other document explicitly described therein as being incorporated by reference in this Management Proxy Circular that is filed by CP under CP’s profile on SEDAR at www.sedar.com after the date of this Management Proxy Circular and before the CP Special Meeting are deemed to be incorporated by reference in this Management Proxy Circular. All documents filed by KCS with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed by CP on SEDAR after the date of this Management Proxy Circular and before the CP Special Meeting will also be deemed to be incorporated into this Management Proxy Circular by reference, other than the portions of those documents not deemed to be incorporated which will be indicated at the time of filing on SEDAR by CP. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements.

In addition, investors and shareholders may obtain free copies of this Management Proxy Circular and other documents filed with the SEC and applicable securities regulators in Canada by CP online at investor.cpr.ca, www.sedar.com or www.sec.gov, upon written request delivered to CP at 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9, Attention: Office of the Corporate Secretary, by calling CP at 1-403-319-7000 or by email at shareholder@cpr.ca, and may obtain free copies of the documents filed with the SEC by KCS online at www.investors.kcsouthern.com and www.sec.gov, upon written request delivered to KCS at 427 West 12th Street, Kansas City, Missouri 64105, Attention: Corporate Secretary, or by calling KCS’s Corporate Secretary’s Office by telephone at 1-888-800-3690 or by email at corpsec@kcsouthern.com.

Currency

All references in this Management Proxy Circular to dollars or “$” are to Canadian dollars, unless otherwise indicated, except that all references in “Appendix G – Information Concerning Kansas City Southern” to dollars or “$” are to U.S. dollars, unless otherwise indicated. All references in this Management Proxy Circular to “U.S.$” are to U.S. dollars. The rates set forth below may differ from the actual rates used in CP’s accounting processes and in the preparation of CP’s consolidated financial statements or the unaudited pro forma financial information presented in this Management Proxy Circular.

Currency Exchange Rate Data

The following table shows, for the years and dates indicated, certain information regarding the Canadian dollar/U.S. dollar exchange rate, as reported by the Bank of Canada. Such exchange rate on November 1, 2021 was $1.2368 = U.S.$1.00.

	Period End	Average	Low	High
Year ended ($ per U.S.$)
2020(1)	1.2732	1.3415	1.2718	1.4496
2019(2)	1.2988	1.3269	1.2988	1.3600
2018(3)	1.3642	1.2957	1.2288	1.3642
2017(4)	1.2545	1.2986	1.2128	1.3743
2016(5)	1.3427	1.3248	1.2544	1.4589

Month ended ($ per U.S.$)
November 2021(6)			1.2368	1.2368
October 2021			1.2329	1.2654
September 2021			1.2518	1.2828
August 2021			1.2497	1.2856
July 2021			1.2343	1.2759
June 2021			1.2040	1.2419
May 2021			1.2051	1.2315
April 2021			1.2285	1.2617
March 2021			1.2455	1.2668
February 2021			1.2530	1.2828
January 2021			1.2627	1.2810
December 2020			1.2718	1.2952
November 2020			1.2965	1.3257

Notes:

(1)	From January 2, 2020 through December 31, 2020
(2)	From January 2, 2019 through December 31, 2019
(3)	From January 2, 2018 through December 31, 2018
(4)	From January 3, 2017 through December 29, 2017
(5)	From January 4, 2016 through December 30, 2016
(6)	For November 1, 2021

GLOSSARY OF TERMS

“Alternative Financing” has the meaning given to such term in the section entitled “Summary – Financing”.

“Alternative Proposal” means any proposal, offer or indication of intent made by any third party relating to or concerning (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving CP or KCS, as applicable, in each case, as a result of which the shareholders of CP or the stockholders of KCS, as applicable, immediately prior to such transaction would cease to own at least 75% of the total voting power of CP or KCS, as applicable, or the surviving entity (or any direct or indirect parent company thereof), as applicable, immediately following such transaction, (ii) the acquisition by any third party of more than 25% of the net revenues, net income or total assets of CP or KCS, as applicable, and its subsidiaries, on a consolidated basis, or (iii) the direct or indirect acquisition by any third party of more than 25% of the outstanding CP common shares or shares of KCS common stock, as applicable.

“Applicants” has the meaning given to such term in the section entitled “The Transaction – Regulatory Approvals Required for the Transaction – STB”.

“ARTF” means the Mexican Agencia Reguladora del Transporte Ferroviario (the Regulatory Agency of Rail Transportation of Mexico).

“Beneficial Shareholders” or “non-registered (beneficial) shareholders” means CP shareholders whose CP common shares are registered in the name of their nominee (trustee, financial institution or securities broker).

“Bennett Jones” means Bennett Jones LLP, CP’s outside Canadian legal counsel engaged in connection with the Transaction.

“Blakes” means Blake, Cassels & Graydon LLP, special counsel to the CP Board in connection with the Transaction.

“BMO” has the meaning given to such term in the section entitled “Summary – Financing”.

“BMO Capital Markets” means BMO Nesbitt Burns Inc., one of CP’s financial advisors engaged in connection with the Transaction.

“BMO Capital Markets Fairness Opinion” means the written opinion, dated September 15, 2021, to the effect that, as of September 15, 2021 and based upon and subject to the factors and assumptions set forth in the written opinion, the Merger Consideration to be paid for each share of KCS common stock in the First Merger was fair from a financial point of view to CP. A copy of the BMO Capital Markets Fairness Opinion is attached as “Appendix C – BMO Capital Markets Fairness Opinion”.

“Bridge Commitment Letter” has the meaning given to such term in the section entitled “Summary – Financing”.

“Bridge Facility” has the meaning given to such term in the section entitled “Summary – Financing”.

“Broadridge” means Broadridge Financial Solutions, Inc.

“business day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York or Calgary, Canada, are authorized by law or executive order to be closed.

“Canadian Holdco” means Cygnus Canadian Holding Company Ltd., a CBCA corporation and an indirect wholly owned subsidiary of CP.

“Cash Consideration” means U.S.$90.00 in cash, without interest, per share of KCS common stock.

“CBCA” means the Canada Business Corporations Act, R.S.C., 1985, c. C-44, as amended.

“CFIUS” means the Committee on Foreign Investment in the United States.

“Change of Recommendation” has the meaning given to such term in the section entitled “The Merger Agreement – Change of Recommendation”.

“Clearance Date” has the meaning given to such term in the section entitled “The Merger Agreement – Efforts to Obtain Required Shareholder/Stockholder Votes”.

“Closing Date” means the date on which the closing of the Transaction actually occurs.

“CN” means Canadian National Railway Company, a Canadian corporation.

“CN Agreement” means the Agreement and Plan of Merger, dated as of May 21, 2021, among CN, Brooklyn Merger Sub, Inc. and KCS, which was terminated by KCS on September 15, 2021.

“CN Agreement Termination Payment” means the Company Termination Fee (as defined in the CN Agreement) paid by KCS to CN.

“CN Merger Proposal” has the meaning given to such term in the section entitled “The Transaction – Background of the Transaction”.

“CN Refund” means the CP Termination Fee Refund (as defined in the CN Agreement) paid by KCS to an affiliate of CN.

“CN Termination Amount Refund” means U.S.$700.0 million in cash in return of such amount remitted by CP to KCS in connection with KCS’s payment to CN of the CN Agreement Termination Payment.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“COFECE” means the Comisión Federal de Competencia Económica (the Mexican Antitrust Commission).

“Completion of the CFIUS Process” has the meaning given to such term in the section entitled “Summary – Regulatory Approvals Required for the Transaction – CFIUS”.

“Concession” means the Mexican government’s 50-year concession to KCSM, through which KCSM operates a key commercial corridor of the Mexican railroad system.

“consents” has the meaning given to such in the section entitled “Summary – Regulatory Approvals Required for the Transaction”.

“Control Date” means the date on which CP (through an indirect wholly owned subsidiary) is lawfully permitted to assume control over KCS’s railroad operations pursuant to the STB Final Approval and following Completion of the CFIUS Process.

“CP” means Canadian Pacific Railway Limited.

“CP 2020 Annual Report on Form 10-K” means CP’s Annual Report on Form 10-K dated February 18, 2021 for the year ended December 31, 2020.

“CP 2020 Financial Statements” means CP’s consolidated comparative financial statements, including the notes thereto, as at December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, together with the Report of Independent Registered Public Accounting Firm thereon.

“CP 2020 MD&A” means CP’s management’s discussion and analysis dated February 18, 2021 for the year ended December 31, 2020.

“CP Annual and Special Meeting Circular” means CP’s management proxy circular dated March 10, 2021 relating to the annual and special meeting of CP shareholders held on April 21, 2021.

“CP approvals” means (i) the filing of the certificates of merger in respect of the First Merger and the Second Merger, (ii) authorizations from, or such other actions as are required to be made with or obtained from, the STB, (iii) authorizations from, or such other actions as are required to be made with or obtained from, the FCC, (iv) compliance with any applicable requirements of any antitrust laws, (v) authorizations from, or such other actions as are required to be made with or obtained from, COFECE and the IFT, (vi) the filing of notices with ARTF and SCT, (vii) compliance with the applicable requirements of the U.S. Securities Act, the U.S. Exchange Act and any applicable Canadian provincial or territorial securities laws, including the filing with the SEC of the Form F-4 (of which the proxy statement/prospectus forms a part) and the filing of a management information circular by CP with the Alberta Securities Commission and any other applicable securities commission or securities regulatory authority of a province or territory of Canada, (viii) compliance with the rules and regulations of the TSX and NYSE, (ix) compliance with any applicable foreign or state securities or blue sky laws and (x) the other consents and/or notices set forth on the CP disclosure schedules, in each case as required in connection with the transactions contemplated by the Merger Agreement.

“CP Board” means the board of directors of CP.

“CP common shares” means the common shares in the capital of CP.

“CP disclosure schedules” has the meaning given to such term in the section entitled “The Merger Agreement – Conduct of Business Pending the Transaction – CP”.

“CP DSU Award” means a deferred share unit award in respect of CP common shares.

“CP Equity Awards” means CP Options, CP DSU Awards and CP PSU Awards.

“CP Fairness Opinions” collectively means the BMO Capital Markets Fairness Opinion, the Goldman Sachs Fairness Opinion and the Evercore Fairness Opinion.

“CP Interim Financial Statements” means CP’s unaudited interim comparative consolidated financial statements for the three and nine months ended September 30, 2021.

“CP Interim MD&A” means CP’s management’s discussion and analysis for the three and nine months ended September 30, 2021.

“CP Option” means a compensatory option to purchase CP common shares.

“CP PSU Award” means a performance-based restricted share unit award in respect of CP common shares.

“CP Recommendation” means the recommendation of the CP Board that the holders of CP common shares approve the CP Share Issuance.

“CP Share Issuance” means the issuance of CP common shares in connection with the First Merger.

“CP Shareholder Approval” means the affirmative vote of a majority of the votes cast by the holders of outstanding CP common shares represented in person or by proxy and entitled to vote on such matter in favour of the CP Share Issuance at the CP Special Meeting, or any adjournment or postponement thereof, in accordance with the rules and policies of the TSX.

“CP shareholders” means the holders of CP common shares.

“CP Special Meeting” means the special meeting of the CP shareholders to be held on December 8, 2021 at 9:00 a.m. (Mountain Time) in a virtual-only format that will be conducted via live webcast accessible online at https://www.web.lumiagm.com/489073275 (password“CPR2021”) and any adjournments or postponements thereof to consider the Share Issuance Resolution and the Name Change Amendment Resolution.

“CP Special Meeting Resolutions” collectively means the Share Issuance Resolution and the Name Change Amendment Resolution.

“CP’s articles” means CP’s articles of incorporation, as amended.

“CP’s by-laws” collectively means By-Law No. 1 and By-Law No. 2 of CP, as amended.

“CPRC” means Canadian Pacific Railway Company, a wholly owned subsidiary of CP.

“DBRS” means DBRS Limited.

“Debt Commitment Letters” has the meaning given to such term in the section entitled “Summary – Financing”.

“Debt Financing” means the debt financing contemplated in the Debt Commitment Letters, together with any replacement debt financing, including any bank financing or debt securities issued in lieu thereof.

“DGCL” means the Delaware General Corporation Law.

“Dissenting KCS Shares” means the shares of KCS common stock and KCS preferred stock held by KCS stockholders who do not vote for adoption of the Merger Agreement and who otherwise properly exercise and perfect appraisal rights for their shares in accordance with the DGCL.

“DRS” means the direct registration system of the applicable transfer agent.

“DSU Plan” has the meaning given to such term in the section entitled “Interests of Certain Persons or Companies in the Transaction”.

“DSUs” has the meaning given to such term in the section entitled “Interests of Certain Persons or Companies in the Transaction”.

“EBITDA” has the meaning given to such term in the section entitled “Information Contained in Management Proxy Circular – Cautionary Statements Regarding Forward-Looking Statements”.

“EDGAR” means the SEC’s Electronic Document Gathering, Analysis, and Retrieval system.

“Effective Time” means the effective time of the First Merger.

“Eligible Purchaser” has the meaning given to such term in the section entitled “The Voting Trust”.

“Employment Agreement” has the meaning given to such term in the section entitled “Interests of Certain Persons or Companies in the Transaction”.

“End Date” means February 21, 2022; provided, that to the extent the condition to obtain the authorizations required to be obtained from COFECE and the IFT with respect to the transactions contemplated by the Merger Agreement has not been satisfied or waived on or prior to February 21, 2022, but all other conditions to closing have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the closing), the End Date will be automatically extended to May 21, 2022.

“Evercore” means Evercore Group L.L.C., the financial advisor engaged by the CP Board in connection with the Transaction.

“Evercore Fairness Opinion” means the written opinion, dated September 15, 2021, that, as of September 15, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Merger Consideration to be paid to the holders of KCS common stock in the First Merger was fair, from a financial point of view, to CP. A copy of the Evercore Fairness Opinion is attached as “Appendix E – Evercore Fairness Opinion”.

“Exchange Agent” means Computershare Investor Services Inc. or a bank or trust company or similar institution selected by CP with KCS’s prior approval.

“Exchange Ratio” means 2.884 validly issued, fully paid and non-assessable CP common shares for each share of KCS common stock.

“FCC” means the U.S. Federal Communications Commission.

“Final CP Proposal” has the meaning given to such term in the section entitled “The Transaction – Background of the Transaction”.

“Financing Amounts” has the meaning given to such term in the section entitled “Summary – Financing”.

“First Merger” means the proposed merger of First Merger Sub with and into KCS, resulting in KCS surviving as a direct wholly owned subsidiary of Surviving Merger Sub.

“First Merger Sub” means Cygnus Merger Sub 2 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Surviving Merger Sub.

“First Surviving Corporation” means KCS as the company that, under the Merger Agreement, survives the First Merger under Delaware law as a direct wholly owned subsidiary of Surviving Merger Sub at the Effective Time.

“Form F-4” means the registration statement on Form F-4 pursuant to which the offer and sale of CP common shares in connection with the First Merger will be registered pursuant to the U.S. Securities Act and in which the proxy statement/prospectus is included, together with any supplements thereto.

“forward-looking statements” has the meaning given to such term in the section entitled “Information Contained in Management Proxy Circular – Cautionary Statement Regarding Forward-Looking Statements”.

“Fractional Share Cash Amount” has the meaning given to such term in the section entitled “The Merger Agreement – No Fractional Shares”.

“Goldman Sachs” means Goldman Sachs & Co. LLC, together with Goldman Sachs Canada Inc., one of CP’s financial advisors engaged in connection with the Transaction.

“Goldman Sachs Fairness Opinion” means the written opinion rendered by Goldman Sachs to the CP Board, dated September 15, 2021, to the effect that, as of September 15, 2021 and based upon and subject to the factors and assumptions set forth in the written opinion, the Merger Consideration to be paid for each share of KCS common stock in the First Merger was fair from a financial point of view to CP. A copy of the Goldman Sachs Fairness Opinion is attached as “Appendix D – Goldman Sachs Fairness Opinion”.

“GS Lending” has the meaning given to such term in the section entitled “Summary – Financing”.

“IFT” means the Instituto Federal de Telecomunicaciones (the Mexican Federal Telecommunications Institute).

“Interim Period” has the meaning given to such term in the section entitled “The Merger Agreement – Conduct of Business Pending the Transaction – KCS”.

“Intervening Event” means an event, change, occurrence or development that is unknown and not reasonably foreseeable to the applicable party’s board of directors as of the date of the Merger Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable as of the date of the Merger Agreement); provided, that the receipt, existence or terms of an Alternative Proposal will not be deemed to be an Intervening Event under the Merger Agreement.

“IRS” means the U.S. Internal Revenue Service.

“KCS” means Kansas City Southern, a Delaware corporation.

“KCS 10-Q” means KCS’s Form 10-Q for the quarter ended September 30, 2021 except the sections entitled “Unregistered Sales of Equity Securities and Use of Proceeds” and the Exhibits listed in the “Exhibits” schedule.

“KCS 2020 Annual Report” means KCS’s Annual Report on Form 10-K dated January 29, 2021 for the year ended December 31, 2020 except the section entitled “Executive Compensation” and the Exhibits listed in the “Exhibits and Financial Statement Schedules”.

“KCS Adjournment Proposal” means the proposal to adjourn the KCS Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the KCS Special Meeting to approve the KCS Merger Proposal or to ensure that any supplement or amendment to the proxy statement/prospectus is timely provided to KCS stockholders.

“KCS AGM Circular” means the sections of KCS’s definitive proxy statement on Form DEF 14A dated April 9, 2021 entitled “Biographies of Nominees”, “Company Information”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Director Compensation”, “Certain Transactions” and “Report of the Audit Committee”.

“KCS approvals” means (i) the filing of the certificates of merger in respect of the First Merger and the Second Merger, (ii) authorizations from, or such other actions as are required to be made with or obtained from, the STB, (iii) authorizations from, or such other actions as are required to be made with or obtained from, the FCC, (iv) compliance with any applicable requirements of any antitrust laws, (v) authorizations from, or such other actions as are required to be made with or obtained from, the COFECE and the IFT, (vi) the filing of notices with the ARTF and the SCT, (vii) compliance with the applicable requirements of the U.S. Securities Act and the U.S. Exchange Act, including the filing with the SEC of the Form F-4 (of which the proxy statement/prospectus forms a part), (viii) compliance with the rules and regulations of the NYSE, (ix) compliance with any applicable foreign or state securities or blue sky laws and (x) the other consents and/or notices set forth on the KCS disclosure schedules, in each case, as required in connection with the transactions contemplated by the Merger Agreement.

“KCS Board” means the board of directors of KCS.

“KCS common stock” means the shares of common stock of KCS, par value U.S.$0.01 per share.

“KCS common stockholders” means the holders of KCS common stock.

“KCS Compensation Proposal” means the proposal that KCS stockholders will vote on at the KCS Special Meeting to approve on a non-binding, advisory basis, the compensation that may be paid or become payable to KCS’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement.

“KCS CN Special Meeting” has the meaning given to such term in the section entitled “The Transaction – Background of the Transaction”.

“KCS Director Deferred Stock” has the meaning given to such term in the section entitled “The Merger Agreement – Treatment of KCS Equity Awards – KCS Director Deferred Stock Awards”.

“KCS disclosure schedules” has the meaning given to such term in the section entitled “The Merger Agreement – Conduct of Business Pending the Transaction – KCS”.

“KCS Equity Awards” means KCS Stock Options, KCS Restricted Share Awards, KCS Performance Share Awards and KCS Director Deferred Stock.

“KCS Indemnified Parties” has the meaning given to such term in the section entitled “The Merger Agreement – Indemnification and Insurance”.

“KCS Merger Proposal” means the proposal to adopt the Merger Agreement that KCS stockholders will vote on at the KCS Special Meeting.

“KCS Performance Share Award” has the meaning given to such term in the section entitled “The Merger Agreement – Treatment of KCS Equity Awards – KCS Performance Share Awards”.

“KCS preferred stock” means the 4% noncumulative preferred stock of KCS, par value U.S.$25.00 per share.

“KCS Proposals” collectively means the KCS Merger Proposal, the KCS Compensation Proposal and the KCS Adjournment Proposal.

“KCS Recommendation” means the recommendation of the KCS Board that the KCS stockholders adopt the Merger Agreement.

“KCS Restricted Share Award” has the meaning given to such term in the section entitled “The Merger Agreement – Treatment of KCS Equity Awards – KCS Restricted Share Awards”.

“KCS Special Meeting” means the special meeting of KCS stockholders to be held on December 10, 2021 at 9:00 a.m. (Central Time).

“KCS Stock Option” has the meaning given to such term in the section entitled “The Merger Agreement – Treatment of KCS Equity Awards – KCS Stock Options”.

“KCS Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of KCS voting stock in favour of the adoption of the Merger Agreement.

“KCS stockholders” collectively means the holders of KCS common stock and KCS preferred stock.

“KCS voting stock” collectively means KCS common stock and KCS preferred stock, as a single class.

“KCSM” means Kansas City Southern de México, S.A. de C.V., a wholly owned subsidiary of KCS.

“KCSR” means The Kansas City Southern Railway Company, a wholly owned subsidiary of KCS.

“Kingsdale Advisors” means Kingsdale Advisors, a proxy solicitation firm retained by CP to assist in the solicitation of proxies for the CP Special Meeting.

“Management Proxy Circular” means this management proxy circular of CP dated November 1, 2021, together with all appendices hereto and documents incorporated by reference herein.

“Material Adverse Effect” has the meaning given to such term in the section entitled “The Merger Agreement – Material Adverse Effect”.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of September 15, 2021, among CP, Surviving Merger Sub, First Merger Sub, and KCS, as it may be amended from time to time.

“Merger Consideration” collectively means the Share Consideration and the Cash Consideration.

“Merger Holdco” means Cygnus Holding Corp., a Delaware corporation and an indirect wholly owned subsidiary of CP.

“Merger Subs” collectively means First Merger Sub and Surviving Merger Sub.

“Mexican Antitrust Authorities” collectively means the COFECE and the IFT.

“Mexrail” means Mexrail, Inc., a wholly owned subsidiary of KCS.

“MI 61-101” has the meaning given to such term in the section entitled “Securities Law Matters – Multilateral Instrument 61-101”.

“Mi-Jack” means Mi-Jack Products, Inc.

“Moody’s” means Moody’s Investors Service, Inc.

“Name Change Amendment Resolution” means a special resolution of CP shareholders approving an amendment to CP’s articles to change its name to “Canadian Pacific Kansas City Limited”, which authorization and approval is conditional upon the occurrence of the Control Date, as more fully described in the section entitled “General Information for the Meeting – Name Change Amendment Resolution”.

“New Rules” has the meaning given to such term in the section entitled “The Transaction – Background of the Transaction”.

“Notice of Special Meeting” means the notice regarding the CP Special Meeting accompanying this Management Proxy Circular.

“NYSE” means the New York Stock Exchange.

“Option Award” has the meaning given to such term in the section entitled “Interests of Certain Persons or Companies in the Transaction”.

“Option Plan” has the meaning given to such term in the section entitled “Interests of Certain Persons or Companies in the Transaction”.

“Original Merger Agreement” means the Agreement and Plan of Merger, dated as of March 21, 2021, among CP, Surviving Merger Sub, First Merger Sub, and KCS, which was terminated by KCS on May 21, 2021.

“Paris Agreement” means the legally binding international treaty on climate change adopted by 196 parties at the 2015 United Nations Climate Change Conference in Paris on December 12, 2015 and entered into force in November 2016.

“PCAOB” means the Public Company Accounting Oversight Board (U.S.).

“PCRC” means Panama Canal Railway Company, an unconsolidated joint venture company owned equally by KCS and Mi-Jack.

“Performance DSUs” has the meaning given to such term in the section entitled “Interests of Certain Persons or Companies in the Transaction”.

“Post-Closing Contributions” has the meaning given to such term in the section entitled “Information About the Companies – Cygnus Merger Sub 1 Corporation”.

“Post-Closing Disposition” has the meaning given to such term in the section entitled “The Merger Agreement – Regulatory Filings and Efforts; Other Actions – Filings with the STB”.

“Pre-filing Notification” has the meaning given to such term in the section entitled “The Transaction – Regulatory Approvals Required for the Transaction – STB”.

“Preferred Merger Consideration” means U.S.$37.50 in cash, without interest, per share of KCS preferred stock.

“Protection Period” has the meaning given to such term in the section entitled “The Transaction – KCS Executive Severance Arrangements”.

“proxy statement/prospectus” has the meaning given to such term in the section entitled “Information Contained in Management Proxy Circular – Notice to U.S. Securityholders”.

“Qualifying Termination” means, generally, (i) a termination by CP, KCS or any of their respective subsidiaries without “cause” or (ii) a termination of employment with “good reason”, in each case occurring during the period that begins on the Effective Time and ends on the second anniversary of the Control Date.

“Qualifying Transaction” means an Alternative Proposal in respect of CP or KCS (as applicable) (for these purposes, substituting in the definition of “Alternative Proposal” “50%” for “25%” and for “75%” in each place each such phrase appears) that is publicly proposed or publicly disclosed after the date of the Merger Agreement and prior to the CP Special Meeting or KCS Special Meeting (as applicable), and is not publicly withdrawn at least two business days prior to the CP Special Meeting or KCS Special Meeting (as applicable).

“Railroad Laws” has the meaning given to such term in the section entitled “The Merger Agreement – Termination or Abandonment of the Merger Agreement – Termination Payments”.

“record date” means the close of business on November 1, 2021.

“representatives” means the officers, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives of a given party.

“Revised CP Proposal” has the meaning given to such term in the section entitled “The Transaction – Background of the Transaction”.

“RFI” has the meaning given to such term in the section entitled “The Transaction – Regulatory Approvals Required for the Transaction – COFECE and the IFT”.

“S&P” means Standard & Poor’s Ratings Services.

“SCT” means the Secretaría de Comunicaciones y Transportes (the Secretary of Communications and Transportation of Mexico).

“SEC” means the U.S. Securities and Exchange Commission.

“Second Effective Time” means the effective time of the Second Merger.

“Second Merger” means the merger of KCS (as the surviving entity of the First Merger) with and into Surviving Merger Sub, to occur immediately after the First Merger, resulting in Surviving Merger Sub surviving as a direct wholly owned subsidiary of CP.

“Second Surviving Corporation” means, following the Second Merger, Surviving Merger Sub as the entity surviving the Second Merger as a direct wholly owned subsidiary of CP at the Second Effective Time.

“Section 721” means Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations promulgated thereunder.

“SEDAR” means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators.

“Share Consideration” means 2.884 validly issued, fully paid and non-assessable CP common shares, for each share of KCS common stock.

“Share Issuance Resolution” means an ordinary resolution of CP shareholders approving the issuance of the number of CP common shares as shall be necessary to issue the Share Consideration under the terms of the Merger Agreement, currently anticipated to be up to 264,723,997 CP common shares, subject to a maximum of 277,960,197 CP common shares, as more fully described in the section entitled “General Information for the Meeting – Share Issuance Resolution”.

“Share Split” means the five-for-one split of all of the issued and outstanding CP common shares pursuant to articles of amendment filed under section 173(1)(h) of the CBCA with a record date of May 5, 2021 and a payment date of May 13, 2021, approved by CP shareholders at CP’s annual and special meeting held on April 21, 2021.

“STB” means the U.S. Surface Transportation Board.

“STB Approval Application” has the meaning given to such term in the section entitled “The Transaction – Regulatory Approvals Required for the Transaction – STB”.

“STB Denial” has the meaning given to such term in the section entitled “Risk Factors – Risks Related to the Transaction – CP’s combination with KCS is subject to final approval by the STB, and there can be no assurance as to whether and when it may be approved or if such approval will be granted with conditions applicable to the parties; accordingly, CP’s control of KCS may be delayed, jeopardized or prevented entirely and the anticipated benefits of CP’s combination with KCS could be reduced”.

“STB Final Approval” has the meaning given to such term in the section entitled “The Merger Agreement – Regulatory Filings and Efforts; Other Actions – Filings with the STB”.

“STB Voting Trust Approval” means the approval or authorization of the STB to consummate the Voting Trust Transaction.

“STB Voting Trust Opinion” has the meaning given to such term in the section entitled “Summary – Regulatory Approvals Required for the Transaction – STB”.

“Sullivan & Cromwell” means Sullivan & Cromwell LLP, CP’s outside U.S. legal counsel engaged in connection with the Transaction.

“Superior Proposal” means an unsolicited, bona fide written Alternative Proposal, made after the date of the Merger Agreement, substituting in the definition of “Alternative Proposal” “50%” for “25%” and for “75%” in each place each such phrase appears, made after September 15, 2021, that the applicable party’s board of directors determines in good faith, after consultation with the applicable party’s outside legal and financial advisors, and considering all legal, financial, financing and regulatory aspects of the proposal, the identity of the person(s) making the proposal and the likelihood of the proposal being consummated in accordance with its terms, would, if consummated, result in a transaction (A) that is more favourable to such party’s shareholders or stockholders, as applicable, from a financial point of view than the transactions contemplated by the Merger Agreement and (B) that is reasonably likely to be completed, taking into account any regulatory, financing or approval requirements and any other aspects considered relevant by such party’s board of directors.

“Surviving Merger Sub” means Cygnus Merger Sub 1 Corporation, a Delaware corporation and a direct wholly owned subsidiary of CP.

“Term Credit Agreement” has the meaning given to such term in the section entitled “Summary – Financing”.

“Tex-Mex” means The Texas Mexican Railway Company, a wholly owned subsidiary of Mexrail.

“Total Purchase Consideration” collectively means the Merger Consideration, the Preferred Merger Consideration, cash amounts payable at the Effective Time in respect of all KCS Equity Awards, amounts remitted by CP to KCS in connection with the CN Agreement Termination Payment and CN Refund, and other amounts as defined as consideration by the acquisition method of accounting.

“Transaction” collectively means the First Merger and the Second Merger.

“Treasury Regulations” means U.S. Treasury regulations promulgated under the Code.

“Trust Certificate” means the certificate of interests in the Voting Trust to be held by Merger Holdco, the surrender of which will entitle the holder to receive, upon the termination of the Voting Trust Agreement, a certificate for shares of the common stock of the Second Surviving Corporation subject to the Trust Certificate.

“Trust Stock” means all outstanding shares of the capital stock of the Second Surviving Corporation at any time delivered to the Trustee of the Voting Trust under the Voting Trust Agreement.

“Trustee” means the person who will act as trustee of the Voting Trust established pursuant to the Voting Trust Agreement, expected to be Mr. David L. Starling.

“TSX” means the Toronto Stock Exchange.

“U.S.” means the United States of America.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“U.S. GAAP” has the meaning given to such term in the section entitled “Information Contained in Management Proxy Circular – About Non-GAAP Measures”.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

“Voting Trust” has the meaning given to such term in the section entitled “Summary – Regulatory Approvals Required for the Transaction – STB”.

“Voting Trust Agreement” has the meaning given to such term in the section entitled “The Transaction – Transaction Structure”.

“Voting Trust Transaction” has the meaning given to such term in the section entitled “The Transaction – Transaction Structure”.

“WLRK” means Wachtell, Lipton, Rosen & Katz, KCS’s outside U.S. legal counsel engaged in connection with the Transaction.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE CP SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the Transaction and matters to be addressed at the CP Special Meeting. These questions and answers may not address all questions that may be important to you. To better understand these matters, and for a description of the legal terms governing the Transaction, you should carefully read this entire Management Proxy Circular, including the attached appendices, as well as the documents that have been incorporated by reference in this Management Proxy Circular. For more information, see the section entitled “Information Contained in Management Proxy Circular”.

Q: What is the proposed transaction that I am being asked to vote on?

Under the Merger Agreement, dated as of September 15, 2021, among CP, Surviving Merger Sub, a direct wholly owned subsidiary of CP, First Merger Sub, a direct wholly owned subsidiary of Surviving Merger Sub, and KCS, KCS will combine with CP in a stock and cash transaction. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, (1) at the Effective Time, First Merger Sub will merge with and into KCS, with KCS surviving the First Merger as a direct wholly owned subsidiary of Surviving Merger Sub, and (2) immediately following the First Merger at the Second Effective Time, KCS will merge with and into Surviving Merger Sub, with Surviving Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of CP. Immediately following the Second Merger, CP and certain subsidiaries of CP will be involved in an internal reorganization that will result in Surviving Merger Sub becoming an indirect wholly owned subsidiary of CP.

Following the closing of the Transaction, all of the outstanding shares of capital stock of the Second Surviving Corporation, as successor to KCS, will be deposited by Merger Holdco into an independent, irrevocable voting trust subject to a voting trust agreement, pending receipt of STB Final Approval.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, (1) each share of KCS common stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted automatically into the right to receive the Merger Consideration, being the Share Consideration of 2.884 validly issued, fully paid and non-assessable CP common shares, and the Cash Consideration of U.S.$90.00 in cash, without interest, and (2) each share of KCS preferred stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive the Preferred Merger Consideration of U.S.$37.50 in cash, without interest. The Exchange Ratio is fixed and will not be adjusted for fluctuations in the market price of CP common shares or shares of KCS common stock between the date of the Merger Agreement and the closing of the Transaction.

At the CP Special Meeting, CP shareholders will be asked to approve an ordinary resolution approving the issuance of the number of CP common shares as shall be necessary to issue the Share Consideration under the terms of the Merger Agreement, currently anticipated to be up to 264,723,997 CP common shares, subject to a maximum of 277,960,197 CP common shares. Immediately following the First Merger, based on the number of shares of KCS common stock and CP common shares outstanding on September 9, 2021, former KCS common stockholders are expected to own approximately 28% of the outstanding CP common shares. Following the closing of the Transaction into trust, the shares of KCS common stock will be delisted from the NYSE and deregistered under the U.S. Exchange Act.

CP’s acquisition of control over KCS’s railroad operations will occur in two stages. First, the closing of the Transaction into trust is subject to customary closing conditions, including receipt of the CP Shareholder Approval, the KCS Stockholder Approval and certain consents, and is expected to occur by the first quarter of 2022. Upon the closing of the Transaction into trust, KCS stockholders will receive the Merger Consideration and the Preferred Merger Consideration, as applicable. Pending STB Final Approval, KCS’s management and board of directors will continue to steward KCS while it is in trust, pursuing its independent business plan and growth strategies.

Second, following receipt of STB Final Approval and any other required approvals of regulatory authorities, CP (through its indirect wholly owned subsidiary, Merger Holdco) will acquire control of KCS, the two companies will be combined, and Mr. Keith Creel, the current President and Chief Executive Officer of CP, will serve as the Chief Executive Officer of the combined company as of the Control Date. STB Final Approval is expected to be received in the second half of 2022. Subject to the approval by CP shareholders of the Name Change Amendment Resolution at the CP Special Meeting, which amendment is conditional upon the occurrence of the Control Date, the combined entity will be named “Canadian Pacific Kansas City Limited”. Calgary will be the global headquarters of the combined company.

Q: When and where will the CP Special Meeting be held?

CP will hold its CP Special Meeting on December 8, 2021 at 9:00 a.m. (Mountain Time) in a virtual-only format, which will be conducted via live webcast over the internet at https://web.lumiagm.com/489073275 (password “CPR2021”). CP shareholders will be able to vote on all business properly brought before the CP Special Meeting and submit questions for consideration as they would at an in-person shareholders’ meeting. CP shareholders that usually vote by proxy ahead of a shareholders’ meeting will be able to do so in the usual way.

Q: Why is the CP Special Meeting being held?

The CP Special Meeting is being held so that CP shareholders may consider the following two resolutions:

1.

Share Issuance Resolution: an ordinary resolution approving the issuance of the number of CP common shares as shall be necessary to issue the Share Consideration under the terms of the Merger Agreement, currently anticipated to be up to 264,723,997 CP common shares, subject to a maximum of 277,960,197 CP common shares; and

2.

Name Change Amendment Resolution: a special resolution approving an amendment to CP’s articles to change its name to “Canadian Pacific Kansas City Limited”, which amendment is conditional upon the occurrence of the Control Date.

The Transaction cannot close without CP shareholders approving the Share Issuance Resolution. Completion of the Transaction is not conditional on CP shareholders approving the Name Change Amendment Resolution. If the Share Issuance Resolution is not approved by the CP shareholders, the Name Change Amendment Resolution will not be voted on at the CP Special Meeting.

Q: Why am I receiving this Notice of Special Meeting and Management Proxy Circular?

As required by law, you are receiving this Notice of Special Meeting and Management Proxy Circular in connection with the solicitation by or on behalf of the CP Board and management of proxies of CP shareholders to vote:

FOR the Share Issuance Resolution

FOR the Name Change Amendment Resolution

Q: Does the CP Board recommend that I vote FOR both of the CP Special Meeting Resolutions?

Yes. At its meeting held on September 11, 2021, after due consideration and extensive consultation with CP’s management and outside legal and financial advisors to both CP and the CP Board (including, among other things, a review and consideration of the financial analyses of the Revised CP Proposal of each of BMO Capital Markets, Goldman Sachs and Evercore and each of BMO Capital Markets’, Goldman Sachs’ and Evercore’s indication that it anticipated being able to deliver to the CP Board its respective CP Fairness Opinion, which was subsequently confirmed in the BMO Capital Markets Fairness Opinion, the Goldman Sachs Fairness Opinion and the Evercore Fairness Opinion, respectively), the CP Board unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, and authorized the issuance of CP common shares under the Merger Agreement. In doing so, the CP Board considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of CP and KCS, with a view to the best interests of CP.

Accordingly, the CP Board unanimously recommends that CP shareholders vote FOR the Share Issuance Resolution and FOR the Name Change Amendment Resolution. For further information regarding CP’s reasons for the Transaction, see the section entitled “The Transaction – CP’s Reasons for the Transaction”.

Q: What are CP’s reasons for its acquisition of KCS?

In unanimously approving the Merger Agreement and the Transaction and authorizing the issuance of CP common shares under the Merger Agreement, the CP Board considered a number of factors (which are not necessarily presented in order of relative importance), with a view to the best interests of CP, including the following:

•

the creation, as a result of the Transaction, of the first rail network connecting the U.S., Mexico and Canada and the expected ability to deliver significantly expanded market reach for customers served by CP and KCS and provide new competitive transportation service options, including new single-line hauls across the combined company’s continent-wide network, while improving route efficiency and reducing transit times;

•

the expected benefits to CP’s business, assets, financial condition, results of operations, business plan and prospects after CP’s combination with KCS following receipt of STB Final Approval, including the expected pro forma effect of the Transaction on the combined company;

•

the expectation that, after CP’s combination with KCS following receipt of STB Final Approval, a single integrated rail system will connect premier ports on the U.S. Gulf, Atlantic and Pacific coasts with key overseas markets, and that CP’s and KCS’s combined network will result in increased efficiency and simplicity for the combined company’s customers, including grain, automotive, auto-parts, energy, intermodal and other shippers;

•

the belief that CP’s and KCS’s cultures are aligned and rooted in the highest safety, service and performance standards and that CP and KCS are both committed to improving sustainability and have made science-based pledges in-line with the Paris Agreement to improve fuel efficiency and lower emissions in support of a more sustainable North American supply chain;

•

the expectation that the combination will create a more competitive network, while remaining the smallest of six U.S. Class 1 railroads by revenue, and spur greater rail-to-rail competition and greater support for customers in growing their rail volumes;

•

CP management’s identification of approximately U.S.$1.0 billion in annualized synergies (consisting of cost-savings of U.S.$180 million and U.S.$820 million in EBITDA growth from market opportunities) expected to be realized within the first three years after receipt of STB Final Approval and the expectation that CP’s combination with KCS following receipt of STB Final Approval would be accretive to CP’s adjusted diluted earnings per share; and

•

the expectation that the combined company will benefit from the continued strong leadership of CP’s experienced President and Chief Executive Officer and the addition of KCS’s seasoned management team will bring valuable expertise and talent to the operations of the combined company.

In connection with its deliberations relating to the Transaction, the CP Board also considered potential risks and negative factors concerning the transactions contemplated by the Merger Agreement and after consideration of these factors, the CP Board determined that, overall, the potential benefits of the Transaction outweighed the potential risks. For further information regarding CP’s reasons for the Transaction and the potential risks and negative factors considered by the CP Board, see the section entitled “The Transaction – CP’s Reasons for the Transaction”.

Q: How will CP’s directors and executive officers vote?

The CP directors and executive officers who are CP shareholders have advised CP that they will vote FOR both of the CP Special Meeting Resolutions.

Q: What will KCS stockholders receive if CP’s acquisition of KCS is completed?

Under the Merger Agreement, at the Effective Time, (i) each share of KCS common stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted automatically into the right to receive (1) the Share Consideration, being 2.884 validly issued, fully paid and non-assessable CP common shares, and (2) the Cash Consideration, being U.S.$90.00 in cash, without interest, and (ii) each share of KCS preferred stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive the Preferred Merger Consideration, being U.S.$37.50 in cash, without interest. Each holder of KCS common stock will receive cash (without interest and less any applicable withholding taxes) in lieu of any fractional CP common shares that such stockholder would otherwise receive as Merger Consideration in the Transaction. Any cash amounts to be received by holders of KCS common stock in lieu of any fractional CP common shares will be rounded down to the nearest cent.

The Exchange Ratio is fixed and will not be adjusted for fluctuations in the market price of CP common shares or shares of KCS common stock between the date of the Merger Agreement and the closing of the Transaction. The CP common shares issued in connection with the Transaction will be listed on the NYSE and the TSX, under the symbol “CP”. Based on the number of shares of KCS common stock and CP common shares outstanding on September 9, 2021, upon closing of the Transaction, it is expected that former KCS common stockholders would own approximately 28% of the outstanding CP common shares, and holders of CP common shares immediately prior to the Transaction would own approximately 72% of the outstanding CP common shares. KCS common stock and KCS preferred stock are traded on the NYSE under the symbols “KSU” and “KSU-P”, respectively. We encourage you to obtain current quotes for the CP common shares and the KCS common stock.

Because CP will issue a fixed number of CP common shares in exchange for each share of KCS common stock, the value of the Merger Consideration that holders of KCS common stock will receive in the Transaction will depend on the market price of CP common shares at the Effective Time and will not be known at the time that KCS stockholders vote on the Transaction. The market price of CP common shares that holders of KCS common stock receive at the Effective Time could be greater than, less than or the same as the market price of CP common shares on the date of this Management Proxy Circular or on the date of the KCS Special Meeting. Based on the closing price of CP common shares of U.S.$72.71 on the NYSE on August 9, 2021, the last full trading day prior to that on which CP submitted a revised offer to acquire KCS, the implied value of the Merger Consideration to holders of KCS common stock was approximately U.S.$299.70 per share of KCS common stock. On November 1, 2021, the date of this Management Proxy Circular, the closing price of CP common shares on the NYSE was U.S.$77.33 per share, resulting in an implied value of the Merger Consideration to holders of KCS common stock of U.S.$313.02 per share of KCS common stock. For more information regarding the Merger Consideration to be received by KCS stockholders if the Transaction is completed, see the section entitled “The Merger Agreement – Merger Consideration”.

Q: How will CP fund its acquisition of KCS?

CP expects to issue (at the direction of Surviving Merger Sub and on behalf of Surviving Merger Sub) up to approximately 264,723,997 CP common shares from treasury to satisfy the Share Consideration. CP and CPRC have arranged the Bridge Facility to fund a portion of the Cash Consideration and the Preferred Merger Consideration and transaction expenses. CP anticipates that CPRC will issue a series of term notes with varying maturity dates, the proceeds of which will ultimately be used, by Surviving Merger Sub, to fund the Cash Consideration and the Preferred Merger Consideration and transaction expenses. It is currently expected that term notes will be issued prior to consummating the Transaction such that the Bridge Facility will not be drawn. As part of the Transaction, CP will indirectly assume approximately U.S.$3.8 billion of KCS’s outstanding debt. Following the closing of the Transaction into trust and based on debt balances outstanding as at September 30, 2021, CP expects that its total outstanding debt will be approximately U.S.$20.1 billion. For further information regarding CP’s committed debt financing see the sections entitled “Summary – Financing” and “The Merger Agreement – Financing – Debt Financing”.

Q: Following the closing of the Transaction, what percentage of the outstanding shares of the combined company will former KCS common stockholders own?

Based on the number of CP common shares and shares of KCS common stock outstanding on September 9, 2021, at the Effective Time, former KCS common stockholders are expected to own approximately 28% of the outstanding CP common shares, and persons who were CP shareholders immediately prior to the Transaction are expected to own approximately 72% of the outstanding CP common shares. The relative ownership interests of CP shareholders and former holders of KCS common stock in CP immediately following the Transaction will depend on the number of CP common shares and shares of KCS common stock issued and outstanding immediately prior to the Transaction.

Q: If I am a CP shareholder, will I receive any securities as part of CP’s acquisition of KCS?

No. If the Transaction closes, CP shareholders will continue to hold their CP common shares.

Q: Will the CP Board be reconstituted in connection with CP’s acquisition of KCS?

All current members of the CP Board will continue to serve as directors of the combined company.

Under the Merger Agreement, CP has agreed to appoint four members of the KCS Board to serve as directors on the CP Board as of the Control Date, in each case until such director’s successor is elected and qualified or the earlier of such director’s death, resignation or removal, in each case in accordance with CP’s constating documents. In the event that after the Effective Time any of the four KCS directors selected to be part of the CP Board upon the Control Date indicates that he or she plans to resign as a director of KCS and is willing to become a director of CP, CP would need to seek the approval of the STB in order for such director to be appointed prior to the Control Date.

Following the above-noted appointments, the CP Board is expected to consist of 15 directors following the Control Date, composed of the 11 current members of the CP Board and four current members of the KCS Board. For additional information about CP’s management and board of directors after the closing of the Transaction, see the section entitled “The Transaction – Board of Directors and Management of CP after the Transaction”.

Q: Is the obligation of each of CP and KCS to effect the Transaction subject to any conditions?

Yes. The respective obligations of CP and KCS to close the Transaction are subject to the satisfaction or waiver of a number of customary conditions. These conditions include, among other things: (i) receipt of the CP Shareholder Approval; (ii) receipt of the KCS Stockholder Approval; (iii) effectiveness of the Form F-4 (of which the proxy statement/prospectus forms a part) in accordance with the provisions of the U.S. Securities Act and no stop order suspending the effectiveness of the Form F-4 having been issued and remaining in effect and no proceeding to that effect having been commenced; (iv) the absence of any injunction or similar order prohibiting or making illegal the consummation of the Transaction or the Voting Trust Transaction; (v) approval by COFECE and the IFT of the transactions contemplated by the Merger Agreement; (vi) the CP common shares issuable in the First Merger having been approved for listing on the TSX, subject to customary listing requirements, and the NYSE, subject to official notice of issuance; (vii) the accuracy of each party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement; (viii) compliance by each party in all material respects with such party’s obligations under the Merger Agreement; and (ix) with respect to CP, the absence of a Company Material Adverse Effect, and with respect to KCS, the absence of a Parent Material Adverse Effect (as such terms are defined in the Merger Agreement).

For a more detailed discussion of the conditions to the closing of the Transaction, see the section entitled “The Merger Agreement – Conditions that Must be Satisfied or Waived for the Transaction to Occur”.

Q: Are there risks associated with CP’s acquisition of KCS?

Yes. Before making a decision on whether and how to vote, you are urged to carefully read the section entitled “Risk Factors”. You also should read and carefully consider the risk factors with respect to CP and KCS that are contained in the documents that are incorporated by reference in this Management Proxy Circular.

Q: What regulatory approvals are required to complete CP’s acquisition of KCS?

CP and KCS have agreed to promptly obtain all necessary consents to close the Transaction. CP and KCS are not currently aware of any material consents or other filings that are required prior to the combination of CP and KCS other than those described in this Management Proxy Circular, including with respect to the STB, CFIUS, COFECE and the IFT, ARTF and SCT, the Mexican rail union and the FCC.

Although CP and KCS believe that they will receive the required authorizations and approvals to complete the transactions contemplated by the Merger Agreement, there can be no assurance as to the timing of these consents and approvals, CP’s or KCS’s ultimate ability to obtain such consents or approvals (or any additional consents or approvals that may otherwise become necessary), or the conditions or limitations that such approvals may contain or impose. For more information regarding factors that could impact the closing of the Transaction, see the section entitled “Risk Factors”.

For a more detailed discussion of the regulatory approvals required to close the Transaction, see the sections entitled “The Transaction – Regulatory Approvals Required for the Transaction” and “The Merger Agreement – Regulatory Filings and Efforts; Other Actions”.

Q: When is CP’s acquisition of KCS expected to be completed?

In addition to regulatory and shareholder and stockholder approvals, other important conditions to the closing of the Transaction exist.

CP’s acquisition of control over KCS’s railroad operations will be completed in two stages. First, the Transaction will occur and, following the Post-Closing Contributions, all of the outstanding shares of capital stock of the Second Surviving Corporation, as successor to KCS, will be deposited by Merger Holdco into the Voting Trust under the Voting Agreement, pending receipt of STB Final Approval.

Subject to the satisfaction or waiver of the closing conditions described under the section entitled “The Merger Agreement – Conditions that Must be Satisfied or Waived for the Transaction to Occur”, including approval of the Share Issuance Resolution by CP shareholders and the KCS Merger Proposal by KCS stockholders, the Transaction is expected to close by the first quarter of 2022. However, CP cannot predict the actual date on which the Transaction will close, or if the Transaction will close at all, because the closing of the Transaction is subject to conditions and factors outside the control of CP, including the receipt of certain required regulatory approvals. The Merger Agreement requires the first stage of CP’s acquisition of KCS to be completed by the End Date, being February 21, 2022 (provided, that to the extent the condition to obtain the authorizations required to be obtained from COFECE and the IFT with respect to the Transaction has not been satisfied or waived on or prior to February 21, 2022, but all other conditions to closing have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the closing), the End Date will be automatically extended to May 21, 2022).

Following completion of the first stage of CP’s acquisition of KCS through the Transaction and pending receipt of STB Final Approval and approval from other applicable regulatory authorities in order to complete the combination of CP and KCS, all outstanding shares of capital stock of the Second Surviving Corporation will be held in the Voting Trust. STB review of the Transaction is expected to be completed in the second half of 2022. If STB Final Approval and approval from other applicable regulatory authorities is obtained, the Voting Trust would be terminated and CP (through its indirect wholly owned subsidiary, Merger Holdco) would acquire control over KCS’s railroad operations.

For more information on the required regulatory approvals, the applicable regulatory processes and the conditions to the completion of the combination of CP and KCS, see the sections entitled “The Transaction – Regulatory Approvals Required for the Transaction”, “The Merger Agreement – Regulatory Filings and Efforts; Other Actions” and “The Merger Agreement – Conditions that Must be Satisfied or Waived for the Transaction to Occur”.

Q: Are any termination payments payable if the Merger Agreement is terminated?

If the Merger Agreement is terminated under specified circumstances, KCS may be required to pay CP a termination payment of U.S.$700.0 million and/or the CN Termination Amount Refund of U.S.$700.0 million. If the Merger Agreement is terminated under specified circumstances, CP may be required to pay KCS a termination payment of either U.S.$700.0 million or U.S.$1.0 billion, depending on the reason for termination.

For a more detailed discussion of the termination payments which may be payable by CP and KCS, see the section entitled “The Merger Agreement – Termination or Abandonment of the Merger Agreement”.

Q: What happens if the Transaction is not completed?

If the Transaction is not completed, (i) CP and KCS will each remain public companies independent of one another, (ii) the KCS common stock will continue to be listed and traded on the NYSE under the symbol “KSU” and the KCS preferred stock will continue to be listed and traded on the NYSE under the symbol “KSU-P”, and (iii) KCS stockholders will not receive the Merger Consideration, the Preferred Merger Consideration or any other consideration in connection with the Transaction, and their shares of KCS voting stock will remain outstanding. In the event that the Transaction is completed, but STB Final Approval is not obtained and CP is not permitted to acquire control over KCS’s railroad operations, KCS stockholders will retain the Merger Consideration, the Preferred Merger Consideration and any other consideration received in connection with the Transaction, and thus will continue to hold any CP common shares issued in connection with the Transaction.

Q: What happens if the Transaction closes but STB Final Approval is not obtained?

CP’s ultimate acquisition of control over KCS’s railroad operations is subject to the approval of the STB. The closing of the Transaction into trust is subject to customary closing conditions, including receipt of the CP Shareholder Approval and the KCS Stockholder Approval and certain consents, and is expected to occur by the first quarter of 2022. On closing into trust, all of the outstanding shares of capital stock of the Second Surviving Corporation, as successor to KCS, will be deposited by Merger Holdco into an independent, irrevocable voting trust subject to the Voting Trust Agreement. Pending STB Final Approval, KCS’s management and board of directors will continue to steward KCS while it is in trust, pursuing its independent business plan and growth strategies. STB Final Approval is expected to be received in the second half of 2022.

If STB Final Approval is ultimately not obtained, then CP will not acquire operational control over KCS’s railroad operations and the expected benefits of the Transaction will not be realized. In this situation, CP will be required to directly or indirectly dispose of the shares or assets of KCS (or its merger successor) in a manner that is acceptable to the STB, and such transactions may involve, among other things, a direct or indirect sale of shares or assets of KCS or a holding corporation, a primary or secondary offering of securities, or a spin out transaction.

CP will be required to make a payment to KCS equal to U.S.$1.0 billion if the Merger Agreement is terminated in certain circumstances, including (i) if the Transaction has not closed on or before February 21, 2022 (provided, that to the extent the authorizations to be obtained from COFECE and the IFT with respect to the Transaction have not be satisfied or waived on or prior to February 21, 2022, but all other conditions to closing have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the closing), the End Date shall be automatically extended to May 21, 2022) because there is an injunction or similar order prohibiting the Transaction or the Voting Trust Transaction arising out of the STB review process or under Section 721, or (ii) as the result of a final and non-appealable injunction or similar order permanently enjoining or prohibiting the closing of the Transaction or the Voting Trust Transaction. For greater certainty, CP may be required to pay to KCS either the U.S.$1.0 billion termination payment or U.S.$700.0 million upon termination of the Merger Agreement under specified circumstances, but in no event will CP be required to pay both such termination payments. See above under “Are any termination payments payable if the Merger Agreement is terminated?”.

Q: Who can vote?

The CP Board has fixed November 1, 2021 as the record date. If you held CP common shares as at the close of business on November 1, 2021, you are entitled to receive notice of and vote your CP common shares at the CP Special Meeting on December 8, 2021, or at a reconvened meeting if the CP Special Meeting is postponed or adjourned. Each CP common share carries one vote on each item to be voted on at the CP Special Meeting. As of the record date, there were 666,977,337 CP common shares issued and outstanding.

Q: What is the quorum for the CP Special Meeting?

A quorum for the transaction of business at the CP Special Meeting is at least two persons present in person at the CP Special Meeting, each being a shareholder entitled to vote at the CP Special Meeting or a duly appointed proxyholder for or representative of such a shareholder and together holding or representing in the aggregate not less than 25% of the outstanding CP common shares entitled to be voted at the CP Special Meeting. All CP shareholders present by virtual means at the CP Special Meeting will be deemed to be present in person for quorum purposes. If you submit a properly executed form of proxy or vote by telephone or the internet, you will be considered part of the quorum.

Q: What vote is required to approve each resolution?

The Transaction cannot close without CP shareholders approving the Share Issuance Resolution. However, the completion of the Transaction is not conditional on CP shareholders approving the Name Change Amendment Resolution. If the Share Issuance Resolution is not approved by the CP shareholders, the Name Change Amendment Resolution will not be voted on at the CP Special Meeting.

Approval of the Share Issuance Resolution requires the affirmative vote of a majority of the votes cast in respect of the resolution by holders of CP common shares present in person or represented by proxy at the CP Special Meeting. Approval of the Name Change Amendment Resolution requires the affirmative vote of not less than two-thirds of the votes cast in respect of the resolution by holders of CP common shares present in person or represented by proxy at the CP Special Meeting.

The CP Board unanimously recommends that CP shareholders vote FOR both of the CP Special Meeting Resolutions.

Your vote is very important, regardless of the number of CP common shares you own. Whether or not you expect to attend the CP Special Meeting virtually, you should authorize a proxy to vote your CP common shares as promptly as possible so that your CP common shares may be represented and voted at the CP Special Meeting.

Q: How do I participate at the CP Special Meeting?

Out of concern for the safety of CP’s management, employees and shareholders in light of the continuing COVID-19 pandemic, CP is holding the CP Special Meeting in a virtual-only format that will be conducted via live webcast online. CP shareholders will not be able to attend the CP Special Meeting in person.

CP believes that the ability to participate in the CP Special Meeting virtually in a meaningful way remains important. It is anticipated that registered shareholders and proxyholders (including non-registered (beneficial) shareholders who have appointed themselves as proxyholders) will have substantially the same opportunity to ask questions on matters of business before the CP Special Meeting as a meeting held in person, provided that they follow the instructions in this Management Proxy Circular and are connected to the internet during the CP Special Meeting. Registered shareholders and duly appointed proxyholders can vote at the appropriate time during the CP Special Meeting.

As at an in-person meeting, to ensure fairness for all attendees, the Chair of the CP Special Meeting will decide on the amount of time allocated to each question and will have the right to limit or consolidate questions and to reject questions that do not relate to the business of the CP Special Meeting or which are determined to be inappropriate or otherwise out of order.

Guests, including non-registered (beneficial) shareholders who have not duly appointed themselves or another person as a proxyholder, can log in to the CP Special Meeting as set out below. Guests will be able to listen to the CP Special Meeting but cannot vote or ask questions. To access the CP Special Meeting, follow the instructions below, as applicable to you:

•	Log in online at https://web.lumiagm.com/489073275.

•	Click “I have a login” and then enter your Control Number (see below) and Password “CPR2021” (note the password is case sensitive); OR

•	Click “I am a guest” and then complete the online form.

In order to find the Control Number to access the CP Special Meeting:

•	Registered shareholders: The control number located on the form of proxy or in the email notification you received is your Control Number.

•

Proxyholders: Duly appointed proxyholders, including non-registered (beneficial) shareholders that have appointed themselves or another person as a proxyholder and properly registered the appointment with Computershare (as described below), will receive the Control Number from Computershare by email after the proxy voting deadline has passed.

In order to run the meeting platform, you will need the latest version of Chrome, Safari, Edge or Firefox that are running the most updated version of the applicable software plugins and that meet the minimum system requirements. Please do not use Internet Explorer. As internal network security protocols (such as firewalls and VPN connections) may block access to the meeting platform, please ensure that you use a network that is not restricted to the security settings of our organization or that you have disabled your VPN setting. We recommend that you log in at least 30 minutes before the start time of the CP Special Meeting. It is important to ensure you are connected to the internet at all times if you participate in the CP Special Meeting online in order to vote when balloting commences. You are responsible for ensuring internet connectivity for the duration of the CP Special Meeting. Even if you plan to attend the CP Special Meeting virtually, you should consider voting your CP common shares in advance so that your vote will be counted in case you later decide not to attend the CP Special Meeting or in the event that there are any technical difficulties with the CP Special Meeting and you are unable to access the CP Special Meeting and vote for any reason.

For additional details and instructions on accessing the CP Special Meeting online from your tablet, smartphone or computer, see the Virtual Special Meeting User Guide accompanying the meeting materials.

CP shareholders with questions regarding the virtual meeting portal or requiring assistance accessing the meeting website may visit the website www.lumiglobal.com/faq for additional information.

Q: How to vote?

You can vote by proxy ahead of the CP Special Meeting using all of the voting channels that have been available in the past.

You can vote online during the CP Special Meeting by following the instructions below. The voting process is different for registered or non-registered (beneficial) shareholders:

•

You are a registered shareholder if your name appears on your share certificate or a DRS statement registered in your name. Registered shareholders may vote at the CP Special Meeting by completing a ballot online during the CP Special Meeting.

•

You are a non-registered (beneficial) shareholder if your shares are registered in the name of your nominee (trustee, financial institution or securities broker). Non-registered (beneficial) shareholders must appoint themselves as proxyholder in order to vote at the CP Special Meeting. This is because CP and its transfer agent do not have a record of non-registered (beneficial) shareholders and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder. If you are a non-registered (beneficial) shareholder and do not appoint yourself as proxyholder, you will still be able to participate as a guest.

Canadian nominees (and their agents or nominees) can only vote your CP common shares if they have received your voting instructions.

Q: How do I vote by proxy?

A proxy is your legal designation of another person, referred to as a “proxyholder,” to vote your CP common shares. The document used to designate a proxyholder to vote your CP common shares is called a “form of proxy”. Voting by proxy means you appoint someone to be your proxyholder to attend the CP Special Meeting and vote your CP common shares for you. Your proxyholder must vote or withhold your CP common shares from voting according to your instructions.

You can appoint a CP representative to be your proxyholder, or you can appoint someone else. This person does not need to be a CP shareholder and must be properly appointed to be able to participate as a proxyholder. Simply print the name of the person you would like to appoint in the space provided on the proxy form. In addition, for your proxyholder to attend and participate in the CP Special Meeting, you must also register the appointment of your proxyholder at www.computershare.com/cprail and provide Computershare with your proxyholder’s contact information so that Computershare may provide the proxyholder with a control number via email to vote at the CP Special Meeting. Registering your proxyholder is an additional step which must be completed by no later than 9:00 a.m. (Mountain Time) on December 7, 2021 or not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding the CP Special Meeting (or any adjournment or postponement thereof). Failure to register the proxyholder will result in the proxyholder not receiving a control number to participate in the CP Special Meeting. Make sure your proxyholder understands that you have appointed them and that they must participate in the CP Special Meeting and vote your shares for you in order for your votes to be counted.

If you are a non-registered (beneficial) shareholder in the U.S., to attend and vote at the CP Special Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the CP Special Meeting. You should follow the instructions from your broker, bank or other agent included with this Management Proxy Circular, or contact your broker, bank or other agent to request a legal proxy form. After first obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the CP Special Meeting, you must submit a copy of your legal proxy to Computershare. Requests for registration should be directed to: Computershare, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1 or by email at USLegalProxy@computershare.com.

Requests for registration must be labeled as “Legal Proxy” and be received no later than before 9:00 a.m. (Mountain Time) on December 7, 2021 or not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding the CP Special Meeting (or any adjournment or postponement thereof). You will receive a confirmation of their registration by email after Computershare receives your registration materials. Please note that you are also required to register your appointment of your proxyholder at www.computershare.com/cprail.

If you appoint a CP representative to act as your proxyholder and you do not provide specific voting instructions, they will vote FOR both of the CP Special Meeting Resolutions.

The table below provides details about the voting process for registered and non-registered (beneficial) shareholders.

	Registered shareholders	Non-registered (beneficial) shareholders

	Your package includes a proxy form	Your package includes a voting instruction form or a proxy form restricted to the number of CP common shares you own and executed by your nominee

Vote your CP common shares by proxy

You can vote by phone, mobile device or on the internet, 24 hours a day, seven days a week at www.investorvote.com. You will need your control number (found on your form of proxy).

Or complete the enclosed proxy form, sign and date it and mail it in the envelope provided.

You or your authorized attorney must sign the proxy for it to be valid. If the CP common shares are held by a corporation, the form must be signed by an authorized officer or representative.

Note:

•   To appoint someone other than the CP representatives to be your proxyholder and vote your CP common shares at the CP Special Meeting, you may do so by mail or on the internet only.

Your form explains the methods for voting. Carefully follow the instructions provided by your nominee because each nominee has its own procedures. Make sure you allow enough time for your nominee to receive the voting instructions if you’re mailing the form.

You may also be contacted by Kingsdale Advisors, since CP has decided to use the Broadridge QuickVote™ service, which allows non-registered (beneficial) shareholders to give their voting instructions to Kingsdale Advisors over the phone. Kingsdale Advisors enters the information and Broadridge tabulates the results of all voting instructions and provides them to Computershare in advance of the CP Special Meeting.

If you participate in CP’s Employee Share Purchase Plan, your CP common shares are held in a custodial account until withdrawn according to the terms of the plan. You either received a voting information form or details about how you can access the materials electronically. Make sure you submit your voting instructions by the deadline so Computershare can vote your CP common shares for you.

Vote your CP common shares online during the CP Special Meeting

Your Control Number for the CP Special Meeting will be located on the proxy form or received via email. Follow the instructions above to access the CP Special Meeting and cast your ballot online during the designated time.

If you wish to vote online during the CP Special Meeting, you must appoint yourself as your proxyholder.

To appoint yourself as proxyholder, print your name in the space provided on the proxy or voting instruction form sent to you and follow the

Registered shareholders	Non-registered (beneficial) shareholders

instructions provided by your intermediary before the deadline provided.

Follow the instructions above to access the CP Special Meeting and cast your ballot online during the designated time. You will receive the Control Number for the CP Special Meeting from Computershare by email after the proxy voting deadline has passed.

If another matter is properly brought before the CP Special Meeting, your proxyholder has discretionary authority to vote on the item as they see fit. As of the date of this Management Proxy Circular, management is not aware of an amendment, variation or other matter that may be brought before the CP Special Meeting.

Q: What is the voting deadline?

To be effective, your proxy must be received before 9:00 a.m. (Mountain Time) on December 7, 2021 or not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding the CP Special Meeting (or any adjournment or postponement thereof). If you are a non-registered (beneficial) shareholder your completed voting instruction form must be returned on or before the deadline specified on the voting instruction form. The time limit for the deposit of proxies may be waived or extended by the Chair of the CP Special Meeting at his or her discretion without notice. Late proxies may be accepted or rejected by the Chair of the CP Special Meeting at his or her discretion without notice.

CP reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

Q: Can I change my vote?

You can revoke your proxy at any time, by voting again on the internet or by phone, by submitting a new completed proxy form or voting information form not less than 24 hours prior to the time fixed for holding the CP Special Meeting, in accordance with the instructions below, or by any other means permitted by law.

If you are a non-registered (beneficial) shareholder and you are submitting a new voting instruction form, make sure you allow enough time for the new form to be delivered to your nominee and for them to act on your instructions. If you have any questions, please contact your nominee directly or contact CP’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, by: (A) telephone at: (i) 1-866-879-7649 (North American Toll-Free Number); or (ii) 1-416-867-2272 (collect calls outside North America); or (B) email at contactus@kingsdaleadvisors.com.

Registered shareholders can also revoke their previous instructions by sending a notice in writing from themselves or their authorized attorney (or a duly authorized officer or attorney if the shareholder is a corporation) to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 at any time before 9:00 a.m. (Mountain Time) on the last business day preceding the day of CP Special Meeting (or any adjournment or postponement thereof) or as otherwise permitted under applicable law. If you have followed the process for participating in and voting at the CP Special Meeting online, casting your vote online during the CP Special Meeting will revoke your previous proxy.

Q: Where can I find more information about CP, KCS and the Transaction?

You can find out more information about CP, KCS and the Transaction by reading this Management Proxy Circular and from various sources described in the sections entitled “Information Contained in Management Proxy Circular – Information Incorporated by Reference” and “Additional Information”.

Q: How may I contact CP’s registrar and transfer agent?

You can contact Computershare, CP’s registrar and transfer agent, by telephone, on the internet or by mail:

Call	1-877-4CP-RAIL / 1-877-427-7245 (within Canada and the U.S.) from 9:00 a.m. to 6:00 p.m. Eastern, or 1-514-982-7555 (international direct dial)
Go to www.investorcentre.com/cp
Send your letter to Computershare, 100 University Ave., 8th Floor, Toronto, Ontario M5J 2Y1

Q: Who do I contact if I have questions on how to vote?

Contact Kingsdale Advisors, CP’s strategic shareholder advisor and proxy solicitation agent:

Call	1-866-879-7649 (North American Toll-Free Number) 1-416-867-2272 (collect calls outside North America and for banks, brokers)

Email	contactus@kingsdaleadvisors.com

Or you can write to them at: Kingsdale Advisors, The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2.

SUMMARY

The following is a summary of certain information contained elsewhere in this Management Proxy Circular and may not contain all of the information that might be important to you. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Management Proxy Circular, including the appendices hereto and the documents incorporated by reference herein. It is recommended that CP shareholders read this Management Proxy Circular and consult with their own legal, tax, financial and other professional advisors with respect to the matters to be acted on at the CP Special Meeting. Capitalized terms used but not otherwise defined in this summary have the meanings set forth under the heading “Glossary of Terms”.

The CP Special Meeting

Date, Time and Place of the CP Special Meeting

The CP Special Meeting will be held on December 8, 2021 at 9:00 a.m. (Mountain Time) in a virtual-only format that will be conducted via live webcast accessible online at https://www.web.lumiagm.com/489073275 (password “CPR2021”).

Purpose of the Meeting

The CP Special Meeting is being held so that CP shareholders may consider the following two resolutions:

1.

Share Issuance Resolution: an ordinary resolution approving the issuance of the number of CP common shares as shall be necessary to issue the Share Consideration under the terms of the Merger Agreement, currently anticipated to be up to 264,723,997 CP common shares, subject to a maximum of 277,960,197 CP common shares; and

2.

Name Change Amendment Resolution: a special resolution approving an amendment to CP’s articles to change its name to “Canadian Pacific Kansas City Limited”, which amendment is conditional upon the occurrence of the Control Date.

See “General Information for the Meeting – Share Issuance Resolution” and “General Information for the Meeting – Name Change Amendment Resolution”.

Record Date and CP Shareholders Entitled to Vote

The CP Board has fixed November 1, 2021 as the record date. If you held CP common shares as at the close of business on November 1, 2021, you are entitled to receive notice of and vote your CP common shares at the CP Special Meeting on December 8, 2021, or at a reconvened meeting if the CP Special Meeting is postponed or adjourned. Each CP common share carries one vote on each item to be voted on at the CP Special Meeting. As of the record date, there were 666,977,337 CP common shares issued and outstanding.

Quorum

A quorum for the transaction of business at the CP Special Meeting is at least two persons present in person at the CP Special Meeting, each being a shareholder entitled to vote at the CP Special Meeting or a duly appointed proxyholder for or representative of such a shareholder and together holding or representing in the aggregate not less than 25% of the outstanding CP common shares entitled to be voted at the CP Special Meeting. All CP shareholders present by virtual means at the CP Special Meeting will be deemed to be present in person for quorum purposes. If you submit a properly executed form of proxy or vote by telephone or the internet, you will be considered part of the quorum. See “General Information for the Meeting – Quorum”.

Required Vote

Approval of the Share Issuance Resolution requires the affirmative vote of a majority of the votes cast in respect of the resolution by holders of CP common shares present in person or represented by proxy at the CP Special Meeting. Approval of the Name Change Amendment Resolution requires the affirmative vote of not less than two-thirds of the votes cast in respect of the resolution by holders of CP common shares present in person or represented by proxy at the CP Special Meeting.

The Transaction cannot close without CP shareholders approving the Share Issuance Resolution. Completion of the Transaction is not conditional on CP shareholders approving the Name Change Amendment Resolution. If the Share Issuance Resolution is not approved by the CP shareholders, the Name Change Amendment Resolution will not be voted on at the CP Special Meeting.

Voting by Directors and Executive Officers

The CP directors and executive officers who are CP shareholders have advised CP that they will vote FOR both of the CP Special Meeting Resolutions.

Information About the Companies

Canadian Pacific Railway Limited

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

1-403-319-7000

CP, together with its subsidiaries, owns and operates a transcontinental freight railway in Canada and the U.S. CP provides rail and intermodal transportation services over a network of approximately 13,000 miles, connecting the Atlantic coast to the Pacific coast across six Canadian provinces and 11 U.S. states. CP’s railway network feeds directly into the U.S. heartland from the East and West coasts. Agreements with other carriers extend CP’s market reach in Canada, through the U.S. and into Mexico. CP transports bulk commodities, merchandise freight and intermodal traffic.

CP was incorporated on June 22, 2001, under the CBCA, and controls and owns all of the common shares of CPRC, which was incorporated in 1881 by Letters Patent under an Act of the Parliament of Canada and is governed by the CBCA. CP’s registered, executive and corporate head office is located at 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9. CP common shares are listed on the TSX and the NYSE under the symbol “CP”.

Additional information about CP can be found on its website at www.cpr.ca. The information contained in, or that can be accessed through, CP’s website is not intended to be incorporated in this Management Proxy Circular. For additional information about CP, see the sections entitled “Information Contained in Management Proxy Circular – Information Incorporated by Reference” and “Additional Information” and “Appendix H – Information Concerning Canadian Pacific Railway Limited”.

Cygnus Merger Sub 1 Corporation and Cygnus Merger Sub 2 Corporation

First Merger Sub and Surviving Merger Sub are two subsidiaries of CP formed solely for the purpose of facilitating the Transaction. For additional information, see the sections entitled “Information About the Companies – Cygnus Merger Sub 1 Corporation” and “Information About the Companies – Cygnus Merger Sub 2 Corporation”.

Kansas City Southern

427 West 12th Street

Kansas City, MO 64105

1-816-983-1303

KCS, a Delaware corporation, is a holding company with domestic and international rail operations in North America that are strategically focused on the growing north/south freight corridor connecting key commercial and industrial markets in the central U.S. with major industrial cities in Mexico. As used below, “Kansas City Southern” may refer to KCS or, as the context requires, to one or more subsidiaries of KCS.

Kansas City Southern controls and owns all of the stock of KCSR, a U.S. Class 1 railroad founded in 1887. KCSR serves a ten-state region in the Midwest and Southeast regions of the U.S. and has the shortest north/south rail route between Kansas City, Missouri and several key ports along the Gulf of Mexico in Alabama, Louisiana, Mississippi and Texas.

Kansas City Southern controls and owns all of the stock of KCSM. Through the Concession, which could expire in 2047 unless extended, KCSM operates a key commercial corridor of the Mexican railroad system and has as its core route the most strategic portion of the shortest, most direct rail passageway between Mexico City and Laredo, Texas. Laredo is a principal international gateway through which a substantial portion of rail and truck traffic between the U.S. and Mexico crosses the border. KCSM serves most of Mexico’s principal industrial cities and three of its major seaports. KCSM’s rail lines provide exclusive rail access to the U.S. and Mexico border crossing at Nuevo Laredo, Tamaulipas. Under the Concession, KCSM has the right to use and operate the southern half of the rail bridge at Laredo, Texas, which spans the Rio Grande River between the U.S. and Mexico. KCS owns the northern half of this bridge through its ownership of Mexrail.

KCSM also provides exclusive rail access to the port of Lazaro Cardenas on the Pacific Ocean. The Mexican government developed the port at Lazaro Cardenas principally to serve Mexican markets and as an alternative to the U.S. west coast ports for Asian and South American traffic bound for North America.

Kansas City Southern wholly owns Mexrail which, in turn, wholly owns Tex-Mex. Tex-Mex owns a 160-mile rail line extending from Laredo, Texas to the port city of Corpus Christi, Texas, which connects the operations of KCSR with KCSM.

The Kansas City Southern coordinated rail network (KCSR, KCSM and Tex-Mex, including trackage rights) comprises approximately 7,100 route miles extending from the Midwest and Southeast regions of the U.S. south into Mexico and connects with all other Class 1 railroads, providing shippers with an effective alternative to other railroad routes and giving direct access to Mexico and the Southeast and Southwest U.S. through alternate interchange hubs.

PCRC, an unconsolidated joint venture company owned equally by Kansas City Southern and Mi-Jack, was awarded a concession from the Republic of Panama to reconstruct and operate the Panama Canal Railway, a 47-mile railroad located adjacent to the Panama Canal that provides international container shipping companies with a railway transportation alternative to the Panama Canal. The concession was awarded in 1998 for an initial term of 25 years with an automatic renewal for an additional 25-year term. The Panama Canal Railway is a north-south railroad traversing the isthmus of Panama between the Atlantic and Pacific oceans.

Other subsidiaries and affiliates of Kansas City Southern include the following:

•	Meridian Speedway, LLC, a 70%-owned consolidated affiliate that owns the former KCSR rail line between Meridian, Mississippi and Shreveport, Louisiana, which is the portion of the rail line between Dallas, Texas and Meridian known as the “Meridian Speedway”. Norfolk Southern Corporation, through its wholly owned subsidiary, The Alabama Great Southern Railroad Company, owns the remaining 30% of Meridian Speedway, LLC;

•	TFCM, S. de R.L. de C.V., a 45%-owned unconsolidated affiliate that operates a bulk liquid terminal in San Luis Potosí, Mexico;

•	Ferrocarril y Terminal del Valle de México, S.A. de C.V., a 25%-owned unconsolidated affiliate that provides railroad services as well as ancillary services in the greater Mexico City area; and

•	PTC-220, LLC, a 14%-owned unconsolidated affiliate that holds the licenses to large blocks of radio spectrum and other assets for positive train control.

KCS is a public company; KCS common stock and KCS preferred stock are traded on the NYSE under the symbols “KSU” and “KSU-P”, respectively. KCS’s principal executive offices are located at 427 West 12th Street, Kansas City, MO 64105, and its telephone number is 1-816-983-1303.

Additional information about KCS can be found on its website at www.kcsouthern.com. The information contained in, or that can be accessed through, KCS’s website is not intended to be incorporated in this Management Proxy Circular. For additional information about KCS, see the sections entitled “Information Contained in Management Proxy Circular – Information Incorporated by Reference” and “Additional Information” and “Appendix G – Information Concerning Kansas City Southern”.

CP’s Reasons for the Transaction

In unanimously approving the Merger Agreement and the transactions contemplated by the Merger Agreement and authorizing the issuance of CP common shares under the Merger Agreement, the CP Board considered a number of factors (which are not necessarily presented in order of relative importance), with a view to the best interests of CP, including the following:

•

the creation, as a result of the Transaction, of the first rail network connecting the U.S., Mexico and Canada and the expected ability to deliver significantly expanded market reach for customers served by CP and KCS and provide new competitive transportation service options, including new single-line hauls across the combined company’s continent-wide network, while improving route efficiency and reducing transit times;

•

the expected benefits to CP’s business, assets, financial condition, results of operations, business plan and prospects after CP’s combination with KCS following receipt of STB Final Approval, including the expected pro forma effect of the Transaction on the combined company;

•

the expectation that, after CP’s combination with KCS following receipt of STB Final Approval, a single integrated rail system will connect premier ports on the U.S. Gulf, Atlantic and Pacific coasts with key overseas markets, and that CP’s and KCS’s combined network will result in increased efficiency and simplicity for the combined company’s customers, including grain, automotive, auto-parts, energy, intermodal and other shippers;

•

the belief that CP’s and KCS’s cultures are aligned and rooted in the highest safety, service and performance standards and that CP and KCS are both committed to improving sustainability and have made science-based pledges in-line with the Paris Agreement to improve fuel efficiency and lower emissions in support of a more sustainable North American supply chain;

•

the expectation that the combination will create a more competitive network, while remaining the smallest of six U.S. Class 1 railroads by revenue, and spur greater rail-to-rail competition and greater support for customers in growing their rail volumes;

•	CP management’s identification of approximately U.S.$1.0 billion in annualized synergies (consisting of cost-savings of U.S.$180 million and U.S.$820 million in EBITDA growth from market opportunities) expected to be realized within the first three years after receipt of STB Final Approval and the expectation that CP’s combination with KCS following receipt of STB Final Approval would be accretive to CP’s adjusted diluted earnings per share;

•

the CP Board’s knowledge of, and CP’s discussions with KCS management regarding, KCS’s business operations, financial condition, earnings and prospects and its knowledge of CP’s business, operations, financial condition, earnings and prospects, taking into account KCS’s publicly filed information and the results of CP’s due diligence investigation of KCS;

•

the expectation that the combined company will benefit from the continued strong leadership of CP’s experienced President and Chief Executive Officer and the addition of KCS’s seasoned management team will bring valuable expertise and talent to the operations of the combined company;

•

the Exchange Ratio is fixed and will not be adjusted for fluctuations in the market price of CP common shares or shares of KCS common stock between the date of the Merger Agreement and the closing of the Transaction;

•	the aggregate cash consideration is fixed, which gives CP additional certainty regarding the amount of cash required to be paid by CP to close the Transaction;

•

the belief, after a thorough review of other business combination and strategic opportunities reasonably available to CP, that the Transaction represents the most attractive opportunity for CP and that its review did not present a better alternative;

•

BMO Capital Markets, Goldman Sachs and Evercore have rendered to the CP Board the BMO Capital Markets Fairness Opinion, the Goldman Sachs Fairness Opinion and the Evercore Fairness Opinion, respectively, that, as of the respective date thereof, and based upon and subject to the assumptions, limitations, qualifications, conditions and other matters stated therein, the Merger Consideration to be paid to the holders of KCS common stock in the First Merger was fair, from a financial point of view, to CP;

•

the ability of CP, in specified circumstances, to provide information to and to engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal, as further described in the section entitled “The Merger Agreement – No Solicitation”;

•

the ability of the CP Board, in specified circumstances, to change its recommendation to CP shareholders concerning the Transaction, as further described in the section entitled “The Merger Agreement – Change of Recommendation”;

•	other favourable terms of the Merger Agreement, including:

•

restrictions on KCS’s ability to solicit alternative business combination transactions and to provide confidential due diligence information to, or engage in discussions with, a third party interested in pursuing an alternative business combination transaction with KCS, as further discussed in the section entitled “The Merger Agreement – No Solicitation”;

•

the obligation of KCS to pay to CP a termination payment of U.S.$700.0 million upon termination of the Merger Agreement under specified circumstances, and/or the CN Termination Amount Refund under specified circumstances; and

•	the requirement that KCS hold a stockholder vote on the adoption of the Merger Agreement, even though the KCS Board may have withdrawn or changed its recommendation; and

•	the probability that the conditions to the Transaction will be satisfied.

In connection with its deliberations relating to the Transaction, the CP Board also considered potential risks and negative factors concerning the transactions contemplated by the Merger Agreement and after consideration of these factors, the CP Board determined that, overall, the potential benefits of the Transaction outweighed the potential risks. For further information regarding CP’s reasons for the Transaction and the potential risks and negative factors considered by the CP Board, see the section entitled “The Transaction – CP’s Reasons for the Transaction”.

Recommendation of the CP Board

At its meeting held on September 11, 2021, after due consideration and extensive consultation with CP’s management and outside legal and financial advisors to both CP and the CP Board (including, among other things, a review and consideration of the financial analyses of the Revised CP Proposal of each of BMO Capital Markets, Goldman Sachs and Evercore and each of BMO Capital Markets’, Goldman Sachs’ and Evercore’s indication that it anticipated being able to deliver to the CP Board its respective CP Fairness Opinion, which was subsequently confirmed in the BMO Capital Markets Fairness Opinion, the Goldman Sachs Fairness Opinion and the Evercore Fairness Opinion, respectively), the CP Board unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, and authorized the issuance of CP common shares under the Merger Agreement. In doing so, the CP Board considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of CP and KCS, with a view to the best interests of CP.

Accordingly, the CP Board unanimously recommends that CP shareholders vote FOR the Share Issuance Resolution and FOR the Name Change Amendment Resolution. For further information regarding CP’s reasons for the Transaction, see the section entitled “The Transaction – CP’s Reasons for the Transaction”.

CP Fairness Opinions

Each of BMO Capital Markets and Goldman Sachs was retained by CP, and Evercore was retained by the CP Board, to provide financial advisory services in connection with the Transaction. In connection with their respective mandates, at a meeting of the CP Board held on September 11, 2021, each of BMO Capital Markets, Goldman Sachs and Evercore indicated that it anticipated being able to deliver its respective CP Fairness Opinion to the CP Board, which was subsequently confirmed in writing on September 15, 2021, that, as of the respective date thereof, and based upon and subject to the assumptions, limitations, qualifications, conditions and other matters stated therein, the Merger Consideration to be paid to the holders of KCS common stock in the First Merger was fair, from a financial point of view, to CP.

The full texts of the BMO Capital Markets Fairness Opinion, the Goldman Sachs Fairness Opinion and the Evercore Fairness Opinion, which set forth, among other things, assumptions made, procedures followed, information reviewed, matters considered and limitations and qualifications on the scope of the review undertaken in rendering such CP Fairness Opinions, are attached as “Appendix C – BMO Capital Markets Fairness Opinion”, “Appendix D – Goldman Sachs Fairness Opinion”, and “Appendix E – Evercore Fairness Opinion”, respectively. The CP Fairness Opinions address only the fairness, from a financial point of view, to CP, as of their respective dates, of the Merger Consideration to be paid to the holders of KCS common stock in the First Merger and do not address any other aspect of the Transaction, including any legal, tax or regulatory aspects of the Transaction to CP or the CP shareholders. BMO Capital Markets, Goldman Sachs and Evercore addressed the CP Fairness Opinions to, and provided them for the information and benefit of, the CP Board in connection with its evaluation of the Transaction. The CP Fairness Opinions may not be relied upon by any other person. The CP Fairness Opinions do not address the underlying business decision of CP to effect the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to CP. The CP Fairness Opinions do not constitute a recommendation to any CP shareholder as to how such CP shareholder should act or vote with respect to the Share Issuance Resolution or any other matter.

The CP Board urges the CP shareholders to read the CP Fairness Opinions in their entirety. Any summary of the CP Fairness Opinions herein is qualified in its entirety by reference to the full text of such opinions.

For more information regarding the CP Fairness Opinions, see the section entitled “The Transaction – CP Fairness Opinions”. For the full texts of the CP Fairness Opinions, see “Appendix C – BMO Capital Markets Fairness Opinion”, “Appendix D – Goldman Sachs Fairness Opinion” and “Appendix E – Evercore Fairness Opinion”.

Board of Directors and Management of CP after the Transaction

All current members of the CP Board will continue to serve as directors of the combined company.

Under the Merger Agreement, CP has agreed to appoint four members of the KCS Board to serve as directors on the CP Board as of the Control Date, in each case until such director’s successor is elected and qualified or the earlier of such director’s death, resignation or removal, in each case in accordance with CP’s constating documents. In the event that after the Effective Time any of the four KCS directors selected to be part of the CP Board upon the Control Date indicates that he or she plans to resign as a director of KCS and is willing to become a director of CP, CP would need to seek the approval of the STB in order for such director to be appointed prior to the Control Date.

Following the above-noted appointments, the CP Board is expected to consist of 15 directors following the Control Date, composed of the 11 current members of the CP Board and four current members of the KCS Board. For additional information about CP’s management and board of directors after the closing of the Transaction, see the section entitled “The Transaction – Board of Directors and Management of CP after the Transaction”.

Risk Factors

The transactions contemplated by the Merger Agreement involve risks, some of which are related to the Transaction. In considering the Transaction, including whether to vote for the Share Issuance Resolution, you should carefully consider the information about these risks set forth under the section entitled “Risk Factors”, together with the other information included or incorporated by reference in this Management Proxy Circular.

The Transaction and the Merger Agreement

The Merger Agreement provides, among other things, that upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, (i) at the Effective Time, First Merger Sub will merge with and into KCS, with KCS surviving the First Merger as a direct wholly owned subsidiary of Surviving Merger Sub, and (ii) immediately following the First Merger at the Second Effective Time, KCS will merge with and into Surviving Merger Sub, with Surviving Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of CP.

Immediately following the Second Merger and immediately prior to the Voting Trust Transaction, CP and certain subsidiaries of CP will be involved in the Post-Closing Contributions that will result in the Second Surviving Corporation becoming an indirect wholly owned subsidiary of CP. See the section entitled “Information About the Companies – Cygnus Merger Sub 1 Corporation” for a description of each step involved in the Post-Closing Contributions.

The terms and conditions of the Transaction are contained in the Merger Agreement, which is described in this Management Proxy Circular and attached to this Management Proxy Circular as “Appendix B – Merger

Agreement”. You are encouraged to read the Merger Agreement carefully, as it is the legal document that governs the Transaction. All descriptions in this summary and elsewhere in this Management Proxy Circular of the terms and conditions of the Transaction are qualified in their entirety by reference to the full text of the Merger Agreement. For a summary of the Merger Agreement, see the section entitled “The Merger Agreement”.

Merger Consideration

Under the Merger Agreement, at the Effective Time, (i) each share of KCS common stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted automatically into the right to receive the Merger Consideration, being: (1) the Share Consideration, being 2.884 validly issued, fully paid and non-assessable CP common shares and (2) the Cash Consideration, being U.S.$90.00 in cash, without interest, and (ii) each share of KCS preferred stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive the Preferred Merger Consideration, being U.S.$37.50 in cash, without interest. The Exchange Ratio is fixed and will not be adjusted for fluctuations in the market price of CP common shares or shares of KCS common stock between the date of the Merger Agreement and the closing of the Transaction.

The Merger Consideration and/or the Preferred Merger Consideration will be equitably adjusted in the event of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares involving KCS common stock, KCS preferred stock or CP common shares prior to the Effective Time, to proportionally reflect such change.

For a full description of the treatment of KCS Equity Awards in the Transaction, see the sections entitled “The Merger Agreement – Merger Consideration” and “The Merger Agreement – Treatment of KCS Equity Awards”.

Conditions that Must be Satisfied or Waived for the Transaction to Occur

Mutual Conditions to Closing the Transaction

The respective obligations of each party to effect the Transaction are subject to the satisfaction or waiver at or prior to the closing of the Transaction of each the following conditions:

•	the CP Shareholder Approval having been obtained;

•	the KCS Stockholder Approval having been obtained;

•

effectiveness of the Form F-4 (of which the proxy statement/prospectus forms a part) in accordance with the provisions of the U.S. Securities Act and no stop order suspending the effectiveness of the Form F-4 having been issued and remaining in effect and no proceeding to that effect having been commenced;

•

no injunction or similar order by any court or other governmental entity of competent jurisdiction having been entered and continuing to be in effect that prohibits or makes illegal the closing of the Transaction or the Voting Trust Transaction;

•	the authorizations required to be obtained from COFECE and the IFT with respect to the transactions contemplated by the Merger Agreement having been obtained; and

•	the CP common shares to be issued in the First Merger having been approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing requirements.

Conditions to the Obligations of CP and Merger Subs

The obligations of CP and Merger Subs to effect the Transaction are also subject to the satisfaction or waiver by CP at or prior to the closing of the Transaction of the following conditions:

•

the representations and warranties of KCS contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), subject to the materiality standards provided in the Merger Agreement;

•

KCS having performed in all material respects the obligations and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by it at or prior to the closing of the Transaction;

•	since September 15, 2021, no event, change, occurrence, effect or development having occurred that has had, or is reasonably likely to have, a Material Adverse Effect on KCS; and

•	CP’s receipt of a certificate of the chief executive officer or another senior officer of KCS, certifying that the conditions set forth in the bullets directly above have been satisfied.

Conditions to the Obligations of KCS

The obligation of KCS to effect the Transaction is also subject to the satisfaction or waiver by KCS at or prior to the closing of the Transaction of the following conditions:

•

the representations and warranties of CP and each Merger Sub contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), subject to the materiality standards provided in the Merger Agreement;

•

CP and each Merger Sub having performed in all material respects the obligations and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by them prior to the closing of the Transaction;

•	since September 15, 2021, no event, change, occurrence, effect or development having occurred that has had, or is reasonably likely to have, a Material Adverse Effect on CP;

•	KCS’s receipt of a certificate of the chief executive officer or another senior officer of CP, certifying that the conditions set forth in the bullets directly above have been satisfied; and

•

KCS’s receipt of an opinion of WLRK, or, if WLRK is unable to provide such opinion, another nationally recognized tax counsel dated as of the Closing Date, to the effect that the Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Transaction will not result in gain recognition under Section  367(a)(1) of the Code by persons who are stockholders of KCS immediately prior to the Effective Time (with certain exceptions).

No Solicitation

The Merger Agreement generally restricts the ability of CP, KCS and their respective subsidiaries, directors and officers to: (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry regarding, or the making or submission of any proposal, offer or indication of intent that constitutes, or would reasonably be expected to lead to, or result in, an Alternative Proposal; (ii) engage in, continue or otherwise participate in any discussions or negotiations with any person regarding an Alternative Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, or result in, an Alternative Proposal (except to notify such person that the provisions of the Merger Agreement prohibit any such discussions or negotiations); (iii) furnish any nonpublic information relating to such party or its subsidiaries in connection with or for the purpose of facilitating an Alternative Proposal or any inquiry, proposal, offer or indication of intent that would reasonably be expected to lead to, or result in, an Alternative Proposal; (iv) recommend or enter into any other letter of intent, memorandum of understanding, agreement in principle, option agreement, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar agreement with respect to an Alternative Proposal; or (v) approve, authorize or agree to do any of the actions outlined in clauses (i)-(iv) above or otherwise knowingly facilitate any effort or attempt to make an Alternative Proposal.

However, prior to the time, but not after, in the case of CP, the CP Shareholder Approval, is obtained or, in the case of KCS, the KCS Stockholder Approval is obtained, if such party receives a Superior Proposal or the relevant party’s board of directors determines in good faith after consultation with its outside legal and financial advisors that such proposal could reasonably be expected to lead to a Superior Proposal, such party may take various actions, including providing information in response to a request therefor (including non-public information) to the third party who made such Alternative Proposal (including its representatives and prospective equity and debt financing sources) (subject to the terms and conditions of the Merger Agreement) and engaging or participating in discussions or negotiations with any such third party (including its representatives) regarding such Alternative Proposal.

CP and KCS are each required to promptly give notice to the other party if it or any of its representatives receives: (i) any inquiries, proposals or offers with respect to an Alternative Proposal or (ii) any request for information that, to the knowledge of such party, has been or is reasonably likely to have been made in connection with any Alternative Proposal. CP or KCS, as applicable, will be required to thereafter keep the other party reasonably informed, on a reasonably current basis, of any material developments regarding any Alternative Proposal or any material change to the terms of any such Alternative Proposal and any material change to the status of any such discussions or negotiations with respect thereto. For more detailed information, see the section entitled “The Merger Agreement – No Solicitation”.

Financing

CP expects to issue (at the direction of Surviving Merger Sub and on behalf of Surviving Merger Sub) up to approximately 264,723,997 CP common shares from treasury to satisfy the Share Consideration. CP and CPRC have arranged the Bridge Facility to fund a portion of the Cash Consideration and the Preferred Merger Consideration and transaction expenses. CP anticipates that CPRC will issue a series of term notes with varying maturity dates, the proceeds of which will ultimately be used, by Surviving Merger Sub, to fund the Cash Consideration and the Preferred Merger Consideration and transaction expenses. It is currently expected that term notes will be issued prior to consummating the Transaction such that the Bridge Facility will not be drawn. As part of the Transaction, CP will indirectly assume approximately U.S.$3.8 billion of KCS’s outstanding debt. Following the closing of the Transaction into trust and based on debt balances outstanding as at September 30, 2021, CP expects that its total outstanding debt will be approximately U.S.$20.1 billion.

As of September 30, 2021, CP and its subsidiaries had total long-term debt of approximately $10.0 billion (U.S.$7.8 billion converted at the Bank of Canada exchange rate on September 30, 2021) and KCS had total long-term debt of approximately U.S.$3.8 billion.

Under the commitment letter (the “Bridge Commitment Letter”), dated as of September 15, 2021, by and among Goldman Sachs Lending Partners LLC (“GS Lending”), Bank of Montreal (“BMO”), CP and CPRC, as modified by that certain joinder letter, dated September 29, 2021, BMO, GS Lending and the other financial institutions party to the Bridge Commitment Letter have committed to provide an unsecured 364-day bridge facility (the “Bridge Facility”) in an aggregate principal amount of U.S.$8.5 billion to bridge the debt financing required to fund a portion of the Cash Consideration and Preferred Merger Consideration, and transaction fees and expenses associated with the Transaction. CP expects to reduce the commitments under the Bridge Facility with an offering of debt securities before the closing of the Transaction into the Voting Trust.

Effective as of April 9, 2021, CP amended its existing revolving credit facility to modify certain provisions relating to the calculation of the financial covenant ratio in its credit facility. In addition, effective as of September 24, 2021, CP entered into an amendment to extend the two-year tranche and the five-year tranche of its existing revolving credit facility to September 27, 2023 and September 27, 2026, respectively. Effective as of September 29, 2021, CP entered into a further amendment to its existing revolving credit facility in order to provide financial covenant flexibility for the anticipated acquisition financing pertaining to the Transaction, which is in place for a two-year period from the date the Transaction closes.

In addition, pursuant to the credit agreement, dated as of September 15, 2021, by and among CP and CPRC, BMO, the other lenders and financial institutions party thereto and BMO, as administrative agent (the “Term Credit Agreement”), CPRC borrowed the aggregate amount of U.S.$500.0 million in unsecured term loans, which have an initial six-month maturity. Borrowings under the Term Credit Agreement, together with commercial paper issuance and cash on hand were used to enable CP to make certain remittances in connection with the payments made by KCS in connection with the termination of the CN Agreement.

Effective September 30, 2021, KCS obtained consent from the lenders under its existing revolving credit facility to permit closing into the Voting Trust and to provide a limited waiver for a period of time after CP acquires control of KCS following receipt of STB Final Approval.

CP has agreed to use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, to obtain funds sufficient, together with cash and other sources of funds immediately available to CP on the Closing Date, for the satisfaction of CP’s and its affiliates’ obligations under the Merger Agreement and the debt commitment letters delivered at signing of the Merger Agreement, including the Bridge Commitment Letter (the “Debt Commitment Letters”), including payment of the Cash Consideration and Preferred Merger Consideration and any fees and expenses of or payable by CP, Merger Subs, or its or their affiliates, and for any repayment or refinancing of any outstanding indebtedness of KCS and/or its subsidiaries contemplated by or required in connection with the Transaction (“Financing Amounts”). CP has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the financing contemplated by the Debt Commitment Letters. Other than the Bridge Commitment Letter, all Debt Commitment Letters have been terminated.

In the event any portion of the Debt Financing contemplated by the Debt Commitment Letters becomes unavailable regardless of the reason therefor, (A) CP will promptly notify KCS in writing of such unavailability and the reason therefor, and (B) CP will use its reasonable best efforts, and will cause each of its subsidiaries to use their reasonable best efforts, to obtain as promptly as practicable following the occurrence of such event, alternative debt financing for any such portion from alternative sources (the “Alternative Financing”) in an amount sufficient, when taken together with cash and the other sources of immediately available funds to CP at the closing of the Transaction to pay the Financing Amounts and that do not include any conditions to the consummation of such Alternative Financing that are more onerous than the conditions set forth in the Debt Commitment Letters. To the extent requested in writing by KCS from time to time, CP will keep KCS informed on a reasonably current basis of the status of its efforts to arrange and consummate the Debt Financing. CP will promptly notify KCS in writing if there exists any actual or threatened material breach, default, repudiation, cancellation or termination by any party to the Debt Commitment Letters or any definitive agreement and a copy of any written notice or other written communication from any financing party with respect to any actual material breach, default, repudiation, cancellation or termination by any party to the Debt Commitment Letters or any definitive agreement or any provision thereof.

KCS has agreed to use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, and each of them will use their reasonable best efforts to cause their respective representatives to use their reasonable best efforts, to provide customary cooperation, to the extent reasonably requested by CP in writing, in connection with the offering, arrangement, syndication, consummation, issuance or sale of any Debt Financing or Alternative Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of KCS and its affiliates and is otherwise subject to certain specified limitations).

For more detailed information, see the section entitled “The Merger Agreement – Financing”.

Termination or Abandonment of the Merger Agreement

Subject to conditions and circumstances described in the Merger Agreement, the Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval by the CP shareholders or KCS stockholders of the matters presented in connection with the Transaction:

•	by mutual written consent of CP and KCS;

•	by either CP or KCS, if:

•

the Effective Time has not occurred on or before the End Date; provided, that the party seeking to terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in any manner that has been the primary cause of the failure to consummate the Transaction on or before such date;

•

any court or any governmental entity of competent jurisdiction has issued or entered an injunction or similar order that prohibits or makes illegal the closing of the Transaction or the Voting Trust Transaction, and such injunction or similar order has become final and non-appealable; provided, that the party seeking to terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in a manner that has been the primary cause of such injunction or order;

•	the CP Shareholder Approval is not obtained at the CP Special Meeting or at any adjournment or postponement thereof; or

•	the KCS Stockholder Approval is not obtained at the KCS Special Meeting or at any adjournment or postponement thereof;

•	by KCS:

•

if there has been a breach or failure to perform in any material respect by CP or Merger Subs of any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach or failure would result in a failure of certain conditions to closing and such breach or failure is not curable by the End Date, or if curable by the End Date, has not been cured within 45 business days after the giving of notice thereof by KCS; however, the right to terminate the Merger Agreement due to such a breach or failure will not be available to KCS if KCS is in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement;

•	prior to receipt of the KCS Stockholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal in respect of KCS; or

•	prior to receipt of the CP Shareholder Approval, if the CP Board has effected a Change of Recommendation; or

•	by CP:

•

if there has been a breach or failure to perform in any material respect by KCS of any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach or failure would result in a failure of certain conditions to closing and such breach or failure is not curable by the End Date, or if curable by the End Date, has not been cured within 45 business days after the giving of notice thereof by CP; however, the right to terminate the Merger Agreement due to such a breach or failure will not be available to CP if CP or any Merger Sub is in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement; or

•	prior to receipt of the KCS Stockholder Approval, if the KCS Board has effected a Change of Recommendation.

For a more detailed explanation of the termination provisions of the Merger Agreement, as well as a discussion of the effect of termination and potential termination payments, see the section entitled “The Merger Agreement – Termination or Abandonment of the Merger Agreement”.

Dissent Rights

Under the CBCA, CP shareholders are not entitled to dissent rights in respect of the Transaction or any of the other matters to be considered at the CP Special Meeting.

The Voting Trust

Certain activities of CP, KCS and their subsidiaries are regulated by the STB. STB approval or exemption is required for, among other things, CP’s or Merger Holdco’s acquisition of control of KCS. Upon the closing of the Transaction, Merger Holdco will establish the Voting Trust. Following the Transaction and pending STB Final Approval or exemption of the Transaction pursuant to 49 U.S.C. § 11323 et seq., all of the outstanding shares of capital stock of the Second Surviving Corporation will be deposited by Merger Holdco into the Voting Trust in accordance with the terms and conditions of the Voting Trust Agreement. The Trustee will agree to act as voting trustee in respect of the Voting Trust; in such capacity, the Trustee will vote all Trust Stock. Although Merger Holdco will remain the beneficial owner of the Trust Stock, both it and CP will be unable to exercise control over KCS while the Trust Stock is held by the Trustee. The deposit of the outstanding shares of capital stock of the Second Surviving Corporation into the Voting Trust by Merger Holdco will insulate the Second Surviving Corporation from control by CP or Merger Holdco until STB Final Approval has been either obtained (or is otherwise no longer required by law) or denied. The management and board of directors of KCS will continue to manage the Second Surviving Corporation while its outstanding shares of capital stock are held in the Voting Trust, pursuing its independent business plan and growth strategies.

For a summary of the terms of the Voting Trust, see the section entitled “The Voting Trust”.

Selected Unaudited Pro Forma Condensed Consolidated Financial Information

The following selected unaudited pro forma condensed consolidated financial information has been prepared in accordance with the acquisition method of accounting under U.S. GAAP, with CP being the accounting acquirer in the acquisition, and has been extracted from the Unaudited Pro Forma Condensed Consolidated Financial Information included in the section “Unaudited Pro Forma Condensed Consolidated Financial Information” which have been prepared in accordance with Article 11 of the SEC’s Regulation S-X and applicable Canadian securities laws. The selected unaudited pro forma condensed consolidated financial statements of earnings for the nine months ended September 30, 2021 and for the year ended December 31, 2020 have been prepared to give effect to the acquisition as if it occurred on January 1, 2020. The selected unaudited pro forma condensed consolidated balance sheet as at September 30, 2021 has been prepared to give effect to the acquisition as if it had occurred on September 30, 2021.

The following selected pro forma condensed consolidated financial information is based on various adjustments and assumptions and is not necessarily indicative of what the combined company’s consolidated statement of income or consolidated balance sheet actually would have been had the acquisition and other adjustments been completed as of the dates indicated or will be for any future periods.

The selected pro forma condensed consolidated financial information should be read in conjunction with the respective audited consolidated financial statements of CP and KCS for the year ended December 31, 2020, including the respective notes thereto, and the respective unaudited interim consolidated financial statements of CP and KCS for the nine months ended September 30, 2021, which are incorporated by reference in this Management Proxy Circular.

The selected pro forma condensed consolidated financial information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed consolidated financial information of the combined company and the accompanying notes appearing in the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information”. The unaudited pro forma condensed consolidated financial information has been presented for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or result of operations actually would have been had the acquisition (as defined for the purposes of the pro forma information in the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information”), been completed as of the dates indicated. Moreover, the selected unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company following the completion of the acquisition.

(in millions of Canadian dollars, except per share data)	For the nine months ended September 30, 2021	For the year ended December 31, 2020
Revenues	$8,707	$11,242
Operating income	3,577	4,117
Income before income tax expense	3,134	3,830
Net income	2,333	2,911
Net income attributable to controlling shareholders	2,331	2,908
Basic earnings per share	$2.51	$3.09
Diluted earnings per share	$2.50	$3.09

(in millions of Canadian dollars)	As at September 30, 2021
Total assets	$68,436
Total indebtedness (1)	25,970
Net assets (2)	33,029
Share capital	25,259

(1)	Comprises: Bridge Facility ($10,516 million), Long-term debt maturing within one year ($1,943 million) and Long-term debt ($13,511 million)
(2)	Net assets is calculated as total assets less total liabilities

Impact on Credit Ratings

In connection with its evaluation of the combination of CP and KCS, CP considered the potential impact of the transaction on its credit ratings.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, S&P affirmed its “BBB+” long-term corporate credit rating on CP and CPRC and confirmed that the outlooks were stable. S&P also affirmed its “A-2” short-term corporate credit rating on CPRC and confirmed that the outlook was stable.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, Moody’s downgraded CPRC’s senior unsecured credit rating to “Baa2” from “Baa1”. Moody’s indicated that the downgrade reflects an increase in adjusted leverage and also incorporates the regulatory and integration risks of the Transaction. Moody’s indicated that a ratings upgrade would require clarity regarding regulatory approval for the Transaction and would also require CPRC to maintain a reduced adjusted debt to EBITDA ratio. Moody’s also affirmed CPRC’s commercial paper rating at Prime-2 and confirmed that the outlook remains stable.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, DBRS placed the “BBB (high)” Issuer Rating, Medium-Term Notes rating and Unsecured Debentures rating as well as the Commercial Paper Rating of “R-2 (high)” of CPRC “Under Review with Negative Implications”. DBRS expects to resolve the Under Review with Negative Implications status once it is clear that the Transaction will close as expected and that regulatory approvals, in particular by the STB, are granted.

No additional credit rating updates relating to CP or CPRC were provided by any of S&P, Moody’s or DBRS, or any other credit rating agency, following the announcement of the entry into the Merger Agreement.

Listing of CP Common Shares

It is a condition to the completion of the Transaction that the CP common shares issuable under the Merger Agreement are approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing requirements.

CP must use its reasonable best efforts to cause the CP common shares to be issued in the First Merger to be approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing conditions, prior to the Effective Time.

The TSX has conditionally approved the listing of the CP common shares to be issued to KCS common stockholders under the Merger Agreement, which CP common shares will be registered in the U.S. pursuant to the Form F-4. Listing of such CP common shares is subject to CP fulfilling all of the requirements of the TSX on or before the business day following the Closing Date. CP is required under the terms of the Merger Agreement to apply to the NYSE to list the CP common shares to be issued to KCS common stockholders under the Merger Agreement on the NYSE, which CP common shares will be registered in the U.S. pursuant to the Form F-4. Listing will be subject to CP fulfilling all the listing requirements of the NYSE. There can be no assurance that the CP common shares will be accepted for listing on the TSX or the NYSE.

Delisting and Deregistration of KCS Common Stock

If the Transaction closes, KCS common stock will be delisted from the NYSE and deregistered under the U.S. Exchange Act, and KCS will no longer be required to file periodic reports with the SEC with respect to KCS common stock.

KCS has agreed to cooperate with CP and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under applicable laws and rules and policies of the NYSE and the SEC to delist the KCS common stock from the NYSE and to terminate its registration under the U.S. Exchange Act as promptly as practicable after the Effective Time.

Accounting Treatment of the Transaction

In accordance with U.S. GAAP, CP and its subsidiaries will account for the Transaction using the acquisition method of accounting for business combinations. Upon the closing of the Transaction, and only for the period that the outstanding shares of capital stock of the Second Surviving Corporation (as successor to KCS) are held in the Voting Trust, CP will account for its indirect 100% equity ownership of the Second Surviving Corporation using the equity method of accounting. Once the STB has completed its review of the Transaction and approved CP’s acquisition of control of KCS, CP will consolidate KCS prospectively, and the equity method investment will be remeasured to fair value immediately before the consolidation occurs, with the resulting gain or loss recognized in net income. As the ultimate outcome of the Transaction, assuming receipt of STB Final Approval, will be a business combination, the unaudited pro forma condensed consolidated financial information presented in this Management Proxy Circular have been prepared on a consolidated basis on the basis of a business combination.

For a more detailed discussion of the accounting treatment of the Transaction, see the section entitled “The Transaction – Accounting Treatment of the Transaction”.

Regulatory Approvals Required for the Transaction

As more fully described in this Management Proxy Circular and in the Merger Agreement, and subject to the terms and conditions of the Merger Agreement, CP and KCS have agreed to promptly obtain all necessary actions or non-actions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods and make all necessary registrations, notices, notifications, petitions, applications, reports and other filings and take all steps as may be necessary, proper or advisable to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental entity (collectively, “consents”).

CP and KCS are not currently aware of any material consents or other filings that are required prior to the combination of CP and KCS other than those described in this Management Proxy Circular.

Although CP and KCS believe that they will receive the required authorizations and approvals described herein to complete the transactions contemplated by the Merger Agreement, there can be no assurance as to the timing of these consents and approvals, CP’s or KCS’s ultimate ability to obtain such consents or approvals (or any additional consents or approvals that may otherwise become necessary), or the conditions or limitations that such approvals may contain or impose.

For a more detailed discussion of the regulatory approvals required to close the Transaction, see the sections entitled “The Transaction – Regulatory Approvals Required for the Transaction”, “The Merger Agreement – Conditions that Must be Satisfied or Waived for the Transaction to Occur” and “The Merger Agreement – Regulatory Filings and Efforts; Other Actions” and for more information regarding factors that could impact the closing of the Transaction, see the section entitled “Risk Factors”.

STB

The transactions contemplated by the Merger Agreement are subject to review by the STB pursuant to 49 U.S.C. 11323 et seq., which prohibits the acquisition of control of two or more U.S. rail carriers subject to the jurisdiction of the STB by a person that is not a carrier and the acquisition or control of a U.S. rail carrier by a person that is not a carrier but that controls any number of carriers. STB approval or exemption is required for, among other things, CP’s acquisition of control of KCS.

On April 23, 2021, the STB issued a decision finding that the waiver provision under 49 C.F.R. § 1180.0(b) applies to the Transaction, and that the Transaction will therefore be subject to the regulations set forth at

49 C.F.R. part 1180 (2000) rather than the 2001 version of those rules. Under the pre-2001 rules that govern the Transaction, no formal STB approval is required for use of a voting trust. In March 2021, the parties agreed to seek, and sought, a written informal advisory opinion of the STB Staff to the effect that the proposed deposit of all outstanding shares of capital stock of the Second Surviving Corporation into an independent, irrevocable voting trust (the “Voting Trust”) immediately following the completion of the Post-Closing Contributions, subject to the Voting Trust Agreement, would preclude unlawful control of KCS by CP and its affiliates and would not result in a violation of 49 U.S.C. 11323 et seq. (the “STB Voting Trust Opinion”).

On May 6, 2021, the STB issued a decision indicating that it had conducted a full review of the Voting Trust submitted to the STB Staff in March 2021 and granted approval for the use of the Voting Trust to close the Transaction, subject to the condition that the Voting Trust Agreement be modified to prohibit the Trustee from owning securities of CP or its affiliates during the existence of the Voting Trust. CP made the requisite modification. The Voting Trust Agreement proposed for use with the Transaction is unchanged from that modified in response to the STB’s May 6, 2021 decision.

On September 15, 2021, CP and KCS filed with the STB an Amended Notice of Intent indicating that they had entered a new agreement providing for CP’s acquisition of KCS, that they would file an application seeking STB control approval on or shortly after October 20, 2021, and that CP intended to indirectly acquire the shares of KCS prior to receiving control approval via the use of a voting trust that was substantially identical to that reviewed and approved by the STB in its May 6, 2021 decision.

On September 30, 2021, the STB issued a decision confirming that the transaction described in the September 15 Amended Notice of Intent was the “same transaction” that had been noticed in March 2021 and that the STB’s May 6, 2021 approval for CP’s proposed use of a voting trust to acquire KCS applies to the voting trust proposed for use with the transaction agreed to on September 15, 2021.

On October 29, 2021, CP and KCS filed their application seeking STB Final Approval for CP to control KCS and its U.S. rail carrier subsidiaries.

Under the Merger Agreement, CP and KCS must use reasonable best efforts to prosecute all filings and other presentations made, and promptly make any subsequent filings or presentations, with the STB with diligence, diligently oppose any third party’s objections to, appeals from or petitions to reconsider or reopen any approval, opinion, exemption or other authorization obtained from the STB, and take all such further action as in the reasonable judgment of CP and KCS may facilitate obtaining STB Final Approval.

CFIUS

The transactions contemplated by the Merger Agreement are subject to review by CFIUS under Section 721. Under the terms of the Merger Agreement, CP may not assume control over KCS’s railroad operations until: (a) CFIUS has determined that there are no unresolved national security concerns with respect to the transactions contemplated by the Merger Agreement, and KCS and CP have received written notice from CFIUS that action under Section 721 has been concluded; (b) KCS and CP have received written notice from CFIUS that the transactions contemplated by the Merger Agreement are not “covered transactions” under Section 721; or (c) CFIUS has sent a report to the President of the U.S. requesting the decision of the President of the U.S. with respect to the transactions contemplated by the Merger Agreement and (i) the period under Section 721 during which the President of the U.S. may announce his decision to take action to suspend, prohibit or place any limitations on the transactions contemplated by the Merger Agreement has expired without any such action being threatened, announced or taken or (ii) the President of the U.S. has announced a decision not to, or otherwise declined to, take any action to suspend or prohibit the transactions contemplated by the Merger Agreement (collectively, the “Completion of the CFIUS Process”).

The Merger Agreement provides for CP and KCS to cooperate regarding the preparation and filing with CFIUS of a declaration and/or a joint voluntary notification in connection with the transactions contemplated by the Merger Agreement. Please refer to the section entitled “The Transaction – Regulatory Approvals Required for the Transaction” for additional details regarding CFIUS.

COFECE and the IFT

Under the Mexican Federal Economic Competition Law and the Federal Telecommunications and Broadcasting Law, consummation of the transactions contemplated in the Merger Agreement requires the approval of COFECE and the IFT, autonomous constitutional entities responsible for enforcing the Federal Economic Competition Law in the sectors of their respective jurisdiction, including reviewing and authorizing concentrations, when applicable. Such notifications may be submitted in parallel, and the procedures follow the same rules and legal time frame.

The Merger Agreement provides that KCS, CP, First Merger Sub and Surviving Merger Sub were obligated to promptly, but in any event no later than 30 business days after the date of the Merger Agreement, file any and all notifications and report forms to the Mexican Antitrust Authorities, in each case as required under applicable law with respect to the transactions contemplated by the Merger Agreement, and take all other actions necessary to cause the expiration or termination of the process under applicable law as soon as practicable after the date of the Merger Agreement (i.e., September 15, 2021).

Notifications of the transaction were submitted to the IFT on October 4, 2021 and to COFECE on October 5, 2021. The Mexican Antitrust Authorities will each have 60 business days to review the Transaction and issue a resolution (as such period is calculated and may be extended under Mexican law, as described in the Section entitled “The Transaction – Regulatory Approvals Required for the Transaction”). If the Mexican Antitrust Authorities do not issue a resolution within the relevant review period (including any extension, if applicable), the Transaction will be deemed approved. Failure to obtain clearance from the Mexican Antitrust Authorities precludes the parties from closing the Transaction in Mexico.

ARTF and SCT

CP and KCS (through KCSM) have filed notices with ARTF and SCT, which are responsible for regulating railroad services in Mexico, prior to the Effective Time. The notice process is for informational purposes only, and no approval is required from either ARTF or SCT to close the Transaction.

Mexican Rail Union

KCS has provided an informal notification to the Mexican rail union; no approval on the part of the Mexican rail union is required in order to close the Transaction.

FCC

KCS is subject to regulation by the FCC under the U.S. Communications Act of 1934, as amended. FCC approval of the transfer of KCS’s FCC licenses will be required. Failure to receive FCC approval prior to transferring control of the FCC licenses could result in civil fines, revocation of the subject licenses, and/or other remedial actions by the FCC. Initial approval from the FCC is expected before closing into the Voting Trust.

In October 2021, CP and KCS filed the required applications for FCC consent to the transfer of control of the subject licenses held by KCS from KCS to the Voting Trust. In November 2021, CP and KCS anticipate that applications to transfer control of KCS as lessee or sublessee of certain FCC licenses will be filed. While CP and KCS believe that FCC approval will ultimately be obtained, this approval is not assured.

Additionally, if the Transaction closes, then the FCC will also preside over a similar post-closing approval process. CP and KCS anticipate, but cannot guarantee, that the FCC will ultimately approve this post-closing transfer of control of the FCC licenses. CP and KCS are not aware of any cases where FCC approval did not follow STB approval.

For a more detailed discussion of the regulatory approvals required for the Transaction, see the section entitled “The Transaction – Regulatory Approvals Required for the Transaction”.

The KCS Special Meeting and Stockholder Approval

The KCS Special Meeting will be held virtually via the internet on December 10, 2021 at 9:00 a.m. (Central Time).

Approval of (i) the KCS Merger Proposal requires the affirmative vote of at least a majority of the outstanding shares of KCS voting stock entitled to vote on the KCS Merger Proposal (assuming a quorum is present); (ii) the KCS Compensation Proposal requires the affirmative vote of at least a majority of the shares of KCS voting stock present at the KCS Special Meeting in person or by proxy and entitled to vote on the KCS Compensation Proposal (assuming a quorum is present); and (iii) the KCS Adjournment Proposal requires the affirmative vote of at least a majority of the shares of KCS voting stock present at the KCS Special Meeting in person or by proxy and entitled to vote on the KCS Adjournment Proposal (whether or not a quorum is present).

The KCS Board has unanimously recommended that KCS stockholders vote FOR each of the KCS Merger Proposal, the KCS Compensation Proposal and the KCS Adjournment Proposal.

Proxy Solicitation Agent

If you have any questions about the Transaction, the CP Special Meeting or the proxy materials or if you need assistance submitting your proxy or voting your CP common shares or need additional copies of this document or the enclosed form of proxy, you should contact CP’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, by: (A) telephone at: (i) 1-866-879-7649 (North American Toll-Free Number); or (ii) 1-416-867-2272 (collect calls outside North America); or (B) email at contactus@kingsdaleadvisors.com.

RISK FACTORS

In addition to the other information contained in or incorporated by reference in this Management Proxy Circular, including the matters addressed in the section entitled “Information Contained in Management Proxy Circular – Cautionary Statement Regarding Forward-Looking Statements”, CP shareholders should carefully consider the following risks in deciding whether to vote for both of the CP Special Meeting Resolutions. In addition, you should read and consider the risks associated with each of the businesses of CP and KCS because these risks will relate to the combined company following the closing of the Transaction. Descriptions of some of these risks can be found in the section entitled “Risk Factors” in each of the CP 2020 Annual Report on Form 10-K, the CP Interim MD&A, the KCS 2020 Annual Report and the KCS 10-Q. See “Information Contained in Management Proxy Circular – Information Incorporated by Reference” and “Additional Information”.

Risks Related to the Transaction

The Transaction is subject to various closing conditions, including regulatory and shareholder/stockholder approvals as well as other uncertainties, and there can be no assurances as to whether and when the Transaction may close.

The closing of the Transaction is subject to the satisfaction or waiver of a number of conditions specified in the Merger Agreement, and it is possible that such conditions may prevent, delay or otherwise materially adversely affect the closing of the Transaction. These conditions include, among other things: (1) receipt of the CP Shareholder Approval; (2) receipt of the KCS Stockholder Approval; (3) effectiveness of the Form F-4 (of which the proxy statement/prospectus forms a part) in accordance with the provisions of the U.S. Securities Act and no stop order suspending the effectiveness of the Form F-4 having been issued and remaining in effect and no proceeding to that effect having been commenced; (4) the absence of any injunction or similar order prohibiting or making illegal the closing of the Transaction or the Voting Trust Transaction; (5) approval by COFECE and the IFT of the transactions contemplated by the Merger Agreement; (6) the CP common shares issuable in the First Merger having been approved for listing on the TSX, subject to customary listing requirements and the NYSE, subject to official notice of issuance; (7) the accuracy of each party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement; (8) compliance by each party in all material respects with such party’s obligations under the Merger Agreement; and (9) with respect to CP, the absence of a Company Material Adverse Effect, and with respect to KCS, the absence of a Parent Material Adverse Effect (as such terms are defined in the Merger Agreement).

The governmental authorities from which authorizations are required have broad discretion in administering the governing laws and regulations, and may take into account various facts and circumstances in their consideration of the transactions contemplated by the Merger Agreement. These governmental authorities may initiate proceedings or otherwise seek to prevent the Transaction. As a condition to authorization of the transactions contemplated by the Merger Agreement, these governmental authorities also may impose requirements, limitations or costs, require divestitures or place restrictions on the conduct of CP’s business after the combination of CP and KCS following receipt of STB Final Approval.

CP cannot provide any assurance that all required consents and approvals will be obtained or that all closing conditions will otherwise be satisfied (or waived, if applicable), and, if all required consents and approvals are obtained and all closing conditions are satisfied (or waived, if applicable), CP cannot provide any assurance as to the terms, conditions and timing of such consents and approvals or the timing of the closing of the Transaction. Many of the conditions to the closing of the Transaction are not within either CP’s or KCS’s control, and neither company can predict when or if these conditions will be satisfied (or waived, if applicable). Any delay in closing the Transaction could cause CP not to realize some or all of the benefits that CP expects to achieve if the Transaction successfully closes within the expected timeframe.

In order to close the Transaction, CP and KCS must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, the closing of the Transaction may be delayed, jeopardized or prevented and the anticipated benefits of the Transaction could be reduced.

No assurance can be given that the required consents, orders and approvals will be obtained or that the required conditions to the closing of the Transaction will be satisfied (or waived, if applicable). Even if all such consents, orders and approvals are obtained and such conditions are satisfied (or waived, if applicable), no assurance can be given as to the terms, conditions and timing of such consents, orders and approvals. For example, these consents, orders and approvals may impose conditions on or require divestitures relating to the divisions, operations or assets of CP and KCS or may impose requirements, limitations or costs or place restrictions on the conduct of CP’s or KCS’s respective businesses, and if such consents, orders and approvals require an extended period of time to be obtained, such extended period of time could increase the chance that an adverse event occurs with respect to CP or KCS. Such extended period of time also may increase the chance that other adverse effects with respect to CP or KCS could occur, such as the loss of key personnel. Even if all necessary approvals are obtained, no assurance can be given as to the terms, conditions and timing of such approvals. For more information, see the sections entitled “The Transaction – Regulatory Approvals Required for the Transaction” and “The Merger Agreement – Conditions that Must be Satisfied or Waived for the Transaction to Occur”.

The CP Special Meeting may take place before all of the required regulatory approvals have been obtained and before all conditions to such approvals, if any, are known. Notwithstanding the foregoing, if the CP Special Meeting Resolutions are approved by CP shareholders, CP may not be required to seek further approval of CP shareholders.

After CP’s combination with KCS following receipt of STB Final Approval, CP may fail to realize projected benefits and cost savings of the combination, which could adversely affect the value of CP common shares.

CP and KCS have operated and, until the receipt of STB Final Approval, will continue to operate (even while the Voting Trust is in effect), independently. The success of CP’s combination with KCS will depend, in part, on CP’s ability to realize the anticipated benefits and synergies from combining the businesses of CP and KCS following the Control Date, including operational and other synergies that CP believes the combined company will achieve. The anticipated benefits and synergies of CP’s combination with KCS may not be realized fully or at all, may take longer to realize than expected or could have other adverse effects that CP does not currently foresee. Some of the assumptions that CP has made, such as the achievement of operating synergies, may not be realized. The integration process may, for CP and KCS, result in the loss of key employees, the disruption of ongoing businesses or inconsistencies in standards, controls, procedures and policies. There could be potential unknown liabilities and unforeseen expenses associated with the Transaction that were not discovered in the course of performing due diligence. Coordinating certain aspects of the operations and personnel of CP with KCS after the combination of CP and KCS following receipt of STB Final Approval will involve complex operational, technological and personnel-related challenges, which may be made more difficult in light of the COVID-19 pandemic. Additionally, the integration of CP and KCS will require significant time and focus from management following the combination which may disrupt the business of the combined company.

The announcement and pendency of the Transaction could adversely affect CP’s business, results of operations and financial condition.

The announcement and pendency of the Transaction could cause disruptions in and create uncertainty surrounding CP’s business, including affecting CP’s relationships with its existing and future customers, suppliers and employees, which could have an adverse effect on CP’s business, results of operations and financial condition, whether or not the Transaction is completed. In particular, CP could potentially lose important personnel as a result of the departure of employees who decide to pursue other opportunities in light of the Transaction. CP could also potentially lose customers or suppliers, and new customer or supplier contracts could be delayed or decreased. The attention of CP’s management may be directed towards the closing of the

Transaction, including obtaining regulatory approvals and other Transaction-related considerations, and may be diverted from the day-to-day business operations of CP and matters related to the Transaction may require commitments of time and resources that could otherwise have been devoted to other opportunities that might have been beneficial to CP. Additionally, the Merger Agreement requires each party to obtain the other party’s consent prior to taking certain specified actions while the Transaction is pending. These restrictions may prevent CP from pursuing otherwise attractive business opportunities prior to the closing of the Transaction. Any of these matters could adversely affect the businesses of, or harm the results of operations, financial condition or cash flows of CP and the market value of CP common shares.

If the Transaction does not close, the price of CP common shares may fall to the extent that the current prices of CP common shares reflect a market assumption that the Transaction will close. In addition, the failure to close the Transaction may result in negative publicity or a negative impression of CP in the investment community and may affect CP’s relationship with employees, customers, suppliers and other partners in the business community.

CP and KCS will incur substantial transaction fees and costs in connection with the Transaction.

CP and KCS have incurred and expect to incur additional material non-recurring expenses in connection with the transactions contemplated by the Merger Agreement, including costs relating to obtaining required approvals and, in the case of KCS, compensation payments to its executives triggered by the change in control of KCS as a result of the Transaction. CP and KCS have incurred significant financial services, accounting, tax and legal fees in connection with the process of negotiating and evaluating the terms of the Transaction. Additional significant unanticipated costs may be incurred in the course of coordinating and combining the businesses of CP and KCS following receipt of STB Final Approval. Even if the Transaction does not close, CP and KCS will need to pay certain costs relating to the Transaction incurred prior to the date the Transaction was abandoned, such as financial advisory, accounting, tax, legal, filing and printing fees. Such costs may be significant and could have an adverse effect on the parties’ future results of operations, cash flows and financial condition. In addition to its own fees and expenses, if the Merger Agreement is terminated under specified circumstances, CP will be required to pay either U.S.$700.0 million or U.S.$1.0 billion to KCS, depending on the reason for the termination. In addition to its own fees and expenses, if the Merger Agreement is terminated under specified circumstances, KCS will be required to pay to CP a U.S.$700.0 million termination payment and/or the CN Termination Amount Refund. For more information, see the section entitled “The Merger Agreement – Termination or Abandonment of the Merger Agreement – Termination Payments”.

Significant demands will be placed on CP and KCS as a result of the combination of the two companies.

As a result of the combination of CP and KCS following receipt of STB Final Approval, significant demands will be placed on the managerial, operational and financial personnel and systems of CP and KCS. CP and KCS cannot assure you that their respective systems, procedures and controls will be adequate to support the expansion of operations following and resulting from the combination of the two companies. The future operating results of the combined company will be affected by the ability of its officers and key employees to manage changing business conditions and to implement and expand its operational and financial controls and reporting systems in response to the Transaction.

The unaudited pro forma condensed consolidated financial information of CP and KCS is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of the combined company following the combination of CP and KCS following receipt of STB Final Approval.

The unaudited pro forma condensed consolidated financial information included in this Management Proxy Circular has been prepared using the consolidated historical financial statements of CP and KCS, is presented for illustrative purposes only and should not be considered to be an indication of the results of operations or financial condition of the combined company after the combination of CP and KCS following receipt of STB Final

Approval. In addition, the unaudited pro forma condensed consolidated financial information included in this Management Proxy Circular is based in part on certain assumptions regarding the Transaction. These assumptions may not prove to be accurate, and other factors may affect the combined company’s results of operations or financial condition following the combination of CP and KCS following receipt of STB Final Approval. Accordingly, the historical information incorporated by reference in this Management Proxy Circular and unaudited pro forma condensed consolidated financial information included in this Management Proxy Circular do not necessarily represent the combined company’s results of operations and financial condition had CP and KCS operated as a combined entity during the periods presented, or of the combined company’s results of operations and financial condition after the combination of CP and KCS following receipt of STB Final Approval. The combined company’s potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

In preparing the unaudited pro forma condensed consolidated financial information contained in this Management Proxy Circular, CP has given effect to, among other items, the combination of CP and KCS following receipt of STB Final Approval, the payment of the Merger Consideration and the Preferred Merger Consideration and the indebtedness of CP on a consolidated basis after giving effect to the combination of CP and KCS following receipt of STB Final Approval, including the indebtedness of KCS. The unaudited pro forma condensed consolidated financial information may not reflect all of the costs that are expected to be incurred by CP and KCS in connection with the Transaction. For more information, see the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Information”, including the notes thereto.

The substantial additional indebtedness that CP and its subsidiaries will incur in connection with the Transaction could adversely affect CP’s (and after the combination of CP and KCS following receipt of STB Final Approval, the combined company’s) financial position, including by decreasing its business flexibility, ability to satisfy its debt obligations and credit ratings.

After the combination of CP and KCS following receipt of STB Final Approval, the combined company will have substantially increased borrowings compared to CP’s historical level of borrowings. CP’s consolidated borrowings were approximately $10.0 billion (U.S.$7.8 billion converted at the Bank of Canada exchange rate on September 30, 2021) as at September 30, 2021. The combined company’s pro forma borrowings as at September 30, 2021, if the acquisition of KCS had been completed on that same date, would have been approximately U.S.$20.1 billion, of which U.S.$9.0 billion would have been at variable rates of interest when assuming borrowings for the Transaction are made under the Bridge Facility.

CP expects to incur approximately U.S.$12.3 billion of additional debt in connection with the Transaction relative to debt balances outstanding as at September 30, 2021, as a result of obtaining financing to close the Transaction and refinancing of debt assumed in the Transaction as required. Also, in connection with the Transaction, the existing indebtedness of KCS is expected to remain outstanding to the extent the Transaction closes into the Voting Trust. This increased level of borrowings could have the effect, among other things, of reducing CP’s liquidity and the combined company’s flexibility to respond to changing business and economic conditions. Also, the combined company’s ability to make payments of principal and interest on its indebtedness will depend upon its future performance, which will be subject to general economic, financial and business conditions, sufficient cash flow from KCS during the period in which it is in the Voting Trust, the implementation of the integration with KCS and other factors affecting its operations, many of which will be beyond the combined company’s control.

Accordingly, the amount of cash required to service the combined company’s increased borrowing levels and increased aggregate dividends after the combination of CP and KCS following receipt of STB Final Approval and thus the demands on the combined company’s cash resources, will be greater than the amount of cash flows required to service CP’s borrowings and pay dividends prior to the combination. If CP completes the acquisition of KCS and obtains control of KCS but CP does not achieve the expected benefits and cost savings from the acquisition, or if the financial performance of the combined company does not meet current expectations, then CP’s ability to service CP’s indebtedness may be adversely impacted. The increased levels of borrowings and dividends after the combination of CP and KCS following receipt of STB Final Approval could also reduce funds available for the combined company’s investments in research and development and capital expenditures and other activities and may create competitive disadvantages for the combined company relative to other companies with lower debt levels.

The agreements that will govern CP’s indebtedness that would be incurred in connection with the acquisition of KCS may contain various affirmative and negative covenants that may, subject to certain customary exceptions, restrict the combined company’s ability to, among other things, create liens over its property, change its line of business and/or merge or consolidate with any other person or sell or convey certain of its assets to another person. In addition, some of the agreements that will govern the combined company’s new debt financings may contain financial covenants that will require it to maintain certain financial ratios. Various risks, uncertainties and events beyond the combined company’s control could affect its ability to comply with these covenants and failure to comply with them could result in an event of default, which, if not cured or waived, could accelerate repayment obligations. Under these circumstances, the combined company may not have sufficient funds or other resources to satisfy all of its obligations.

CP’s credit ratings impact the cost and availability of future borrowings and, accordingly, CP’s cost of capital. CP’s credit ratings reflect each credit rating organization’s opinion of CP’s financial and business strength, operating performance and ability to meet CP’s debt obligations. If any of CP’s credit ratings are reduced, CP may not be able to sell additional debt securities, borrow money, refinance the transaction facilities if drawn or establish alternatives to the transaction facilities in the amounts, at the times or interest rates or upon the more favourable terms and conditions that might be available if CP’s current credit ratings are maintained.

In addition, future borrowings under circumstances in which the combined company’s debt is rated below investment grade may contain further restrictions that impose significant restrictions on the way the combined company operates after the combination of CP and KCS following receipt of STB Final Approval.

CP may waive one or more of the closing conditions without re-soliciting shareholder approval.

Certain conditions to CP’s obligations to close the Transaction may be waived, in whole or in part, to the extent legally permissible, either unilaterally or by agreement of CP and KCS. In the event that any such waiver does not require re-solicitation of CP’s shareholders or an amendment of this Management Proxy Circular or any re-solicitation of proxies, as applicable, the parties will have the discretion to close the Transaction without seeking further approval of CP shareholders.

The opinions of CP’s financial advisors rendered to the CP Board do not reflect changes in circumstances between the signing of the Merger Agreement and the closing of the Transaction.

The CP Board has received the CP Fairness Opinions from BMO Capital Markets, Goldman Sachs and Evercore, but has not obtained updated opinions as of the date of this Management Proxy Circular. Changes in the operations and prospects of CP or KCS, general market and economic conditions and other factors that may be beyond the control of CP or KCS, and on which the forecasts and assumptions used by CP’s financial advisors in connection with rendering the CP Fairness Opinions may have been based, may significantly alter the value of CP or KCS or the prices of the CP common shares or of the shares of KCS common stock by the time the Transaction closes. The CP Fairness Opinions do not speak as of the time the Transaction will close or as of any date other than the date of such opinions and the CP Board does not anticipate asking its financial advisors to update the CP Fairness Opinions. The CP Board’s recommendation that CP shareholders vote FOR both of the CP Special Meeting Resolutions, however, is made as of the date of this Management Proxy Circular.

For a description of the opinions that the CP Board received from its financial advisors, see the section entitled “The Transaction – CP Fairness Opinions”. For the full texts of the CP Fairness Opinions, see “Appendix C – BMO Capital Markets Fairness Opinion”, “Appendix D – Goldman Sachs Fairness Opinion” and “Appendix E – Evercore Fairness Opinion”.

While the Transaction is pending and during the pendency of the Voting Trust, CP is subject to business uncertainties and contractual restrictions that could materially adversely affect CP’s operating results, financial position and/or cash flows or result in a loss of employees, suppliers, vendors or customers.

The Merger Agreement generally requires CP to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course prior to the Effective Time, in the event the Merger Agreement is not earlier terminated. In addition, the Merger Agreement includes a variety of specified restrictions on the conduct of CP’s business, which, in the event the Merger Agreement is not earlier terminated, expire on the Effective Time. Among other things and subject to the other terms of the Merger Agreement and certain other exceptions and limitations, CP may not, outside of the ordinary course of business, issue additional CP common shares or dispose of material portions of its businesses or assets. CP may find that these and other contractual restrictions in the Merger Agreement delay or prevent CP from making certain changes, or limit its ability to make certain changes, during such period, even if CP’s management believes that making certain changes may be advisable. The pendency of the Transaction may also divert management’s attention and CP’s resources from ongoing business and operations.

During the period in which KCS is in the Voting Trust, its existing revolving credit agreement will remain in place, which includes certain limitations on dividends and distributions to its shareholders, including CP at such time. Such limitations may restrict the combined company from receiving the full benefit of the cash generated by KCS during such period.

CP’s employees, suppliers, vendors or customers may experience uncertainties about the effects of the Transaction. It is possible that some employees, suppliers, vendors or customers and other parties with whom CP has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationship with CP as a result of the proposed acquisition. Similarly, current and prospective employees may experience uncertainty about their future roles with CP following completion of the Transaction, which may materially and adversely affect CP’s ability to attract and retain key employees. If any of these effects were to occur, it could materially and adversely impact CP’s operating results, financial position, cash flows and/or stock price.

CP expects to refinance its credit facility entered into for the purpose of the Transaction but cannot guarantee that it will be able to obtain new financing on terms acceptable to it or at all.

CP anticipates that the funds needed to close the Transaction will be derived from a combination of some or all of: (i) cash on hand; (ii) borrowings under the credit facility which will be entered into for the purpose of the Transaction, its existing credit facilities and/or new credit facilities; and (iii) the proceeds from the sale of new debt securities and the issuance of any commercial paper. While CP intends to refinance the credit facility for which it has obtained commitments for the purpose of the Transaction, CP’s ability to obtain any new debt financing will depend on, among other factors, prevailing market conditions and other factors beyond CP’s control. CP cannot assure you that it will be able to obtain new debt financing on terms acceptable to it or at all on or before the maturity date of its credit facilities, and therefore any such failure to refinance could materially adversely affect its operations and financial condition.

In particular, CP has entered into the Bridge Commitment Letter to backstop permanent debt financings to fund a portion of the Cash Consideration and Preferred Merger Consideration and transaction expenses. However, CP has not entered into definitive agreements for such debt financing, and the obligation of the lenders to provide the Debt Financing under the Bridge Commitment Letter is subject to a number of customary conditions. There can be no assurance that CP will be able to obtain the Debt Financing under the Bridge Commitment Letter. In the event that the Debt Financing contemplated above is not available, other financing may not be available on acceptable terms, in a timely manner or at all. If CP is unable to obtain Debt Financing, the Transaction may be delayed or not be completed. CP’s obligation to complete the Transaction is not conditioned upon the receipt of any financing.

CP’s combination with KCS is subject to final approval by the STB, and there can be no assurance as to whether and when it may be approved or if such approval will be granted with conditions applicable to the parties; accordingly, CP’s combination with KCS may be delayed, jeopardized or prevented entirely and the anticipated benefits of the combination could be reduced.

Although the STB has approved the proposed Voting Trust Agreement, there can be no assurance that third parties will not ask the STB to reconsider that approval. The STB also has the authority to impose conditions on its approval of a control transaction to alleviate competitive or other concerns, and, if such conditions are imposed, the anticipated benefits of the combination of CP and KCS might be reduced. There is no assurance that STB Final Approval will be obtained or obtained on terms acceptable to CP. In addition, under existing law, railroad competitors of CP and KCS and other interested parties may intervene to oppose the STB application or seek protective conditions in the event approval by the STB is granted, which might delay the approval process or reduce the anticipated benefits of the combination of CP and KCS. Furthermore, if the STB does not provide STB Final Approval or imposes conditions on its approval in a final order, and CP and KCS decide to appeal such final order from the STB, any such appeal might not be resolved for a substantial period of time after the entry of such order by the STB.

If either (i) the STB Final Approval has not been obtained by December 31, 2023 or (ii) the STB has, by a final and non-appealable order, refused to provide the STB Final Approval (an “STB Denial”), CP would be required to dispose of its initial investment in KCS. Similarly, if the STB imposes onerous conditions on the STB Final Approval, CP may choose to dispose of its initial investment in KCS rather than agreeing to the conditions imposed by the STB. In either case, CP would be obligated under the Voting Trust Agreement to directly or indirectly divest of the Trust Stock in a manner that is acceptable to the STB. CP and KCS expect that, in case of a divestiture, the market and divestiture alternatives for the Trust Stock might be limited, and such a disposition could cause CP to incur significant losses and expenses in connection with the Transaction, which could have a significant adverse impact on the business and financial condition of CP.

Failure by KCS to successfully execute its business strategy and objectives may materially adversely affect the future results of the combined company and, consequently, the market value of CP common shares.

The success of the combination of CP and KCS will depend, in part, on the ability of KCS to successfully execute its business strategy, including making deliveries in a safe and reliable manner, minimizing service interruptions and investing in its infrastructure to maintain its rail system and serve its customer base. These objectives are capital intensive. Furthermore, KCS’s business strategy, operations and plans for growth and expansion rely significantly on agreements with other railroads and third parties, including joint ventures and other strategic alliances, as well as interchange, trackage rights, haulage rights and marketing agreements with other railroads and third parties that enable KCS to exchange traffic and utilize trackage that it does not own. KCS’s ability to provide comprehensive rail service to its customers depends in large part upon its ability to maintain these agreements with other railroads and third parties, and upon the performance of the obligations under the agreements by the other railroads and third parties. The termination of, or the failure to renew, these agreements could have a Material Adverse Effect on KCS’s consolidated financial statements and interfere with its business strategy, operations and plans for growth. If KCS is not able to achieve its business strategy, is not able to achieve its business strategy on a timely basis, or otherwise fails to perform in accordance with CP’s expectations, the anticipated benefits of the combination of CP and KCS may not be realized fully or at all, and the combination may materially adversely affect the results of operations, financial condition and prospects of the combined company and, consequently, the market value of CP common shares.

Failure to complete the transactions contemplated by the Merger Agreement could negatively impact CP’s common share price and future business and financial results.

If the transactions contemplated by the Merger Agreement are not completed for any reason, including as a result of the failure to obtain the CP Shareholder Approval or the KCS Stockholder Approval, CP’s ongoing business may be materially and adversely affected and CP would be subject to a number of risks, including the following:

•	CP may experience negative reactions from the financial markets, including negative impacts on trading prices of CP common shares, and from CP’s employees, suppliers, vendors, regulators or customers;

•

CP will be required to pay KCS a termination payment of (i) U.S.$1.0 billion upon termination of the Merger Agreement if certain regulatory approvals are not obtained; or (ii) U.S.$700.0 million upon termination of the Merger Agreement, in consideration for the disposition by KCS of its contractual rights under the Merger Agreement, if the Merger Agreement is terminated under other specified circumstances, including if the CP Board effects a Change of Recommendation or CP terminates the Merger Agreement in order to enter into an agreement providing for a Qualifying Transaction in respect of CP following the termination of the Merger Agreement;

•

the Merger Agreement places certain restrictions on the conduct of CP’s business, and such restrictions, the waiver of which is subject to the consent of KCS, may prevent CP from making certain material acquisitions, entering into or amending certain contracts, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the Transaction or, with respect to certain actions prior to the Control Date, that CP would have made, taken or pursued if these restrictions were not in place; and

•

matters relating to the Transaction (including integration planning) will require substantial commitments of time and resources by CP’s management and the expenditure of significant funds in the form of fees and expenses, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to CP as an independent company.

In addition, CP could be subject to litigation related to any failure to complete the acquisition or related to any proceeding to specifically enforce CP’s performance obligations under the Merger Agreement.

If any of these risks materialize, they may materially and adversely affect CP’s business, financial condition, financial results and stock prices.

Except in specified circumstances, if the Effective Time has not occurred by the End Date, either CP or KCS may choose not to proceed with the Transaction.

Either CP or KCS may terminate the Merger Agreement if the Effective Time has not occurred by the End Date, being February 21, 2022, provided, that to the extent the condition to obtain the authorizations required to be obtained from COFECE and the IFT with respect to the transactions contemplated by the Merger Agreement has not been satisfied or waived on or prior to February 21, 2022, but all other conditions to closing have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the closing), the End Date will be automatically extended to May 21, 2022. However, this right to terminate the Merger Agreement will not be available to CP or KCS if such party has breached in any material respect its obligations under the Merger Agreement in any manner that has been the primary cause of the failure to close the Transaction on or before the End Date. For more information, see the section entitled “The Merger Agreement – Termination or Abandonment of the Merger Agreement”.

CP may lose its status as a “foreign private issuer” in the U.S. following the closing of the Transaction or upon the completion of the combination of CP and KCS following receipt of STB Final Approval, which could result in additional costs and expenses.

There is a possibility that as a result of the Transaction, after the Control Date CP may no longer qualify as a foreign private issuer under applicable U.S. securities laws.

If CP determines that it no longer qualifies as a foreign private issuer at any time following the closing of the Transaction, it will be required to satisfy its reporting obligations using U.S. domestic reporting forms and will become subject to the rules applicable to a U.S. domestic issuer. From 2015 to 2017, CP was subject to U.S. domestic issuer rules, and CP currently uses certain domestic reporting forms for its reporting purposes, including annual reports on Form 10-K and quarterly reports on Form 10-Q. If CP loses its foreign private issuer status, it will also lose its ability to use the Multi-jurisdictional Disclosure System and rely on Canadian disclosure documents when offering securities in the United States. Subject to certain exemptions that may be available, CP will also continue to be required to comply with its reporting obligations under Canadian securities laws. In addition, CP may lose the ability to rely upon certain corporate governance exemptions from the NYSE that are available to foreign private issuers. Finally, if CP loses its foreign private issuer status, to the extent that CP were to offer or sell its securities outside of the U.S., it would have to comply with the generally more restrictive Regulation S requirements that apply to U.S. companies, which could limit CP’s ability to access capital markets in the future, and create a higher likelihood that investors would require CP to file resale registration statements with the SEC as a condition of any such financings. As a result, the regulatory and compliance costs to CP under U.S. securities laws as a U.S. domestic issuer may be higher than those of a Canadian foreign private issuer.

Resales of CP common shares following the Transaction may cause the market value of CP common shares to decline.

Based on the number of shares of KCS common stock, KCS Restricted Share Awards and KCS Director Deferred Stock outstanding as of September 9, 2021, CP expects to issue (at the direction of Surviving Merger Sub and on behalf of Surviving Merger Sub) up to approximately 264,723,997 CP common shares at the Effective Time in connection with the Transaction. The issuance of these new CP common shares could have the effect of depressing the market value for CP common shares. The increase in the number of CP common shares may lead to sales of such CP common shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market value of, CP common shares.

The market value of CP common shares may decline as a result of the combination of CP and KCS following receipt of STB Final Approval.

The market value of CP common shares may decline as a result of the combination of CP and KCS following receipt of STB Final Approval if, among other things, the combined company is unable to achieve the expected growth in revenues and earnings, or if the operational cost savings estimates in connection with the integration of CP’s and KCS’s businesses are not realized or if the transaction costs related to the Transaction are greater than expected. The market value of CP common shares also may decline if the combined company does not achieve the perceived benefits of the combination as rapidly or to the extent anticipated by the market or if the effect of the combination on the combined company’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts. In addition, some KCS common stockholders may decide not to continue to hold the CP common shares they receive as a result of the Transaction, and any such sales of CP common shares could have the effect of depressing their market price. Moreover, general fluctuations in stock markets could have a Material Adverse Effect on the market for, or liquidity of, CP common shares, regardless of CP’s actual operating performance after the combination of CP and KCS following receipt of STB Final Approval.

Current CP shareholders and KCS common stockholders will have a reduced ownership and voting interest after the Transaction and will exercise less influence over the management of the combined company.

Based on the number of shares of KCS common stock, KCS Restricted Share Awards and KCS Director Deferred Stock outstanding as of September 9, 2021, at the Effective Time, CP expects to issue (at the direction of Surviving Merger Sub and on behalf of Surviving Merger Sub) up to approximately 264,723,997 CP common shares at the Effective Time in connection with the Transaction. As a result, it is expected that, immediately after the Effective Time, former KCS common stockholders would own approximately 28% of the outstanding CP common shares. See the section entitled “The Merger Agreement – Treatment of KCS Equity Awards” for a more detailed explanation. Consequently, current CP shareholders in the aggregate will have less influence over the management and policies of the combined company than they currently have over the management and policies of CP, and KCS common stockholders in the aggregate will have significantly less influence over the management and policies of the combined company than they currently have over the management and policies of KCS.

CP and KCS may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Transaction from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Transaction, then that injunction may delay or prevent the Transaction from being completed.

The combined company may be exposed to increased litigation, which could have an adverse effect on the combined company’s business and operations.

The combined company may be exposed to increased litigation from shareholders, stockholders, customers, suppliers, consumers and other third parties due to the combination of CP’s business and KCS’s business following receipt of STB Final Approval. Such litigation may have an adverse impact on the combined company’s business and results of operations or may cause disruptions to the combined company’s operations.

The IRS may not agree that CP should be treated as a foreign corporation for U.S. federal income tax purposes.

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes only if it is created or organized in the U.S. or under the law of the U.S. or of any State. Accordingly, under generally applicable U.S. federal income tax rules, CP, which is organized under the laws of Canada, would generally be classified as a foreign corporation. Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain specific rules that may cause a foreign corporation to be treated as a U.S. corporation for U.S. federal income tax purposes (or to be subject to certain other adverse tax consequences). CP believes that it should not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code immediately following the Transaction. There can be no assurance, however, that the IRS will not take a contrary position or that the relevant U.S. federal income tax law will not be changed (possibly with retroactive effect) in a manner that would result in a contrary conclusion. If it were determined that CP is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, CP could be subject to substantial U.S. tax liability and its non-U.S. shareholders could be subject to U.S. withholding tax on any dividends.

CP and KCS may have difficulty attracting, motivating and retaining executives and other key employees in light of the combination of CP and KCS.

Uncertainty about the effect of the transaction on CP and KCS employees may have an adverse effect on each of CP and KCS separately and consequently the combined company. This uncertainty may impair CP’s and/or KCS’s ability to attract, retain and motivate key personnel. Employee retention may be particularly challenging during the pendency of the Transaction, as employees of CP and KCS may experience uncertainty about their future roles in the combined company.

Additionally, KCS’s officers and employees may hold shares of KCS voting stock, and, if the Transaction closes, these officers and employees may be entitled to the Merger Consideration or Preferred Merger Consideration, as applicable, in respect of such shares of KCS voting stock. Under agreements between KCS and certain of its key employees, such employees could potentially resign from employment on or after the Effective Time following specified circumstances constituting good reason or constructive termination (as set forth in the applicable agreement) that could result in severance payments to such employees and accelerated vesting of their equity awards. These payments and accelerated vesting benefits, individually or in the aggregate, could make retention of KCS key employees more difficult.

Furthermore, if key employees of CP or KCS depart or are at risk of departing, including because of issues relating to the uncertainty and difficulty of integration, financial security or a desire not to become employees of the combined company, CP may have to incur significant costs in retaining such individuals or in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent, and the combined company’s ability to realize the anticipated benefits of the Transaction may be materially and adversely affected. No assurance can be given that the combined company will be able to attract or retain key employees to the same extent that CP and KCS have been able to attract or retain employees in the past.

Following the Control Date, it is expected that the board of directors of the combined company and the Management Resources and Compensation Committee of the combined company (or such other committee(s) with responsibility for compensation matters) will meet to determine and oversee the compensation of the independent Board Chair and the President and Chief Executive Officer of the combined company and the director and executive compensation structure and policies of the combined company. These are anticipated to generally be consistent with the existing executive compensation structure and policies of CP and may include long-term performance based equity awards such as PSUs and/or stock options tied to the expected synergies of the combined company. To assess and determine the executive and director compensation structure and policies of the combined company, the board of directors of the combined company and the combined company’s Management Resources and Compensation Committee may retain and use reports prepared by independent compensation advisors or consultants.

Directors, officers and employees of CP may have interests in the Transaction that may differ from those of CP shareholders generally.

In considering the recommendation of the CP Board to vote in favour of the Share Issuance Resolution and the Name Change Amendment Resolution, CP shareholders should be aware that certain directors, officers and employees of CP may have interests in the Transaction that are different from, or in addition to, the interests of CP shareholders generally including, but not limited to, those interests discussed under the heading “Interests of Certain Persons or Companies in the Transaction”.

The Merger Agreement contains provisions that make it more difficult for CP and KCS to pursue alternatives to the Transaction.

The Merger Agreement contains provisions that make it more difficult for CP to sell its business, or for KCS to sell its business to a party other than CP. These provisions include a general prohibition on each party soliciting any Alternative Proposal. Further, there are only limited circumstances in which KCS may terminate the Merger Agreement to accept an Alternative Proposal and limited exceptions to each party’s agreement that its board of directors will not withdraw or modify in a manner adverse to the other party the CP Recommendation or the KCS Recommendation, as applicable. In the event that the KCS Board makes an adverse recommendation change, then KCS may be required to pay to CP a termination payment of U.S.$700.0 million and the CN Termination Amount Refund. In the event that the CP Board makes an adverse recommendation change, then CP may be required to pay to KCS a termination payment of U.S.$700.0 million. See “The Merger Agreement – No Solicitation” and “The Merger Agreement – Termination or Abandonment of the Merger Agreement”.

The parties believe these provisions are reasonable and not preclusive of other offers, but these restrictions might discourage a third party that has an interest in acquiring all or a significant part of either CP or KCS from considering or proposing an Alternative Proposal.

If an Alternative Proposal to acquire KCS is made, the closing of the Transaction may be delayed.

If an Alternative Proposal to acquire KCS is made, the attention of CP’s and KCS’s respective management may be diverted away from the Transaction, which may delay or impede the closing of the Transaction. Matters related to such Alternative Proposal, including any potential related litigation, may require commitments of time and resources of both parties and their respective representatives, which could otherwise have been devoted to the Transaction.

Exchange rate fluctuations may adversely affect the foreign currency value of CP common shares and any dividends.

CP common shares are quoted in Canadian dollars on the TSX and U.S. dollars on the NYSE. Dividends in respect of CP common shares, if any, are anticipated to be declared in Canadian dollars, consistent with CP’s current dividend practice. CP’s financial statements are prepared in Canadian dollars. Fluctuations in the exchange rate between the U.S. dollar and Canadian dollar will affect, among other matters, the U.S. dollar value of CP common shares and of any dividends in respect of such shares.

CP may not have discovered undisclosed liabilities of KCS, if any.

In the course of the due diligence review of KCS that CP conducted prior to the execution of the Merger Agreement, CP may not have discovered, or may have been unable to quantify, undisclosed liabilities of KCS and its subsidiaries, if any, and CP will not be indemnified for any of these liabilities. If KCS has undisclosed liabilities, CP, as a successor owner, may be responsible for such undisclosed liabilities. Such undisclosed liabilities could have an adverse effect on the business, results of operations, financial condition and cash flows of CP and on the value of the CP common shares after the closing of the Transaction. For more information, see the section entitled “The Merger Agreement – Termination or Abandonment of the Merger Agreement”.

The Exchange Ratio is fixed and will not be adjusted in the event of any change in the price of either CP common shares or KCS common stock.

At the Effective Time, each share of KCS common stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive 2.884 CP common shares and U.S.$90.00 in cash, without interest. Because the Exchange Ratio is fixed, the value of the Share Consideration will depend on the market price of CP common shares at the Effective Time. The market price of CP common shares has fluctuated since the date of the announcement of the Transaction and is expected to continue to fluctuate from the date of this Management Proxy Circular until the date the Transaction closes, which could occur a considerable amount of time after the date hereof. Changes in the price of CP common shares may result from a variety of factors, including, among others, general market and economic conditions, changes in CP’s and KCS’s respective businesses, operations and prospects, risks inherent in their respective businesses, changes in market assessments of the likelihood that the proposed acquisition will be completed and/or the value that may be generated by the proposed acquisition and changes with respect to expectations regarding the timing of the proposed acquisition and regulatory considerations. Many of these factors are beyond CP’s control.

Risks Related to CP’s Business

You should read and consider the risk factors specific to CP’s business that will also affect the combined company following receipt of STB Final Approval. These risks are described in the CP 2020 Annual Report on Form 10-K and the CP Interim MD&A, which are incorporated by reference in this Management Proxy Circular, and in other documents that are incorporated by reference in this Management Proxy Circular. See the section entitled “Information Contained in Management Proxy Circular – Information Incorporated by Reference” for the location of information incorporated by reference in this Management Proxy Circular.

Risks Related to KCS’s Business

You should read and consider the risk factors specific to KCS’s business that will also affect the combined company following receipt of STB Final Approval. These risks are described in the KCS 2020 Annual Report and the KCS 10-Q, which are incorporated by reference in this Management Proxy Circular, and in other documents that are incorporated by reference in this Management Proxy Circular. See “Appendix G – Information Concerning Kansas City Southern” and the section entitled “Information Contained in Management Proxy Circular – Information Incorporated by Reference” for the location of information incorporated by reference in this Management Proxy Circular.

INFORMATION ABOUT THE COMPANIES

Canadian Pacific Railway Limited

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

1-403-319-7000

CP, together with its subsidiaries, owns and operates a transcontinental freight railway in Canada and the U.S. CP provides rail and intermodal transportation services over a network of approximately 13,000 miles, connecting the Atlantic coast to the Pacific coast across six Canadian provinces and 11 U.S. states. CP’s railway network feeds directly into the U.S. heartland from the East and West coasts. Agreements with other carriers extend CP’s market reach in Canada, through the U.S. and into Mexico. CP transports bulk commodities, merchandise freight and intermodal traffic.

CP was incorporated on June 22, 2001, under the CBCA, and controls and owns all of the common shares of CPRC, which was incorporated in 1881 by Letters Patent under an Act of the Parliament of Canada, and is governed by the CBCA. CP’s registered, executive and corporate head office is located at 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9. CP common shares are listed on the TSX and the NYSE under the symbol “CP”.

Additional information about CP can be found on its website at www.cpr.ca. The information contained in, or that can be accessed through, CP’s website is not intended to be incorporated in this Management Proxy Circular. For additional information about CP, see the sections entitled “Information Contained in Management Proxy Circular – Information Incorporated by Reference” and “Additional Information” and “Appendix H – Information Concerning Canadian Pacific Railway Limited”.

Cygnus Merger Sub 1 Corporation

120 South 6th Street

Suite 800

Minneapolis, MN 55402

1-888-333-6370

Surviving Merger Sub, a Delaware corporation and a direct wholly owned subsidiary of CP, was formed solely for the purpose of facilitating the transactions contemplated by the Merger Agreement. Surviving Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the Transaction. By operation of the Second Merger, KCS will merge with and into Surviving Merger Sub. As a result, immediately following the Second Merger, Surviving Merger Sub will survive as a direct wholly owned subsidiary of CP.

Immediately following the Second Merger, the following internal transactions will take place in sequential order: (i) CP will transfer all of the outstanding shares of capital stock of the Second Surviving Corporation to CPRC as a capital contribution; (ii) CPRC will immediately thereafter transfer all of the outstanding shares of capital stock of the Second Surviving Corporation to Merger Holdco as a capital contribution; (iii) Merger Holdco will immediately thereafter assume any indebtedness of the Second Surviving Corporation owing to CPRC or its affiliates (being the amount borrowed by Surviving Merger Sub to pay the Cash Consideration and Preferred Merger Consideration) in consideration for a non-interest bearing promissory note issued by the Second Surviving Corporation in favour of Merger Holdco, which promissory note will immediately thereafter be transferred to the Second Surviving Corporation as a capital contribution and the promissory note will accordingly be extinguished; and (iv) CPRC will immediately thereafter transfer all of the outstanding shares of capital stock of Merger Holdco to Canadian Holdco as a capital contribution (collectively, the “Post-Closing Contributions”). Immediately following the Post-Closing Contributions, and as a result thereof, CP will directly own CPRC which will, in turn, own Canadian Holdco, which will, in turn, own Merger Holdco, which will, in turn, own the Second Surviving Corporation.

Surviving Merger Sub’s principal executive offices are located at 120 South 6th Street, Suite 800, Minneapolis, MN 55402, and its telephone number is 1-888-333-6370.

Cygnus Merger Sub 2 Corporation

120 South 6th Street

Suite 800

Minneapolis, MN 55402

1-888-333-6370

First Merger Sub, a Delaware corporation and a direct wholly owned subsidiary of Surviving Merger Sub, was formed solely for the purpose of facilitating the transactions contemplated by the Merger Agreement. First Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the Transaction. By operation of the First Merger, First Merger Sub will merge with and into KCS. As a result, KCS will survive as a direct wholly owned subsidiary of Surviving Merger Sub, before immediately merging with and into Surviving Merger Sub. Upon the closing of the First Merger, First Merger Sub will cease to exist as a separate entity.

First Merger Sub’s principal executive offices are located at 120 South 6th Street, Suite 800, Minneapolis, MN 55402, and its telephone number is 1-888-333-6370.

Kansas City Southern

427 West 12th Street

Kansas City, MO 64105

1-816-983-1303

KCS, a Delaware corporation, is a holding company with domestic and international rail operations in North America that are strategically focused on the growing north/south freight corridor connecting key commercial and industrial markets in the central U.S. with major industrial cities in Mexico. As used below, “Kansas City Southern” may refer to KCS or, as the context requires, to one or more subsidiaries of KCS.

Kansas City Southern controls and owns all of the stock of KCSR, a U.S. Class 1 railroad founded in 1887. KCSR serves a ten-state region in the Midwest and Southeast regions of the U.S. and has the shortest north/south rail route between Kansas City, Missouri and several key ports along the Gulf of Mexico in Alabama, Louisiana, Mississippi and Texas.

Kansas City Southern controls and owns all of the stock of KCSM. Through its 50-year Concession from the Mexican government, which could expire in 2047 unless extended, KCSM operates a key commercial corridor of the Mexican railroad system and has as its core route the most strategic portion of the shortest, most direct rail passageway between Mexico City and Laredo, Texas. Laredo is a principal international gateway through which a substantial portion of rail and truck traffic between the U.S. and Mexico crosses the border. KCSM serves most of Mexico’s principal industrial cities and three of its major seaports. KCSM’s rail lines provide exclusive rail access to the U.S. and Mexico border crossing at Nuevo Laredo, Tamaulipas. Under the Concession, KCSM has the right to use and operate the southern half of the rail bridge at Laredo, Texas, which spans the Rio Grande River between the U.S. and Mexico. KCS owns the northern half of this bridge through its ownership of Mexrail.

KCSM also provides exclusive rail access to the port of Lazaro Cardenas on the Pacific Ocean. The Mexican government developed the port at Lazaro Cardenas principally to serve Mexican markets and as an alternative to the U.S. west coast ports for Asian and South American traffic bound for North America.

Kansas City Southern wholly owns Mexrail which, in turn, wholly owns Tex-Mex. Tex-Mex owns a 160-mile rail line extending from Laredo, Texas to the port city of Corpus Christi, Texas, which connects the operations of KCSR with KCSM.

The Kansas City Southern coordinated rail network (KCSR, KCSM and Tex-Mex, including trackage rights) comprises approximately 7,100 route miles extending from the Midwest and Southeast regions of the U.S. south into Mexico and connects with all other Class 1 railroads, providing shippers with an effective alternative to other railroad routes and giving direct access to Mexico and the Southeast and Southwest U.S. through alternate interchange hubs.

PCRC, an unconsolidated joint venture company owned equally by Kansas City Southern and Mi-Jack, was awarded a concession from the Republic of Panama to reconstruct and operate the Panama Canal Railway, a 47-mile railroad located adjacent to the Panama Canal that provides international container shipping companies with a railway transportation alternative to the Panama Canal. The concession was awarded in 1998 for an initial term of 25 years with an automatic renewal for an additional 25-year term. The Panama Canal Railway is a north-south railroad traversing the isthmus of Panama between the Atlantic and Pacific oceans.

Other subsidiaries and affiliates of Kansas City Southern include the following:

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Meridian Speedway, LLC, a 70%-owned consolidated affiliate that owns the former KCSR rail line between Meridian, Mississippi and Shreveport, Louisiana, which is the portion of the rail line between Dallas, Texas and Meridian known as the “Meridian Speedway”. Norfolk Southern Corporation, through its wholly owned subsidiary, The Alabama Great Southern Railroad Company, owns the remaining 30% of Meridian Speedway, LLC;

•	TFCM, S. de R.L. de C.V., a 45%-owned unconsolidated affiliate that operates a bulk liquid terminal in San Luis Potosí, Mexico;

•	Ferrocarril y Terminal del Valle de México, S.A. de C.V., a 25%-owned unconsolidated affiliate that provides railroad services as well as ancillary services in the greater Mexico City area; and

•	PTC-220, LLC, a 14%-owned unconsolidated affiliate that holds the licenses to large blocks of radio spectrum and other assets for positive train control.

KCS is a public company; KCS common stock and KCS preferred stock are traded on the NYSE under the symbols “KSU” and “KSU-P”, respectively. KCS’s principal executive offices are located at 427 West 12th Street, Kansas City, MO 64105, and its telephone number is 1-816-983-1303.

Additional information about KCS can be found on its website at www.kcsouthern.com. The information contained in, or that can be accessed through, KCS’s website is not intended to be incorporated in this Management Proxy Circular. For additional information about KCS, see the sections entitled “Information Contained in Management Proxy Circular – Information Incorporated by Reference” and “Additional Information” and “Appendix G – Information Concerning Kansas City Southern”.

Markets Served by KCS

Chemical and petroleum. This commodity group includes products such as chemicals, plastics, petroleum, liquefied petroleum gas, and petroleum refined products, such as gasoline and diesel. KCS transports these products across its network and through interchanges with other rail carriers. Refined fuels and liquefied petroleum gas groups of commodities supply Mexican demand. The chemical and plastic products are used in the automotive, housing and packaging industries as well as in general manufacturing. KCS hauls petroleum products across its network and as U.S. petroleum refineries have continued to increase their refining capacity, they have coordinated with KCS to develop additional long-term storage opportunities that complement a fluid freight railroad operation.

Industrial and consumer products. This commodity group includes forest products as well as metals and scrap. Forest products consist of shipments to and from paper and lumber mills in the Southeast U.S. timber-producing region that KCS serves directly and indirectly through its various short-line connections. The U.S. is an important source of pulp paper and scrap paper for Mexico that ships by rail through KCS’s network. Metals and scrap consist of shipments of flat steel and long product as well as other minor moves of ores such as iron, zinc and copper. The majority of steel produced and metallic ore mined in Mexico are consumed within Mexico. Steel slab is used to make steel coils and plate-products that usually ship via rail. Higher-end finished products such as steel coils are used by Mexican manufacturers in automobiles, household appliances, the oil and gas industry, and other consumer goods that are imported from the U.S. through land borders and the seaports served by KCS’s rail network. KCS also transports steel coils, plates and pipe from U.S. and Mexican-based mini-mills to locations in the U.S. and Mexico for oil drilling, appliance and automotive applications. This commodity group also includes U.S. military transports, Mexico and U.S. domestic cement shipments and appliances manufactured in Mexico that are imported into the U.S.

Agriculture and minerals. The agriculture and minerals commodity group consists primarily of grain and food products. Shipper demand for agriculture products is affected by competition among sources of grain and grain products, as well as price fluctuations in international markets for key commodities. In the U.S., KCS’s rail lines receive and originate shipments of grain and grain products for delivery to feed mills and food and industrial consumers in the U.S. and Mexico. United States export grain shipments and Mexico import grain shipments include primarily corn, wheat, and soybeans. Food products consist mainly of soybean meal, grain meal, oils, distillers dried grains, corn syrup and sugar. Other shipments consist of a variety of products including ores, minerals, clay and glass used across North America.

Energy. The energy commodity group includes coal, frac sand, petroleum coke and crude oil. KCS hauls unit trains (trains transporting a single commodity from one source to one destination) of coal for electric generating plants in the central U.S. The coal originates from the Powder River Basin in Wyoming and is interchanged to KCS at Kansas City, Missouri. Coal mined in the Midwest U.S. is transported in non-unit trains to industrial consumers such as paper mills, steel mills, and cement companies. Frac sand originating primarily in Wisconsin, Illinois or Iowa is delivered to transloads located in Northeast Texas, northern Louisiana and south Texas for distribution to gas and oil wells in the region. Frac sand business in Mexico is primarily for industrial purposes such as auto glass and bottle manufacturing. KCS’s shipments of frac sand to support the drilling industry have diminished over time as the use of in-basin frac sand has largely replaced frac sand originating in the upper Midwest. KCS transports petroleum coke from refineries in the U.S. to various industries in the U.S. and Mexico including export through the Pabtex terminal located in Port Arthur, TX. The majority of crude by rail business originates in Canada, with spot shipments coming from west Texas, and is delivered to U.S. Gulf Coast refineries and tank farms in Texas, Louisiana, and Alabama.

Intermodal. The intermodal freight sector consists primarily of hauling freight containers or truck trailers on behalf of steamship lines, motor carriers, and intermodal marketing companies with rail carriers serving as long-distance haulers. KCS serves and supports the U.S. and Mexican markets, as well as cross-border traffic between the U.S. and Mexico. In light of the importance of trade between Asia and North America, KCS believes the Port of Lazaro Cardenas continues to be a strategically beneficial location for ocean carriers, manufacturers and retailers. Equally important, foreign direct investment in Mexico has caused the KCS Mexico/U.S. cross border corridor to emerge as an increasingly important tool for freight flow. KCS also provides premium service to customers over its line from Dallas through the Meridian Speedway – a critical link in creating the most direct route between the Southwest and Southeast/Northeast U.S.

Automotive. KCS provides rail transportation to every facet of the automotive industry supply chain, including automotive manufacturers, assembly plants and distribution centers throughout North America. In addition, KCS transports finished vehicles imported and exported to and from various countries through a distribution facility at the Port of Lazaro Cardenas.

Information Concerning the Combined Company

Following the Control Date, subject to approval by the TSX and NYSE, the combined company intends to change its name to “Canadian Pacific Kansas City Limited”. The combined company will carry on the combined businesses of CP and KCS, with a successor to KCS as an indirect wholly owned subsidiary of CP. CP will continue to be governed by the CBCA, while the wholly owned successor to KCS will be governed by the DGCL.

Calgary, Alberta will be the global headquarters of the combined company. Following STB Final Approval, CP will acquire control of KCS, the two companies will be combined, and Mr. Keith Creel, the current President and Chief Executive Officer of CP, will serve as the Chief Executive Officer of the combined company. The Transaction, subject to STB Final Approval, will combine the two railroads to create the first rail network connecting the U.S., Mexico, and Canada. For additional information about the combined company, see “Appendix I – Information Concerning the Combined Company”.

THE TRANSACTION

This section of this Management Proxy Circular describes the various aspects of the Transaction and related matters. This section may not contain all of the information that is important to you. You should carefully read this entire Management Proxy Circular and the documents incorporated by reference in this Management Proxy Circular, including the full text of the Merger Agreement, a copy of which is attached to this Management Proxy Circular as “Appendix B – Merger Agreement”, for a more complete understanding of the Transaction. In addition, important business and financial information about each of CP and KCS is included in or incorporated by reference in this Management Proxy Circular. For a listing of the documents incorporated by reference in this Management Proxy Circular, see the section entitled “Information Contained in Management Proxy Circular – Information Incorporated by Reference”.

Transaction Structure

The Merger Agreement provides, among other things, that, subject to the terms and conditions of the Merger Agreement, (i) at the Effective Time, First Merger Sub, will merge with and into KCS with the separate corporate existence of First Merger Sub ceasing and KCS surviving as a direct wholly owned subsidiary of Surviving Merger Sub (the First Merger), and (ii) immediately following the First Merger, KCS, as the entity surviving the First Merger, will merge with and into Surviving Merger Sub, with the separate corporate existence of KCS ceasing and Surviving Merger Sub surviving as a direct wholly owned subsidiary of CP (the Second Merger).

Immediately following the Second Merger, the Post-Closing Contributions will take place. Immediately following the Post-Closing Contributions, CP will directly own CPRC which will, in turn, own Canadian Holdco, which will, in turn, own Merger Holdco, which will, in turn, own the Second Surviving Corporation. Immediately following the Post-Closing Contributions, all of the outstanding shares of capital stock of the Second Surviving Corporation, as successor to KCS, will be deposited by Merger Holdco into an independent, irrevocable voting trust (the “Voting Trust Transaction”) subject to the terms and conditions of a voting trust agreement by and among CP, Merger Holdco and the Trustee, substantially in the form attached as Exhibit A to the Merger Agreement (the “Voting Trust Agreement”), pending receipt of STB Final Approval.

The terms and conditions of the Transaction are contained in the Merger Agreement, which is described in this Management Proxy Circular and attached to this Management Proxy Circular as “Appendix B – Merger Agreement”. You are encouraged to read the Merger Agreement carefully, as it is the legal document that governs the Transaction. All descriptions in this summary and elsewhere in this Management Proxy Circular of the terms and conditions of the Transaction are qualified in their entirety by reference to the full text of the Merger Agreement.

Merger Consideration

Under the Merger Agreement, at the Effective Time, each share of KCS common stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted automatically into the right to receive (1) the Share Consideration, being 2.884 validly issued, fully paid and non-assessable CP common shares, and (2) the Cash Consideration, being U.S.$90.00 in cash, without interest, and each share of KCS preferred stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive the Preferred Merger Consideration, being U.S.$37.50 in cash, without interest.

The Merger Consideration and/or the Preferred Merger Consideration will be equitably adjusted in the event of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares involving KCS common stock, KCS preferred stock or CP common shares prior to the Effective Time, to proportionally reflect such change.

As used in this Management Proxy Circular, the term “Total Purchase Consideration” collectively refers to the Merger Consideration, the Preferred Merger Consideration, cash amounts payable at the Effective Time in respect of all KCS Equity Awards, amounts remitted by CP to KCS in connection with the CN Agreement Termination Payment and CN Refund, and other amounts as defined as consideration by the acquisition method of accounting.

Based on the number of shares of KCS common stock, KCS Restricted Share Awards and KCS Director Deferred Stock outstanding as of September 9, 2021, CP expects to issue (at the direction of Surviving Merger Sub and on behalf of Surviving Merger Sub) up to approximately 264,723,997 CP common shares to KCS common stockholders at the Effective Time under the Merger Agreement. The actual number of CP common shares to be issued under the Merger Agreement will be determined immediately prior to the Effective Time based on the Exchange Ratio, the number of shares of KCS common stock outstanding at such time and the number of KCS Restricted Share Awards and KCS Director Deferred Stock. Based on the number of shares of KCS common stock, KCS Restricted Share Awards and KCS Director Deferred Stock outstanding as of September 9, 2021, and the number of CP common shares outstanding as of September 9, 2021, immediately after the First Merger, former KCS common stockholders are expected to own approximately 28% of the issued and outstanding CP common shares.

Based on the closing price of CP common shares of U.S.$72.71 on the NYSE on August 9, 2021, the last full trading day prior to that on which CP submitted a revised offer to acquire KCS, the implied value of the Merger Consideration was approximately U.S.$299.70 per share of KCS common stock. The Merger Consideration provides a premium to KCS common stockholders of approximately 34%, based on the closing price of the CP common shares on August 9, 2021 and the unaffected closing price of KCS common stock on March 19, 2021, the last full trading day before the public announcement of the Original Merger Agreement. The implied value of the Merger Consideration will fluctuate, however, as the market price of CP common shares fluctuates, because the Merger Consideration that is payable per share of KCS common stock is a fixed fraction of a CP common share. As a result, the value of the Merger Consideration that KCS common stockholders will receive upon the closing of the Transaction could be greater than, less than or the same as the value of the Merger Consideration on the date of this Management Proxy Circular or at the time of the CP Special Meeting. Accordingly, you are encouraged to obtain current share price quotations for CP common shares and KCS common stock before deciding how to vote with respect to the approval of the Share Issuance Resolution. CP common shares trade on the NYSE and the TSX under the symbol “CP” and KCS common stock trades on the NYSE under the symbol “KSU”. The price of CP common shares on the NYSE is reported in U.S. dollars, while the price of CP common shares on the TSX is reported in Canadian dollars.

Background of the Transaction

The CP Board has regularly reviewed and evaluated, with CP management, CP’s business strategies as part of its consideration and evaluation of CP’s operational prospects, competitive position and opportunities to enhance shareholder value. As part of this process, the CP Board and CP management have considered and regularly reviewed the strategic opportunities that might be available to CP, including possible partnerships, joint ventures, mergers, acquisitions, divestitures and business combination transactions.

On July 29, 2020, Mr. Creel and Mr. Ottensmeyer had a lunch meeting at which they discussed a variety of industry topics. During this meeting, Mr. Creel inquired whether KCS would be amenable to discussing a business combination of CP and KCS.

Beginning on July 31, 2020, several financial media outlets reported that an investor consortium was considering making a takeover proposal for KCS.

On August 3, 2020, CP engaged Sullivan & Cromwell as its outside U.S. legal counsel with respect to a potential transaction with KCS. On the same date, CP retained Bennett Jones as its outside Canadian legal counsel with respect to the transaction.

On August 8, 2020, Mr. Creel discussed with a private equity firm the possibility of entering into a partnership to acquire KCS. Discussions regarding the matter did not progress between CP and the private equity firm.

On August 14, 2020, CP engaged David L. Meyer, then with the law firm of Morrison & Foerster LLP (and since September 1, 2020 with the Law Office of David L. Meyer) as its outside rail regulatory counsel with respect to the potential transaction with KCS.

On August 21, 2020, Mr. Creel called Mr. Ottensmeyer to propose that CP and KCS consider entering into a merger-of-equals transaction in which KCS stockholders would receive consideration consisting solely of new common shares of CP, in an at-market transaction. Mr. Creel stated his opinion that, relative to the other Class 1 railroad companies, a transaction involving CP and KCS would likely face the least amount of regulatory uncertainty given the companies’ status as the two smallest Class 1 railroad companies in North America and their lack of geographic overlap.

On September 3, 2020, following a meeting of the KCS Board on September 2, Mr. Ottensmeyer informed Mr. Creel that the KCS Board determined that KCS should remain focused on its long-term strategic plans and that KCS should not pursue CP’s merger-of-equals proposal, but that KCS would be willing to engage in discussions with CP regarding possible commercial opportunities or arrangements that could be in both companies’ interests.

On September 9, 2020, a financial media outlet reported that KCS rejected the acquisition proposal that had reportedly been made by the investor consortium for U.S.$208.00 per share in cash.

On September 14 and 15, 2020, CP’s and KCS’s respective senior management teams met to discuss potential commercial opportunities or arrangements outside the context of a business combination. Representatives of CP senior management also provided their views on a potential at-market combination of KCS and CP.

At CP Board meetings held on September 29 and 30, 2020, CP senior management reported to the CP Board on the meetings that took place with KCS senior management earlier in the month, and also reviewed and discussed with the CP Board the CP management team’s views on potential transaction structures and related matters if CP were to pursue a strategic combination with KCS. On October 19, 2020, the CP Board met and discussed with senior management the current status of discussions with KCS.

On November 11, 2020, Mr. Ottensmeyer and Mr. Creel had a telephonic discussion on which they agreed that, given the political uncertainties following the recent U.S. election and the fact that KCS and CP were each focused on closing the fiscal year and preparing for the upcoming earnings season, KCS and CP would discontinue their discussions regarding potential commercial opportunities at such time and potentially revisit the idea of a strategic combination of the two companies in the future.

On December 3, 2020, Mr. Ottensmeyer reached out to Mr. Creel to explain that KCS had received a compelling indication of interest from another entity and that the KCS Board had directed KCS management to inquire whether CP would be willing to submit a proposal to acquire KCS. Mr. Creel and Mr. Ottensmeyer agreed to set up a meeting for the next day to discuss the potential transaction.

On December 4, 2020, Mr. Creel and Mr. Ottensmeyer engaged in a discussion regarding the potential transaction. Mr. Ottensmeyer raised that the terms of a transaction would need to include a voting trust as part of the transaction structure in order to avoid regulatory risk for KCS stockholders and that a control premium would need to be factored in to the valuation and price. Mr. Creel and Mr. Ottensmeyer agreed that CP and KCS would execute a mutual confidentiality agreement in respect of a potential M&A transaction, following which they would engage in further discussions regarding a potential transaction.

Also on December 4, 2020, CP senior management reached out to BMO Capital Markets and Goldman Sachs to discuss engaging the firms as financial advisors to CP in the potential transaction.

On December 8, 2020, the CP Board held a meeting at which Mr. Meyer and representatives of Sullivan & Cromwell, Bennett Jones, Goldman Sachs and BMO Capital Markets were also present. Mr. Creel and members of senior management, together with the advisors, discussed with the CP Board the potential merits and value of a combination of CP and KCS to the shareholders of CP and the stockholders of KCS. Management and advisors also discussed with the CP Board KCS’s conditions that a transaction include a control premium for the KCS stockholders and that the transaction structure contemplate closing into a voting trust. The representatives of BMO Capital Markets and Goldman Sachs also gave a presentation to the CP Board on and discussed the financial aspects of the potential transaction, including a review of potential offer prices and potential estimates of transaction synergies by management, as well as potential competing bidders. At this meeting, the CP Board unanimously authorized (i) Mr. Creel and senior management to have further discussions with KCS management as to the viability of a potential transaction, and (ii) Mr. Creel to negotiate the general terms of an acquisition of KCS and to submit one or more proposals to KCS setting forth the terms of a potential transaction involving stock and cash consideration on the terms discussed.

On December 9, 2020, CP submitted a written proposal to acquire KCS for 0.469 of a CP common share (equivalent to 2.345 CP common shares on a post-Share Split basis) and U.S.$77.00 in cash per share of KCS common stock (equal to approximately U.S.$235.00 per share of KCS common stock based on the market price of CP common shares at the time). The proposal also contemplated that a transaction would be effectuated using a voting trust structure, which CP anticipated consummating within four months of signing a definitive agreement, with CP taking control of KCS following STB Final Approval within eight to twelve months thereafter. Mr. Creel and other members of management participated in a call with Mr. Ottensmeyer and other members of KCS management to discuss the terms of CP’s proposal. Also on December 9, CP and KCS entered into a mutual confidentiality agreement, which contained customary standstill provisions on CP (which restrictions would terminate in the event any person acquired or became the owner of, or entered into a definitive agreement to acquire or become the owner of, more than 50% of the outstanding voting securities of KCS or assets of KCS representing more than 50% of its consolidated earning power).

On December 10, 2020, senior executives of each of CP and KCS (including Mr. Creel and Mr. Ottensmeyer) met, and CP presented the terms of its December 9 proposal.

On December 14, 2020, Mr. Creel and Mr. Ottensmeyer had a call to discuss KCS’s feedback on CP’s proposal following a KCS Board meeting held that day. Mr. Ottensmeyer informed Mr. Creel that the KCS Board had determined it was not willing to accept CP’s proposal based on the value presented in CP’s December 9 proposal, but would be willing to allow CP to conduct further targeted due diligence on KCS in connection with the potential transaction, namely with respect to financial information, management forecasts as well as regulatory matters, to provide CP with an opportunity to submit an improved proposal.

Through the rest of December 2020, KCS provided CP with access to a virtual data room and various business and legal due diligence materials. Representatives of CP and KCS, together with their respective financial advisors, participated in management presentations and diligence sessions hosted by the other party and exchanged management forecasts. Members of CP and KCS management each also responded, directly and through their respective advisors, to diligence requests and questions from the other party.

On December 17, 2020, the CP Board engaged Blakes as special counsel to the CP Board with respect to the potential KCS transaction. That same day, the CP Board held a meeting at which members of CP senior management and a representative of Blakes were present. At this meeting, Mr. Creel provided the CP Board with an update on the status of due diligence for the potential transaction with KCS and discussed the projected synergies of the combined company. The CP Board also discussed with Blakes the advisability of retaining an additional independent financial advisor for the CP Board with respect to the potential transaction.

On December 21, 2020, at the direction of the CP Board, a representative of CP reached out to Evercore to discuss the potential engagement of Evercore as a financial advisor to the CP Board in connection with the potential transaction.

On December 30, 2020, Mr. Ottensmeyer reached out to Mr. Creel to alert him that KCS would need CP to promptly provide a revised offer if CP was still interested in pursuing a potential transaction, so that KCS could determine whether it would be willing to move towards a deal with CP or with a competing bidder.

On December 31, 2020, CP submitted an updated written proposal to acquire KCS for 0.489 of a CP common share (equivalent to 2.445 CP common shares on a post-Share Split basis) and U.S.$78.00 in cash per share of KCS common stock (equal to approximately U.S.$248.00 per share of KCS common stock based on the market price of CP common shares at the time).

Also on December 31, 2020, CP entered into an engagement letter with Evercore, pursuant to which Evercore was formally engaged as a financial advisor to the CP Board in connection with the proposed transaction.

On January 8, 2021, Mr. Creel and Mr. Ottensmeyer had a discussion at which Mr. Ottensmeyer informed Mr. Creel that at a KCS Board meeting held the prior day, the KCS Board had determined it was not prepared to proceed with a transaction at CP’s proposed purchase price, but that it was willing to allow CP to complete its confirmatory due diligence with the expectation that CP would complete its diligence efforts by early-to-mid February and thereafter revert with its best and final offer. Later that day, the CP Board held a meeting at which members of CP senior management, representatives of Evercore, BMO Capital Markets, Goldman Sachs, Sullivan & Cromwell, Bennett Jones and Blakes and Mr. Meyer were also present. Mr. Creel provided an update on his discussion with Mr. Ottensmeyer, and CP management and advisors discussed the current status of diligence and views on projections for the combined company, the structure of the merger consideration, the Voting Trust Transaction structure and next steps for the potential transaction.

Throughout January and February 2021, members of CP and KCS management, together with representatives of their respective legal and financial advisors, continued to engage with each other on terms of the potential transaction and to address their respective due diligence requests.

On January 25, 2021, the CP Board held a meeting to discuss the potential transaction, at which members of CP senior management, representatives of Evercore, BMO Capital Markets, Goldman Sachs, Sullivan & Cromwell, Bennett Jones and Blakes and Mr. Meyer were also present. The CP Board discussed with management and advisors, among other things, the current status of discussions with KCS and due diligence, KCS’s recently released earnings announcement for the fourth quarter of 2020, CP’s financing strategy for the potential transaction, regulatory considerations (including with respect to Mexico), and communications strategy for the potential transaction.

Following the January 25 CP Board meeting, Mr. Creel and Mr. Ottensmeyer had additional discussions regarding the potential transaction and the timeline to announcing a transaction. Mr. Ottensmeyer informed Mr. Creel that KCS expected to receive a revised offer from the competing bidder by mid-February and noted that the competing bidder’s offer would not have the regulatory complexity and need for a voting trust structure that would exist in a transaction with CP. Mr. Ottensmeyer explained that KCS remained committed to evaluating offers from both CP and the competing bidder and continuing to hold working sessions with CP and its representatives to determine whether there was a path to a potential transaction with CP. Mr. Creel conveyed to Mr. Ottensmeyer that CP would be committed to engaging with KCS to complete its due diligence and finalize the transaction structure and the terms of a merger agreement over the coming weeks, and that CP would be prepared to provide its final offer on value and price by mid-February, such that CP and KCS would be in a position to announce a transaction by the end of February 2021 should KCS choose to move forward with CP.

On February 16, 2021, Mr. Creel called Mr. Ottensmeyer to inform him that CP would not be submitting a revised proposal until KCS confirmed that it had also received a revised competing proposal from the competing bidder. Mr. Ottensmeyer subsequently had discussions with Mr. Creel regarding status and timing with respect to the submission of a revised proposal.

On February 17, 2021, the CP Board held a meeting at which members of CP senior management and representatives of Evercore, BMO Capital Markets, Goldman Sachs, Sullivan & Cromwell, Bennett Jones and

Blakes and Mr. Meyer were also present. The CP Board discussed with management and advisors the current status of the potential KCS transaction. Among other things, the CP Board, management and advisors discussed the status of due diligence, financing and discussions with KCS regarding transaction structure and other key transaction terms, including KCS’s request for a regulatory reverse termination fee, as well as the potential terms of a revised proposal by CP. The CP Board confirmed that CP would not submit a revised proposal to KCS until KCS had received a revised offer from the competing bidder.

On February 28, 2021, the CP Board held a meeting at which members of CP senior management and representatives of Evercore, BMO Capital Markets, Goldman Sachs and Blakes were also present. At this meeting, Mr. Creel informed the CP Board that KCS still had not received an offer from the competing bidder and provided an update on the status of discussions with KCS. The CP Board further discussed with management and advisors the potential terms of a revised proposal, including with respect to valuation and price.

On March 3, 2021, Mr. Ottensmeyer confirmed to Mr. Creel that KCS had received an offer from the competing bidder. Later that day, CP submitted a revised non-binding proposal to KCS to acquire KCS for a purchase price of 0.489 of a CP common share (equivalent to 2.445 CP common shares on a post-Share Split basis) and U.S.$81.00 in cash per share of KCS common stock (equal to approximately U.S.$260.00 per share of KCS common stock based on the market price of CP common shares at the time). The proposal also included a transaction structure that contemplated closing into a voting trust, as well as a U.S.$400.0 million fiduciary out termination fee and a U.S.$400.0 million reverse termination fee payable to KCS in the event the merger agreement was terminated for failure to close into voting trust because the STB has disallowed the use thereof. Furthermore, CP’s proposal contemplated the renaming of the combined company to “Canadian Pacific Kansas City Limited”, with the U.S. headquarters of the combined company to be located in Kansas City, and indicated that CP would be open to considering KCS director representation on the CP Board following receipt of STB Final Approval. In connection with the revised proposal, CP also shared an initial draft of the Voting Trust Agreement with KCS.

On March 4, 2021, KCS sent an initial draft of the merger agreement to CP. The draft included, among other terms, a customary “fiduciary out” provision that would permit the KCS Board to terminate its existing agreement with an acquirer in order to accept an alternative acquisition proposal from a third party under certain circumstances. In addition, the draft merger agreement provided to CP contemplated a reverse termination fee representing 7.0% of the transaction consideration (or approximately U.S.$1.7 billion based on CP’s then proposed purchase price) and a one-way exchange ratio collar in which KCS common stockholders would receive a fixed dollar amount of stock consideration in the event the acquirer’s stock price fell below a specified threshold, up to a maximum number of shares.

On March 5, 2021, Mr. Creel had a discussion with Mr. Ottensmeyer regarding the key issues in the draft merger agreement received from KCS the prior day, including with respect to the transaction structure and regulatory termination fee size and structure as proposed in KCS’s draft, as well as the one-way exchange ratio collar.

On March 7, 2021, KCS’s financial advisors sent CP a letter outlining the process and request for final proposals. Later that day, Mr. Creel and Mr. Ottensmeyer had a call to discuss next steps for CP’s submission of a final proposal.

On March 10, 2021, KCS and CP executed a clean team agreement to facilitate the sharing of certain sensitive diligence materials. Also on March 10, 2021, representatives of the CP management team held a reverse due diligence call with representatives of KCS.

On March 11, 2021, WLRK, outside legal counsel to KCS, sent to Sullivan & Cromwell an initial draft of the KCS disclosure schedules to the merger agreement.

On March 15, 2021, the CP Board held a meeting to discuss the potential transaction, at which members of CP senior management, representatives of Evercore, BMO Capital Markets, Goldman Sachs, Sullivan & Cromwell,

Bennett Jones and Blakes and Mr. Meyer were also present. Mr. Creel provided an update on the status of discussions with KCS and management and the advisors discussed the merits of the proposed transaction, certain terms of the draft merger agreement, and terms of a revised proposal.

Later in the day on March 15, 2021, CP submitted a revised proposal, including a mark-up of the draft merger agreement, to acquire KCS for merger consideration of 0.489 of a CP common share (equivalent to 2.445 CP common shares on a post-Share Split basis), without any provision for a collar, and U.S.$86.00 in cash per share of KCS common stock (equal to approximately U.S.$268.00 per share of KCS common stock based on the market price of CP common shares at the time). The proposal also included, among other things, a fiduciary out termination fee for each of KCS and CP of U.S.$700.0 million and an increased U.S.$800.0 million regulatory termination fee and the elimination of the right of the KCS Board to terminate the merger agreement in order to accept a Superior Proposal in certain circumstances.

On March 16, 2021, Mr. Ottensmeyer called Mr. Creel to inform him that the KCS Board would be willing to proceed with a transaction with CP if CP were to improve its proposal by, among other things, increasing its contemplated exchange ratio from 0.489 to 0.5 of a CP common share, increasing the amount of the reverse termination fee from U.S.$800.0 million to U.S.$1.3 billion, and accepting the KCS Board’s right to terminate the merger agreement in order to accept a superior proposal in certain circumstances, subject to payment of the U.S.$700.0 million fiduciary out termination fee. Following consultation with members of the CP Board, Mr. Creel responded to Mr. Ottensmeyer that CP was prepared to offer an increased merger consideration of U.S.$90.00 in cash and 0.489 of a CP common share (equivalent to 2.445 CP common shares on a post-Share Split basis) for each share of KCS common stock (equal to approximately U.S.$272.00 per share of KCS common stock based on the market price of CP common shares at the time), to increase the reverse termination fee to U.S.$1.0 billion, and to agree to the right of the KCS Board to terminate the merger agreement to accept a superior proposal from a third party in certain circumstances, subject to payment of the U.S.$700.0 million fiduciary out termination fee.

On March 17, 2021, CP entered into an engagement letter with Goldman Sachs, pursuant to which Goldman Sachs was formally engaged as a financial advisor to CP in connection with the proposed transaction.

From March 17 through March 20, 2021, representatives of WRLK and Sullivan & Cromwell exchanged further drafts of the merger agreement and the other transaction documents and participated in calls to resolve the remaining open issues.

In the afternoon of March 19, 2021, the CP Board held a meeting with CP senior management and representatives of Evercore, BMO Capital Markets, Goldman Sachs, Sullivan & Cromwell, Bennett Jones and Blakes and Mr. Meyer present. At this meeting, external legal counsel presented to the CP Board regarding the material terms of the merger agreement and the related financing, and regulatory and other matters. Goldman Sachs, BMO Capital Markets and Evercore reviewed with the CP Board the forms of their respective fairness opinions that each indicated it anticipated being able to deliver to the CP Board.

Also on March 19, 2021, CP entered into an engagement letter with BMO Capital Markets, pursuant to which BMO Capital Markets was formally engaged effective as of December 1, 2020, as a financial advisor to CP in connection with the proposed transaction.

On March 20, 2021, the CP Board held a meeting with CP senior management and representatives of Evercore, BMO Capital Markets, Goldman Sachs, Sullivan & Cromwell, Bennett Jones and Blakes and Mr. Meyer present, where the CP Board received an update on the status of negotiations and the material terms of the merger agreement, as well as a presentation on key due diligence findings. Also at this meeting, each of Goldman Sachs, BMO Capital Markets and Evercore reviewed with the CP Board their respective financial analyses of the U.S.$90.00 in cash consideration and 0.489 of a CP common share (equivalent to 2.445 CP common shares on a post-Share Split basis) in share consideration to be paid by CP for each share of KCS common stock in the transaction to the holders of KCS common stock pursuant to the merger agreement. Representatives of each of

Goldman Sachs, BMO Capital Markets and Evercore rendered to the CP Board their respective oral opinions, which were subsequently confirmed in Goldman Sachs’ written opinion dated March 21, 2021, BMO Capital Markets’ written opinion dated March 20, 2021 and Evercore’s written opinion dated March 20, 2021, respectively, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications, conditions and other matters stated therein, the U.S.$90.00 in cash consideration and 0.489 of a CP common share in share consideration to be paid by CP for each share of KCS common stock in the transaction to the holders of KCS common stock pursuant to the Original Merger Agreement was fair, from a financial point of view, to CP.

Following further discussion, the CP Board unanimously (i) determined that the transactions contemplated by the merger agreement were fair to and in the best interests of CP, (ii) authorized and approved the merger agreement and the consummation of the transactions contemplated by the merger agreement, (iii) authorized and approved the related financing arrangements in connection with the transactions contemplated by the merger agreement; (iv) recommended that CP shareholders vote in favour of the issuance of CP common shares in connection with the transactions; and (v) directed that a resolution regarding the issuance of CP common shares in connection with the transactions be submitted to CP shareholders for approval at a special meeting of shareholders of CP.

Following the completion of the CP Board meeting, representatives of Sullivan & Cromwell and WLRK finalized the merger agreement, and in the early morning of March 21, 2021, CP and KCS executed the Original Merger Agreement. CP and KCS issued a joint press release announcing the transaction in the morning of March 21, 2021.

On March 22, 2021, representatives of CP submitted a letter to STB Staff requesting an informal opinion that the proposed voting trust would comply with STB regulations and policies, pursuant to 49 C.F.R. § 1013.3(a).

On April 20, 2021, KCS received an unsolicited written proposal from CN to acquire KCS for 1.059 common shares of CN and U.S.$200.00 in cash per share of KCS common stock (valued at U.S.$325.00 per share of KCS common stock based on the market price of CN’s common shares at the time). The proposal contemplated that CN and KCS would enter into a merger agreement with substantially similar terms to those of the Original Merger Agreement, including the use of a voting trust arrangement and a commitment to obtain regulatory approvals on the same terms as in the Original Merger Agreement.

On April 23, 2021, the STB announced a decision that the waiver of the application of the more stringent merger rules implemented in 2001 under 49 C.F.R. § 1180.0(b) (the “New Rules”) applied to the proposed transaction between CP and KCS and stated that the agency’s review of the transaction would be governed by the regulations set forth at 49 C.F.R. part 1180 (2000) in effect before July 11, 2001.

In the afternoon of April 24, 2021, KCS issued a press release disclosing the KCS Board’s determination that the CN proposal could reasonably be expected to lead to a “Company Superior Proposal”, as defined in the Original Merger Agreement.

On April 26, 2021, representatives of CN submitted an application to the STB requesting approval of CN’s proposed voting trust agreement.

On May 6, 2021, the STB announced a decision stating that the STB had decided to review CP’s voting trust proposal and had concluded that the voting trust agreement proposed by CP was acceptable, subject to certain modifications.

On May 8 and May 12, 2021, Mr. Ottensmeyer spoke with Mr. Creel and encouraged CP to submit any proposed revisions to the Original Merger Agreement before the KCS Board’s next meeting scheduled for May 13, 2021.

On May 13, 2021, CN submitted to KCS a binding offer letter on behalf of CN, together with proposed final and binding forms of merger agreement and schedules. On the afternoon of May 13, 2021, the KCS Board met and determined that the CN proposal constituted a “Company Superior Proposal”, as defined in the Original Merger Agreement. Members of KCS management communicated the KCS Board’s determination to representatives of CN and CP after the end of the meeting, and later on the evening of May 13, 2021, KCS issued a press release announcing the KCS Board’s determination.

On May 17, 2021, the STB announced a decision finding that a waiver of the application of the New Rules to a potential transaction between CN and KCS was not warranted and that the agency’s review of the transaction would be governed by the New Rules. Among other things, the STB found that the CN Merger Proposal “poses issues that the [New Rules] were designed to address, namely the potential competitive impacts of a merged entity with some degree of overlapping routes and presently existing direct competition”. The STB also denied CN’s motion to approve its proposed voting trust agreement as incomplete, without prejudice to filing a new motion.

On the morning of May 20, 2021, Mr. Creel contacted Mr. Ottensmeyer to notify him that CP did not intend to propose revisions to the Original Merger Agreement, explaining that, in CP’s view, it would be destructive to CP’s and KCS’s mutual interests to engage in a bidding war with CN. Shortly thereafter, CP sent a letter to the KCS Board and publicly announced CP’s intention not to increase its offer, explaining why CP believed the CN proposal was illusory and an attempt to dismantle the deal that CP and KCS had agreed upon. In the letter, CP stated its belief that the STB would ultimately reject CN’s proposal to use a voting trust, and that following the STB’s May 17 decision, the level of risk surrounding a CN-KCS transaction and CN’s ability to close into voting trust were too high in order for the CN proposal to continue to constitute a “Company Superior Proposal” (as defined in the Original Merger Agreement).

On May 21, 2021, the KCS Board met and determined that the CN proposal continued to constitute a “Company Superior Proposal”, as defined in the Original Merger Agreement, and approved the termination of the Original Merger Agreement, KCS’s payment of the U.S.$700.0 million termination payment to CP under the terms of the Original Merger Agreement and KCS’s entry into the CN Agreement.

On June 22, 2021, CN and KCS filed with the SEC a proxy statement/prospectus in a registration statement on Form F-4, constituting a prospectus of CN with respect to the CN common shares to be issued to the holders of KCS common stock pursuant to the CN Agreement and a notice of meeting and proxy statement of KCS with respect to the special meeting of KCS stockholders (the “KCS CN Special Meeting”) at which KCS stockholders would be asked to consider and vote on, among other matters, the proposal to adopt the CN Agreement (the “CN Merger Proposal”).

On July 2, 2021, KCS fixed and announced August 19, 2021 as the date for the KCS CN Special Meeting.

On July 7, 2021, CN’s registration statement on Form F-4 was declared effective, and the date of the KCS CN Special Meeting was set for August 19, 2021, with a record date for such meeting of July 1, 2021. Also on July 7, KCS filed its definitive proxy statement with respect to the CN Merger Proposal with the SEC and began mailing the proxy statement to KCS stockholders.

On July 29, 2021, CP filed with the SEC a preliminary proxy statement in connection with CP’s solicitation of proxies from KCS stockholders to vote against the CN Merger Proposal at the KCS CN Special Meeting.

On August 9, 2021, the CP Board met, where Mr. Creel provided the CP Board with an update on recent developments in respect of the CN Merger Proposal. In addition, each of the financial advisors provided their respective financial analyses to the CP Board. Following such discussions, the CP Board discussed the material terms of a revised proposal to acquire KCS, reviewed the material terms of the draft merger agreement and financing arrangements and unanimously agreed to submit a proposal to the KCS Board.

Also on August 9, 2021, CP filed with the SEC a definitive proxy statement in connection with CP’s solicitation of proxies from KCS stockholders to vote against the CN Merger Proposal at the KCS CN Special Meeting.

On the morning of August 10, 2021, CP submitted to the KCS Board an unsolicited written proposal to acquire KCS for an increased merger consideration of U.S.$90.00 in cash and 2.884 CP common shares for each share of KCS common stock (equal to approximately U.S.$300 per share of KCS common stock based on the market price of CP common shares at the time) (the “Revised CP Proposal”), which Revised CP Proposal included a proposed form of a merger agreement with substantially similar terms to those of the CN Merger Agreement and a proposed form of a voting trust agreement. The Revised CP Proposal indicated that in connection with KCS’s termination of the CN Agreement, CP would remit U.S.$1.4 billion to KCS to reimburse KCS for the payment of the CN Agreement Termination Amount and the CN Refund with respect to the CN affiliate’s reimbursement of the termination fee previously paid by KCS to CP. The Revised CP Proposal contemplated that KCS would be required to refund the full amount of the reimbursement in connection with the termination of a merger agreement under specified circumstances. Later that day, the STB issued a statement announcing that the STB expected to issue a decision on the CN-KCS proposed voting trust no later than August 31, 2021.

On August 12, 2021, the KCS Board met and unanimously determined that the Revised CP Proposal did not constitute a “Company Superior Proposal”, as defined in the CN Agreement, and announced that it intended to adjourn the KCS CN Special Meeting if a decision on the CN-KCS proposed voting trust was not issued by the STB before August 17, 2021.

On August 12 and 13, 2021, Institutional Shareholder Services and Glass Lewis, respectively, issued recommendations that KCS stockholders vote to abstain on the CN Merger Proposal at the KCS CN Special Meeting.

On August 19, 2021, KCS convened and adjourned the KCS CN Special Meeting until September 3, 2021, because the STB had not yet released its decision on the CN-KCS proposed voting trust.

On August 31, 2021, the STB announced a unanimous decision rejecting the use of the CN-KCS proposed voting trust in connection with the proposed CN-KCS merger. The STB determined that the CN-KCS proposed voting trust was not consistent with the public interest standard under the STB’s merger regulations.

Late in the afternoon on August 31, 2021, Mr. Creel called Mr. Ottensmeyer to renew and reaffirm the terms of the Revised CP Proposal, and shortly after the conclusion of their call, CP sent a letter to the KCS Board reaffirming the Revised CP Proposal, together with proposed forms of a merger agreement and a voting trust agreement. The letter indicated that the Revised CP Proposal would expire at 11:59 p.m., New York City time, on September 12, 2021, if KCS did not deliver evidence to CP by that time that KCS had delivered to CN notice of its intention to terminate the CN Agreement and enter into a merger agreement with CP.

In the morning of September 1, 2021, CP hosted an investor conference call to discuss the STB’s August 31 decision and the Revised CP Proposal.

On September 3, 2021, KCS convened and adjourned the KCS CN Special Meeting until September 24, 2021.

On September 4, 2021, the KCS Board announced that it determined that the Revised CP Proposal could reasonably be expected to result in a “Company Superior Proposal”, as defined in the CN Agreement.

KCS management notified representatives of CP that the KCS Board was requesting to increase the proposed purchase price, reduce the amount of the reimbursement that would be refundable by KCS under certain circumstances from U.S.$1.4 billion to U.S.$700.0 million, permit KCS to pay a one-time special dividend to KCS stockholders prior to closing, revise the contemplated transaction structure so that the transaction could qualify as a “reorganization” within the meaning of Section 368(a) of the Code (as was contemplated in the Original Merger Agreement) and enhance the flexibility of KCS to undertake certain actions following the execution of a merger agreement with CP without CP’s prior written consent (such as with respect to the terms of KCS’s retention program and severance arrangements).

Over the following week, KCS provided CP with renewed access to a virtual data room and various business and legal due diligence materials, including a copy of the KCS long-range plan, and responded to diligence requests and questions from CP. In addition, CP provided KCS with renewed access to a virtual data room and various reverse diligence materials, including a copy of CP’s internal five-year financial forecast. Additionally, during this time, members of KCS management and representatives of KCS’s legal advisors discussed with CP management and representatives of CP’s legal advisors the proposed enhancements sought by the KCS Board with respect to the Revised CP Proposal.

On September 5, 2021, WLRK sent to Sullivan & Cromwell a revised draft of the Merger Agreement. Between September 6, 2021 and September 11, 2021, WLRK and Sullivan & Cromwell negotiated and exchanged drafts of the Merger Agreement, the Parent Disclosure Schedules and the Company Disclosure Schedules (as defined in the Merger Agreement).

On September 6, 2021, Mr. Creel reached out to Mr. Ottensmeyer to express that CP was prepared to reduce the amount of the reimbursement that would be refundable by KCS under certain circumstances from U.S.$1.4 billion to U.S.$700.0 million, revise the contemplated transaction structure so that the transaction could qualify as a “reorganization” within the meaning of Section 368(a) of the Code and accept several of KCS’s requests for enhanced flexibility during the pendency of the transaction, including with respect to the terms of KCS’s retention program and severance arrangements. Mr. Creel indicated that CP was unwilling to accept KCS’s other requests, including the request for any additional merger consideration and the ability to pay a one-time special dividend to KCS stockholders. On the next day, representatives of Sullivan & Cromwell sent to representatives of WLRK revised drafts of the transaction documents reflecting the positions communicated by Mr. Creel. Representatives of WLRK and Sullivan & Cromwell subsequently discussed various minor revisions to the transaction documents.

On September 11, 2021, the CP Board met, with CP senior management and representatives of Evercore, BMO Capital Markets, Goldman Sachs, Sullivan & Cromwell, Bennett Jones, Blakes and Mr. Meyer also present. At this meeting, external legal counsel presented to the CP Board regarding the material terms of a binding offer letter with respect to the CP Revised Offer, the Merger Agreement and the related financing, and regulatory and other matters. Each of Goldman Sachs, BMO Capital Markets and Evercore also reviewed with the CP Board its respective financial analyses of the Revised CP Proposal. Each of BMO Capital Markets, Goldman Sachs and Evercore indicated it anticipated being able to deliver to the CP Board its respective CP Fairness Opinion, which was subsequently confirmed in the BMO Capital Markets Fairness Opinion, the Goldman Sachs Fairness Opinion and the Evercore Fairness Opinion, respectively, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications, conditions and other matters stated therein, the Merger Consideration to be paid to the holders of KCS common stock in the First Merger was fair, from a financial point of view, to CP. For a detailed discussion of the BMO Capital Markets Fairness Opinion, the Goldman Sachs Fairness Opinion and the Evercore Fairness Opinion, see the section entitled “The Transaction – CP Fairness Opinions”. For the full texts of the CP Fairness Opinions, see “Appendix C – BMO Capital Markets Fairness Opinion,” “Appendix D – Goldman Sachs Fairness Opinion” and “Appendix E – Evercore Fairness Opinion”. Following further discussion, the CP Board unanimously, among other things, (i) approved the submission of a binding offer letter to KCS reaffirming the terms of the Revised CP Proposal, (ii) determined that the transactions contemplated by the Merger Agreement are fair to and in the best interests of CP, (iii) authorized and approved the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, (iv) authorized and approved the related financing arrangements in connection with the transactions contemplated by the Merger Agreement; (v) recommended that CP shareholders vote in favour of the issuance of CP common shares in connection with the Transaction; and (vi) directed that a resolution regarding the issuance of CP common shares in connection with the Transaction be submitted to CP shareholders for approval at a special meeting of shareholders of CP.

In the evening of September 11, 2021, CP sent to the KCS Board a binding offer letter, dated September 12, 2021, with final forms of the Merger Agreement, the Parent Disclosure Schedules and the Company Disclosure Schedules (the “Final CP Proposal”). The binding offer letter reaffirmed the Revised CP Proposal and provided that, upon execution of the Merger Agreement, CP would have an obligation to remit U.S.$1.4 billion to KCS in connection with KCS’s payment of the CN Agreement Termination Payment and the CN Refund and indicated that the Final CP Proposal could be accepted at any time prior to 5:00 p.m. Eastern Time on September 20, 2021 assuming that the KCS Board determined that the Final CP Proposal constituted a “Company Superior Proposal”, as defined in the CN Agreement, and KCS delivered to CN, no later than 11:59 p.m. Eastern Time on September 12, 2021, notice of KCS’s intention to terminate the CN Agreement and enter into a merger agreement with CP.

On the morning of September 12, 2021, the KCS Board met and determined that the Final CP Proposal constituted a “Company Superior Proposal”, as defined in the CN Agreement. That same day, KCS also notified CN that it intended to terminate the CN Agreement, and to enter into a definitive agreement with respect to the Final CP Proposal, unless, at the end of the five-business-day period following the notice, the KCS Board determined that the Final CP Proposal no longer constituted a “Company Superior Proposal”, as defined in the CN Agreement.

On the morning of September 15, 2021, the KCS Board met and approved entry into a waiver letter agreement with CN under which CN agreed to waive the five-business day match period under the CN Agreement and KCS agreed to terminate the CN Agreement. Promptly thereafter, KCS announced that it had terminated the CN Agreement, wired to CN the CN Agreement Termination Payment, and delivered to CP its executed signature page to the Merger Agreement, which had already been executed by CP. Following execution of the Merger Agreement, CP remitted to KCS U.S.$700.0 million in connection with the payment of the CN Agreement Termination Payment made by KCS, KCS paid the CN Refund to an affiliate of CN, and CP remitted to KCS U.S.$700.0 million in connection with the payment of the CN Refund made by KCS to an affiliate of CN. Thereafter, CP and KCS issued a joint press release announcing the execution of the Merger Agreement.

Board of Directors and Management of CP after the Transaction

Board of Directors

All current members of the CP Board will continue to serve as directors of the combined company.

Under the Merger Agreement, CP has agreed to appoint four members of the KCS Board to serve as directors on the CP Board as of the Control Date, in each case until such director’s successor is elected and qualified or the earlier of such director’s death, resignation or removal, in each case in accordance with CP’s constating documents. In the event that after the Effective Time any of the four KCS directors selected to be part of the CP Board upon the Control Date indicates that he or she plans to resign as a director of KCS and is willing to become a director of CP, CP would need to seek the approval of the STB in order for such director to be appointed prior to the Control Date.

Management

Following the Effective Time, KCS’s management and board of directors will continue to manage the Second Surviving Corporation while its outstanding shares of capital stock are held in the Voting Trust, pursuing its independent business plan and growth strategies. Following receipt of STB Final Approval, CP (through its indirect wholly owned subsidiary, Merger Holdco) will acquire control of KCS, the two companies will be combined, and Mr. Keith Creel, the current President and Chief Executive Officer of CP, will serve as Chief Executive Officer of the combined company as of the Control Date. The other members of the executive management team of CP following the Control Date have not yet been determined, and will be communicated in due course.

For more information, see the section entitled “The Merger Agreement – Effects of the Transaction”.

Statement of Proposed Executive Compensation

Following the Control Date, it is expected that the board of directors of the combined company and the Management Resources and Compensation Committee of the combined company (or such other committee(s)

with responsibility for compensation matters) will meet to determine and oversee the compensation of the independent Board Chair and the President and Chief Executive Officer of the combined company and the director and executive compensation structure and policies of the combined company. These are anticipated to generally be consistent with the existing executive compensation structure and policies of CP and may include long-term performance based equity awards such as PSUs and/or stock options tied to the expected synergies of the combined company. To assess and determine the executive and director compensation structure and policies of the combined company, the board of directors of the combined company and the combined company’s Management Resources and Compensation Committee may retain and use reports prepared by independent compensation advisors or consultants. For further information concerning the current compensation structure of CP please refer to the CP Annual and Special Meeting Circular, which is incorporated by reference in this Management Proxy Circular.

For additional information with respect to payment or other benefits or entitlements that certain directors or executive officers of CP and KCS will receive or may be entitled to receive as a result of the Transaction, see “Interests of Certain Persons or Companies in the Transaction”.

CP’s Reasons for the Transaction

At its meeting held on September 11, 2021, after due consideration and extensive consultation with CP’s management and outside legal and financial advisors to both CP and the CP Board, the CP Board unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and authorized the issuance of CP common shares under the Merger Agreement. In doing so, the CP Board considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of CP and KCS, with a view to the best interests of CP. In making its determination, the CP Board considered a number of factors (which are not necessarily presented in order of relative importance), with a view to the best interests of CP, including the following:

•

the creation, as a result of the Transaction, of the first rail network connecting the U.S., Mexico and Canada and the expected ability to deliver significantly expanded market reach for customers served by CP and KCS and provide new competitive transportation service options, including new single-line hauls across the combined company’s continent-wide network, while improving route efficiency and reducing transit times;

•

the expected benefits to CP’s business, assets, financial condition, results of operations, business plan and prospects after CP’s combination with KCS following receipt of STB Final Approval, including the expected pro forma effect of the Transaction on the combined company;

•

the expectation that, after CP’s combination with KCS following receipt of STB Final Approval, a single integrated rail system will connect premier ports on the U.S. Gulf, Atlantic and Pacific coasts with key overseas markets, and that CP’s and KCS’s combined network will result in increased efficiency and simplicity for the combined company’s customers, including grain, automotive, auto-parts, energy, intermodal and other shippers;

•

the belief that CP’s and KCS’s cultures are aligned and rooted in the highest safety, service and performance standards and that CP and KCS are both committed to improving sustainability and have made science-based pledges in-line with the Paris Agreement to improve fuel efficiency and lower emissions in support of a more sustainable North American supply chain;

•

the expectation that the combination will create a more competitive network, while remaining the smallest of six U.S. Class 1 railroads by revenue, and spur greater rail-to-rail competition and greater support for customers in growing their rail volumes;

•

CP management’s identification of approximately U.S.$1.0 billion in annualized synergies (consisting of cost-savings of U.S.$180 million and U.S.$820 million in EBITDA growth from market opportunities) expected to be realized within the first three years after receipt of STB Final Approval and the expectation that CP’s combination with KCS following receipt of STB Final Approval would be accretive to CP’s adjusted diluted earnings per share;

•

the CP Board’s knowledge of, and CP’s discussions with KCS management regarding, KCS’s business operations, financial condition, earnings and prospects and its knowledge of CP’s business, operations, financial condition, earnings and prospects, taking into account KCS’s publicly filed information and the results of CP’s due diligence investigation of KCS;

•

the expectation the combined company will benefit from the continued strong leadership of CP’s experienced President and Chief Executive Officer and the addition of KCS’s seasoned management team will bring valuable expertise and talent to the operations of the combined company;

•

the Exchange Ratio is fixed and will not be adjusted for fluctuations in the market price of CP common shares or shares of KCS common stock between the date of the Merger Agreement and the closing of the Transaction;

•	the aggregate cash consideration is fixed, which gives CP additional certainty regarding the amount of cash required to be paid by CP to close the Transaction;

•

the belief, after a thorough review of other business combination and strategic opportunities reasonably available to CP, that the Transaction represents the most attractive opportunity for CP and that its review did not present a better alternative;

•

BMO Capital Markets, Goldman Sachs and Evercore have rendered to the CP Board the BMO Capital Markets Fairness Opinion, the Goldman Sachs Fairness Opinion and the Evercore Fairness Opinion, respectively, that, as of the respective date thereof, and based upon and subject to the assumptions, limitations, qualifications, conditions and other matters stated therein, the Merger Consideration to be paid to the holders of KCS common stock in the First Merger was fair, from a financial point of view, to CP;

•

the ability of CP, in specified circumstances, to provide information to and to engage in discussions or negotiations with a third party that makes an unsolicited acquisition proposal, as further described in the section entitled “The Merger Agreement – No Solicitation”;

•

the ability of the CP Board, in specified circumstances, to change its recommendation to CP shareholders concerning the Transaction, as further described in the section entitled “The Merger Agreement – Change of Recommendation”;

•	other favourable terms of the Merger Agreement, including:

•

restrictions on KCS’s ability to solicit alternative business combination transactions and to provide confidential due diligence information to, or engage in discussions with, a third party interested in pursuing an alternative business combination transaction with KCS, as further discussed in the section entitled “The Merger Agreement – No Solicitation”;

•

the obligation of KCS to pay to CP a termination payment of U.S.$700.0 million upon termination of the Merger Agreement under specified circumstances and/or the CN Termination Amount Refund under specified circumstances; and

•	the requirement that KCS hold a stockholder vote on the adoption of the Merger Agreement, even though the KCS Board may have withdrawn or changed its recommendation; and

•	the probability that the conditions to the Transaction will be satisfied.

In connection with its deliberations relating to the Transaction, the CP Board also considered potential risks and negative factors concerning the transactions contemplated by the Merger Agreement (which are not necessarily presented in order of relative importance), including the following:

•

the risk that the KCS stockholders may not approve the KCS Merger Proposal or that CP shareholders may not approve the issuance of CP common shares to KCS common stockholders in connection with the Transaction and the risk that the Transaction might not close in a timely manner or at all, despite CP’s efforts;

•

the effect that the length of time from announcement until closing of the Transaction could have on the market price of CP common shares, CP’s operating results (particularly in light of the significant costs incurred in connection with the Transaction) and the relationships with CP’s employees, CP shareholders, customers, suppliers, regulators, partners and others that do business with CP;

•

the risk that the anticipated benefits of the Transaction will not be realized in full or in part, including the risk that expected synergies will not be achieved or will not be achieved in the expected time frame;

•

the risk that regulatory authorities may not approve the Transaction or may impose burdensome terms or conditions, giving rise to increased pre-tax transaction costs, and the risk that divestitures or other accommodations required by antitrust regulatory authorities may decrease or eliminate the anticipated strategic and other benefits of the Transaction to CP;

•

the risk of diverting the attention of CP’s senior management from other strategic priorities to implement the Transaction and make arrangements for integration of CP’s and KCS’s operations and infrastructure following receipt of STB Final Approval;

•

certain restrictions on the conduct of CP’s business during the pendency of the Transaction, including restrictions on CP’s ability to solicit alternative business combination transactions, although the CP Board believed that such restrictions were reasonable;

•	the requirement that CP hold a shareholder vote on the issuance of CP common shares in connection with the First Merger, even though the CP Board may have withdrawn or changed its recommendation;

•

the obligation of CP to pay to KCS a termination payment of (i) U.S.$1.0 billion upon termination of the Merger Agreement if certain regulatory approvals are not obtained; or (ii) a termination payment of U.S.$700.0 million upon termination of the Merger Agreement under specified circumstances;

•

the Exchange Ratio is fixed and will not be adjusted in the event that the market price of CP common shares increases relative to the market price of shares of KCS common stock between the date of the Merger Agreement and the closing of the Transaction;

•	the potential impact on the market price of CP common shares as a result of the issuance of the Share Consideration to KCS common stockholders;

•	the ownership dilution to pre-merger holders of CP common shares as a result of the issuance of CP common shares in connection with the Transaction;

•

the risks associated with the occurrence of events that may materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of KCS and/or its subsidiaries but not entitle CP to terminate the Merger Agreement; and

•	the risks described in the section entitled “Risk Factors”.

After consideration of these factors, the CP Board determined that, overall, the potential benefits of the Transaction outweighed the potential risks.

The foregoing discussion of factors considered by the CP Board is not intended to be exhaustive and may not include all the factors considered by the CP Board. In view of the wide variety of factors considered in connection with its evaluation of the Transaction and the complexity of these matters, the CP Board did not attempt to quantify, rank or otherwise assign any relative or specific weights to the factors that it considered in reaching its determination to approve the Merger Agreement. In addition, individual members of the CP Board may have given differing weights to different factors. The CP Board conducted an overall review of the factors described above and other material factors, including through discussions with, and inquiry of, CP’s management and outside legal and financial advisors.

The foregoing description of CP’s consideration of the factors supporting the Transaction is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled “Information Contained in Management Proxy Circular – Cautionary Statement Regarding Forward-Looking Statements”.

Recommendation of the CP Board

At its meeting held on September 11, 2021, after due consideration and extensive consultation with CP’s management and outside legal and financial advisors to both CP and the CP Board (including, among other things, a review and consideration of the financial analyses of the Revised CP Proposal of each of BMO Capital Markets, Goldman Sachs and Evercore and each of BMO Capital Markets’, Goldman Sachs’ and Evercore’s indication that it anticipated being able to deliver to the CP Board its respective CP Fairness Opinion, which was subsequently confirmed in the BMO Capital Markets Fairness Opinion, the Goldman Sachs Fairness Opinion and the Evercore Fairness Opinion, respectively), the CP Board unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and authorized the issuance of CP common shares under the Merger Agreement. In doing so, the CP Board considered the business, assets and liabilities, results of operations, financial performance, strategic direction and prospects of CP and KCS, with a view to the best interests of CP.

Accordingly, the CP Board unanimously recommends that CP shareholders vote FOR the Share Issuance Resolution and FOR the Name Change Amendment Resolution. For further information regarding CP’s reasons for the Transaction, see the section entitled “The Transaction – CP’s Reasons for the Transaction”.

CP Fairness Opinions

BMO Capital Markets Fairness Opinion

CP retained BMO Capital Markets under an engagement agreement, as amended, effective December 1, 2020 to provide financial advisory services in connection with the Transaction. As part of its engagement, BMO Capital Markets was requested to provide the CP Board with its opinion as to the fairness to CP, from a financial point of view, of the Merger Consideration to be paid to the holders of KCS common stock in the First Merger.

The BMO Capital Markets Fairness Opinion stated that, based upon and subject to the assumptions, limitations, qualifications and other matters stated therein, BMO Capital Markets was of the opinion that, as of September 15, 2021, the Merger Consideration to be paid to the holders of KCS common stock in the First Merger was fair, from a financial point of view, to CP.

The full text of the BMO Capital Markets Fairness Opinion, setting out BMO Capital Markets’ credentials, assumptions made, procedures followed, information reviewed, matters considered and limitations and qualifications on the scope of review undertaken in connection with the BMO Capital Markets Fairness Opinion, is attached as “Appendix C – BMO Capital Markets Fairness Opinion” to this Management Proxy Circular. This summary is qualified in its entirety by reference to the full text of the BMO Capital Markets Fairness Opinion.

Details regarding the qualifications, credentials and independence of BMO Capital Markets, and the assumptions, limitations and qualifications applicable to the BMO Capital Markets Fairness Opinion, are set forth in the BMO Capital Markets Fairness Opinion.

The BMO Capital Markets Fairness Opinion is not a recommendation as to how the CP shareholders should vote on the Share Issuance Resolution or any other matter. The BMO Capital Markets Fairness Opinion was one of a number of factors taken into consideration by the CP Board in making its unanimous determination that it is in the best interests of CP to enter into the Merger Agreement and to recommend that CP shareholders vote in favour of the Share Issuance Resolution. In evaluating the Transaction, the CP Board considered, among other things, the advice and financial analyses provided by BMO Capital Markets referred to above, in addition to the BMO Capital Markets Fairness Opinion. In assessing the BMO Capital Markets Fairness Opinion, the CP Board took into account that a substantial portion of the fees payable to BMO Capital Markets for its services are contingent upon the closing of the Transaction, subject to the obligation of CP to make an earlier payment to BMO Capital Markets in certain circumstances.

In rendering the BMO Capital Markets Fairness Opinion, BMO Capital Markets reviewed, or carried out, among other things: (i) a September 10, 2021 draft of the Merger Agreement; (ii) certain publicly available information relating to the business, operations, financial condition and trading history of CP, KCS and other selected public companies BMO Capital Markets considered relevant; (iii) certain internal financial, operating, corporate and other information prepared or provided by or on behalf of CP or KCS relating to the business, operations and financial condition of CP and KCS; (iv) internal management forecasts, projections, estimates and budgets prepared or provided by or on behalf of management of CP or KCS; (v) discussions with management of CP relating to CP’s current business, plan, financial condition and prospects; (vi) discussions with management of KCS relating to KCS’s current business, plan, financial condition and prospects; (vii) discussions with management of CP relating to CP’s management’s assessment of opportunities to enhance cash flows of the combined entity; (viii) public information with respect to selected precedent transactions BMO Capital Markets considered relevant; (ix) various reports published by equity research analysts, industry sources and credit rating agencies BMO Capital Markets considered relevant; (x) a letter of representation as to certain factual matters and the completeness and accuracy of certain information upon which the BMO Capital Markets Fairness Opinion is based, addressed to BMO Capital Markets and dated as of the date of the BMO Capital Markets Fairness Opinion, provided by senior officers of CP; and (xi) such other information, investigations, analyses and discussions as BMO Capital Markets considered necessary or appropriate in the circumstances.

BMO Capital Markets was not provided with, and understood that there was not, any formal valuation or appraisal of the securities or assets of CP, KCS or any of their respective affiliates. BMO Capital Markets was not asked to prepare and did not prepare a formal valuation or appraisal of the securities or assets of CP, KCS or any of their respective affiliates, and the BMO Capital Markets Fairness Opinion should not be construed as such.

BMO Capital Markets and certain of its affiliates act as traders and dealers, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of one or more of CP, KCS or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of one or more such parties for which BMO Capital Markets or such affiliates received or may receive compensation. As investment dealers, BMO Capital Markets and certain of its affiliates conduct research on securities and may, in the ordinary course of business, provide research reports and investment advice to clients on investment matters, including with respect to one or more of CP, KCS or any of their respective associates or affiliates or the Transaction. In addition, BMO, of which BMO Capital Markets is a wholly owned subsidiary, or one or more affiliates of BMO, may provide banking or other financial services to one or more of CP, KCS or any of their respective associates or affiliates in the ordinary course of business.

BMO Capital Markets has not been engaged to provide any financial advisory services nor has it participated in any financings involving the parties within the past two years, other than: (i) acting as financial advisor to CP and the CP Board under the engagement agreement, as amended; (ii) providing ongoing cash management and trade finance services to CP; (iii) providing ongoing equity and financing solutions to CP; (iv) providing ongoing fixed income, currency and commodity services to CP; (v) acting as joint bookrunner, joint lead arranger, and administrative agent for the U.S.$8.5 billion bond bridge financing in connection with CP’s proposed acquisition of KCS in March 2021; (vi) acting as joint bookrunner and joint lead arranger on the U.S.$1.3 billion and U.S.$600 million of credit facility backstops in connection with CP’s proposed acquisition of KCS in March 2021; (vii) providing foreign exchange and interest rate hedging services for the U.S.$8.5 billion bond bridge financing in connection with CP’s proposed acquisition of KCS in March 2021; (viii) acting as joint bookrunner for the issuance by CP of $300 million 3.050% notes due March 9, 2050 in March 2020; (ix) acting as co-manager for the issuance by CP of U.S.$500 million 2.050% notes due March 5, 2030 in March 2020; (x) providing foreign exchange swaps services to CP in 2020; (xi) acting as co-lead arranger and joint bookrunner for CP’s new revolving credit facility of U.S.$300 million in September 2019; (xii) acting as co-lead arranger and joint bookrunner for CP’s amended and restated U.S.$1.0 billion revolving credit facility in September 2019; and (xiii) providing deposit services to KCS in 2019 and 2020.

Additionally, at CP’s request, BMO Capital Markets or one or more of its affiliates has agreed to act as a joint bookrunner, joint lead arranger, and administrative agent on the U.S.$8.5 billion bond bridge financing to be made available to CP in connection with the closing of the Transaction; entered into financing commitments and agreements to act as a joint bookrunner and joint lead arranger on the U.S.$1.3 billion credit facility backstop to be made available to CP and the U.S.$600 million credit facility backstop to be made available to CP, in each case in connection with the closing of the Transaction; agreed to act as a joint lead bookrunner for the issuance by CP of U.S.$8.5 billion of bonds in connection with the closing of the Transaction; and agreed to act as administrative agent and sole bookrunner on a syndicated U.S.$500.0 million unsecured term loan made available to CP for general corporate purposes. BMO Capital Markets or one or more of its affiliates may agree to provide additional financing services to CP in connection with the Transaction, for which services BMO Capital Markets or such affiliate would receive compensation.

Under the terms of its engagement agreement, as amended, BMO Capital Markets will be paid a fee for its services in connection with the Transaction, a substantial portion of which is contingent upon the successful closing of the Transaction, subject to the obligation of CP to make an earlier payment to BMO Capital Markets in certain circumstances. CP has also agreed to reimburse BMO Capital Markets for certain out-of-pocket expenses and to indemnify BMO Capital Markets against certain liabilities that may arise in connection with its engagement.

The BMO Capital Markets Fairness Opinion was provided to the CP Board for its use only in considering the Transaction and may not be used or relied upon by any person for any other purpose without BMO Capital Markets’ prior written consent and does not constitute a recommendation as to how the CP shareholders should vote on the Share Issuance Resolution or any other matter. BMO Capital Markets expresses no view as to, and the BMO Capital Markets Fairness Opinion does not address, the underlying business decision of CP to effect the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to CP; nor does it address any legal, tax or regulatory matters.

The CP Board urges the CP shareholders to read the BMO Capital Markets Fairness Opinion in its entirety. Any summary of the BMO Capital Markets Fairness Opinion herein is qualified in its entirety by reference to the full text of the BMO Capital Markets Fairness Opinion as set out in “Appendix C – BMO Capital Markets Fairness Opinion”.

Goldman Sachs Fairness Opinion

Goldman Sachs rendered its opinion to the CP Board that, as of September 15, 2021 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid for each share of KCS common stock in the First Merger was fair from a financial point of view to CP.

The full text of the Goldman Sachs Fairness Opinion which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the Goldman Sachs Fairness Opinion, is attached as “Appendix D – Goldman Sachs Fairness Opinion”. Goldman Sachs provided advisory services and the Goldman Sachs Fairness Opinion for the information and assistance of the CP Board in connection with its consideration of the Transaction. The Goldman Sachs Fairness Opinion is not a recommendation as to how any CP shareholder should vote with respect to the Share Issuance Resolution, or any other matter.

In connection with rendering the Goldman Sachs Fairness Opinion and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of CP and KCS for the five fiscal years ended December 31, 2020;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of CP and KCS;

•	certain other communications from CP and KCS to their respective stockholders;

•	certain publicly available research analyst reports for CP and KCS;

•	certain updated internal financial analyses and forecasts for KCS prepared by its management; and

•

certain updated financial analyses and forecasts for KCS and certain updated internal financial analyses and forecasts for CP, standalone and pro forma for the Transaction, in each case as prepared by the management of CP and approved for Goldman Sachs’ use by CP (the “Forecasts Prepared by CP for Goldman Sachs”), including certain updated operating synergies projected by the management of CP to result from the Transaction, as approved for Goldman Sachs’ use by CP (the “Synergies Prepared by CP for Goldman Sachs”).

Goldman Sachs also held discussions with members of the senior managements of CP and KCS regarding their assessment of the past and current business operations, financial condition and future prospects of KCS and with the members of senior management of CP regarding their assessment of the past and current business operations, financial condition and future prospects of CP and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the CP common shares and the shares of KCS common stock; compared certain financial and stock market information for CP and KCS with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the commercial railway industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

For purposes of rendering the Goldman Sachs Fairness Opinion, Goldman Sachs, with CP’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with CP’s consent that the Forecasts Prepared by CP for Goldman Sachs, including the Synergies Prepared by CP for Goldman Sachs, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CP. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of CP or KCS or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the closing of the Transaction will be obtained without any adverse effect on CP or KCS or on the expected benefits of the Transaction in any way meaningful to its analysis. Goldman Sachs has also assumed that the Transaction will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

The Goldman Sachs Fairness Opinion did not address the underlying business decision of CP to engage in the Transaction or the relative merits of the Transaction as compared to any strategic alternatives that may be available to CP; nor did it address any legal, regulatory, tax or accounting matters. The Goldman Sachs Fairness Opinion addressed only the fairness from a financial point of view, as of the date of the Goldman Sachs Fairness Opinion, of the Merger Consideration to be paid for each share of KCS common stock in the First Merger. The Goldman Sachs Fairness Opinion did not express any view on, and did not address, any agreement or instrument contemplated by the Merger Agreement, or entered into or amended in connection with the Transaction, including any obligation of CP to undertake the Post-Closing Contributions, enter into the Voting Trust Agreement, perform the Voting Trust Transaction or engage in a Post-Closing Disposition under the Merger Agreement, or the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of CP; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of CP or KCS, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid for each share of KCS common stock in the First Merger or otherwise. The Goldman Sachs Fairness Opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to it as of the date of the Goldman Sachs Fairness Opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming the Goldman Sachs Fairness Opinion based on circumstances, developments or events occurring after the date of the Goldman Sachs Fairness Opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of KCS common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on CP or KCS or the Transaction, or as to the impact of the Transaction on the solvency or viability of CP or KCS or the ability of CP or KCS to pay their respective obligations when they come due. The Goldman Sachs Fairness Opinion was approved by a fairness committee of Goldman Sachs.

The Merger Consideration was determined through arm’s-length negotiations between CP and KCS and was approved by the CP Board. Goldman Sachs provided advice to CP during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to CP or the CP Board or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.

As described above, the Goldman Sachs Fairness Opinion to the CP Board was one of many factors taken into consideration by the CP Board in making its determination to approve the Merger Agreement. In evaluating the Transaction, the CP Board considered, among other things, the advice and financial analyses provided by Goldman Sachs referred to above, in addition to the Goldman Sachs Fairness Opinion. In assessing the Goldman Sachs Fairness Opinion, the CP Board took into account that the transaction fee payable to Goldman Sachs for its services is contingent upon the closing of the Transaction. The foregoing summary is qualified in its entirety by reference to the Goldman Sachs Fairness Opinion attached as “Appendix D – Goldman Sachs Fairness Opinion”.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and invest in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of CP, KCS, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the Transaction. Goldman Sachs acted as financial advisor to CP in connection with, and participated in certain of the negotiations leading to, the Transaction. At the request of CP, an affiliate of Goldman Sachs has entered into certain Debt Commitment Letters and agreements to provide CP with bridge financing in connection with the closing of the Transaction, in each case subject to the terms of such commitments and agreements and under which such affiliate expects to receive compensation. Goldman Sachs has provided certain financial advisory and/or underwriting services to CP and/or its affiliates from time to time for which Goldman Sachs’ Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to CP in connection with its entrance into the subsequently terminated Original Merger Agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to KCS and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as senior co-manager with respect to an offering of KCS’s 3.50% notes due in 2050 (aggregate principal amount U.S.$550.0 million) in April 2020. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to CP, KCS and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The CP Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction. Under a letter agreement dated March 17, 2021, CP engaged Goldman Sachs to act as its financial advisor in connection with the contemplated Transaction. The engagement letter between CP and Goldman Sachs provides for a transaction fee, all of which are contingent upon the closing of the Transaction. In addition, CP has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities.

The CP Board urges the CP shareholders to read the Goldman Sachs Fairness Opinion in its entirety. Any summary of the Goldman Sachs Fairness Opinion herein is qualified in its entirety by reference to the full text of the Goldman Sachs Fairness Opinion as set out in “Appendix D – Goldman Sachs Fairness Opinion”.

Evercore Fairness Opinion

Under an engagement letter dated as of December 31, 2020, Evercore was engaged to act as financial advisor to the CP Board in connection with a possible acquisition by CP of KCS. As part of its engagement, Evercore was requested to evaluate the fairness to CP, from a financial point of view, of the Merger Consideration to be paid to the holders of KCS common stock in the First Merger.

Evercore rendered its opinion to the CP Board that, as of September 15, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Merger Consideration to be paid to the holders of KCS common stock in the First Merger was fair, from a financial point of view, to CP.

The full text of the Evercore Fairness Opinion, dated as of September 15, 2021, setting out, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as “Appendix E – Evercore Fairness Opinion” to this Management Proxy Circular. This summary is qualified in its entirety by reference to the full text of the Evercore Fairness Opinion. Details regarding the qualifications, credentials and independence of Evercore, and the assumptions, limitations and qualifications applicable to the Evercore Fairness Opinion, are respectively set forth in the Evercore Fairness Opinion.

The Evercore Fairness Opinion was addressed to, and provided for the information and benefit of, the CP Board (in its capacity as such) in connection with the CP Board’s evaluation of the Transaction and does not constitute a recommendation to the CP Board or to any other person in respect of the Transaction, including as to how the CP shareholders should vote or act in respect of the Transaction or any other matter. The Evercore Fairness Opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that may be available to CP; nor does it address the underlying business decision of CP to engage in the Transaction. Evercore expressed no opinion as to the price at which KCS common stock will trade at any time.

The CP Board urges the CP shareholders to read the Evercore Fairness Opinion in its entirety. Any summary of the Evercore Fairness Opinion herein is qualified in its entirety by reference to the full text of the Evercore Fairness Opinion as set out in “Appendix E – Evercore Fairness Opinion”.

In connection with rendering the Evercore Fairness Opinion, Evercore, among other things: (i) reviewed certain publicly available business and financial information relating to KCS and CP that Evercore deemed to be relevant, including publicly available research analysts’ estimates; (ii) reviewed certain internal projected financial data relating to KCS prepared by the management of KCS as adjusted and furnished to Evercore by the management of CP and certain internal projected financial data relating to CP prepared and furnished to Evercore by management of CP, each as approved for Evercore’s use by CP (the “Management Forecasts”), including certain operating synergies prepared by the management of CP expected to result from the Transaction, as approved for Evercore’s use by CP (the “Evercore Synergies”); (iii) discussed with managements of CP and KCS their assessment of the past and current operations of KCS, the current financial condition and prospects of KCS and the Management Forecasts relating to KCS, and discussed with management of CP their assessment of the past and current operations of CP, the current financial condition and prospects of CP, and the Management Forecasts; (iv) reviewed the reported prices and the historical trading activity of the KCS common stock and the CP common shares; (v) compared the financial performance of KCS and CP and their respective stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant; (vi) compared the financial performance of KCS and the valuation multiples relating to the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant; (vii) reviewed the financial terms and conditions of a draft, dated September 10, 2021, of the Merger Agreement; and (viii) performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore assumed no responsibility or liability for any independent verification of such information), and further relied upon the assurances of the managements of CP and KCS that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Forecasts, including the Evercore Synergies, Evercore assumed with CP’s consent that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of CP as to the future financial performance of CP and KCS and the other matters covered thereby. Evercore relied, at the direction of CP on the assessments of the management of CP as to CP’s ability to achieve the Evercore Synergies and was advised by CP, and assumed with CP’s consent that the Evercore Synergies will be realized in the amounts and at the times projected. Evercore expressed no view as to the Management Forecasts, including the Evercore Synergies, or the assumptions on which they were based.

For purposes of its analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ from the draft Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the closing of the Transaction would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the closing of the Transaction would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on KCS, CP or the closing of the Transaction or reduce the contemplated benefits to CP of the Transaction. Evercore also assumed, with CP’s consent, that STB Final Approval would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Second Surviving Corporation or CP or reduce the contemplated benefits to CP of the Transaction and that upon receipt of STB Final Approval, the outstanding shares of capital stock of the Second Surviving Corporation deposited into the Voting Trust would be released from the Voting Trust, and Evercore relied, with CP’s consent, for purposes of its opinion on the assessment of the management of CP as to the timing for obtaining STB Final Approval.

Evercore did not conduct a physical inspection of the properties or facilities of KCS or CP and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of KCS or CP. Evercore was not furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of KCS or CP under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to it as of September 15, 2021 and financial, economic, market and other conditions as they existed and as could be evaluated on such date. Subsequent developments may affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to CP, from a financial point of view, of the Merger Consideration. Evercore did not express any view on, and its opinion did not address, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of KCS, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of CP or KCS, or any class of such persons, whether relative to the Merger Consideration or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to CP, nor did it address the underlying business decision of CP to engage in the Transaction. Evercore did not express any view on, and its opinion did not address, what the value of CP common shares actually would be when issued or the prices at which the CP common shares would trade at any time, including following announcement or closing of the Transaction. Evercore also did not express any view on, and its opinion did not address, the price that might be obtained in connection with any disposition of the Trust Stock in the event of an STB Denial. Evercore’s opinion did not constitute a recommendation to the CP Board or to any other persons in respect of the Transaction, including as to how any holder of CP common shares should vote or act in respect of the Transaction. Evercore expressed no opinion as to the prices at which shares of KCS common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on KCS or the Transaction or as to the impact of the Transaction on the solvency or viability of KCS or the ability of KCS to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by CP and its advisors with respect to legal, regulatory, accounting and tax matters. The credit, financial and stock markets have been experiencing unusual volatility and Evercore expressed no opinion or view as to any potential effects of such volatility on KCS or CP or the Transaction.

The issuance of the fairness opinion was approved by a Fairness Opinion Committee of Evercore.

Under the terms of its engagement letter dated as of December 31, 2020, Evercore received a retainer and monthly work fees, along with an opinion fee which was payable upon rendering of an opinion, for its services. CP also agreed to reimburse Evercore’s expenses and to indemnify Evercore against certain liabilities arising out of Evercore’s engagement.

Impact on Credit Ratings

In connection with its evaluation of the combination of CP and KCS, CP considered the potential impact of the transaction on its credit ratings.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, S&P affirmed its “BBB+” long-term corporate credit rating on CP and CPRC and confirmed that the outlooks were stable. S&P also affirmed its “A-2” short-term corporate credit rating on CPRC and confirmed that the outlook was stable.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, Moody’s downgraded CPRC’s senior unsecured credit rating to “Baa2” from “Baa1”. Moody’s indicated that the downgrade reflects an increase in adjusted leverage and also incorporates the regulatory and integration risks of the Transaction. Moody’s indicated that a ratings upgrade would require clarity regarding regulatory approval for the Transaction and would also require CPRC to maintain a reduced adjusted debt to EBITDA ratio. Moody’s also affirmed CPRC’s commercial paper rating at Prime-2 and confirmed that the outlook remains stable.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, DBRS placed the “BBB (high)” Issuer Rating, Medium-Term Notes rating and Unsecured Debentures rating as well as the Commercial Paper Rating of “R-2 (high)” of CPRC “Under Review with Negative Implications”. DBRS expects to resolve the Under Review with Negative Implications status once it is clear that the Transaction will close as expected and that regulatory approvals, in particular by the STB, are granted.

No additional credit rating updates relating to CP or CPRC were provided by any of S&P, Moody’s or DBRS, or any other credit rating agency, following the announcement of the entry into the Merger Agreement.

Credit ratings are intended to provide an independent measure of the credit quality of an issue of securities. The credit ratings assigned by the rating agencies are not recommendations to purchase, hold or sell the securities inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any rating will remain in effect for any given period of time or that any rating will not be withdrawn or revised entirely by a rating agency at any time if in its judgment circumstances so warrant.

S&P’s long-term credit ratings are on a rating scale that ranges from AAA to D, which represents the range from highest to lowest quality of such securities rated. A rating of BBB+ by S&P is within the fourth highest of ten categories and indicates that the obligation exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation. The addition of a “+” or “-” designation after a rating indicates the relative standing within the major rating categories. An S&P rating outlook assesses the potential direction of a long-term credit rating over the intermediate term (typically six months to two years). In determining a rating outlook, consideration is given to any changes in the economic and/or fundamental business conditions. A “Stable” outlook indicates that a rating is not likely to change.

S&P’s short-term credit ratings are on a rating scale that ranges from A-1 to D, which represents the range from highest to lowest quality of such securities rated. A rating of A-2 by S&P is in the second highest of six categories and indicates that the obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in the highest rating category. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

Moody’s long-term credit ratings are on a rating scale that ranges from Aaa to C, which represents the range from highest to lowest quality of such securities rated. A rating of Baa2 by Moody’s is within the fourth highest of nine categories and is assigned to debt securities which are considered medium-grade and as such may possess speculative characteristics. The addition of a 1, 2 or 3 modifier after a rating indicates the relative standing within a particular rating category. The modifier 2 indicates that the issue ranks in the mid-range of its generic rating category.

Moody’s short-term credit ratings are on a rating scale that ranges from Prime-1 to Not Prime, which represents the range from highest to lowest quality of such securities rated. A rating of Prime-2 by Moody’s is within the second highest of four categories and reflects a strong ability to repay short-term obligations. A “Stable” outlook indicates a low likelihood of a rating change over the medium term.

DBRS’s long-term credit ratings are on a rating scale that ranges from AAA to D, which represents the range from highest to lowest quality of such securities rated. A rating of BBB(high) by DBRS is within the fourth highest of ten categories and is assigned to debt securities considered to be of adequate credit quality. The capacity for payment of financial obligations is considered acceptable. Entities in the BBB category may be vulnerable to future events. The assignment of a “(high)” or “(low)” modifier within each rating category indicates relative standing within such category. Rating trends provide guidance in respect of DBRS’s opinion regarding the outlook for the rating in question, with rating trends falling into one of three categories: “Positive”, “Stable” or “Negative”. The rating trend indicates the direction in which DBRS considers the rating is progressing towards should present circumstances continue, or in some cases, unless challenges are addressed.

DBRS’s short-term credit ratings are on a rating scale that ranges from R-1(high) to D, which represents the range from highest to lowest of such securities rated. A rating of R-2(high) by DBRS is the fourth highest of ten rating categories and is assigned to debt securities considered to be at the upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. Entities in the R-2(high) category may be vulnerable to future events.

CP has made payments to each of Moody’s and S&P in connection with the assignment of ratings to its indebtedness. In addition, CP has made payments in respect of certain other services provided to CP by each of Moody’s and S&P during the last two years.

Listing of CP Common Shares

CP common shares are currently listed on the TSX and the NYSE under the symbol “CP”. KCS common stock is currently listed on the NYSE under the symbol “KSU”. For information regarding prior sales and trading price and volume of CP common shares, please see “Appendix H – Information Concerning Canadian Pacific Railway Limited”. For information regarding prior sales and trading volume of KCS common stock, please see “Appendix G – Information Concerning Kansas City Southern”.

It is a condition to the completion of the Transaction that the CP common shares issuable under the Merger Agreement are approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing requirements.

CP must use its reasonable best efforts to cause the CP common shares to be issued in the First Merger to be approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing conditions, prior to the Effective Time.

The TSX has conditionally approved the listing of the CP common shares to be issued to KCS common stockholders under the Merger Agreement, which CP common shares will be registered in the U.S. pursuant to the Form F-4. Listing of such CP common shares is subject to CP fulfilling all of the requirements of the TSX on or before the business day following the Closing Date. CP is required under the terms of the Merger Agreement to apply to the NYSE to list the CP common shares to be issued to KCS common stockholders under the Merger Agreement on the NYSE, which CP common shares will be registered in the U.S. pursuant to the Form F-4. Listing will be subject to CP fulfilling all the listing requirements of the NYSE. There can be no assurance that the CP common shares will be accepted for listing on the TSX or the NYSE.

Delisting and Deregistration of KCS Common Stock

If the Transaction closes, KCS common stock will be delisted from the NYSE and deregistered under the U.S. Exchange Act, and KCS will no longer be required to file periodic reports with the SEC with respect to KCS common stock.

KCS has agreed to cooperate with CP and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable under applicable laws and rules and policies of the NYSE and the SEC to delist the KCS common stock from the NYSE and to terminate its registration under the U.S. Exchange Act as promptly as practicable after the Effective Time.

Treatment of KCS Equity Awards

For a description of the treatment of KCS Equity Awards under the Merger Agreement, see the section entitled “The Merger Agreement – Treatment of KCS Equity Awards”.

KCS Executive Severance Arrangements

Each of KCS’s executive officers is party to a severance agreement with KCS. In connection with the transactions contemplated by the Merger Agreement, on September 15, 2021, KCS entered into letter agreements with seven of KCS’s executive officers, including each of KCS’s named executive officers other than Mr. Hancock. The letter agreements: (1) provide that the protection period for enhanced change in control severance (the “Protection Period”) will run from the date the Transaction is completed through the two-year anniversary of the Control Date; (2) clarify that, for purposes of determining an executive officer’s pro-rata bonus and target bonus portion of cash severance, the “target award” will be the greater of the target award for the calendar year in which the executive officer’s employment is terminated and the target award for the calendar year in which the change in control occurs and (3) for Mr. Upchurch and two executive officers who are not named executive officers, establish the multiple applicable to the base salary and target bonus components of his or her severance during the Protection Period at three times in exchange for waiving certain rights these officers had under their severance agreements in connection with the change in control resulting from the Transaction.

In addition, in consideration of (1) certain acknowledgments from the applicable executive officers that the completion of the Transaction will not, in and of itself, constitute “good reason” under the executive officers’ severance agreements and (2) the extension by one year of the post-termination non-competition period for each of the executive officers, other than Mr. Songer the letter agreements provide that, in the event that an executive officer receives any payments or benefits that are subject to tax under Section 4999 of the Code, the executive officer will receive a payment that puts the executive officer in the same after-tax position as though such tax did not apply.

One executive officer who is not a named executive officer is party to an employment agreement with KCS that was in effect prior to entry into the Merger Agreement and already provided for a make-whole payment and severance benefits as described below.

One executive officer who is not a named executive officer and was not previously party to a severance agreement or employment agreement, entered into an employment agreement with KCS providing for severance payments and benefits consistent with those provided to the other executive officers, as described in the paragraph below, as well as a make-whole payment on the same terms and conditions as described above.

One executive officer who is not a named executive officer is entitled to receive 90 days of salary, plus an additional 20 days of salary for each year of service upon a Qualifying Termination, as well as other statutory benefits in connection with the executive officer’s service, pursuant to Mexican law.

KCS Executive Retention Program

KCS has established a cash-based retention program for KCS employees that is designed to promote retention, incentivize the completion of the Transaction and reward extraordinary effort. Each award granted pursuant to the retention program will vest and become payable in two installments: (1) 25% on the earlier of (a) the Closing Date and (b) February 21, 2022, and (2) 75% on the earlier of (a) ninety days after the Control Date and (b) June 1, 2023, subject, in each case, to the recipient’s continued employment through the applicable vesting dates; provided, however, that if the recipient experiences a Qualifying Termination, then the recipient will be entitled to any then unpaid portion of the recipient’s award. KCS has granted retention awards in the amount of U.S.$2,120,000; U.S.$1,082,000; U.S.$1,076,000 and U.S.$1,018,000 to each of Mr. Patrick Ottensmeyer, President and Chief Executive Officer of KCS, Mr. Michael Upchurch, Executive Vice President and Chief Financial Officer of KCS, Mr. Jeffrey Songer, Executive Vice President – Strategic Merger Planning of KCS, and Mr. Michael Naatz, Executive Vice President and Chief Marketing Officer of KCS, respectively. KCS has granted retention awards equal to U.S.$4,384,500 in the aggregate to the KCS executive officers who are not named executive officers.

KCS Executive Arrangements with CP

As of October 29, 2021, none of the KCS executive officers has entered into any agreement with CP or any of its affiliates regarding employment with CP or one or more of its affiliates after the combination of CP and KCS following receipt of STB Final Approval. Prior to or following the Control Date certain of KCS’s executive officers may have discussions, or may enter into agreements, with CP or one of its affiliates regarding employment with CP or one or more of its affiliates.

The KCS Special Meeting and Stockholder Approval

The KCS Special Meeting is scheduled to be held virtually via the internet on December 10, 2021, beginning at 9:00 a.m. (Central Time) unless postponed to a later date.

At the KCS Special Meeting, KCS stockholders will be asked to consider and vote on the following proposals, which are collectively referred to in this Management Proxy Circular as the “KCS Proposals”:

•	Proposal 1: Adoption of the Merger Agreement. To consider and vote on the KCS Merger Proposal;

•

Proposal 2: Approval, on an Advisory (Non-Binding) Basis, of Certain Merger-Related Compensatory Arrangements with KCS’s Named Executive Officers. To consider and vote on the advisory KCS Compensation Proposal; and

•	Proposal 3: Adjournment of the KCS Special Meeting. To consider and vote on the KCS Adjournment Proposal.

A quorum of KCS stockholders is necessary to conduct the KCS Special Meeting. The presence, via the special meeting website or by proxy, of the holders of a majority of the shares of KCS voting stock entitled to vote at the KCS Special Meeting will constitute a quorum.

Approval of (i) the KCS Merger Proposal requires the affirmative vote of at least a majority of the outstanding shares of KCS voting stock entitled to vote on the KCS Merger Proposal (assuming a quorum is present); (ii) the KCS Compensation Proposal requires the affirmative vote of at least a majority of the shares of KCS voting stock present at the KCS Special Meeting in person or by proxy and entitled to vote on the KCS Compensation Proposal (assuming a quorum is present); and (iii) the KCS Adjournment Proposal requires the affirmative vote of at least a majority of the shares of KCS voting stock present at the KCS Special Meeting in person or by proxy and entitled to vote on the KCS Adjournment Proposal (whether or not a quorum is present).

The KCS Board has unanimously recommended that KCS stockholders vote FOR each of the KCS Merger Proposal, the KCS Compensation Proposal and the KCS Adjournment Proposal.

At a special meeting of the KCS Board held on September 12, 2021, the KCS Board unanimously: (1) determined that it was in the best interests of KCS and its stockholders, and declared it advisable, to enter into the Merger Agreement; (2) approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement; (3) recommended that the stockholders of KCS adopt the Merger Agreement; and (4) directed that the Merger Agreement be submitted to a vote at a meeting of KCS’s stockholders.

In connection with the Transaction and the KCS Special Meeting, CP and KCS have filed with the SEC the proxy statement/prospectus.

Accounting Treatment of the Transaction

In accordance with U.S. GAAP, the Transaction will be accounted for as a business combination applying the acquisition method of accounting. Accordingly, the Total Purchase Consideration paid by CP in connection with the Transaction will be allocated to KCS’s net assets based on their fair values as of the closing of the Transaction. The excess of the Total Purchase Consideration over the fair value of the identifiable assets acquired and liabilities assumed from KCS at their respective net fair value of such assets and liabilities will be recorded as goodwill. The results of operations of KCS will be included in CP’s consolidated results of operations only for periods subsequent to the closing of the Transaction.

Upon the closing of the Transaction, and only for the period that the outstanding shares of capital stock of the Second Surviving Corporation (as successor to KCS) are held in the Voting Trust, CP will account for its indirect 100% equity ownership of the Second Surviving Corporation using the equity method of accounting. Once the STB has completed its review of the Transaction and approved CP’s acquisition of control of KCS, CP will consolidate KCS prospectively, and the equity method investment will be remeasured to fair value immediately before the consolidation occurs, with the resulting gain or loss recognized in net income. As the ultimate outcome of the Transaction, assuming receipt of STB Final Approval, will be a business combination, the unaudited pro forma condensed consolidated financial information presented in this Management Proxy Circular have been prepared on a consolidated basis on the basis of a business combination.

Regulatory Approvals Required for the Transaction

As more fully described in this Management Proxy Circular and in the Merger Agreement, and subject to the terms and conditions of the Merger Agreement, CP and KCS have agreed to promptly obtain all necessary actions or non-actions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods and make all necessary registrations, notices, notifications, petitions, applications, reports and other filings and take all steps as may be necessary, proper or advisable to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental entity.

CP and KCS are not currently aware of any material consents or other filings that are required prior to the combination of CP and KCS other than those described in this Management Proxy Circular. There can be no assurance, however, if and when any of the consents required to be obtained for the transactions contemplated by the Merger Agreement will be obtained or as to the conditions or limitations that such approvals may contain or impose.

Although CP and KCS believe that they will receive the required authorizations and approvals described below to complete the transactions contemplated by the Merger Agreement, there can be no assurance as to the timing of these consents and approvals, CP’s or KCS’s ultimate ability to obtain such consents or approvals (or any additional consents or approvals that may otherwise become necessary), or the conditions or limitations that such approvals may contain or impose.

For a more detailed discussion of the regulatory approvals required to close the Transaction, see the sections entitled “The Merger Agreement – Conditions that Must be Satisfied or Waived for the Transaction to Occur” and “The Merger Agreement – Regulatory Filings and Efforts; Other Actions” and for more information regarding factors that could impact the closing of the Transaction, see the section entitled “Risk Factors”.

STB

Certain activities of CP, KCS and their subsidiaries are regulated by the STB. The provisions of subtitle IV, title 49 of the United States Code require approval of, or the granting of an exemption from approval by, the STB for (i) the acquisition of control of two or more U.S. rail carriers subject to the jurisdiction of the STB by a person that is not a carrier and (ii) the acquisition or control of a U.S. rail carrier by a person that is not a carrier but that controls any number of carriers. STB approval or exemption is required for, among other things, CP’s acquisition of control of KCS.

The parties intend to close the Transaction prior to having obtained STB Final Approval for CP to control KCS through the use of a voting trust. A voting trust is a mechanism that allows the transfer of beneficial ownership of the shares of a rail carrier to an acquiror, while keeping that rail carrier independent and avoiding premature control of that rail carrier pending STB review of the proposed transaction. Accordingly, the outstanding shares of capital stock of the Second Surviving Corporation (as successor to KCS) would remain in the Voting Trust pending the STB’s review of CP’s acquisition of control of KCS. On May 6, 2021, the STB issued a decision indicating that it had conducted a full review of the Voting Trust submitted to the STB Staff in March 2021 and granted approval for the use of the Voting Trust to close the Transaction, subject to the condition that the Voting Trust Agreement be modified to prohibit the Trustee from owning securities of CP or its affiliates during the existence of the Voting Trust. CP made the requisite modification. The Voting Trust Agreement proposed for use with the Transaction is unchanged from that modified in respect to the STB’s May 6, 2021 decision.

Under the Merger Agreement, CP will, via the Post-Closing Contributions, cause the contribution of all of the outstanding shares of capital stock of the Second Surviving Corporation to Merger Holdco, an indirect wholly owned subsidiary of CP. CP and Merger Holdco intend, immediately after the closing of the Transaction and the Post-Closing Contributions, to deposit the certificates for all of the outstanding shares of capital stock of the Second Surviving Corporation into the Voting Trust to ensure that CP and Merger Holdco do not acquire and directly or indirectly exercise control over KCS and its affiliates prior to obtaining necessary STB approval or exemption. Instead, the outstanding shares of capital stock of the Second Surviving Corporation would be held in trust and voted by the Trustee.

With CP’s and KCS’s planned use of the Voting Trust arrangement, under the terms of the Voting Trust Agreement approved by the STB on May 6, 2021, substantially in the form of Exhibit A to the Merger Agreement, the Trustee would hold such shares of capital stock of the Second Surviving Corporation (i) until the receipt of STB Final Approval; or (ii) if STB Final Approval is denied, until the Trust Stock is disposed of. The Voting Trust Agreement provides that the Trustee will vote all Trust Stock in favour of any proposal or action necessary or desirable to effect, or consistent with the effectuation of, the transactions contemplated by the Merger Agreement, and, until the STB has issued a final order approving the Transaction and common control of KCS by CP, against any proposed merger, business combination or similar transaction involving KCS but not involving CP or one of its affiliates. The Voting Trust Agreement contains other terms and conditions designed to ensure that neither Merger Holdco nor CP will control KCS during the pendency of the STB proceedings. In addition, the Voting Trust Agreement provides that CP or its affiliates will be entitled to receive any cash dividend paid by KCS.

On March 22, 2021, CP and KCS (collectively, the “Applicants”) submitted a pre-filing notification (the “Pre-filing Notification”) to file the appropriate and necessary documentation seeking STB Final Approval for CP to control KCS (the “STB Approval Application”). The Applicants also submitted a motion for protective order and petition to establish a procedural schedule to the STB. On the same day, the Applicants sent to the STB Staff a copy of the original proposed form of the Voting Trust Agreement, which was attached to the Original Merger Agreement as Exhibit A, and sought an informal opinion that the Voting Trust would comply with STB standards. On March 23, 2021, the Applicants filed an errata to the Pre-filing Notification and asked that the STB substitute a revised Pre-filing Notification.

In the Pre-filing Notification, the Applicants noted that the proposed transaction was subject to the regulations set forth at 49 C.F.R. pt. 1180 (2000) rather than the version of those regulations adopted in 2001 under the waiver for transactions involving KCSR described in 49 C.F.R. § 1180.0(b). 49 C.F.R. § 1180.0(b) provides, in pertinent part, that the STB “will waive application of the regulations contained in this subpart for a consolidation involving [KCSR] and another Class 1 railroad and instead will apply the regulations in this subpart A in effect before July 11, 2001 … unless [the STB is] shown why such a waiver should not be allowed”.

On April 23, 2021, the STB issued a decision finding that the waiver provision under 49 C.F.R. § 1180.0(b) applies to the Transaction, and that the Transaction will therefore be subject to the regulations set forth at 49 C.F.R. part 1180 (2000) rather than the 2001 version of those rules.

As noted above, on May 6, 2021, the STB issued a decision indicating that it had conducted a full review of the Voting Trust Agreement submitted to the STB Staff in March 2021 and granted approval for the use of the Voting Trust to close the Transaction, subject to the condition that the Voting Trust Agreement be modified to prohibit the Trustee from owning securities of CP or its affiliates during the existence of the Voting Trust. CP made the requisite modification. The Voting Trust Agreement proposed for use with the Transaction is unchanged from that modified in response to the STB’s May 6, 2021 decision.

On September 15, 2021, CP and KCS filed with the STB an Amended Notice of Intent indicating that they had entered a new agreement providing for CP’s acquisition of KCS, that they would file an application seeking STB control approval on or shortly after October 20, 2021, and that CP intended to indirectly acquire the shares of KCS prior to receiving control approval via the use of a voting trust that was substantially identical to that reviewed and approved by the STB in its May 6, 2021 decision.

On September 30, 2021, the STB issued a decision confirming that the transaction described in the September 15 Amended Notice of Intent was the “same transaction” that had been noticed in March 2021 and that the STB’s May 6, 2021 approval for CP’s proposed use of a voting trust to acquire KCS applies to the voting trust proposed for use with the transaction agreed to on September 15, 2021.

On October 29, 2021, CP and KCS filed their application seeking STB Final Approval for CP to control KCS and its U.S. rail carrier subsidiaries.

Under the Merger Agreement, CP and KCS must use reasonable best efforts to prosecute all filings and other presentations made, and promptly make any subsequent filings or presentations, with the STB with diligence, diligently oppose any third party’s objections to, appeals from or petitions to reconsider or reopen any approval, opinion, exemption or other authorization obtained from the STB, and take all such further action as in the reasonable judgment of CP and KCS may facilitate obtaining STB Final Approval.

STB Final Approval is required in order to transfer control of the Trust Stock from the Trustee to Merger Holdco. If an STB Denial occurs, CP will be obligated to, directly or indirectly, divest the Trust Stock in accordance with the Voting Trust Agreement, during a period of two years after such STB Denial or such extension of the two-year period as the STB may approve. Any such Post-Closing Disposition would be subject to the jurisdiction of the STB to oversee CP’s divestiture of the Trust Stock.

CFIUS

The transactions contemplated by the Merger Agreement are subject to review by CFIUS under Section 721. Under the terms of the Merger Agreement, CP may not assume control over KCS’s railroad operations until the parties have obtained Completion of the CFIUS Process.

The Merger Agreement provides for CP and KCS to cooperate regarding the preparation and filing with CFIUS of a declaration and/or a joint voluntary notification in connection with the transactions contemplated by the Merger Agreement. If the parties opt to file a declaration, CFIUS will initiate a 30-calendar-day review period, at the end of which, if it determines that there are no unresolved national security concerns, CFIUS will conclude all action under Section 721. Alternatively, CFIUS may (a) inform the parties that it is not able to conclude action under Section 721 on the basis of the declaration and that the parties may file a written notice to seek written confirmation from CFIUS that action under Section 721 has been concluded; (b) request that the parties file a written notice; or (c) initiate a unilateral review of the transactions contemplated by the Merger Agreement. If the parties opt to file a written notice (whether in the first instance or after failing to obtain Completion of the CFIUS Process through a declaration filing) CFIUS will initiate a 45-calendar-day review period, at the end of which it may (a) determine that there are no unresolved national security concerns and conclude all action under Section 721; or (b) determine that certain circumstances warrant additional review, and commence an investigation for up to an additional 45 calendar days (which may be extended by an additional 15 days in extraordinary circumstances). If CFIUS has no unresolved national security concerns at the end of the investigation, it will inform the parties it has concluded all action under Section 721. If CFIUS has unresolved national security concerns at the end of the investigation, it may send a report to the President of the U.S., who may act to suspend or prohibit the transactions contemplated by the Merger Agreement.

At any time during the course of the CFIUS review or investigation, CFIUS may request that the parties take actions to mitigate any national security concerns it has identified. Where CFIUS has completed all action with respect to the transactions contemplated by the Merger Agreement or the President of the U.S. has announced a decision not to exercise his authority under Section 721 with respect to the transactions contemplated by the Merger Agreement, the President of the U.S. and CFIUS may not take any further action under Section 721 with respect to the transactions contemplated by the Merger Agreement.

COFECE and the IFT

Under the Mexican Federal Economic Competition Law and the Federal Telecommunications and Broadcasting Law, consummation of the transactions contemplated by the Merger Agreement requires the approval of COFECE and the IFT, autonomous constitutional entities responsible for enforcing the Federal Economic Competition Law in the sectors of their respective jurisdiction, including reviewing and authorizing concentrations, when applicable. Such notifications may be submitted in parallel, and the procedures follow the same rules and legal time frame (as described below); nonetheless, in non-telecom transactions, the notification process before the IFT is usually more expeditious than the process before COFECE.

The Merger Agreement provides that KCS, CP, First Merger Sub and Surviving Merger Sub were obligated to promptly, but in any event no later than 30 business days after the date of the Merger Agreement, file any and all notifications and report forms to the Mexican Antitrust Authorities, in each case as required under applicable law with respect to the transactions contemplated by the Merger Agreement, and take all other actions necessary to cause the expiration or termination of the process under applicable law as soon as practicable.

Notifications of the Transaction were submitted to the IFT on October 4, 2021 and to COFECE on October 5, 2021. Each of the Mexican Antitrust Authorities has 10 business days from the date the notifications were submitted to issue a request for information (“RFI”), and the parties to such proceedings will have 10 business days to respond (subject to an extension of up to 10 additional business days upon prior request). Once the response to such RFI is fulfilled, the Mexican Antitrust Authorities will each have 15 business days to issue a second RFI, and the parties will have 15 business days to respond (subject to extensions of up to 55 additional business days upon prior request).

The Mexican Antitrust Authorities will each have 60 business days to review the Transaction and issue a resolution from (i) the date on which the first RFI is fulfilled, (ii) if a second RFI is submitted, the date on which the second RFI is fulfilled, or (iii) if no RFI is submitted, the date notifications of the Transaction were submitted to the Mexican Antitrust Authorities. Further, in complex cases, the Mexican Antitrust Authorities can extend the review period for up to 40 additional business days.

If the Mexican Antitrust Authorities identify competition concerns to the parties, the parties will have the opportunity, at any point after the initial notification is submitted and before the review process has been completed, to offer conditions on which approval by the Mexican Antitrust Authorities will be contingent. If such conditions are offered, the term for the Mexican Antitrust Authorities to issue a resolution will be restarted. If the Mexican Antitrust Authorities do not issue a resolution within the relevant review period (including any extension, if applicable), the Transaction will be deemed approved. Failure to obtain clearance from the Mexican Antitrust Authorities precludes the parties from closing the Transaction in Mexico.

ARTF and SCT

CP and KCS (through KCSM) have filed notices with ARTF and SCT, which are responsible for regulating railroad services in Mexico, prior to the Effective Time. The purpose of such notices is to inform ARTF and SCT of the change in the indirect participation in the capital stock of KCSM upon completion of the transactions contemplated by the Merger Agreement. The notice process is for informational purposes only, and no approval is required from either ARTF or SCT to close the Transaction. As part of this notice process, ARTF and/or SCT may request information from the new indirect shareholders of KCSM and of any change in the percentages of direct shareholding.

Mexican Rail Union

KCS has provided an informal notification to the Mexican rail union; no approval on the part of the Mexican rail union is required in order to close the Transaction.

FCC

KCS is subject to regulation by the FCC under the U.S. Communications Act of 1934, as amended. KCS holds, controls, and/or leases various licenses issued by the FCC for the operation of radio and microwave facilities and the use of associated spectrum over certain defined geographic areas. KCS uses its radio and microwave facilities to support its railroad operations and public safety related to those operations. FCC approval of the transfer of KCS’s FCC licenses will be required. Failure to receive FCC approval prior to transferring control of the FCC licenses could result in civil fines, revocation of the subject licenses, and/or other remedial actions by the FCC. Initial approval from the FCC is expected before closing into the Voting Trust.

In October 2021, CP and KCS filed the required applications for FCC consent to the transfer of control of the subject licenses held by KCS from KCS to the Voting Trust. In November 2021, CP and KCS anticipate that applications to transfer control of KCS as lessee or sublessee of certain FCC licenses will be filed. Applications for FCC consent are potentially subject to public comment and possible oppositions of third parties, and require the FCC affirmatively to determine that the transfer of control serves the public interest. While CP and KCS believe that FCC approval will ultimately be obtained, this approval is not assured. CP and KCS anticipate, but cannot guarantee, receiving approval by the first quarter of 2022.

Additionally, if the Transaction closes, then the FCC will also preside over a similar post-closing approval process, which would require the filing of an application for authorization of transfer of control of the FCC licenses from the Voting Trust to CP. CP and KCS anticipate, but cannot guarantee, that the FCC will ultimately approve this post-closing transfer of control of the FCC licenses. CP and KCS are not aware of any cases where FCC approval did not follow STB approval.

Shareholder/Stockholder Approvals

CP Shareholder Approval

The Transaction is conditional upon, among other things more fully described elsewhere in this Management Proxy Circular, the approval of the Share Issuance Resolution by the affirmative vote of a majority of the votes cast thereon either in person or by proxy at the CP Special Meeting.

At the CP Special Meeting, CP shareholders will be asked to consider the Share Issuance Resolution, the full text of which is set out in “Appendix A – Resolutions to be Approved at the Meeting” to this Management Proxy Circular, subject to such amendments, variations or additions as may be approved at the CP Special Meeting, approving the issuance of CP common shares in the First Merger. Approval of the Share Issuance Resolution requires the affirmative vote of a majority of the votes cast in respect of the resolution by holders of CP common shares present in person or represented by proxy at the CP Special Meeting. If the Share Issuance Resolution does not receive the requisite approval, CP and KCS will not proceed with the Transaction. If the Share Issuance Resolution is approved CP, shareholders will also be asked to consider the Name Change Amendment Resolution.

See “General Information for the Meeting – Share Issuance Resolution” and “General Information for the Meeting – Name Change Amendment Resolution”.

KCS Stockholder Approval

The approval by KCS stockholders of the KCS Merger Proposal is required by Section 251 of the DGCL and is a condition to the closing of the Transaction.

Approval of the KCS Merger Proposal requires the affirmative vote of a majority of the shares of KCS voting stock entitled to vote on the KCS Merger Proposal (assuming a quorum is present). Abstentions will have the same effect as a vote “AGAINST” the KCS Proposal.

See “The Transaction – The KCS Special Meeting and Stockholder Approval”.

THE MERGER AGREEMENT

The summary of the material provisions of the Merger Agreement below and elsewhere in this Management Proxy Circular is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Management Proxy Circular as “Appendix B – Merger Agreement” and is incorporated by reference in this Management Proxy Circular. This summary does not purport to be complete and may not provide all of the information about the Merger Agreement that might be important to you. You are urged to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the transactions described in this Management Proxy Circular.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement

The Merger Agreement and the summary of its terms in this Management Proxy Circular are included solely to provide you with information about the terms and conditions of the Merger Agreement. The terms and information in the Merger Agreement are not intended to provide any other public disclosure of factual information about CP, KCS, First Merger Sub and Surviving Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants made in the Merger Agreement by CP, KCS, First Merger Sub and Surviving Merger Sub were made solely for the purposes of the Merger Agreement and as of specific dates and are qualified and subject to important limitations and exceptions agreed to by CP, KCS, First Merger Sub and Surviving Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right to not close the Transaction if the representations and warranties of the other party prove to be untrue or incorrect, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or Material Adverse Effect different from those generally applicable to shareholders and reports and documents filed with the SEC or on SEDAR, are qualified by certain matters contained in certain reports publicly filed with the SEC and on SEDAR, and in some cases were qualified by the matters contained in the respective confidential disclosure schedules that CP and KCS delivered to each other in connection with the Merger Agreement, which disclosures were not included in the Merger Agreement attached to this Management Proxy Circular as “Appendix B – Merger Agreement”. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Management Proxy Circular, may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CP’s or KCS’s public disclosures. Investors are not third-party beneficiaries under the Merger Agreement except for the limited purposes expressly set forth therein and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this Management Proxy Circular, the documents incorporated by reference in this Management Proxy Circular, and reports, statements and filings that CP and KCS file with the SEC and CP files on SEDAR from time to time. For more information, see the sections entitled “Information Contained in Management Proxy Circular – Information Incorporated by Reference” and “Additional Information”.

Structure, Closing and Effectiveness of the Transaction

The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein (i) at the Effective Time, First Merger Sub will merge with and into KCS, with KCS surviving the First Merger as a direct wholly owned subsidiary of Surviving Merger Sub, and (ii) immediately following the First Merger at the Second Effective Time, KCS will merge with and into Surviving Merger Sub, with Surviving Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of CP.

The closing of the Transaction will occur at 8:30 a.m., New York City time, on the second business day after all of the closing conditions set forth in the Merger Agreement are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the Transaction, but subject to satisfaction or waiver of those conditions), or at such other time as CP and KCS may agree in writing. For more information, see the section entitled “The Merger Agreement – Conditions that Must be Satisfied or Waived for the Transaction to Occur”. The Transaction will become effective when the respective certificates of merger have been duly filed with the Secretary of State of the State of Delaware or at such later time as agreed by the parties to be specified in such certificates of merger.

Immediately following the Second Merger and the Post-Closing Contributions, all of the outstanding shares of capital stock of the Second Surviving Corporation, as successor to KCS, will be deposited by Merger Holdco into the Voting Trust, subject to the Voting Trust Agreement, the form of which is attached as Exhibit A to the Merger Agreement, pending STB Final Approval.

Effects of the Transaction

First Merger

The Merger Agreement provides that the directors of KCS as of immediately prior to the Effective Time will serve as the directors of the First Surviving Corporation as of the Effective Time, the officers of KCS as of immediately prior to the Effective Time will serve as the officers of the First Surviving Corporation as of the Effective Time, the certificate of incorporation of First Merger Sub as in effect immediately prior to the Effective Time will be the certificate of incorporation of the First Surviving Corporation following the Effective Time, and the by-laws of First Merger Sub as in effect immediately prior to the Effective Time will be the by-laws of the First Surviving Corporation following the Effective Time.

Second Merger

The Merger Agreement provides that the directors of the First Surviving Corporation as of immediately prior to the Second Effective Time will serve as the directors of the Second Surviving Corporation as of the Second Effective Time, the officers of the First Surviving Corporation as of immediately prior to the Second Effective Time will serve as the officers of the Second Surviving Corporation following the Second Effective Time, the certificate of incorporation of Surviving Merger Sub as in effect immediately prior to the Second Effective Time will be the certificate of incorporation of the Second Surviving Corporation following the Second Effective Time, and the by-laws of Surviving Merger Sub as in effect immediately prior to the Second Effective Time will be the by-laws of the Second Surviving Corporation following the Second Effective Time.

Post-Control Date Governance and Other Matters

Under the Merger Agreement, CP has agreed to appoint four members of the KCS Board to serve as directors on the CP Board as of the Control Date, in each case until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal, in each case in accordance with CP’s organizational documents. In the event that after the Effective Time any of the four KCS directors selected to be part of the CP Board upon the Control Date indicates that he or she plans to resign as a director of KCS and is willing to become a director of CP, CP would need to seek the approval of the STB in order for such director to be appointed prior to the Control Date.

As promptly as practicable following the Control Date, CP will (i) change the name of CP to “Canadian Pacific Kansas City Limited” and (ii) recognize Kansas City, Missouri as the location of the headquarters of CP’s U.S. business and operations.

Merger Consideration

Under the Merger Agreement, at the Effective Time, (i) each share of KCS common stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger

Agreement) will be converted automatically into the right to receive (1) the Share Consideration, being 2.884 validly issued, fully paid and non-assessable CP common shares and (2) the Cash Consideration, being U.S.$90.00 in cash, without interest, and (ii) each share of KCS preferred stock that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive the Preferred Merger Consideration, being U.S.$37.50 in cash, without interest.

The Merger Consideration and/or the Preferred Merger Consideration will be equitably adjusted in the event of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares involving KCS common stock, KCS preferred stock or CP common shares prior to the Effective Time, to proportionally reflect such change.

No Fractional Shares

No fractional CP common shares will be issued in connection with the First Merger and no certificates or scrip representing fractional CP common shares will be delivered on the conversion of shares of KCS common stock. Each holder of shares of KCS common stock who would otherwise have been entitled to receive as a result of the First Merger a fraction of a CP common share (after aggregating all shares represented by the certificates and book-entry shares delivered by such holder) will receive, in lieu of such fractional CP common share, cash (without interest) in an amount (rounded down to the nearest cent) representing the proportionate interest in the net proceeds from the sale by the Exchange Agent, on behalf of all holders of fractional shares of KCS common stock, of the aggregated number of fractional CP common shares that would otherwise have been issuable to such holders as part of the Merger Consideration (the “Fractional Share Cash Amount”). As soon as practicable after the Effective Time, the Exchange Agent will, on behalf of all such holders of fractional CP common shares, effect the sale of all such CP common shares that would otherwise have been issuable as part of the Merger Consideration at the then-prevailing prices on the NYSE through one or more member firms of the NYSE. After the proceeds of such sale have been received, the Exchange Agent will determine the applicable Fractional Share Cash Amount payable to each applicable holder in respect of its fractional CP common shares and will make such amounts available to such holders in accordance with the Merger Agreement. The payment of cash in lieu of fractional CP common shares to such holders is not a separately bargained-for consideration and solely represents a mechanical rounding-off of the fractions in the exchange. No such holder will be entitled to dividends, voting rights or any other rights in respect of any fractional CP common share that would otherwise have been issuable as part of the Merger Consideration.

Shares Subject to Properly Exercised Appraisal Rights

The Dissenting KCS Shares will not be converted into the right to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, to which the holders of such shares would otherwise be entitled under the Merger Agreement, but will instead be cancelled and converted into the right to receive judicially determined “fair value” of such shares at the Effective Time. If after the Effective Time any such holder fails to perfect or effectively withdraws or loses such rights, such dissenting shares will thereafter no longer be considered dissenting shares and will be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, without any interest thereon.

Surrender of KCS Common Stock

Prior to the Effective Time, CP will, on behalf of Surviving Merger Sub, deposit or cause to be deposited with the Exchange Agent, in trust for the benefit of holders of shares of KCS common stock and KCS preferred stock, (i) cash sufficient to pay the aggregate cash consideration payable in respect of the KCS common stock and the aggregate Preferred Merger Consideration and (ii) evidence of CP common shares in book-entry form representing the number of CP common shares sufficient to deliver the aggregate Share Consideration deliverable in respect of the KCS common stock.

As soon as reasonably practicable after the Effective Time and not later than three business days following the Closing Date, CP will cause the Exchange Agent to mail to each holder of record of shares of KCS common stock or KCS preferred stock whose shares were converted into the right to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, a letter of transmittal to the Exchange Agent and instructions for use in effecting the surrender of book-entry shares or certificates in exchange for the Merger Consideration or the Preferred Merger Consideration, as applicable.

On the surrender of certificates (or effective affidavits of loss in lieu of a certificate) or book-entry shares to the Exchange Agent, together with a duly completed and validly executed letter of transmittal, or, in the case of book-entry shares, receipt of an “agent’s message” by the Exchange Agent, and such other documents as may customarily be required by the Exchange Agent, the holder of such certificates (or effective affidavits of loss in lieu thereof) or book-entry shares will be entitled to receive in exchange the Merger Consideration or the Preferred Merger Consideration, as applicable, together with any Fractional Share Cash Amount and any dividends or other distributions payable with respect to such shares following the Effective Time. No interest will be paid or accrued on any amount payable on due surrender of certificates (or effective affidavits of loss in lieu thereof) or book-entry shares. If payment of the Merger Consideration or Preferred Merger Consideration, as applicable, is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition precedent of payment that (A) the certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer and (B) the person requesting such payment will have paid any transfer and other similar taxes required by reason of the payment of the Merger Consideration or Preferred Merger Consideration, as applicable, to a person other than the registered holder of the certificate surrendered or will have established that such tax either has been paid or is not required to be paid.

In the case of any certificate that has been lost, stolen or destroyed, on the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration (together with the Fractional Share Cash Amount and any dividends or other distributions deliverable with respect to such shares following the Effective Time) or the Preferred Merger Consideration, as applicable, payable with respect to the shares of KCS common stock or KCS preferred stock represented by such lost, stolen or destroyed certificate.

Withholding

The Exchange Agent, KCS, CP and each Merger Sub, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable to holders of KCS common stock or KCS preferred stock pursuant to the conversion of shares and exchange of certificates such amounts as are required to be withheld or deducted under the Code, or under any provision of state, local or foreign tax law with respect to the making of such payment; provided, however, that the representation and warranty of KCS regarding the value of its stock not being attributable to real property in Canada contained in the Merger Agreement is true as of the Effective Time, no deduction or withholding will be made under the laws of Canada (or any province of Canada) from any such amounts (subject to certain specifically enumerated exceptions in the Merger Agreement) except to the extent that any such deduction or withholding will be required by a change in law after the date of the Merger Agreement. To the extent that amounts are so deducted or withheld and timely paid over to the relevant governmental entity, such deducted or withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of KCS Equity Awards

KCS Stock Options

Each option to purchase shares of KCS common stock (a “KCS Stock Option”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will, at the Effective Time, become fully vested and be converted into the right to receive an amount of cash equal to (i) the excess, if any, of (A) the value of the

Merger Consideration over (B) the per share exercise price of such KCS Stock Option multiplied by (ii) the total number of shares of KCS common stock subject to such KCS Stock Option as of immediately prior to the Effective Time, less applicable tax withholding.

KCS Restricted Share Awards

Each award of shares of KCS common stock granted subject to any vesting, forfeiture or other lapse restrictions (a “KCS Restricted Share Award”) that is outstanding as of immediately prior to the Effective Time and was granted prior to March 21, 2021, will, at the Effective Time, become fully vested and be converted into the right to receive (i) the Merger Consideration in respect of each share of KCS common stock subject to such KCS Restricted Share Award as of immediately prior to the Effective Time and (ii) the accrued but unpaid cash dividends corresponding to each share of KCS common stock subject to such KCS Restricted Share Award, less applicable tax withholding.

Each KCS Restricted Share Award that is outstanding as of immediately prior to the Effective Time and was granted on or after March 21, 2021, will, at the Effective Time, be converted into an award that entitles the holder thereof, upon vesting, to receive (i) an amount in cash equal to the value of the Merger Consideration in respect of each share of KCS common stock subject to such KCS Restricted Share Award and (ii) the accrued but unpaid cash dividends corresponding to each share of KCS common stock subject to such KCS Restricted Share Award. Each such cash-based award will have the same terms and conditions (including vesting terms and conditions) as applied to the corresponding KCS Restricted Share Award, except that such award will vest in full upon a Qualifying Termination.

KCS Performance Share Awards

Each award of performance shares that corresponds to shares of KCS common stock (a “KCS Performance Share Award”) that is outstanding as of immediately prior to the Effective Time will, at the Effective Time, be converted into an award that entitles the holder thereof, upon vesting, to receive an amount in cash equal to the value of the Merger Consideration multiplied by 200% of the target number of shares of KCS common stock covered by the KCS Performance Share Award as of immediately prior to the Effective Time. Each cash-based award will have the same terms and conditions (including vesting terms and conditions) as applied to the corresponding KCS Performance Share Award, except that performance-based vesting conditions will no longer apply and the award will vest in full upon a Qualifying Termination.

KCS Director Deferred Stock Awards

Each award of director deferred stock of KCS that corresponds to shares of KCS common stock (“KCS Director Deferred Stock”) that is outstanding as of immediately prior to the Effective Time, will, at the Effective Time, be converted into the right to receive the Merger Consideration, less applicable tax withholding.

Conditions that Must be Satisfied or Waived for the Transaction to Occur

Mutual Conditions to Closing the Transaction

The respective obligations of each party to effect the Transaction are subject to the satisfaction or waiver by CP and KCS at or prior to the closing of the Transaction of the following conditions:

•	the CP Shareholder Approval having been obtained;

•	the KCS Stockholder Approval having been obtained;

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the Form F-4 (of which the proxy statement/prospectus forms a part) having become effective in accordance with the provisions of the U.S. Securities Act and no stop order suspending the effectiveness of the Form F-4 having been issued and remaining in effect and no proceeding to that effect having been commenced;

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no injunction or similar order by any court or other governmental entity of competent jurisdiction having been entered and continuing to be in effect that prohibits or makes illegal the closing of the Transaction or the Voting Trust Transaction;

•	the authorizations required to be obtained from COFECE and the IFT with respect to the transactions contemplated by the Merger Agreement having been obtained; and

•	the CP common shares to be issued in the First Merger having been approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing requirements.

Conditions to the Obligations of CP and Merger Subs

The obligations of CP and each Merger Sub to effect the Transaction are also subject to the satisfaction or waiver by CP at or prior to the closing of the Transaction of the following conditions:

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certain representations and warranties of KCS in the Merger Agreement relating to the capitalization of KCS and the absence of certain changes or events that would have a Material Adverse Effect being true and correct in all respects, each as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), except for de minimis inaccuracies;

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certain representations and warranties of KCS in the Merger Agreement relating to the qualification, organization, existence and good standing of KCS, the issued and outstanding capital stock of KCS and the absence of any subscriptions, options, warrants, calls, convertible securities or other similar agreements relating to the issuance, transfer, redemption or acquisition of capital stock of KCS or its subsidiaries, the requisite power and authority of KCS to enter into the Merger Agreement, the KCS Board meeting to approve the Merger Agreement and resolving to recommend that KCS stockholders adopt the Merger Agreement and no finders or brokers being true and correct in all material respects, each as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date);

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all other representations and warranties of KCS in the Merger Agreement that are qualified by Material Adverse Effect being true and correct in all respects as so qualified, each as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date);

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all other representations and warranties of KCS in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be true or correct, individually or in the aggregate, would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on KCS;

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KCS having performed in all material respects all obligations and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by it prior to the closing of the Transaction;

•	since September 15, 2021, no event, change, occurrence, effect or development having occurred that has had, or is reasonably likely to have, a Material Adverse Effect on KCS; and

•	CP’s receipt of a certificate of the chief executive officer or another senior officer of KCS certifying that the conditions set forth in the bullets directly above have been satisfied.

Conditions to the Obligations of KCS

The obligation of KCS to effect the Transaction is also subject to the satisfaction or waiver by KCS at or prior to the closing of the Transaction of the following conditions:

•	certain representations and warranties of CP and each Merger Sub in the Merger Agreement relating to the capitalization of CP and the absence of certain changes or events that would have a Material

Adverse Effect being true and correct in all respects, each as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), except for de minimis inaccuracies;

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certain representations and warranties of CP in the Merger Agreement relating to the qualification, organization, existence and good standing of CP and Merger Subs, the issued and outstanding shares of CP and the absence of any subscriptions, options, warrants, calls, convertible securities or other similar agreements relating to the issuance, transfer, redemption or acquisition of the shares of CP or its subsidiaries, the requisite power and authority of CP and Merger Subs to enter into the Merger Agreement, and no finders or brokers being true and correct in all material respects, each as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date);

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all other representations and warranties of CP and each Merger Sub in the Merger Agreement that are qualified by Material Adverse Effect being true and correct in all respects as so qualified, each as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date);

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all other representations and warranties of CP and Merger Subs in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be true or correct, individually or in the aggregate, would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CP;

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each of CP and Merger Subs having performed in all material respects all obligations and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by them prior to the closing of the Transaction;

•	since September 15, 2021, no event, change, occurrence, effect or development having occurred that has had, or is reasonably likely to have, a Material Adverse Effect on CP;

•	KCS’s receipt of a certificate of the chief executive officer or another senior officer of CP certifying that the conditions set forth in the bullets directly above have been satisfied; and

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KCS’s receipt of an opinion of WLRK or, if WLRK is unable to provide such opinion, another nationally recognized tax counsel dated as of the Closing Date, to the effect that the Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Transaction will not result in gain recognition under Section 367(a)(1) of the Code by persons who are stockholders of KCS immediately prior to the Effective Time (with certain exceptions).

Frustration of Closing Conditions

None of CP, Merger Subs or KCS may rely on the failure of any condition described above to be satisfied as a basis for not closing the Transaction or for terminating the Merger Agreement if such failure was caused by such party’s material breach of any covenant or agreement of the Merger Agreement.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by each of KCS, CP and Merger Subs solely for the benefit of CP and Merger Subs, on the one hand, or KCS, on the other hand, that are subject in some cases to important exceptions and qualifications including, among other things, as to materiality and Material Adverse Effect. Furthermore, the assertions embodied in those representations and warranties are qualified by information in CP’s and KCS’s respective public filings and in the confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement, which disclosure schedules are not reflected in the Merger Agreement and will not otherwise be publicly disclosed. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. See the section entitled “The Merger Agreement – Material Adverse Effect” below for a definition of Material Adverse Effect applicable to each of CP and KCS. The representations and warranties were used for the purpose of allocation of risk between the parties to the Merger Agreement rather than establishing matters of fact. For the foregoing reasons, these descriptions, representations and warranties should not be read alone.

The representations and warranties of CP, KCS and Merger Subs in the Merger Agreement relate to, among other things:

•	due organization, valid existence, good standing, corporate power and authority, qualification to do business, organizational documents and ownership of their respective subsidiaries;

•	capital structure, including in particular the number of shares of equity-based awards issued and outstanding and the absence of certain debt and securities;

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corporate power and authority to enter into the Merger Agreement and to complete the transactions contemplated by the Merger Agreement, board recommendations, requisite shareholder approvals and the enforceability of the Merger Agreement;

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consents and approvals relating to the execution, delivery and performance of the Merger Agreement, including required filings with, and the consents and approvals of, government entities in connection with the transactions contemplated by the Merger Agreement;

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absence of conflicts with or breaches of its or its subsidiaries’ governing documents, certain contracts or applicable laws as a result of the execution, delivery and performance of the Merger Agreement and the completion of the transactions contemplated by the Merger Agreement;

•	filings with the SEC pursuant to the U.S. Exchange Act or U.S. Securities Act and with respect to CP, with applicable Canadian securities regulators, since December 31, 2018;

•	compliance with the applicable listing and corporate governance rules and regulations of the NYSE and the TSX;

•	internal controls over financial reporting and disclosure controls and procedures;

•	preparation of financial statements in compliance with U.S. GAAP;

•	financial statements and fair presentation of consolidated financial position;

•	no undisclosed liabilities;

•	compliance with laws since December 31, 2018, and possession of requisite permits;

•	compliance with anti-corruption, anti-bribery and anti-money-laundering laws and export and sanctions regulations in the past five years and institution of compliance policies since December 31, 2018;

•	environmental matters;

•	matters related to employee benefit plans, and labour and employment;

•	the absence of any event, change, occurrence or development that has had or would reasonably be expected to have a Material Adverse Effect on CP or KCS, as applicable, since December 31, 2020;

•	the absence of certain investigations, litigation, orders and injunctions;

•	accuracy of the information supplied for inclusion in this Management Proxy Circular and in the proxy statement/prospectus to be provided to KCS’s stockholders;

•	tax matters;

•	receipt of fairness opinions of financial advisors;

•	required shareholder/stockholder approvals;

•	affiliate transactions;

•	brokers’ fees in connection with the transactions contemplated by the Merger Agreement; and

•	inapplicability of certain anti-takeover statutes or regulations or anti-takeover provisions in organizational documents.

The Merger Agreement also contains representations and warranties made by CP as to, among other things:

•	debt financing matters;

•	solvency; and

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absence of ownership by CP and its subsidiaries and either Merger Sub and their subsidiaries, of KCS common stock or certain securities, contract rights or derivative positions (other than the one share of KCS common stock acquired by CP on August 3, 2021).

The Merger Agreement also contains representations and warranties made by KCS as to, among other things:

•	intellectual property matters;

•	title to assets and title to properties (including real property) matters;

•	matters with respect to certain material contracts;

•	matters with respect to certain suppliers and customers;

•	insurance matters; and

•	the termination of the CN Agreement and payment of the CN Agreement Termination Payment and the CN Refund.

Material Adverse Effect

Specified representations and warranties in the Merger Agreement are subject to materiality or Material Adverse Effect qualifications (that is, such representations or warranties will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect).

Under the Merger Agreement, a “Material Adverse Effect” with respect to CP or KCS, as applicable, is defined as an event, change, occurrence, effect or development that (x) has a material adverse effect on the business, operations or financial condition of such party and its subsidiaries, taken as a whole, or (y) would prevent, materially delay or materially impair the ability of (i) in the case of KCS, KCS, and (ii) in the case of CP, CP or either Merger Sub, to consummate the transactions contemplated by the Merger Agreement or, in the case of CP, to obtain the Debt Financing required to fund the cash component of, and transaction fees and expenses associated with, the Transaction, but, solely in the case of clause (x), will not include events, changes, occurrences, effects or developments relating to or resulting from:

•	changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates;

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any decline in the market price or trading volume of such party’s shares, or any change in the credit rating of such party or any of its securities; provided that the facts and circumstances underlying such decline or change may be taken into account in determining whether a Material Adverse Effect in respect of such party has occurred to the extent not otherwise excluded by the definition thereof;

•	changes or developments in the industries in which such party or its subsidiaries operate;

•	changes in law or the interpretation or enforcement thereof after the date of the Merger Agreement;

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the execution, delivery or performance of the Merger Agreement or the public announcement or pendency or consummation of the transactions contemplated by the Merger Agreement, including the impact thereof on the relationships, contractual or otherwise, of such party or any of its subsidiaries with employees, partnerships, customers or suppliers or governmental entities;

•	in the case of KCS, the identity of CP or any of its affiliates as the acquiror of KCS;

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compliance with the terms of, or the taking or omission of any action required by, the Merger Agreement or consented to (after disclosure to the other party of all material and relevant facts and information) or requested by such party in writing;

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any act of civil unrest, civil disobedience, war, terrorism, cyberterrorism, military activity, sabotage or cybercrime, including an outbreak or escalation of hostilities involving Canada, the U.S. or any other governmental entity or the declaration by any governmental entity of a national emergency or war, or any worsening or escalation of any such conditions threatened or existing on the date of the Merger Agreement;

•	any hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable events;

•	any pandemic, epidemic or disease outbreak (including COVID-19) or other comparable events;

•	changes in generally accepted accounting principles or the interpretation or enforcement thereof after the date of the Merger Agreement;

•	any litigation relating to or resulting from the Merger Agreement or the transactions contemplated by the Merger Agreement; or

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any failure of such party to meet internal or published projections, forecasts, guidance or revenue or earning predictions; provided, that the facts and circumstances underlying any such failure may be taken into account in determining whether a Material Adverse Effect in respect of such party has occurred to the extent not otherwise excluded by the definition thereof;

except, with respect to the first, third, eighth, ninth, tenth and eleventh bullets above, if the impact thereof is materially and disproportionately adverse to such party and its subsidiaries, taken as a whole, relative to the impact thereof on the operations in the railroad industry of other participants in such industry, the incremental material disproportionate impact may be taken into account in determining whether there has been a Material Adverse Effect in respect of such party.

Conduct of Business Pending the Transaction

KCS

From and after the date of the Merger Agreement and prior to earlier of the Control Date and the termination of the Merger Agreement, except (i) as may be required by applicable law, (ii) as may be agreed in writing by CP (which consent will not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated, required or expressly permitted by the Merger Agreement or (iv) as set forth in the disclosure schedules to the Merger Agreement provided by KCS (the “KCS disclosure schedules”), KCS will, and will cause its subsidiaries to, use its commercially reasonable efforts to (A) conduct its business in all material respects in the ordinary course of business in accordance with the capital allocation policy set forth on the KCS disclosure schedules, and (B) preserve intact in all material respects its business organization and maintain existing relationships and goodwill with governmental entities, customers, suppliers, licensors, licensees, creditors, lessors, distributors, employees, contractors and business associates.

From and after the date of the Merger Agreement until the earlier of the Control Date and the termination of the Merger Agreement, except (w) as may be required by applicable law, (x) as may be agreed in writing by CP (which consent will not be unreasonably withheld, delayed or conditioned), (y) as may be expressly contemplated, required or expressly permitted by the Merger Agreement or (z) as set forth in the KCS disclosure schedules, KCS:

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will not, and will not permit any of its subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of KCS or its subsidiaries), except (A) quarterly cash dividends paid by KCS on the outstanding shares of KCS common stock consistent with the KCS capital allocation policy, appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to the shares of KCS common stock, (B) dividends paid by KCS on the outstanding shares of KCS preferred stock in accordance with the terms thereof and (C) dividends and distributions paid by subsidiaries of KCS to KCS or to any of KCS’s other wholly owned subsidiaries;

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will not, and will not permit any of its subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as may be permitted by certain interim operating covenants contained in the Merger Agreement, and except for any such transaction by a wholly owned subsidiary of KCS that remains a wholly owned subsidiary after consummation of such transaction;

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will not, and will not permit any of its subsidiaries to except in the ordinary course of business, hire any employee or engage any independent contractor (who is a natural person) or terminate the employment of any employee of KCS or any of its subsidiaries or increase the compensation or other benefits payable or provided to KCS’s or any of its subsidiaries’ directors or employees, except that, notwithstanding the foregoing, except as required under the terms of any KCS benefit plan in effect as of the date of the Merger Agreement, KCS will not, and will not permit any of its subsidiaries to (A) grant any transaction or retention bonuses, (B) grant any KCS Equity Awards or other equity or long-term incentive compensation awards, or (C) subject to certain exceptions, enter into any employment, change of control, severance or retention agreement with any employee of KCS or any of its subsidiaries;

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will not, and will not permit any of its subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by U.S. GAAP or SEC rule or policy;

•	will not adopt any amendments to the organizational documents of KCS or any of its significant subsidiaries, other than amendments solely to effect ministerial changes to such documents;

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except for transactions among KCS and its wholly owned subsidiaries or among KCS’s wholly owned subsidiaries, will not, and will not permit any of its subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interests in KCS or any subsidiaries of KCS or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested KCS Equity Award (except as otherwise provided by the terms of the Merger Agreement or the express terms of any such KCS Equity Award), other than (A) issuances of shares of KCS common stock in respect of any exercise of or settlement of KCS Equity Awards outstanding on the date of the Merger Agreement or as may be granted after the date of the Merger Agreement as permitted under certain interim operating covenants contained in the Merger Agreement, (B) permitted liens and (C) under existing agreements in effect prior to the execution of the Merger Agreement (or refinancings thereof permitted under certain interim operating covenants contained in the Merger Agreement);

•

except for transactions among KCS and its subsidiaries or among KCS’s wholly owned subsidiaries, will not, and will not permit any of its subsidiaries to, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of shares of KCS common stock from a holder of KCS Equity Awards in satisfaction of withholding obligations or in payment of the exercise price;

•

will not, and will not permit any of its subsidiaries to, sell, lease, license, transfer, exchange or swap, or subject to any lien (other than permitted liens), or otherwise dispose of, any material portion of its businesses, properties or assets, including the capital stock of its subsidiaries but excluding intellectual property, other than in the ordinary course of business, and except (A) under existing agreements in effect prior to the execution of the Merger Agreement (or refinancings thereof permitted under certain interim operating covenants contained in the Merger Agreement), (B) transactions among KCS and its subsidiaries or among KCS’s subsidiaries or (C) for consideration not in excess of U.S.$25 million individually or U.S.$50 million in the aggregate;

•

will not, and will not permit any of its subsidiaries to, settle, pay, discharge or satisfy any action, other than any action that involves only the payment of monetary damages not in excess of U.S.$15 million for any individual action or U.S.$25 million in the aggregate over the amount reflected or reserved against in the audited consolidated balance sheet of KCS and its subsidiaries as of December 31, 2020 (or the notes thereto) relating to such actions and would not result in (x) the imposition of any order that would restrict the future activity or conduct of KCS or any of its subsidiaries (excluding, for the avoidance of doubt, releases of claims, confidentiality and other de minimis obligations customarily included in monetary settlements) or (y) a finding or admission of a violation of law;

•

will not, and will not permit any of its subsidiaries to, terminate or permit any material KCS permit to lapse, other than in accordance with the terms and regular expiration thereof, or fail to apply on a timely basis for any renewal of any renewable material KCS permit (excluding, in each case, any KCS permit that KCS, in its reasonable judgment, no longer believes to be material or necessary to the conduct of its businesses);

•

will not, and will not permit any of its subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of KCS or any of its subsidiaries, except for any such transactions between or among KCS’s subsidiaries or between or among any of KCS’s subsidiaries and KCS;

•	will not, and will not permit any of its subsidiaries to, enter into any new line of business that is not reasonably related to the existing business lines of KCS and its subsidiaries;

•

will not, and will not permit any of its subsidiaries to, reorganize, restructure or combine any railroads or railroad operations if any such action would result in KCS’s subsidiaries other than KCSR being classified as a Class 1 railroad by the STB; and

•

will not, and will not permit any of its subsidiaries to enter into any consent decree or similar agreement that, individually or in the aggregate, is material to KCS and its subsidiaries, taken as a whole.

In addition, from and after the date of the Merger Agreement and prior to the earlier of the Effective Time and the date, if any, on which the Merger Agreement is earlier terminated under its terms (the “Interim Period”), except (w) as may be required by applicable law, (x) as may be agreed in writing by CP (which consent will not be unreasonably withheld, delayed or conditioned), (y) as may be expressly contemplated, required or expressly permitted by the Merger Agreement or (z) as set forth in the KCS disclosure schedules, KCS:

•

will not, and will not permit any of its subsidiaries to, incur, assume, or guarantee, any indebtedness for borrowed money, other than in the ordinary course of business, except for (A) any indebtedness among KCS and its wholly owned subsidiaries or among KCS’s wholly owned subsidiaries, (B) any indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness of KCS or its subsidiaries (including indebtedness incurred to repay or refinance related fees, expenses, premiums and accrued interest), (C) guarantees or credit support provided by KCS or any of its subsidiaries for indebtedness of KCS or any of its wholly owned subsidiaries, to the extent such indebtedness is (1) in existence on the date of the Merger Agreement or (2) incurred in compliance with certain interim operating covenants contained in the Merger Agreement, (D) indebtedness incurred under agreements in effect prior to the execution of the Merger Agreement (or replacements, renewals, extensions, or refinancings thereof) and (E) other indebtedness in an aggregate principal amount outstanding at any time incurred by KCS or any of its subsidiaries that is consistent with the KCS capital allocation policy;

•

will not, and will not permit any of its subsidiaries to, make any loans, advances, guarantees or capital contributions to or investments in any person (other than between KCS or any of its wholly owned subsidiaries, on the one hand, and any of KCS’s wholly owned subsidiaries, on the other hand) in excess of U.S.$35 million individually or U.S.$50 million in the aggregate;

•

will not, and will not permit any of its subsidiaries to, enter into any contract with a term greater than two years, that may not be terminated by KCS or any of its subsidiaries without cause, and would have been a KCS material contract had it been entered into prior to the Merger Agreement, terminate or modify, amend or waive any material rights under any KCS material contract in any material respect in a manner that is adverse to KCS, in each case, other than in the ordinary course of business or as otherwise contemplated by certain interim operating covenants contained in the Merger Agreement;

•

will not, and will not permit any of its subsidiaries to, acquire assets (other than under any capital expenditures permitted by certain interim operating covenants contained in the Merger Agreement) from any other person with a fair market value or purchase price in excess of U.S.$25 million individually or U.S.$50 million in the aggregate in any transaction or series of related transactions, in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, release of “holdback” or similar contingent payment obligation, or that could reasonably be expected to prevent, materially delay or materially impair the ability of KCS to consummate the transactions contemplated by the Merger Agreement, other than acquisitions of inventory or other goods in the ordinary course of business;

•

will not, and will not permit any of its subsidiaries to, make or authorize any capital expenditures other than (A) capital expenditures not in excess of U.S.$700 million in the aggregate in any 12-month period or (B) other capital expenditures to the extent necessary to restore service to KCS railroads, repair improvements on KCS real estate or guarantee safety in the event of railroad accidents or incidents (natural or otherwise) affecting railroad operations or real estate;

•

other than consistent with past practice, will not (A) make (other than in the ordinary course of business), change or revoke any material tax election, (B) change any material method of tax accounting or tax accounting period, (C) file any amended tax return with respect to any material tax, (D) settle or compromise any material tax proceeding for an amount in excess of U.S.$10 million individually or U.S.$25 million in the aggregate over the amount reflected or reserved against in the balance sheet (or the notes thereto) included in any forms, statements, certifications, documents and reports furnished or filed by KCS to the SEC relating thereto or enter into any closing agreement relating to any material tax, (E) surrender any right to claim a material tax refund, or (F) agree to an extension or waiver of the statute of limitations with respect to the assessment of any material tax without notifying CP in writing reasonably promptly after entering any such agreement;

•

will not, and will not permit any of its subsidiaries to become a party to, establish, adopt, materially amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labour union, works council or similar organization;

•

will not, and will not permit any of its subsidiaries to terminate or fail to exercise renewal rights with respect to any insurance policies of KCS and its subsidiaries in a manner that would (after taking into account any replacement insurance policies) materially and adversely affect the overall insurance coverage of KCS and its subsidiaries, taken as a whole;

•

will not, and will not permit any of its subsidiaries to, sell, transfer, lease, license, mortgage, pledge, surrender, encumber, divest, or otherwise dispose of any KCS intellectual property (other than permitted liens) material to the business of KCS or any of its subsidiaries, except for non-exclusive licenses of KCS intellectual property granted in the ordinary course of business;

•

will not, and will not permit any of its subsidiaries to abandon or otherwise allow to lapse or expire any material registered KCS intellectual property, other than lapses or expirations of any registered KCS intellectual property that is at the end of its maximum statutory term (with renewals); and

•	will not, and will not permit any of its subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions, including those prohibited prior to the Control Date.

Nothing contained in the Merger Agreement gives CP or either Merger Sub, directly or indirectly, the right to control or direct KCS’s or its subsidiaries’ operations prior to the Control Date. Prior to the Control Date, KCS will exercise, consistent with the terms and conditions of the Merger Agreement and the Voting Trust Agreement and subject to applicable law, complete control and supervision over its and its subsidiaries’ operations.

CP

During the Interim Period, except (i) as may be required by applicable law, (ii) as may be agreed in writing by KCS (which consent will not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated, required or expressly permitted by the Merger Agreement or (iv) as set forth in the disclosure schedules to the Merger Agreement provided by CP (the “CP disclosure schedules”), CP will, and will cause its subsidiaries to, use its commercially reasonable efforts to (A) conduct its business in all material respects in the ordinary course of business and (B) preserve intact in all material respects its business organization and maintain existing relationships and goodwill with governmental entities, customers, suppliers, licensors, licensees, creditors, lessors, distributors, employees, contractors and business associates.

During the Interim Period, except (w) as may be required by applicable law, (x) as may be agreed in writing by KCS (which consent will not be unreasonably withheld, delayed or conditioned), (y) as may be expressly contemplated, required or expressly permitted by the Merger Agreement or (z) as set forth in the CP disclosure schedules, CP:

•

will not, and will not permit any of its subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of CP or its subsidiaries), except (A) regular quarterly cash dividends paid by CP on the CP common shares consistent with past practice, appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to the CP common shares, (B) dividends paid by CP on the outstanding shares of perpetual 4% consolidated debenture stock of CP in accordance with the terms thereof and (C) dividends and distributions paid by subsidiaries of CP to CP or to any of CP’s other wholly owned subsidiaries;

•

will not, and will not permit any of its subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned subsidiary of CP that remains a wholly owned subsidiary after consummation of such transaction;

•

will not, and will not permit any of its subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by U.S. GAAP or rule or policy of the SEC or the Canadian Securities Administrators;

•	will not adopt any amendments to the organizational documents of CP, other than amendments solely to effect ministerial changes to such documents;

•

except for transactions among CP and its wholly owned subsidiaries or among CP’s wholly owned subsidiaries, will not, and will not permit any of its subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interests in any subsidiaries of CP or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested CP Equity Award (except as otherwise provided by the terms of the Merger Agreement or the express terms of any such CP Equity Award), other than (A) issuances of CP common shares (x) in respect of any exercise of or settlement of CP Equity Awards outstanding on the date of the Merger Agreement, (y) as permitted under the Debt Commitment Letters or (z) as may be granted after the date of the Merger Agreement in the ordinary course of business, (B) the grant of CP Equity Awards or other equity compensation awards in the ordinary course of business (and the issuance or transfer of any CP common shares in connection therewith), (C) any permitted liens and (D) under existing agreements in effect prior to the execution of the Merger Agreement;

•

will not, and will not permit any of its subsidiaries to, sell, lease, license, transfer, exchange or swap, or subject to any lien (other than permitted liens), or otherwise dispose of, any material portion of its businesses, properties or assets, including the capital stock of its subsidiaries, other than in the ordinary course of business, and except (A) under existing agreements in effect prior to the execution of the Merger Agreement, (B) transactions among CP and its subsidiaries or among CP’s subsidiaries or (C) for consideration not in excess of U.S.$50 million individually or U.S.$100 million in the aggregate;

•

will not, and will not permit any of its subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of CP or any of its subsidiaries, except for any such transactions between or among CP’s subsidiaries; and

•	will not, and will not permit any of its subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

During the Interim Period, CP will not, and will cause its affiliates not to, directly or indirectly (whether by plan of arrangement, amalgamation, business combination, merger, consolidation or otherwise), acquire, purchase, lease or license or otherwise enter into a transaction with (or agree to acquire, purchase, lease or license or otherwise enter into a transaction with) any business, corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so could reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent of any governmental entity necessary to consummate the transactions contemplated by the Merger Agreement or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any governmental entity entering an order prohibiting the consummation of the transactions contemplated by the Merger Agreement; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) otherwise prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement (including the Debt Financing).

No Solicitation

CP and KCS have agreed they each will not, and they each will cause their respective subsidiaries and their and their respective directors and officers not to, and will use reasonable best efforts to cause their other representatives, not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or knowingly facilitate any inquiry regarding, or the making or submission of any proposal, offer or indication of intent that constitutes, or would reasonably be expected to lead to, or result in, an Alternative Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations with any person regarding an Alternative Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, or result in, an Alternative Proposal (except to notify such person that the provisions of the Merger Agreement prohibit any such discussions or negotiations);

•

furnish any nonpublic information relating to such party or its subsidiaries in connection with or for the purpose of facilitating an Alternative Proposal or any inquiry, proposal, offer or indication of intent that would reasonably be expected to lead to, or result in, an Alternative Proposal;

•

recommend or enter into any other letter of intent, memorandum of understanding, agreement in principle, option agreement, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar agreement with respect to an Alternative Proposal (except for permitted confidentiality agreements as discussed below); or

•	approve, authorize or agree to do any of the foregoing or otherwise knowingly facilitate any effort or attempt to make an Alternative Proposal.

Prior to the time, but not after, in the case of CP, the CP Shareholder Approval is obtained or, in the case of KCS, the KCS Stockholder Approval, is obtained, in response to an unsolicited, bona fide written Alternative Proposal that did not result from such party’s violation of the non-solicitation provisions contained in the Merger Agreement, CP or KCS, as applicable, may (including through their representatives) contact the third party making such Alternative Proposal to clarify the terms and conditions of the Alternative Proposal. If such Alternative Proposal constitutes a Superior Proposal or the relevant party’s board of directors determines in good faith after consultation with its outside legal and financial advisors that such Alternative Proposal could reasonably be expected to lead to a Superior Proposal, the following actions may be taken:

•	such party may furnish non-public information to the third party who made such Alternative Proposal (including its representatives and prospective equity and debt financing sources) in response to a request for such non-public information if prior to furnishing such information, CP or KCS, as applicable, receives from the third party making such Alternative Proposal, an executed confidentiality agreement with confidentiality and use provisions that, in each case, are not less restrictive in the aggregate to such third party than the terms in the Confidentiality Agreement, dated as of December 9, 2020, between CP and KCS are to the other party (it being understood that such confidentiality agreement does not need to include any “standstill” or similar provisions or otherwise prohibit the making or amendment of any Alternative Proposal), provided, however, that if the third party making such Alternative Proposal is a known competitor of such party, such party will not provide any commercially sensitive non-public information to such third party other than in accordance with customary “clean room” or other similar procedures designed to limit the disclosure of competitively sensitive information; and

•	such party may engage in discussions or negotiations with any such third party (including its representatives) with respect to the Alternative Proposal.

CP and KCS are each required to promptly give notice to the other party if it or any of its representatives receive (i) any inquiries, proposals or offers with respect to an Alternative Proposal or (ii) any request for information that, to the knowledge of such party, has been or is reasonably likely to have been made in connection with any Alternative Proposal. Such notice is required to include the name of the applicable third party and the material terms and conditions of such inquiries, proposals or offers (including, if applicable, complete copies of any written requests, proposals or offers and any other material documents, including proposed agreements). CP or KCS, as applicable, will be required to thereafter keep the other party reasonably informed, on a reasonably current basis, of any material developments regarding any Alternative Proposal or any material change to the terms of any such Alternative Proposal and any material change to the status of any such discussions or negotiations with respect thereto.

Change of Recommendation

Except as permitted by the Merger Agreement, neither party’s board of directors (including any committee thereof) may:

•

withhold, withdraw, qualify or modify (or propose publicly to withdraw, withhold, qualify or modify): (i) in the case of the CP Board, the CP Recommendation; and (ii) in the case of the KCS Board, the KCS Recommendation;

•	fail to include (i) in the case of CP, the CP Recommendation in this Management Proxy Circular, or (ii) in the case of KCS, the KCS Recommendation in the proxy statement/prospectus;

•

if any Alternative Proposal that is structured as a tender offer or exchange offer for the outstanding CP common shares or shares of KCS common stock, as applicable, fail to recommend within ten business days after its commencement, against acceptance of such tender offer or exchange offer by its shareholders or stockholders, as applicable;

•	approve, adopt, recommend or declare advisable any Alternative Proposal or publicly propose to approve, adopt, recommend or declare advisable any Alternative Proposal; or

•

approve, adopt, recommend or declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to, and entered into in compliance with, the section of the Merger Agreement described above under the section entitled “The Merger Agreement – No Solicitation”) with respect to any Alternative Proposal.

The taking of any of the actions set forth above will constitute a “Change of Recommendation”.

Furthermore, each of CP and KCS will (and will cause its subsidiaries and its and their respective directors and officers to, and will use its reasonable best efforts to cause its other representatives to) promptly terminate any existing discussions and negotiations conducted prior to the date of the Merger Agreement with any person (other than CP, KCS or any of their respective affiliates or representatives) with respect to any Alternative Proposal, or proposal or transaction that could reasonably be expected to lead to or result in an Alternative Proposal. Each of CP and KCS will promptly terminate all physical and electronic data access previously granted to such persons and request that any such persons promptly return or destroy all confidential information concerning CP or KCS, as applicable, and any of its subsidiaries and provide prompt written confirmation thereof.

Prior to the time, in the case of CP, the CP Shareholder Approval is obtained or, in the case of KCS, the KCS Stockholder Approval is obtained, the board of directors of CP or KCS, as applicable, may:

•

in response to a Superior Proposal, effect a Change of Recommendation and/or, in the case of KCS, cause KCS to terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal, if: (i) CP or KCS, as applicable, has given the other party written notice of its intent to take such action at least five business days in advance, setting forth a description of the terms and conditions of the Superior Proposal that is the basis for such action (and including the identity of the person making the Superior Proposal and a copy of the proposed definitive agreement for such Superior Proposal, if any), (ii) CP or KCS, as applicable, negotiates in good faith during such five-business-day period with the other party (to the extent such other party wishes to negotiate) to enable such other party to make such amendments to the terms of the Merger Agreement as would permit the CP Board or the KCS Board, as applicable, not to effect a Change of Recommendation in connection with such Superior Proposal or in the case of KCS, not to cause KCS to terminate the Merger Agreement in connection with the entry into a definitive agreement providing for a Superior Proposal; and (iii) at the end of such five-business-day period, prior to taking action to effect a Change of Recommendation (or, in the case of KCS, terminating the Merger Agreement), the CP Board or the KCS Board, as applicable, takes into account any firm commitments by the other party to amend the terms of the Merger Agreement made in writing and any other proposals or information offered by the other party in response to the Superior Proposal, as applicable, during the five-business-day period, and concludes that the Superior Proposal would continue to constitute a Superior Proposal if such amendments were to be given effect (for purposes of the aforementioned negotiation period, any material modification to the terms of the Superior Proposal (including any change in the amount or, if applicable, form of consideration) will be deemed to be a new Alternative Proposal, except that references to five business days will be deemed to be references to three business days); and

•

in response to an Intervening Event, effect a Change of Recommendation, if the CP Board or the KCS Board, as applicable, determines in good faith, after consultation with the applicable party’s outside legal counsel, that the failure of the CP Board or the KCS Board, as applicable, to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided, that the CP Board or the KCS Board, as applicable, will not be entitled to make such a Change of Recommendation unless: (i) CP or KCS, as applicable, has given the other party written notice of its intent to take such action at least five business days in advance, setting forth a description of the applicable Intervening Event, and (ii) at the end of such five-business-day period, prior to taking action to effect a Change of Recommendation, the CP Board or the KCS Board, as applicable, takes into account any firm commitments to amend the terms of the Merger Agreement made in writing and any other proposals or information offered by the other party in a response to the Intervening Event, and determines in good faith, after consultation with its outside legal counsel, that the failure of the CP Board or the KCS Board, as applicable, to make such Change of Recommendation would continue to be reasonably likely to be inconsistent with its fiduciary duties under applicable law if such amendments were to be given effect.

As further described in the section below entitled “The Merger Agreement – Termination or Abandonment of the Merger Agreement”, if (i) CP terminates the Merger Agreement due to the KCS Board making a Change of Recommendation, or if KCS terminates the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal, KCS will be required to pay CP a termination payment of U.S.$700.0 million and the CN Termination Amount Refund, and (ii) if KCS terminates the Merger Agreement due to the CP Board making a Change of Recommendation, CP will be required to pay a termination payment of U.S.$700.0 million.

The Merger Agreement will not prohibit CP or KCS, or each of their board of directors or any committees thereof, from complying with their respective disclosure obligations under applicable law, rules or policies of the NYSE or the TSX, as applicable.

Efforts to Obtain Required Shareholder/Stockholder Votes

CP will take all action necessary in accordance with applicable law and its organizational documents to set a record date for, duly give notice of, convene and hold a meeting of its shareholders following the mailing of this Management Proxy Circular for the purpose of obtaining the CP Shareholder Approval as soon as reasonably practicable following the date when the proxy statement/prospectus and Form F-4 is declared effective by the SEC (the “Clearance Date”). Unless CP has made a Change of Recommendation in compliance with the provisions of the Merger Agreement, CP will include the CP Recommendation in this Management Proxy Circular and will solicit, and use its reasonable best efforts to obtain, the CP Shareholder Approval at the CP Special Meeting (including by soliciting proxies in favour of the CP Share Issuance) as soon as reasonably practicable.

CP will cooperate with and keep KCS informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of this Management Proxy Circular to its shareholders. CP may adjourn or postpone the CP Special Meeting (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the CP Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable law, (ii) if as of the time that the CP Special Meeting is originally scheduled (as set forth in this Management Proxy Circular) there are insufficient CP common shares represented (either in person (including virtually) or by proxy) to constitute a quorum necessary to conduct the business of the CP Special Meeting, (iii) to allow reasonable additional time to solicit additional proxies necessary to obtain the CP Shareholder Approval, (iv) to comply with applicable law or (v) with the prior written consent of KCS (which will not be unreasonably withheld, conditioned or delayed). Without the prior written consent of KCS (which will not be unreasonably withheld, conditioned or delayed), the approval of the CP Share Issuance will be the only matter (other than matters of procedure and matters required by applicable law to be voted on by CP shareholders in connection with the adoption of the Merger Agreement) that CP will propose to be acted on by the shareholders of CP at the CP Special Meeting.

KCS will take all action necessary in accordance with applicable law and its organizational documents to set a record date for, duly give notice of, convene and hold a meeting of its stockholders following the mailing of the proxy statement/prospectus for the purpose of obtaining the KCS Stockholder Approval as soon as reasonably practicable following the Clearance Date. Unless KCS has made a Change of Recommendation in compliance with the provisions of the Merger Agreement, KCS will include the KCS Recommendation in the proxy statement/prospectus and will solicit, and use its reasonable best efforts to obtain, the KCS Stockholder Approval at the KCS Special Meeting (including by soliciting proxies in favour of the adoption of the Merger Agreement) as soon as reasonably practicable.

KCS will cooperate with and keep CP informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the proxy statement/prospectus to its shareholders. KCS may adjourn or postpone the KCS Special Meeting (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the KCS Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable law, (ii) if as of the time that the KCS Special Meeting is originally scheduled (as set forth in the proxy statement/prospectus) there are insufficient shares of KCS voting stock represented (either in person (including virtually) or represented by proxy) to constitute a quorum necessary to conduct the business of the KCS Special Meeting, (iii) to allow reasonable additional time to solicit additional proxies necessary to obtain the KCS Stockholder Approval, (iv) to comply with applicable law or (v) with the prior written consent of CP (which will not be unreasonably withheld, conditioned or delayed). Without the prior written consent of CP (which will not be unreasonably withheld, conditioned or delayed), the adoption of the Merger Agreement will be the only matter (other than matters of procedure and matters required by applicable law to be voted on by KCS stockholders in connection with the adoption of the Merger Agreement) that KCS will propose to be acted on by the shareholders of KCS at the KCS Special Meeting.

The obligations of CP and KCS to hold the meetings of their respective shareholders and stockholders will not be affected solely by the making of a Change of Recommendation or solely by the commencement of or announcement or disclosure of, or communication to CP or KCS of, any Alternative Proposal.

Financing

Debt Financing

As of September 30, 2021, CP and its subsidiaries had total long-term debt of approximately $10.0 billion (U.S.$7.8 billion converted at the Bank of Canada exchange rate on September 30, 2021) and KCS had total long-term debt of approximately U.S.$3.8 billion.

Under the Bridge Commitment Letter, BMO, GS Lending and the other financial institutions party to the Bridge Commitment Letter have committed to provide the Bridge Facility. CP expects to reduce the commitments under the Bridge Facility with an offering of debt securities before the closing of the Transaction into the Voting Trust.

Effective as of April 9, 2021, CP amended its existing revolving credit facility to modify certain provisions relating to the calculation of the financial covenant ratio in its credit facility. In addition, effective as of September 24, 2021, CP entered into an amendment to extend the two-year tranche and the five-year tranche of its existing revolving credit facility to September 27, 2023 and September 27, 2026, respectively. Effective as of September 29, 2021, CP entered into a further amendment to its existing revolving credit facility in order to provide financial covenant flexibility for the anticipated acquisition financing pertaining to the Transaction, which is in place for a two-year period from the date the Transaction closes.

In addition, pursuant to the Term Credit Agreement, CPRC borrowed the aggregate amount of U.S.$500.0 million in unsecured term loans, which have an initial six-month maturity. Borrowings under the Term Credit Agreement, together with commercial paper issuance and cash on hand were used to enable CP to make certain remittances in connection with the payments made by KCS in connection with the termination of the CN Agreement.

Effective September 30, 2021, KCS obtained consent from the lenders under its existing revolving credit facility to permit closing into the Voting Trust and to provide a limited waiver for a period of time after CP acquires control of KCS following receipt of STB Final Approval.

CP has agreed to use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, to obtain funds sufficient, together with cash and other sources of funds immediately available to CP on the Closing Date, for the satisfaction of CP’s and its affiliates’ obligations under the Merger Agreement and the Debt Commitment Letters, including payment of the Cash Consideration and Preferred Merger Consideration and any fees and expenses of or payable by CP, Merger Subs, or its or their affiliates, and for any repayment or refinancing of the Financing Amounts. CP has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the financing contemplated by the Debt Commitment Letters on the terms and subject only to the conditions described in the Debt Commitment Letters including (i) maintaining in effect the Debt Commitment Letters, (ii) negotiating and entering into definitive agreements with respect to the Debt Financing consistent with the terms and conditions contained therein on or prior to the Closing Date, (iii) satisfying on a timely basis all conditions in the Debt Commitment Letters and the definitive agreements within CP’s control and complying with its obligations under the Debt Commitment Letters and (iv) enforcing its rights under the Debt Commitment Letters, in each case in a timely and diligent manner. Other than the Bridge Commitment Letter, all Debt Commitment Letters have been terminated.

In the event any portion of the Debt Financing contemplated by the Debt Commitment Letters becomes unavailable regardless of the reason therefor (A) CP will promptly notify KCS in writing of such unavailability and the reason therefor, and (B) CP will use its reasonable best efforts, and will cause each of its subsidiaries to use their reasonable best efforts, to obtain as promptly as practicable following the occurrence of such event, Alternative Financing for any such portion from alternative sources in an amount sufficient, when taken together with cash and the other sources of immediately available funds to CP at the closing of the Transaction to pay the

Financing Amounts and that do not include any conditions to the consummation of such Alternative Financing that are more onerous than the conditions set forth in the Debt Commitment Letters. To the extent requested in writing by KCS from time to time, CP will keep KCS informed on a reasonably current basis of the status of its efforts to arrange and consummate the Debt Financing. CP will promptly notify KCS in writing if there exists any actual or threatened material breach, default, repudiation, cancellation or termination by any party to the Debt Commitment Letters or any definitive agreement and a copy of any written notice or other written communication from any financing party with respect to any actual material breach, default, repudiation, cancellation or termination by any party to the Debt Commitment Letters or any definitive agreement or any provision thereof.

CP has acknowledged and agreed that compliance with the foregoing obligations will not relieve CP of its obligations to consummate the transactions contemplated by the Merger Agreement whether or not the Debt Financing is available and that the receipt or availability of any funds or financing (including the Debt Financing contemplated by the Debt Commitment Letters) by CP or any other financing or other transactions will not be a condition to any of CP’s obligations under the Merger Agreement.

Cooperation of KCS

KCS has agreed to use its reasonable best efforts, and will cause each of its subsidiaries to use its reasonable best efforts, and each of them will use their reasonable best efforts to cause their respective representatives to use their reasonable best efforts, to provide customary cooperation, to the extent reasonably requested by CP in writing, in connection with the offering, arrangement, syndication, consummation, issuance or sale of any Debt Financing or Alternative Financing (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of KCS or its affiliates and is otherwise subject to certain specified limitations), including, to the extent so requested, using reasonable best efforts to:

•	furnish promptly to CP financing information regarding KCS and its subsidiaries in connection with the Debt Financing;

•	assist CP in its preparation of the customary pro forma financial information in connection with the Debt Financing;

•	provide reasonable and customary assistance to CP and the financing parties in their marketing efforts in connection with all or any portion of the Debt Financing;

•	make senior management of KCS available, at reasonable times and locations and upon reasonable prior notice, to participate in meetings and other customary syndication activities;

•	cause KCS’s independent registered accounting firm to provide customary assistance with the Debt Financing;

•	provide customary authorization letters authorizing the distribution of KCS’s information to prospective lenders in connection with a syndicated bank financing;

•	assist in obtaining or updating corporate and facility credit ratings;

•

assist in the negotiation and preparation of any credit agreement, indenture, note, purchase agreement, underwriting agreement, guarantees and customary closing certificates, in each case as contemplated in connection with the Debt Financing;

•	make introductions of CP to KCS’s existing lenders and facilitate relevant coordination between CP and such lenders;

•

cooperate with internal and external counsel of CP in connection with providing customary back-up certificates and factual information regarding any legal opinion that such counsel may be required to deliver in connection with the Debt Financing;

•	deliver, at least three business days prior to closing of the Transaction, to the extent reasonably requested in writing at least nine business days prior to closing, all documentation and other information regarding KCS and its subsidiaries that any financing party reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations and, to the extent required by any financing party, beneficial ownership certificates;

•

at CP’s written request, provide all reasonable assistance to CP in connection with any steps CP may determine are necessary or desirable to take to (A) obtain consent for the change of control under KCS’s revolving credit agreement arising from the Transaction and/or (B) prepay some or all amounts outstanding under KCS’s revolving credit agreement;

•	at CP’s written request, cooperate with and use reasonable best efforts to provide all reasonable assistance to CP in connection with any amendments to certain financing agreements;

•

on the Closing Date but immediately following the closing of the Transaction, at CP’s request (which may be prior to the Closing Date), execute such documentation as is reasonably requested so that KCS can assume the debt commitment letter in respect of KCS’s revolving credit agreement (to the extent the debt commitments thereunder have not been terminated at closing of the Transaction in accordance with their terms); and

•	consent to the use of KCS’s and its subsidiaries’ logos in connection with the Debt Financing.

Employee Matters

From and after the Effective Time, KCS will, and to the extent within its control, CP will cause KCS to, honor all KCS benefit plans in accordance with their terms as in effect immediately before the Effective Time. For a period of one year following the Control Date, CP will provide, or will cause to be provided, to each current employee of KCS and its subsidiaries (i) base compensation and cash and equity target incentive opportunities that, in each case, are no less favorable than were provided to the KCS employee immediately before the Effective Time (it being understood that in lieu of equity compensation awards, CP may provide KCS employees who, as of immediately prior to the Effective Time were eligible to receive KCS Equity Awards, long-term incentive awards that are settled in cash in an amount sufficient to replace the grant date value of the KCS employee’s equity compensation opportunity prior to the Effective Time; provided, that, subject to certain exceptions, such long-term incentive awards will have the same terms and conditions as those applicable to the equity awards granted by CP to its similarly situated employees) and (ii) employee benefits that are no less favorable in the aggregate than the employee benefits provided to the KCS employee immediately before the Effective Time. Without limiting the generality of the foregoing, (A) CP will or will cause the Second Surviving Corporation to provide to each KCS employee whose employment terminates during the one-year period following the Control Date under circumstances that would give rise to severance benefits under the KCS benefit plans set forth on the KCS disclosure schedules, severance benefits in accordance with the terms of the applicable KCS severance plan in which such KCS employee is eligible to participate immediately prior to the Effective Time and (B) during such one-year period following the Control Date, severance benefits offered to each KCS employee will be determined taking into account all service with KCS, its subsidiaries (and including, on and after the Effective Time, the Second Surviving Corporation and any of its affiliates) and without taking into account any reduction after the Effective Time in compensation paid or benefits provided to such KCS employee.

If the Control Date occurs before February 1, 2022, then no later than March 15, 2022, CP will, or will cause the Second Surviving Corporation to, pay to each KCS employee who participates in a KCS annual bonus plan (or any successor plan of CP and its subsidiaries) an annual bonus payment in respect of calendar year 2021 in an amount that is based on the achievement of the applicable performance goals at the greater of (i) target performance and (ii) 130% of actual performance, but in no event greater than 200% of target. If the Control Date occurs on or after February 1, 2022 but before February 1, 2023, then no later than March 15, 2023, CP will, or will cause the Second Surviving Corporation to, pay to each KCS employee who participates in a KCS annual bonus plan (or any successor plan of CP and its subsidiaries) an annual bonus payment in respect of calendar year 2022 in an amount that is based on the achievement of the applicable performance goals at the greater of (i) target performance and (ii) 130% of actual performance, but in no event greater than 200% of target.

For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of CP and its subsidiaries providing benefits to any KCS employees after the Control Date, each KCS employee will be credited with his or her years of service with KCS and its subsidiaries and their respective predecessors before the Control Date, to the same extent as such KCS employee was entitled, before the Control Date, to credit for such service under any similar KCS benefit plan in which such KCS employee participated or was eligible to participate immediately prior to the Control Date; provided that the foregoing will not apply (x) for benefit accrual under defined benefit pension plans, (y) for purposes of qualifying for subsidized early retirement benefits or (z) to the extent that its application would result in a duplication of benefits. In addition, (i) each KCS employee will be immediately eligible to participate in any new plans to the extent coverage under such new plan is comparable to a KCS benefit plan in which such KCS employee participated immediately before the Control Date, and (ii) for purposes of each new plan providing medical, dental, pharmaceutical, vision and any other insurance benefits to any KCS employee, CP will cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of KCS or its subsidiaries in which such employee participated immediately prior to the Control Date, and CP will cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the old plans ending on the date such employee’s participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.

The provisions described in this section are solely for the benefit of the parties to the Merger Agreement, and no current or former director, employee or consultant or any other person will be a third-party beneficiary of the Merger Agreement, and nothing in the Merger Agreement will be construed as an amendment to any KCS benefit plan or other compensation or benefit plan or arrangement for any purposes or otherwise will prevent CP, the Second Surviving Corporation or any of their affiliates from terminating the employment of any KCS employee.

Indemnification and Insurance

CP, KCS and Merger Subs agree that all rights to exculpation, indemnification and advancement of expenses now existing in favour of the current or former directors, officers or employees of KCS or its subsidiaries as provided in their respective organizational documents or in any agreement will survive the Transaction and will continue at and after the Effective Time in full force and effect. For a period of six years after the Effective Time, CP and the Second Surviving Corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of KCS’s and any KCS subsidiary’s organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of KCS or any of its subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of KCS or any of its subsidiaries; provided, that all rights to indemnification in respect of any proceeding pending or asserted or any claim made within such period will continue until the final disposition of such proceeding or resolution of such claim, even if beyond such six-year period. From and after the Control Date, CP will assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and will cause the Second Surviving Corporation and its subsidiaries to honor, in accordance with their respective terms, the indemnification and insurance covenants contained in the Merger Agreement.

Each of CP and the Second Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses to) each current and former director, officer or employee of KCS or any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of KCS or its subsidiaries (together with such person’s heirs, executors, administrators, successors and assigns, the “KCS Indemnified

Parties”) against any costs or expenses, judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such proceeding, CP and the Second Surviving Corporation will cooperate with the indemnified party in the defense of any such proceeding.

For a period of six years from the Effective Time, CP and the Second Surviving Corporation will cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by KCS and its subsidiaries with respect to matters arising on or before the Effective Time; provided, that after the Effective Time, CP and the Second Surviving Corporation will not be required to pay annual premiums in excess of 300% of the last aggregate annual premium paid by KCS prior to September 15, 2021 in respect of the coverage required to be obtained pursuant thereto, but in such case will purchase as much coverage as reasonably practicable for such amount. KCS will purchase, prior to the Effective Time, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by KCS and its subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated by the Merger Agreement, and the purchase of such “tail” policy will be deemed to discharge and satisfy the obligations of CP and the Second Surviving Corporation pursuant to the immediately preceding sentence; provided, that KCS will not commit or spend on such “tail” policy, in the aggregate, more than 300% of the last aggregate annual premium paid by KCS prior to the date of the Merger Agreement for KCS’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance, and if the cost of such “tail” policy would otherwise exceed such limit, KCS will be permitted to purchase as much coverage as reasonably practicable for up to such limit. CP and the Second Surviving Corporation will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations under the policy to be honored by the Second Surviving Corporation, and no other party will have any further obligation to purchase or pay for insurance under the Merger Agreement.

CP will pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any indemnified party in enforcing the indemnity and other obligations provided in the indemnification and insurance provisions contained in the Merger Agreement.

The rights of each KCS Indemnified Party under the Merger Agreement will be in addition to, and not in limitation of, any other rights such indemnified party may have under the organizational documents of KCS or any of its subsidiaries or the Second Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The indemnification and insurance provisions contained in the Merger Agreement will survive the closing of the Transaction and are expressly intended to benefit, and are enforceable by, each of the KCS Indemnified Parties.

Regulatory Filings and Efforts; Other Actions

General Obligations

Subject to the Merger Agreement, each of the parties thereto will (and will cause each of their respective affiliates to) promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to cause the conditions to closing set forth in the Merger Agreement to be satisfied and to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement and in any event prior to the End Date, including:

•

obtaining all necessary actions or non-actions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods, including the KCS approvals and the CP approvals, from governmental entities and making all necessary registrations, notices, notifications, petitions, applications, reports and other and filings and taking all steps as may be necessary, proper or advisable to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental entity;

•	obtaining all necessary consents from third parties;

•

defending any actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement (including the Voting Trust), or seeking to prohibit or delay the closing of the Transaction; and

•	the execution and delivery of any additional instruments necessary, proper or advisable to consummate, and to fully carry out the purposes of the transactions contemplated by the Merger Agreement.

Except as otherwise permitted under the Merger Agreement, KCS, CP and each Merger Sub will not (and will cause their subsidiaries not to) take or agree to take any action that would be reasonably likely to prevent or materially delay the closing of the Transaction.

Filings with the STB

With respect to filings made or to be made with the STB:

•

on May 6, 2021, the STB issued a decision indicating that it had conducted a full review of the Voting Trust submitted to the STB Staff in March 2021 (and attached as Exhibit A to the Original Merger Agreement) and granted approval for the use of the Voting Trust, as modified in accordance with the decision, to close the Transaction;

•

on May 10, 2021, CP submitted to the STB a copy of the form of voting trust agreement attached as Exhibit A to the Merger Agreement reflecting the modifications required by the STB’s May 6, 2021 decision;

•

on September 15, 2021, CP and KCS filed with the STB an Amended Notice of Intent indicating that they had entered a new agreement providing for CP’s acquisition of KCS, that they would file an application seeking STB control approval on or shortly after October 20, 2021, and that CP intended to indirectly acquire the shares of KCS prior to receiving control approval via the use of a voting trust that was substantially identical to that reviewed and approved by the STB in its May 6, 2021 decision;

•

on September 30, 2021, the STB issued a decision confirming that the transaction described in the September 15 Amended Notice of Intent was the “same transaction” that had been noticed in March 2021 and that the STB’s May 6, 2021 approval for CP’s proposed use of a voting trust to acquire KCS applies to the voting trust proposed for use with the transaction agreed to on September 15, 2021;

•

each of CP and KCS will file the STB Approval Application with the STB for the approval of the transactions contemplated by the Merger Agreement and use its reasonable best efforts to (A) make such filing within 30 days after the date of the Merger Agreement and (B) obtain, as promptly as practicable, the final and non-appealable approval or exemption by the STB of the transactions contemplated by the Merger Agreement under 49 U.S.C. § 11323 et seq. (“STB Final Approval”);

•

each of CP and KCS will use its reasonable best efforts to (A) prosecute all such filings and other presentations made, and promptly make any subsequent filings or presentations, with the STB with diligence, (B) diligently oppose any third party’s objections to, appeals from or petitions to reconsider or reopen any approval, opinion, exemption or other authorization obtained from the STB, and (C) take all such further action as in the reasonable judgment of CP and KCS may facilitate obtaining STB Final Approval;

•

each of CP and KCS will promptly furnish any information requested by CFIUS prior to filing of the draft CFIUS joint voluntary notification and/or joint notice with CFIUS, including information relating to the Voting Trust Transaction;

•

following the closing of the Transaction, in the event of an STB Denial or failure to obtain Completion of the CFIUS Process, or as may be required in connection with obtaining STB Final Approval, CP will devise and implement the process and strategy to directly or indirectly sell or otherwise dispose of the shares or assets of the Second Surviving Corporation (the “Post-Closing Disposition”), subject to any jurisdiction of the STB to oversee the Post-Closing Disposition; and

•

following the closing of the Transaction, KCS and its successors will cooperate with CP and will (and will cause each of its subsidiaries to) use its reasonable best efforts to take all actions reasonably requested by CP and do or cause to be done all things necessary, proper or advisable on its part to assist CP in its process to effect the Post-Closing Disposition.

Regulatory Filings and Obligations

KCS, CP and each Merger Sub will:

•

promptly, but no later than 30 business days after the date of the Merger Agreement, file any and all notification and report forms to the COFECE and the IFT required under applicable law with respect to the transactions contemplated by the Merger Agreement, and take all other actions necessary to cause the expiration or termination of any applicable waiting periods under applicable law as soon as practicable after the date of the Merger Agreement;

•	take all actions with CFIUS as may be advisable under applicable law to obtain Completion of the CFIUS Process with respect to the transactions contemplated by the Merger Agreement, including:

•

promptly, but no later than ten business days after the date of the Merger Agreement, jointly providing notification to CFIUS of the execution of the Merger Agreement (initial notifications to CFIUS were provided on March 22, 2021 and September 24, 2021);

•	promptly, and no later than ten business days after the closing of the Transaction, submitting a draft CFIUS joint voluntary notification to CFIUS;

•	submitting a final joint notice to CFIUS after promptly resolving all comments to the draft CFIUS joint voluntary notification from CFIUS; and

•

in the case of a CFIUS declaration, submitting a CFIUS joint voluntary notification if CFIUS so requests or informs the parties that it is not able to conclude action under Section 721 with respect to the transactions contemplated by the Merger Agreement on the basis of such CFIUS declaration;

•	cooperate with each other in:

•

determining whether any other filings are required to be made with, or consents are required to be obtained from, or with respect to, any third parties or governmental entities, including under other applicable antitrust laws and/or in connection with the CP approvals and KCS approvals, in connection with the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement; and

•	promptly making all such filings and timely obtaining all such consents;

•

supply to any governmental entity as promptly as practicable any additional information or documents that may be requested under any law or by such governmental entity, including responding to any request for information from CFIUS in the applicable time frame set forth in 31 C.F.R. Part 800, subject to any extensions of such time that may be granted by CFIUS staff upon request of a party to the joint notice; and

•

other than with respect to STB Final Approval, take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement, including taking all such further action as may be necessary to resolve such objections, if any, as any state antitrust enforcement authorities, CFIUS or other governmental entity or other person may assert under any law (including in connection with the KCS approvals and CP approvals) with respect to the transactions contemplated by the Merger

Agreement, and to avoid or eliminate each and every impediment under any law that may be asserted by any governmental entity with respect to the Transaction so as to enable the closing of the Transaction to occur as promptly as practicable after the date of the Merger Agreement, including:

•

proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or disposition of any and all of the share capital or other equity interest, assets (whether tangible or intangible), products or businesses of CP and its subsidiaries or of KCS and its subsidiaries; and

•

otherwise taking or committing to take any actions that after the Closing Date would limit CP’s or its subsidiaries’ (including the Second Surviving Corporation’s) freedom of action with respect to, or their ability to retain, one or more of their subsidiaries’ (including the Second Surviving Corporation’s) assets (whether tangible or intangible), products or businesses, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would otherwise have the effect of preventing or delaying the closing of the Transaction;

provided, that neither KCS nor any of its subsidiaries will be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of KCS or any of its subsidiaries, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to KCS or its subsidiaries only from and after the Effective Time in the event that the closing of the Transaction occurs.

Notwithstanding the foregoing, other than with respect to STB Final Approval, the Merger Agreement does not require CP or any of its affiliates to take any action, or commit to take any action, or agree to any condition or restriction in connection with obtaining any CP approvals that would reasonably be expected to have a Material Adverse Effect with respect to CP and its subsidiaries, taken as a whole, after giving effect to the Transaction (measured on a scale relative to KCS and its subsidiaries, taken as a whole).

Cooperation and Consultation

Each of CP, KCS and Merger Subs will cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions under the provisions in the Merger Agreement summarized in this section, and, subject to applicable legal limitations and the instructions of any governmental entity, CP and each Merger Sub, on the one hand, and KCS, on the other hand, will keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement, including promptly informing and furnishing the other with copies of notices or other communications received or given by CP or KCS, as the case may be, or any of their respective subsidiaries, from or to any third party and/or any governmental entity with respect to such transactions. Subject to applicable law relating to the exchange of information, CP and each Merger Sub, on the one hand, and KCS, on the other hand, will permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any governmental entity.

Each of CP, Merger Subs and KCS agrees not to initiate or agree to participate in any meeting or discussion, either in person or by telephone or videoconference, with any governmental entity in connection with the Transaction unless it consults with the other party in advance and, to the extent not prohibited by such governmental entity, gives the other party the opportunity to attend and participate.

CP will, acting reasonably, devise and implement the strategy and timing for obtaining any consents required under any applicable law in connection with the transactions contemplated by the Merger Agreement and CP will, for the avoidance of doubt, have the final authority over the development, presentation and conduct of the

STB case. CP will take the lead in all meetings and communications with any governmental entity in connection with obtaining such consents; provided, that CP will consult in advance with KCS and in good faith take KCS’s views into account regarding the overall strategy and timing. KCS and its subsidiaries will not initiate any such discussions or proceedings with any governmental entity, or take or agree to take any actions, restrictions or conditions with respect to obtaining any consents in connection with the transactions contemplated by the Merger Agreement without the prior written consent of CP.

If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by the Merger Agreement as violative of any law, each of CP, Merger Subs and KCS will cooperate in all respects with each other and will contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any action, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the Merger Agreement.

Voting Trust Agreement

Subject to the Merger Agreement, applicable law and to the rules, regulations and practices of the STB, the Voting Trust Agreement may be modified or amended at any time by CP and Merger Holdco in their sole discretion, including to reflect changes requested by the STB or CFIUS; provided, that:

•

prior to the Effective Time, the Voting Trust Agreement may not be modified or amended without the prior written consent of KCS unless such modification or amendment is not inconsistent with the Merger Agreement and is not adverse to KCS or its stockholders and would not reasonably be expected to have a material and adverse effect on the STB Voting Trust Approval;

•

whether prior to or after the Effective Time, the Voting Trust Agreement may not be modified or amended without the prior written consent of KCS if such modification or amendment would reasonably be expected to materially increase the liability exposure of the board of directors of the Second Surviving Corporation under applicable law; and

•

any modification to the Voting Trust Agreement would be submitted to the STB for review and approval and the STB would have authority to compel amendment of the Voting Trust Agreement or compliance by the Trustee with any divestiture order or other directive.

No power of the Second Surviving Corporation, CP or any of its affiliates provided for in the Voting Trust Agreement may be exercised in a manner which violates the Merger Agreement.

Other Covenants and Agreements

CP and KCS have agreed in the Merger Agreement to various other covenants and agreements regarding various matters, including with respect to:

•

each party providing the other party with reasonable access, subject to compliance with applicable laws, to such party’s businesses, properties, personnel, agents, contracts, commitments, books and records and other reasonably requested information during the period prior to the Effective Time and, in the case of KCS, prior to the Control Date;

•

cooperation between CP and KCS in the preparation and filing of this Management Proxy Circular and the proxy statement/prospectus and coordination of the CP Special Meeting and KCS Special Meeting, including commercially reasonable efforts to cause the two meetings to occur on the same calendar day (and in any event as close in time as possible);

•

each party taking such actions as are necessary to complete the transactions contemplated by the Merger Agreement if any takeover statute is or may become applicable to the Merger or the transactions contemplated by the Merger Agreement;

•	cooperation between CP, Merger Subs and KCS in connection with public announcements regarding the transactions contemplated by the Merger Agreement;

•

cooperation with CP and the use of reasonable best efforts by KCS to delist KCS common stock from the NYSE and deregister KCS common stock under the U.S. Exchange Act as promptly as practicable after the Effective Time;

•

the use of reasonable best efforts by CP to cause the CP common shares that are to be issued in the First Merger to be listed on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing conditions prior to the Effective Time;

•

each party taking reasonably necessary or advisable steps to cause any dispositions of KCS equity securities and any acquisitions of CP equity securities, pursuant to the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the U.S. Exchange Act to be exempt under Rule 16b-3 promulgated under the U.S. Exchange Act;

•

KCS giving CP the reasonable opportunity to participate in the defense or settlement of any stockholder litigation brought against KCS or the KCS Board relating to the transactions contemplated by the Merger Agreement and KCS refraining from compromising or settling, or agreeing to compromise or settle, any such stockholder litigation without the prior written consent of CP (which will not be unreasonably withheld, conditioned or delayed);

•	certain tax matters;

•	coordination between the parties of the declaration, setting of record dates and payment dates of dividends on KCS common stock; and

•	CP and Surviving Merger Sub executing and delivering written stockholder consents of Merger Subs adopting and approving the Merger Agreement.

Termination or Abandonment of the Merger Agreement

The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval by the CP shareholders or the KCS stockholders of the matters presented in connection with the Transaction:

•	by mutual written consent of CP and KCS;

•	by either CP or KCS, if:

•

the Effective Time has not occurred on or before the End Date; provided, that the party seeking to terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in any manner that has been the primary cause of the failure to consummate the Transaction on or before such date;

•

any court or other governmental entity of competent jurisdiction has issued or entered an injunction or similar order that prohibits or makes illegal the closing of the Transaction or the Voting Trust Transaction, and such injunction or other similar order has become final and non-appealable; provided that the party seeking to terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in a manner that has been the primary cause of such injunction or order;

•	the CP Shareholder Approval is not obtained at the CP Special Meeting or at any adjournment or postponement thereof; or

•	the KCS Stockholder Approval is not obtained at the KCS Special Meeting or at any adjournment or postponement thereof;

•	by KCS:

•

if there has been a breach or failure to perform in any material respect by CP or Merger Subs of any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach or failure would result in a failure of certain conditions to closing and such breach or failure is not curable by the End Date, or if curable by the End Date, has not been cured within 45 business days after the giving of notice thereof by KCS; however, the right to terminate the Merger Agreement due to such a breach or failure will not be available to KCS if KCS is in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement;

•	prior to receipt of the KCS Stockholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal in respect of KCS; or

•	prior to receipt of the CP Shareholder Approval, if the CP Board has effected a Change of Recommendation; or

•	by CP:

•

if there has been a breach or failure to perform in any material respect by KCS of any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach or failure would result in a failure of certain conditions to closing and such breach or failure is not curable by the End Date, or if curable by the End Date, has not been cured within 45 business days after the giving of notice thereof by CP; however, the right to terminate the Merger Agreement due to such a breach or failure will not be available to CP if CP or any Merger Sub is in material breach of any representation, warranty, agreement or covenant contained in the Merger Agreement; or

•	prior to receipt of the KCS Stockholder Approval, if the KCS Board has effected a Change of Recommendation.

Effect of Termination

Except as described in the section below entitled “The Merger Agreement – Termination or Abandonment of the Merger Agreement – Termination Payments”, if the Merger Agreement is validly terminated in accordance with its terms, the Merger Agreement will be null and void and there will be no liability on the part of KCS, CP, either Merger Sub or their respective subsidiaries or affiliates, except that (i) certain provisions of the Merger Agreement will survive such termination, including those relating to termination payments and confidentiality and (ii) no such termination will relieve any party for liability for such party’s fraud or willful and material breach of any covenant or obligation contained in the Merger Agreement prior to its termination.

Termination Payments

KCS has agreed to pay a termination payment of U.S.$700.0 million to CP, in consideration for CP’s disposition of its contractual rights under the Merger Agreement, if:

•	the Merger Agreement is terminated by KCS prior to receipt of the KCS Stockholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal in respect of KCS;

•	the Merger Agreement is terminated by CP because, prior to receipt of the KCS Stockholder Approval, the KCS Board has effected a Change of Recommendation; or

•

(i) after the date of the Merger Agreement, a Qualifying Transaction in respect of KCS is publicly proposed or publicly disclosed prior to, and not publicly withdrawn at least two business days prior to, the KCS Special Meeting; (ii) the Merger Agreement is terminated by (A) either party as a result of the occurrence of the End Date prior to receipt of the KCS Stockholder Approval or due to the failure to obtain the KCS Stockholder Approval or (B) CP for KCS having breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement (as described above); and (iii) concurrently with or within 12 months after such termination, KCS consummates a Qualifying Transaction or enters into a definitive agreement providing for a Qualifying Transaction and later consummates such transaction.

CP has agreed to pay or cause to be paid a termination payment of U.S.$700.0 million to KCS, in consideration for KCS’s disposition of its contractual rights under the Merger Agreement, if:

•	the Merger Agreement is terminated by KCS prior to receipt of the CP Shareholder Approval because the CP Board has effected a Change of Recommendation; or

•

(i) after the date of the Merger Agreement, a Qualifying Transaction in respect of CP is publicly proposed or publicly disclosed prior to, and not publicly withdrawn at least two business days prior to the CP Special Meeting; (ii) the Merger Agreement is terminated by (A) either party for the Effective Time not occurring on or before the End Date prior to the receipt of the CP Shareholder Approval or due to the failure to obtain the CP Shareholder Approval or (B) KCS for CP or either Merger Sub having breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the Merger Agreement (as described above); and (iii) concurrently with or within 12 months after such termination CP consummates a Qualifying Transaction or enters into a definitive agreement providing for a Qualifying Transaction and later consummates such transaction.

CP has also agreed to pay or cause to be paid a termination payment of U.S.$1.0 billion to KCS if CP or KCS terminates the Merger Agreement in connection with (i) the Effective Time not occurring on or before the End Date as a result of an injunction or order entered or issued by a governmental entity under the Interstate Commerce Commission Termination Act of 1995, the Surface Transportation Board Reauthorization Act of 2015 or any other law relating to the regulation of the railroad industry (“Railroad Laws”), or Section 721, which continues to be in effect that prohibits or makes illegal the closing of the Transaction or the Voting Trust Transaction, and, in any such case, all of the other mutual conditions to the obligations of CP and KCS and all of the other conditions to the obligation of CP and Merger Subs to effect the Transaction have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the closing of the Transaction; provided, that such conditions were then capable of being satisfied if the closing of the Transaction had taken place) and no breach by KCS of its regulatory efforts obligations has contributed materially and substantially to the failure of such regulatory conditions to be satisfied or (ii) a final and non-appealable order of a governmental entity under any Railroad Law, or Section 721 prohibiting or making illegal the closing of the Transaction or the Voting Trust Transaction; provided, that the party seeking to terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in a manner that has been the primary cause of such order.

KCS has agreed to pay to CP the CN Termination Amount Refund if:

•	the Merger Agreement is terminated by KCS prior to receipt of the KCS Stockholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal in respect of KCS;

•

the Merger Agreement is terminated by CP because KCS has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a condition of CP’s and Merger Subs’ obligations or CP’s and KCS’s obligations and (B) cannot be cured by the End Date or, if curable, was not cured within 45 business days following CP’s delivery of written notice to KCS stating CP’s intention to terminate the Merger Agreement and the basis for such termination; or

•	the Merger Agreement is terminated by CP because, prior to receipt of the KCS Stockholder Approval, the KCS Board has effected a Change of Recommendation.

Any termination payment payable will be paid as proceeds in consideration for the disposition of the receiving party’s rights under the Merger Agreement. The CN Termination Amount Refund will not constitute a penalty, but will constitute a refund and return of amounts previously remitted or caused to be remitted by CP to KCS, and be payable as a consequence of the disposition of the rights of the recipient under the Merger Agreement. Subject to the exceptions and qualifications in the Merger Agreement, CP and KCS are required to gross-up any termination payment or the CN Termination Amount Refund payable by them for certain required tax withholdings or deductions.

Expenses

Except as set forth in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring or required to incur such expenses, except that all filing fees paid by any party in respect of any regulatory filing (including any filings under antitrust laws and/or in respect of consents and approvals listed in the disclosure schedules) will be borne by CP.

Modification, Amendment or Waiver

At any time prior to the Effective Time, whether before or after receipt of the CP Shareholder Approval and the KCS Stockholder Approval, any provision of the Merger Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by KCS, CP and each Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that (a) after receipt of the KCS Stockholder Approval, if any such amendment or waiver will by applicable law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of KCS, the effectiveness of such amendment or waiver will be subject to the approval of the stockholders of KCS and (b) after receipt of the CP Shareholder Approval, if any such amendment or waiver shall by applicable law or in accordance with the rules and regulations of the NYSE or the TSX require further approval of the shareholders of CP, the effectiveness of such amendment or waiver will be subject to the approval of the shareholders of CP. No failure or delay by any party in exercising any right under the Merger Agreement will operate as a waiver of its right nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement. The rights and remedies therein provided will be cumulative and not exclusive of any rights or remedies provided by law.

Specific Enforcement; Remedies

Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

In circumstances where CP is obligated to close the Transaction and the Transaction has not closed, CP and each Merger Sub expressly acknowledge and agree that KCS and its stockholders will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to enforce specifically CP’s and each Merger Sub’s obligations to close the Transaction.

Each party further agrees that no other party or any other person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in the specific performance section of the Merger Agreement, as summarized above, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Governing Law

The Merger Agreement is governed by the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

THE VOTING TRUST

The summary of certain terms of the Voting Trust below and elsewhere in this Management Proxy Circular is qualified in its entirety by reference to the full text of the form of Voting Trust Agreement, a copy of which is attached to this Management Proxy Circular as Exhibit A to “Appendix B – Merger Agreement”, which is incorporated by reference in this Management Proxy Circular. This summary does not purport to be complete and may not provide all of the information about the Voting Trust that might be important to you. You are urged to read the form of Voting Trust Agreement carefully and in its entirety because it is the legal document that governs the Transaction.

Under the Voting Trust Agreement, immediately following the Post-Closing Contributions, Merger Holdco will deposit or cause to be deposited with the Trustee the certificates of all of the outstanding shares of capital stock of the Second Surviving Corporation, creating an independent, irrevocable voting trust in respect of the Trust Stock. Upon depositing the Trust Stock, Merger Holdco will receive the Trust Certificate. In its capacity as trustee, the Trustee will be required to vote all Trust Stock as further described below. Although Merger Holdco will remain the beneficial owner of the Trust Stock, CP and Merger Holdco will be unable to exercise control over KCS while the Trust Stock is held by the Trustee.

The Voting Trust Agreement requires the Trustee to vote all Trust Stock in favour of any proposal or action necessary or desirable to effect, or consistent with the effectuation of, the transactions contemplated by the Merger Agreement, and, until the STB has issued a final order approving the Transaction and common control of KCS by CP, against any proposed merger, business combination or similar transaction involving KCS but not involving CP or one of its affiliates. On other matters (including the election or removal of directors), the Trustee generally will vote the Trust Stock in the Trustee’s sole discretion, unless Merger Holdco, as the holder of a Trust Certificate, with the prior written approval of the STB, directs the Trustee as to any such vote with respect to the Trust Stock represented by such Trust Certificate. Under the Voting Trust Agreement, the Trustee is generally prohibited from exercising the voting powers of the Trust Stock in any way that would create any dependence or intercorporate relationship between (i) CP or its affiliates, on the one hand, and (ii) KCS or its affiliates, on the other hand, and is also prohibited from selling, leasing, assigning, transferring, alienating, pledging, encumbering or hypothecating the Trust Stock and/or any major assets of KCS.

Pending the termination of the Voting Trust, the Trustee will pay to Merger Holdco, as registered holder of the Trust Certificates, all cash dividends and cash distributions on the Trust Stock. Under the Voting Trust Agreement, and notwithstanding the foregoing, CP may at any time cause Merger Holdco to sell or otherwise dispose of all or any part of the Trust Stock, subject to obtaining any necessary regulatory approvals. With respect to such sale or disposal proposed, the Voting Trust Agreement provides that the Trustee must take all actions reasonably requested by Merger Holdco (including, without limitation, exercising all voting rights in respect of the Trust Stock in favour of any proposal or action necessary or desirable to effect, or consistent with the effectuation of, such sale or disposition by Merger Holdco). The Voting Trust Agreement provides that, in the event the STB Final Approval is granted, or in the event that the law is amended to allow CP or its affiliates to acquire control of KCS without obtaining STB Final Approval or other governmental approval (and upon delivery of an opinion of independent counsel selected by the STB that no order of the STB or other governmental authority is required), the Trustee will transfer the Trust Stock to or upon the order of Merger Holdco, as registered holder of the Trust Certificates, and the Voting Trust shall terminate.

The Voting Trust Agreement provides that in the event that there has been an STB Denial, CP will use its reasonable best efforts to, directly or indirectly, (i) sell the Trust Stock to one or more Eligible Purchasers, or (ii) otherwise dispose of the Trust Stock, during a period of two years after such STB Denial or such extension of the two-year period as the STB may approve. Any such disposition will be subject to the jurisdiction of the STB to oversee CP’s direct or indirect divestiture of the Trust Stock. In connection with such an event, the Trustee would continue to perform its duties under the Voting Trust Agreement and, if CP fails to so sell or distribute the Trust Stock during such period, the Trustee will as soon as practicable sell the Trust Stock for cash to one or more Eligible Purchasers in such manner and for such price as the Trustee in its discretion deems reasonable after consultation with CP. For purposes of the Voting Trust Agreement, an “Eligible Purchaser” is a person or entity not affiliated with CP and that has all necessary regulatory authority, if any, to purchase the Trust Stock. CP must cooperate with the Trustee in so disposing of the Trust Stock and the Trustee must act in accordance with any direction made by CP as to any specific terms or method of disposition, to the extent not inconsistent with the requirements of the terms of any STB or court order. The proceeds of the sale or other disposition would be distributed to Merger Holdco (or, if applicable, one or more other wholly owned subsidiaries of CP), as registered holder(s) of the Trust Certificates.

The Voting Trust Agreement provides that the Trustee will receive reasonable and customary compensation for all services rendered under the Voting Trust Agreement and will be indemnified by CP.

Neither the Trustee nor any affiliate of the Trustee may have (i) any officers, or members of their respective boards or directors, in common with CP or any of its affiliates, or (ii) any direct or indirect business arrangements or dealings, financial or otherwise, with CP or any of its affiliates, other than dealings pertaining to establishment and carrying out of the trust. During the term of the trust, the Trustee will not own any stock or securities of CP or any of its affiliates; provided that, the Trustee may own interests in any independently managed diversified mutual fund that owns stock or securities of CP and/or any of its affiliates. Neither CP nor its affiliates may purchase the stock or securities of the Trustee or any affiliate of the Trustee.

Subject to applicable law and to the rules, regulations and practices of the STB, until the Voting Trust Agreement is executed, CP may amend the terms thereof in its sole discretion; provided that: (x) prior to the completion of the Post-Closing Contributions, as described in the Merger Agreement, the Voting Trust Agreement may not be modified or amended without the prior written consent of KCS unless such modification or amendment is not inconsistent with the Merger Agreement, is not adverse to KCS and its stockholders and would not reasonably be expected to have a material and adverse effect on receipt of the STB Voting Trust Approval; (y) the Voting Trust Agreement may not be modified or amended without the prior written consent of KCS if such modification or amendment would reasonably be expected to materially increase the liability exposure of the board of directors of the Second Surviving Corporation under applicable law; and (z) any modification to the Voting Trust Agreement would be submitted to the STB for review and approval and the STB would have authority to compel amendment of the Voting Trust Agreement or compliance by the Trustee with any divestiture order or other directive. Following the execution of the Voting Trust Agreement, the Voting Trust Agreement may only be modified or amended by agreement executed by the Trustee, CP, Merger Holdco and any other registered holder(s) of the Trust Certificates (a) under an order of the STB, (b) with the prior approval of the STB, (c) in order to comply with any order of the STB, or (d) upon receipt of an opinion of counsel satisfactory to the Trustee and the registered holder(s) of Trust Certificates that an order of the STB approving such modification or amendment is not required and that the amendment is authorized under the Merger Agreement and is consistent with the regulations of the STB regarding voting trusts.

On May 6, 2021, the STB issued a decision indicating that it had conducted a full review of the Voting Trust submitted to the STB Staff in March 2021 and granted approval for the use of the Voting Trust to close the Transaction, subject to the condition that the Voting Trust Agreement be modified to prohibit the Trustee from owning securities of CP or its affiliates during the existence of the Voting Trust. CP made the requisite modification. The Voting Trust Agreement proposed for use with the Transaction is unchanged from that modified in respect to the STB’s May 6, 2021 decision.

On September 15, 2021, CP and KCS filed with the STB an Amended Notice of Intent indicating that they had entered a new agreement providing for CP’s acquisition of KCS, that they would file an application seeking STB control approval on or shortly after October 20, 2021 and that CP intended to indirectly acquire the shares of KCS prior to receiving control approval via the use of a voting trust that was substantially identical to that reviewed and approved by the STB in its May 6, 2021 decision.

On September 30, 2021, the STB issued a decision confirming that the transaction described in the September 15 Amended Notice of Intent was the “same transaction” that had been noticed in March 2021 and that the STB’s May 6, 2021 approval for CP’s proposed use of a voting trust to acquire KCS applies to the voting trust proposed for use with the transaction agreed to on September 15, 2021.

For more information, see “The Transaction – Regulatory Approvals Required for the Transaction”.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On September 15, 2021, CP, Surviving Merger Sub and First Merger Sub entered into the Merger Agreement with KCS. Following the satisfaction or waiver of the conditions to CP’s and KCS’s obligations to effect the Transaction, including obtaining CP Shareholder Approval and KCS Stockholder Approval and certain other regulatory approvals, (1) First Merger Sub will merge with and into KCS with KCS surviving the First Merger as a wholly owned subsidiary of Surviving Merger Sub, and (2) immediately following the Effective Time, KCS will merge with and into Surviving Merger Sub with Surviving Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of CP. Immediately following the Second Merger and the Post-Closing Contributions, all of the outstanding shares of capital stock of Surviving Merger Sub, as successor to KCS, will be deposited by Merger Holdco into the Voting Trust subject to the Voting Trust Agreement, pending STB Final Approval.

Following the Transaction, once STB Final Approval and approval from other applicable regulatory authorities is obtained, CP (through its wholly owned subsidiary, Merger Holdco), would be permitted to acquire control of KCS, the Voting Trust would be terminated and CP (through Merger Holdco) would acquire control over KCS’s railroad operations (which we refer to, together with the Transaction, for purposes of the pro forma financial information (as defined below), as the “acquisition”). Following the acquisition, the combined entity will be named Canadian Pacific Kansas City Limited.

Under the Merger Agreement, CP has agreed to pay, on behalf of Surviving Merger Sub (i) holders of KCS common stock issued and outstanding as of immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) an amount per share equal to the Cash Consideration of U.S.$90 in cash, without interest, and the Share Consideration of 2.884 CP common shares and (ii) holders of KCS preferred stock issued and outstanding as of immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) an amount per share equal to the Preferred Merger Consideration of U.S.$37.50 in cash, without interest. The Total Purchase Consideration, including the Merger Consideration and Preferred Merger Consideration, to be paid in the Transaction by or on behalf of Surviving Merger Sub, and including the amounts remitted by and on behalf of CP in respect of the CN Agreement Termination Payment and CN Refund is estimated to be $35.3 billion, based on the CP common share price of U.S.$71.62 and the U.S. dollar to Canadian dollar exchange rate at October 14, 2021 of 1.2372. An increase (decrease) of 10% in the price of CP common shares would cause a $2,340 million increase (decrease) in the estimated value of the Merger Consideration, and correspondingly, in the estimated value of Goodwill and intangible assets. A five-cent increase/(decrease) in the Canadian dollar relative to the U.S. dollar would cause a $409 million increase/(decrease) in the estimated value of the cash consideration, and correspondingly, in the estimated value of Goodwill and intangible assets.

The following unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2020 and the nine months ended September 30, 2021 combine the historical consolidated statements of income of CP and KCS, after giving effect to the acquisition and other adjustments (as defined below) as if they had occurred on January 1, 2020. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 combines the historical consolidated balance sheets of CP and KCS, after giving effect to the acquisition and other adjustments as if they had occurred on September 30, 2021. We refer to these Unaudited Pro Forma Condensed Consolidated Statements of Income and Unaudited Pro Forma Condensed Consolidated Balance Sheet as the “pro forma financial information”.

Adjustments in the pro forma condensed consolidated financial information to align KCS’s income statement and balance sheet amounts to CP’s presentation, CP’s and KCS’s transaction and related financing costs incurred and expected to be incurred, and the associated income tax impacts of recognizing these costs are defined here as “other adjustments”. For the purposes of the pro forma financial information, all CP and KCS transaction and related financing costs incurred, or to be incurred, to effect the acquisition, have been included in other adjustments on the basis that all such costs are incurred to achieve the final acquisition as defined above.

The pro forma financial information has been prepared for illustrative and informational purposes only in accordance with Regulation S-X Article 11, “pro forma financial information” and applicable Canadian securities laws to illustrate the estimated effects of the acquisition and certain other related transactions and adjustments described below (collectively, “adjustments” or “transaction accounting adjustments”). The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what the combined company’s consolidated statement of income or consolidated balance sheet actually would have been had the acquisition and other adjustments been completed as of the dates indicated or will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of the combined company following the completion of the acquisition. The pro forma financial information does not include adjustments to reflect any potential revenue or operational synergies or cost savings that may be achievable in connection with the acquisition. The pro forma financial information does not reflect any divestitures or any other actions that may be required by regulatory or governmental authorities in connection with obtaining regulatory approvals and clearances for the Transaction.

The pro forma financial information has been prepared using the acquisition method of accounting under U.S. GAAP, with CP being the accounting acquirer in the acquisition. The pro forma adjustments are preliminary and will be different from the adjustments based on final acquisition accounting when completed, and the differences could be material.

Following the Closing Date, and until STB Final Approval is obtained and CP (through Merger Holdco) acquires control of KCS, CP expects to account for its 100% indirect equity ownership investment in KCS using the equity method of accounting. The pro forma financial information has been prepared on the assumption that CP (through Merger Holdco) has assumed control of KCS as the ultimate outcome of the acquisition will be a business combination of CP and KCS.

The pro forma financial information reflects pro forma adjustments CP believes are necessary to present fairly the combined company’s pro forma results of income and financial position following the completion of the acquisition as of and for the periods indicated. The pro forma adjustments are based on currently available information and assumptions CP believes are, under the circumstances and given the information available at this time, reasonable, directly attributable to the acquisition, and reflective of adjustments necessary to report the combined company’s financial condition and results of operations as if CP completed the acquisition.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Pro forma condensed consolidated balance sheet (unaudited) as at September 30, 2021

(in millions of Canadian dollars)	Historical Canadian Pacific Railway Limited	Adjusted Historical Kansas City Southern (note 3)	Transaction Accounting Adjustments	Notes	Consolidated
Assets
Current assets:
Cash and cash equivalents	$210	$599	$—		$809
Restricted cash and cash equivalents	13	—	—		13
Accounts receivable, net	811	341	—		1,152
Materials and supplies	227	164	—		391
Other current assets	190	71	—		261

	1,451	1,175	—		2,626

Investments	205	70	—		275
Properties	21,007	11,694	—		32,701
Goodwill and intangible assets	372	—	30,349	4(f)	30,721
Pension asset	1,232	—	—		1,232
Other assets	405	406	88	5(a)	881
			(18)	4(c)
Payment to Kansas City Southern	1,773	—	(1,773)	4(i)	—
Operating lease right-of-use asset	—	88	(88)	5(a)	—

Total assets	$26,445	$13,433	$28,558		$68,436

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,744	$1,614	$(1,142)	4(i)/5(c)	$2,488
			16	5(f)
			38	5(b)
			149	4(d)/5(b)
			69	5(f)
Bridge facility	—	—	10,516	5(c)	10,516
Long-term debt maturing within one year	1,932	11	—		1,943

	3,676	1,625	9,646		14,947
Pension and other benefit liabilities	825	—	23	5(a)	848
Other long-term liabilities	522	192	58	5(a)	776
			27	5(f)
			(23)	5(a)
Long-term debt	8,036	4,804	671	4(e)	13,511
Deferred income taxes	3,918	1,361	46	4(h)	5,325
Long-term operating lease liabilities	—	58	(58)	5(a)	—

Total liabilities	16,977	8,040	10,390		35,407

Shareholders’ equity:
Share capital	2,008	8	23,251	4(a)	25,259
			(8)	4(g)
Additional paid-in capital	68	1,177	(1,177)	4(g)	68
Accumulated other comprehensive (loss) income	(2,643)	58	(58)	4(g)	(2,643)
Retained earnings	10,035	3,733	(3,733)	4(g)	9,928
			(38)	5(b)
			(69)	5(f)

	9,468	4,976	18,168		32,612
Non controlling interest	—	417	—	4(b)	417

Total equity	9,468	5,393	18,168		33,029

Total liabilities and equity	$26,445	$13,433	$28,558		$68,436

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Pro forma condensed consolidated statement of income (unaudited)

For the nine months ended September 30, 2021

(in millions of Canadian dollars, except per share data)	Historical Canadian Pacific Railway Limited	Adjusted Historical Kansas City Southern (note 3)	Transaction Accounting Adjustments	Notes		Consolidated
Revenues	$5,955	$2,752	$—	5	(a)	$8,707

Operating expenses:
Compensation and benefits	1,165	490	7	5	(f)	1,662
Fuel	623	285	—			908
Materials	164	—	105	5	(a)	269
Materials and other	—	289	(289)	5	(a)	—
Equipment rents	92	81	—			173
Depreciation and amortization	605	343	—	5	(e)	948
Purchased services and other	932	201	184	5	(a)	1,170
			(147)	5	(b)
Merger costs	—	972	(972)	5	(b)	—

Total operating expenses	3,581	2,661	(1,112)			5,130

Operating income	2,374	91	1,112			3,577
Less:
Other expense (income)	253	(1)	1	5	(a)	(59)
			(17)	5	(a)
			(295)	5	(b)
Merger termination fee	(845)	—	845	5	(b)	—
Other components of net periodic benefit recovery	(286)	—	—			(286)
Net interest expense	315	147	326	5	(c)	788
Equity in net earnings of affiliates	—	(17)	17	5	(a)	—
Foreign exchange loss	—	1	(1)	5	(a)	—

	(563)	130	876			443

Income (loss) before income tax expense	2,937	(39)	236			3,134
Less: Income tax expense	617	46	138	5	(d)	801

Net income (loss)	$2,320	$(85)	$98			$2,333
Less: Net income attributable to non controlling interest	—	2	—			2

Net income (loss) attributable to controlling shareholders	$2,320	$(87)	$98			$2,331

Earnings per share:
Basic	$3.48			6		$2.51
Diluted	$3.46			6		$2.50

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Pro forma condensed consolidated statement of income (unaudited)

For the year ended December 31, 2020

(in millions of Canadian dollars, except per share data)	Historical Canadian Pacific Railway Limited	Adjusted Historical Kansas City Southern (note 3)	Transaction Accounting Adjustments	Notes		Consolidated
Revenues	$7,710	$3,532	$—	5	(a)	$11,242

Operating expenses:
Compensation and benefits	1,560	639	13	5	(a)	2,328
			116	5	(f)
Fuel	652	295	—			947
Materials	216	—	124	5	(a)	340
Materials and other	—	350	(350)	5	(a)	—
Equipment rents	142	115	10	5	(a)	267
Depreciation and amortization	779	480	—	5	(e)	1,259
Purchased services and other	1,050	266	181	5	(b)	1,984
			243	5	(b)
			18	5	(a)
			226	5	(a)
Write-off of software development costs	—	18	(18)	5	(a)	—
Restructuring charges	—	23	(23)	5	(a)	—

Total operating expenses	4,399	2,186	540			7,125

Operating income	3,311	1,346	(540)			4,117
Less:
Other (income) expense	(7)	(3)	40	5	(a)	382
			2	5	(a)
			51	5	(c)
			299	5	(b)
Merger termination fee	—	—	(845)	5	(b)	(845)
Other components of net periodic benefit recovery	(342)	—	—			(342)
Net interest expense	458	202	432	5	(c)	1,092
Equity in net losses of affiliates	—	2	(2)	5	(a)	—
Foreign exchange loss	—	40	(40)	5	(a)	—

	109	241	(63)			287

Income before income tax expense	3,202	1,105	(477)			3,830
Less: Income tax expense	758	274	(113)	5	(d)	919

Net income	$2,444	$831	$(364)			$2,911
Less: Net income attributable to non controlling interest	—	3	—			3

Net income attributable to controlling shareholders	$2,444	$828	$(364)			$2,908

Earnings per share:
Basic	$3.61			6		$3.09

Diluted	$3.59			6		$3.09

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

CANADIAN PACIFIC KANSAS CITY LIMITED

(currently Canadian Pacific Railway Limited)

Notes to Pro Forma Condensed Consolidated Financial Information (unaudited)

As at and for the nine months ended September 30, 2021 and for the year ended December 31, 2020

1.	Basis of presentation:

On September 15, 2021, CP, Surviving Merger Sub and First Merger Sub entered into the Merger Agreement with KCS. Following the satisfaction or waiver of the conditions to CP’s and KCS’s obligations to effect the Transaction, including obtaining the CP Shareholder Approval and KCS Stockholder Approval and certain other regulatory approvals, (1) First Merger Sub will merge with and into KCS with KCS surviving the First Merger as a wholly owned subsidiary of Surviving Merger Sub, and (2) immediately following the Effective Time, KCS will merge with and into Surviving Merger Sub with Surviving Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of CP. Immediately following the Second Merger and the Post-Closing Contributions, all of the outstanding shares of capital stock of Surviving Merger Sub, as successor to KCS, will be deposited by Merger Holdco into the Voting Trust subject to the Voting Trust Agreement, pending STB Final Approval. Following the Transaction, and once STB Final Approval and approval from other applicable regulatory authorities is obtained, CP (through its wholly owned subsidiary, Merger Holdco), would be permitted to acquire control of KCS. The Voting Trust would be terminated and CP (through Merger Holdco) would then acquire control over KCS’s railroad operations. Following the acquisition, the combined entity will be named Canadian Pacific Kansas City Limited.

Under the Merger Agreement, CP has agreed to pay, on behalf of Surviving Merger Sub (i) holders of KCS common stock issued and outstanding as of immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) an amount per share equal to the Cash Consideration of U.S.$90.00 in cash, without interest, and the Share Consideration of 2.884 CP common shares and (ii) holders of KCS preferred stock issued and outstanding as of immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) an amount per share equal to U.S.$37.50 in cash, without interest. The Total Purchase Consideration to be paid in the Transaction is estimated to be $35.3 billion, based on the CP common share price of U.S.$71.62 and the U.S. dollar to Canadian dollar exchange rate at October 14, 2021 of 1.2372. An increase (decrease) of 10% in the price of CP common shares would cause a $2,340 million increase (decrease) in the estimated value of the total consideration, and correspondingly, in the estimated value of Goodwill and intangible assets. A five-cent increase (decrease) in the Canadian dollar relative to the U.S. dollar would cause a $409 million increase (decrease) in the estimated value of the cash consideration, and correspondingly, in the estimated value of Goodwill and intangible assets.

Under the Merger Agreement, at the Effective Time, (1) each option to purchase shares of KCS common stock, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will, at the Effective Time, become fully vested and be converted into the right to receive an amount in cash equal to (i) the excess, if any, of (a) the Merger Consideration value over (b) the exercise price per share of KCS common stock of such option multiplied by (ii) the total number of shares of KCS common stock subject to such option as of immediately prior to the Effective Time, less applicable tax withholding (if any) with respect to the payment of such cash; (2) each award of shares of KCS common stock granted subject to any vesting, forfeiture or other lapse restrictions that is outstanding as of immediately prior to the Effective Time and was granted prior to March 21, 2021, will, at the Effective Time, be converted into the right to receive (i) the Merger Consideration in respect of each share of KCS common stock subject to such KCS Restricted Share Award as of immediately prior to the Effective Time and (ii) the accrued but unpaid cash dividends corresponding to each share of KCS common stock subject to such KCS Restricted Share Award, less applicable tax withholding (if any) with respect to the payment of such Merger Consideration or cash; (3) each award of shares of KCS common stock granted subject to any vesting, forfeiture or other lapse restrictions that is outstanding as of immediately prior to the Effective Time and was granted on or after March 21, 2021, will, at the Effective Time, be converted into an award that entitles the holder to receive (i) an amount in cash equal to the Merger Consideration value in respect of each share of KCS common stock subject to such KCS Restricted Share Award and (ii) the accrued but unpaid cash dividends corresponding to each share of KCS common stock subject to such KCS Restricted Share Award (where each such cash-based award described in this clause (3) will have the same terms and conditions (including vesting terms and conditions) as applied to the corresponding KCS Restricted Share Award, except that such award will vest in full upon a qualifying termination); and (4) each award of performance shares that corresponds to shares of KCS common stock that is outstanding as of immediately prior to the Effective Time will, at the Effective Time, be converted into an award that entitles the holder thereof, upon vesting, to receive an amount in cash equal to the Merger Consideration value in respect of each share of KCS common stock subject to such KCS Performance Share Award, with the number of shares of KCS common stock subject to each such award equal to 200% of the target number of shares of KCS common stock covered by each such award as of immediately prior to the Effective Time.

CP and CPRC have arranged a commitment for a Bridge Facility on the terms set out in the debt commitment letters that, if needed, will be available to CPRC, through Surviving Merger Sub, to fund the Cash Consideration payable to the KCS stockholders. The floating interest rate on the Bridge Facility is assumed to be 4.5% and, if drawn, the facility will mature 364 days post closing of the Transaction. CP anticipates CPRC issuing a series of term notes with varying maturity dates that ultimately will be used to fund the Cash Consideration.

The Unaudited Pro Forma Condensed Consolidated Financial Information (the “pro forma financial information”) has been prepared for inclusion in this Management Proxy Circular with respect to the Transaction.

The pro forma financial information has been prepared from:

•	The Interim Consolidated Financial Statements of CP as at and for the nine months ended September 30, 2021;

•

The Interim Consolidated Financial Statements of KCS as at and for the nine months ended September 30, 2021 included in KCS‘s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021;

•	The Consolidated Financial Statements of CP as at and for the year ended December 31, 2020 as included in CP’s Annual Report on Form 10-K for the year ended December 31, 2020; and

•	The Consolidated Financial Statements of KCS as at and for the year ended December 31, 2020 as included in KCS’s Annual Report on Form 10-K for the year ended December 31, 2020.

Upon the closing, and only for the period that the outstanding shares of the capital stock of the Second Surviving Corporation (as successor to KCS) are held in the Voting Trust, CP will account for its 100% indirect equity ownership of the Second Surviving Corporation using the equity method of accounting. Once the STB has completed its review of the Transaction and approved CP’s acquisition of control of KCS, CP will consolidate KCS prospectively and CP will remeasure the equity method investment to fair value immediately before KCS is consolidated, with any resulting gain or loss recognized in net income. As the ultimate outcome of the Transaction, assuming receipt of STB Final Approval, will be a business combination, the unaudited pro forma financial information presented in this Management Proxy Circular has been prepared on the basis of a business combination beginning at the assumed Effective Time of the Transaction.

The pro forma financial information includes all adjustments necessary to be consistent with U.S. GAAP and in accordance with Regulation S-X Article 11. The Unaudited Pro Forma Condensed Consolidated Balance Sheet (the “pro forma balance sheet”) gives effect to the acquisition as if it had occurred on September 30, 2021. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2021 and the year ended December 31, 2020 (collectively, the “pro forma statements of income”) give effect to the acquisition as if it occurred on January 1, 2020. The pro forma financial information does not include adjustments to reflect any potential revenue or operational synergies or cost savings that may be achievable in connection with the Transaction contemplated therein.

The pro forma financial information may not be indicative of the results that actually would have occurred if the events reflected therein had been in effect on the dates indicated or of the results that may be obtained in the future. The pro forma financial information should be read in conjunction with the consolidated financial statements of CP and KCS referred to above.

2.	Principles of consolidation:

The pro forma financial information has been prepared on the basis that CP will account for the acquisition as a purchase of KCS using the acquisition method pursuant to Accounting Standards Codification 805 “Business Combinations” (“ASC 805”). Under the acquisition method, assets and liabilities of KCS are recorded at their fair value on the date of the acquisition and the total consideration is allocated to the tangible and intangible assets acquired and liabilities assumed.

The adjustments to the pro forma financial information are preliminary and have been made solely for the purpose of presenting the pro forma financial information, which are necessary to comply with applicable disclosure and reporting requirements. The allocation of the estimated consideration is pending finalization of various estimates, inputs and analyses. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the purchase of KCS, the actual amounts eventually recorded for the purchase accounting, including the identifiable intangibles and goodwill, may differ materially from the information presented. Refer to note 4.

3. Presentation currency:

CP’s consolidated financial statements are presented in Canadian dollars whilst the consolidated financial statements of KCS are presented in U.S. dollars. For purposes of the pro forma financial information, the balance sheet of KCS has been translated to Canadian dollars at the September 30, 2021 foreign exchange rate and the statements of income for the year ended December 31, 2020 and the nine months ended September 30, 2021 have been translated to Canadian dollars at the average foreign exchange rates for the respective periods.

A summary of the translation of KCS’s financial statements is as follows:

Balance Sheet

As at September 30, 2021

(in millions)	Historical Kansas City Southern as reported in U.S. dollars	Adjusted Historical Kansas City Southern in Canadian dollars translated at 1.2741
Cash and cash equivalents	$470	$599
Accounts receivable, net	267	341
Materials and supplies	129	164
Other current assets	56	71
Investments	55	70
Properties	9,178	11,694
Other assets	319	406
Operating lease right-of-use assets	69	88
Accounts payable and accrued liabilities	1,266	1,614
Long-term debt maturing within one year	9	11
Other long-term liabilities	151	192
Long-term debt	3,770	4,804
Deferred income taxes	1,068	1,361
Long-term operating lease liabilities	46	58
Share capital	6	8
Additional paid-in capital	924	1,177
Accumulated other comprehensive income	45	58
Retained earnings	2,930	3,733
Non controlling interest	328	417

Statements of (loss) income

Nine months ended September 30, 2021

(in millions)	Historical Kansas City Southern as reported in U.S. dollars	Adjusted Historical Kansas City Southern in Canadian dollars translated at 1.2513
Revenues	$2,200	$2,752
Operating expenses:
Compensation and benefits	391	490
Fuel	228	285
Materials and other	231	289
Equipment rents	65	81
Depreciation and amortization	274	343
Purchased services and other	161	201
Merger costs	776	972

Total operating expenses	2,126	2,661

Operating income	74	91
Other income	(1)	(1)
Net interest expense	117	147
Equity in net earnings of affiliates	(13)	(17)
Foreign exchange loss	1	1

	104	130

Loss before income tax	(30)	(39)
Income tax expense	37	46

Net loss	(67)	(85)

Less: Net income attributable to non controlling interest	2	2

Net loss attributable to controlling shareholders	$(69)	$(87)

Statements of (loss) income

Year ended December 31, 2020

(in millions)	Historical Kansas City Southern as reported in U.S. dollars	Adjusted Historical Kansas City Southern in Canadian dollars translated at 1.3415
Revenues	$2,633	$3,532
Operating expenses:
Compensation and benefits	476	639
Fuel	220	295
Materials and other	261	350
Equipment rents	86	115
Depreciation and amortization	358	480
Purchased services and other	198	266
Write-off of software development costs	14	18
Restructuring charges	17	23

Total operating expenses	1,630	2,186

Operating income	1,003	1,346
Other income	(2)	(3)
Net Interest expense	151	202
Equity in net losses of affiliates	1	2
Foreign exchange loss	30	40

	180	241

Income before income tax expense	823	1,105
Income tax expense	204	274

Net income	619	831

Less: Net income attributable to non controlling interest	2	3

Net income attributable to controlling shareholders	$617	$828

4.	Preliminary purchase price calculation:

The acquisition described in Note 1 “Basis of Presentation” of this pro forma financial information is anticipated to result in the following estimated purchase price allocation:

(in millions of Canadian dollars)
Consideration
(i) Common shares issued	$23,201
(ii) Cash on common stock	10,109
(iii) Cash on preferred stock	10
(iv) Cash paid for CN Agreement Termination Payment and CN Refund (see note 4(i))	1,773
(v) Settlement of stock based compensation in cash	147
(v) Settlement of stock based compensation in shares	50
(v) Pre-Transaction compensation for performance share awards	43

Total consideration	$35,333

(vi) Estimated fair value of non controlling interest	417

Total	$35,750

(i)

Based on the closing price of CP common shares as at October 14, 2021 multiplied by the number of shares of KCS common stock outstanding excluding restricted share awards multiplied by the exchange ratio of 2.884 and multiplied by the foreign exchange rate (see note 4(a)).

(ii)

Represents the Cash Consideration of U.S.$90 paid for each share of KCS common stock outstanding excluding restricted share awards as at September 30, 2021 multiplied by the foreign exchange rate as at October 14, 2021.

(iii)	Represents the Cash Consideration of U.S.$37.50 paid for each share of KCS preferred stock outstanding as at September 30, 2021 multiplied by the foreign exchange rate as at October 14, 2021.
(iv)	Consideration paid by and on behalf of CP of U.S.$1,400 million ($1,773 million) in connection with the CN Agreement Termination Payment and CN Refund (see note 4(i)).
(v)	As part of the Transaction the outstanding KCS Equity Awards are settled in cash and stock (see notes 4(a) and 5(f)).
(vi)	Refer to 4(b) for a description of the non controlling interest.

Fair value of the assets acquired and liabilities assumed

(in millions of Canadian dollars)	Adjusted Historical Kansas City Southern (note 3)	Fair Value Adjustments	Notes	Estimated Fair Value
Cash and cash equivalents	$599	$—	—	$599
Accounts receivable, net	341	—	—	341
Materials and supplies	164	—	—	164
Other current assets	71	—	—	71
Investments	70	—	—	70
Properties	11,694	—	—	11,694
Goodwill and intangible assets	—	30,349	4(f)	30,349
Other assets	494	(18)	4(c)	476
Accounts payable and accrued liabilities	(1,614)	743	4(d)/4(i)	(871)
Long-term debt maturing within one year	(11)	—	—	(11)
Other long-term liabilities	(192)	—	—	(192)
Long-term debt	(4,804)	(671)	4(e)	(5,475)
Deferred income taxes	(1,361)	(46)	4(h)	(1,407)
Long-term operating lease liabilities	(58)	—	—	(58)

Total identifiable net assets	$5,393	$30,357		$35,750

Under the acquisition method, the acquired assets and liabilities assumed are measured at their estimated fair value at the date of acquisition with the exception of income tax, operating lease liabilities and right-of-use assets.

The purchase price allocation is preliminary and will change as a result of several factors, including:

i.	Finalization of the fair value measurement of assets acquired and liabilities assumed;

ii.	Changes in the Canadian—U.S. dollar and Mexican peso—U.S. dollar foreign exchange rates;

iii.	Actual number of shares of KCS common stock and KCS preferred stock issued and outstanding as of immediately prior to the closing of the Transaction;

iv.	The price of CP common shares at the Closing Date;

v.	Actual amounts paid to settle the outstanding KCS Equity Awards;

vi.	Actual transaction costs incurred by KCS; and

vii.	The remeasurement of the equity method investment in KCS that is held in the Voting Trust prior to the Control Date, which remeasurement will occur immediately before CP acquires control of KCS.

a)	Consideration

The value of the CP common shares to be issued in the Transaction of approximately U.S.$71.62 per share is based on the closing price of CP common shares as of October 14, 2021, with such date being a date reasonably in proximity to the date of preparation of the pro forma financial information. The final purchase price equation will be based on the closing price of CP common shares on the date the Transaction is completed.

The number of issued and outstanding shares of KCS common stock was based on the shares outstanding at September 30, 2021 being 90,789,609 shares of KCS common stock and 214,542 shares of KCS preferred stock.

As part of the Transaction, the outstanding KCS Equity Awards are settled in cash and stock. The preliminary purchase price equation is based on an estimated payment to holders of the KCS Equity Awards of approximately $240 million, net of the proceeds on the exercise of KCS stock options (note 1).

An increase (decrease) of 10% in the price of CP common shares would cause a $2,340 million increase (decrease) in the estimated value of the total consideration, and correspondingly, in the estimated value of Goodwill and intangible assets. A five-cent increase (decrease) in the Canadian dollar relative to the U.S. dollar would cause a $409 million increase (decrease) in the estimated value of the cash consideration, and correspondingly, in the estimated value of Goodwill and intangible assets.

b)	Fair value of non controlling interest

As of the date of this Management Proxy Circular, the fair value of the interest held by others in Meridian Speedway LLC cannot be reasonably estimated and has been currently reflected at the carrying amount. When CP has finalized its determination of the fair value of the non controlling interest, the value ultimately determined could be materially different, with a corresponding impact on the amount of Goodwill and intangible assets.

c)	Other assets

The value of the right of use assets, which is included in this financial statement caption, is reduced by $1 million to equal the remaining lease liability relating to these assets, in accordance with the requirements of ASC 805. In addition, goodwill included in the accounts of KCS of $17 million, which is reported in this caption, is eliminated.

d)	KCS transaction costs

Estimated transaction costs of $149 million expected to be incurred by KCS have been added to Accounts payable and accrued liabilities. The estimated transaction costs are preliminary and may change.

e)	Long-term debt

The change in value of Long-term debt reflects the adjustment to record the debt at its estimated fair value.

f)	Goodwill and intangible assets

At the date of preparation of this pro forma financial information, certain fair value adjustments have been made as identified above; however, the fair values of KCS’s identifiable assets and liabilities assumed and the impact of applying acquisition accounting have not been fully determined. After reflecting the fair value adjustments made herein, the excess of the total consideration over the recognized amounts has been presented in Goodwill and intangible assets at $30,349 million. Once detailed valuations and related calculations are completed, a material portion of this amount could be attributable to Properties, Goodwill and intangible assets, Other assets, Other long- term liabilities, and the related Deferred income tax balances.

g)	Historical shareholders’ equity

The historical shareholders’ equity will be eliminated as part of the acquisition.

h)	Income taxes

The adjustment to income tax relates to the deferred tax impact of the pro forma adjustments to the balance sheet as a result of the preliminary purchase price calculation. The adjustment to income tax is calculated at an estimated effective rate of approximately 21% for 2021, and mainly relates to the fair value adjustment for long-term debt (see note 4(e)) and the elimination of the tax impact of the CN Agreement Termination Payment (see note 4(i)).

i)	Termination payments and reimbursements

The CN Agreement Termination Payment and CN Refund paid by CP to KCS in respect of KCS’s termination payments to CN (or an affiliate of CN) totaling U.S.$1,400 million ($1,773 million) have been reflected as part of the consideration paid to acquire KCS (the “CN termination payments”).

Included in accounts payable and accrued liabilities of KCS is U.S.$700 million ($892 million) related to these payments. This amount is not reflected in the liabilities assumed in the acquisition as it has been reflected as a cost of the acquisition.

5.	Other transaction accounting adjustments:

Explanations of the other transaction accounting adjustments to the pro forma financial information are as follows:

a)	Reclassification adjustments

Certain reclassification adjustments have been made to the pro forma financial information to make the presentation conform to the presentation adopted by CP. At this time, CP is not aware of any material differences in accounting policies that would have a material impact on the pro forma financial information. Following the acquisition, CP will conduct a review of KCS’s accounting policies in an effort to determine if there are any additional material differences that require reclassification of KCS’s revenues, expenses, assets or liabilities to conform to CP’s accounting policies and classifications. As a result of that review, CP may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial information.

The following reclassification adjustments have been made in the pro forma financial information:

Pro forma balance sheet

•	Revised presentation of KCS operating lease right-of-use asset and the related lease liability to classify the amounts into the financial statement captions used by CP.

•	Reclassified a portion of KCS’s “Other long-term liabilities” to Pension and other benefits liabilities to classify the amounts into the financial statement captions used by CP.

Pro forma statements of income

•	CP has aggregated its revenue into a single financial statement caption for purpose of the condensed presentation used in the pro forma statements of income.

•	CP includes foreign exchange (gain) loss in the financial statement caption titled other (income) expense. The foreign exchange (gain) loss incurred by KCS has been reclassified into this caption.

•

CP includes equity in net (earnings) losses from affiliates in the financial statement caption titled other (income) expense. KCS’s equity in net (earnings) losses from affiliates has been reclassified into this caption.

•

CP does not include impairment or the write-off of software costs as a separate financial statement caption in the income statement. The write-off of software development costs incurred by KCS has been reclassified into Purchased services and other expenses.

•

CP does not present restructuring costs on a separate financial statement caption in the income statement. The lease-related restructuring costs incurred by KCS have been reclassified into Equipment rents and the compensation-related restructuring costs have been reclassified into Compensation and benefits.

•	CP does not present a financial statement caption representing materials and other and amounts classified in this caption by KCS have been reclassified into Materials and Purchased services and other.

b)	Transaction costs

At September 30, 2021, $147 million of transaction costs were recognized in Purchased services and other by CP and its affiliates and $96 million were recognized as Merger costs by KCS. These have subsequently been removed from the pro forma statement of income for the nine months ended September 30, 2021 and the amount of transaction costs incurred and expected to be incurred by CP and its affiliates of $181 million and by KCS of $243 million, throughout the various stages of the acquisition, have been recognized in the pro forma statement of income for the year ended December 31, 2020 in Purchased services and other. This is to reflect the acquisition as if it occurred on January 1, 2020.

CP’s Other expense (income) financial statement caption for the nine months ended September 30, 2021 includes $295 million of which $248 million related to changes in the fair value on foreign exchange forward contracts, bond locks and forward starting floating-to-fix interest rate swaps associated with the anticipated acquisition of KCS and $47 million related to bridge financing fees associated with the anticipated funding of KCS. This amount and the associated deferred tax impact, have been removed from the statement of income for the nine months ended September 30, 2021 and reflected in 2020 along with additional amounts of $4 million expected to be incurred by CP, as the pro forma statements of income reflect the acquisition as if it occurred on January 1, 2020.

Additionally, the pro forma balance sheet as at September 30, 2021 has been adjusted to include transaction costs expected to be incurred as at that date of $38 million by CP and $149 million by KCS, as discussed above.

Included in KCS’s Merger costs for the nine month period ended September 30, 2021, is the $876 million (U.S.$700 million) CN Agreement Termination Payment made to CN. This amount has been eliminated from the pro forma statement of income for the nine months ended September 30, 2021.

In the nine months ended September 30, 2021, CP recorded a non-recurring, merger termination payment of $845 million (U.S.$700 million) received in relation to the termination of the First Merger agreement with KCS (i.e., the CP termination payment). This merger termination payment, along with the associated current tax impact, has been removed from the pro forma statement of income for the nine months ended September 30, 2021 and has been reflected in the pro forma statement of income for the year ended December 31, 2020 as the pro forma statements of income reflect the acquisition as if it occurred on January 1, 2020.

The CN termination payments have been included as a cost of the acquisition (note 4 (i)).

The estimated transaction costs and tax deductibility are preliminary, may change and are non-recurring adjustments.

c)	Debt and finance expenses

Part of the consideration associated with the acquisition of KCS is the CN termination payments of U.S.$1,400 million (approximately $1,773 million based on the US to Canadian dollar exchange rate as of the date that the termination payments were made). A portion of the termination payments totalling U.S.$400 million ($506 million) were funded by existing cash resources with the remaining balance of

U.S.$1,000 million ($1,267 million) funded by short-term borrowings including commercial paper and a short-term loan facility that was established by CPRC and CP. The average cost of such short-term borrowings is approximately 1%. Interest costs related to these facilities has been included in the pro forma statements of income based on the assumption that CPRC and CP will continue to finance a portion of the CN termination payments through its short-term borrowing facilities. Interest expense includes $9 million and $13 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, associated with these borrowings.

CP and CPRC have arranged a commitment for a Bridge Facility in an aggregate principal amount of U.S.$8.5 billion on the terms set out in the debt commitment letters that, if needed, will be available to CPRC, through Surviving Merger Sub, to fund the Cash Consideration payable to the KCS stockholders for the preferred stock and the common stock, the cash settlement for the stock based compensation awards and approximately $250 million of transaction costs associated with the Transaction. The pro forma balance sheet includes an amount of $10,516 million assumed to be borrowed under this facility for these purposes. The floating interest rate on the Bridge Facility is assumed to be 4.5% and if drawn, the facility will mature 364 days after closing of the Transaction. Interest costs related to this facility have been included in the pro forma statements of income based on the assumption that CPRC and CP will continue to finance the remaining Cash Consideration through the Bridge Facility for its full term. Net interest expense includes $355 million and $473 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, associated with these borrowings.

Bridge facility fees expensed through Other (income) and expense associated with the Bridge Facility for the nine months ended September 30, 2021 of $47 million have been removed in the pro forma statement of income for the nine months ended September 30, 2021 and the expected total expense of $51 million has been recorded as an Other (income) expense in the pro forma statement of income for the year ended December 31, 2020.

CP anticipates CPRC issuing a series of term notes with varying maturity dates that ultimately will be used, by Surviving Merger Sub, to fund the Cash Consideration. It is currently expected that term notes will be issued prior to consummating the Transaction such that the Bridge Facility will not be drawn. The impact of a 220 basis point (2.2%) increase (decrease) in the rate of borrowing, relating to funds drawn under the Bridge Facility, would increase (decrease) interest expense by approximately $231 million per annum.

The debt assumed upon the acquisition of KCS is recorded in the purchase equation at fair value. The change in fair value is amortized into Net interest expense over the remaining term of the underlying debt instrument using the effective interest rate method. As a result, adjustments of $38 million and $54 million have been recorded as a reduction of Net interest expense in the pro forma statements of income for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

Upon the closing of the Transaction, it is presumed that CP has designated all incremental U.S. dollar-denominated borrowings as a foreign currency hedge of its net investment in foreign operations. Accordingly, foreign exchange gains and losses, from the dates of designation, on the translation of the U.S. dollar-denominated borrowings would be included in Other comprehensive income (loss).

d)	Income taxes

The adjustment to income tax relates to the deferred tax impact of certain pro forma adjustments to the statement of income calculated at a KCS statutory rate of 21% for 2020 and 2021 for KCS related adjustments and a CP statutory rate of 26% for 2020 and 2021 for CP related adjustments. The tax treatment of the pro forma adjustments is preliminary and may change.

e)	Depreciation and amortization expense

The excess of the Total Purchase Consideration over the recognized amounts of net assets has been presented as Goodwill and intangible assets in the pro forma balance sheet. No depreciation or amortization has been recorded in relation to this amount and the determination of the amount that will be associated with depreciable and amortizable assets is not yet known. For every $1 billion recorded as depreciable and amortizable assets, CP’s annual depreciation and amortization expense would increase by $30 million, assuming a 3% depreciation and amortization rate. The depreciation and amortization rate of 3% approximates CP’s estimated annual rate of depreciation and amortization. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” on page 1.

f)	Post-Transaction compensation adjustments

The pro forma statement of income includes various adjustments to Compensation and benefits expense as summarized in the table noted below.

(in millions of Canadian dollars)	Nine months ended September 30, 2021	Year ended December 31, 2020
Share-based compensation (i)	$6	$34
Cash-based retention payments (ii)	—	67
Share-based retention payments (iii)	1	4
Other (iv)	—	11

Total	$7	$116

Amounts related to cash-based retention payments, share-based retention payments and other payments, of $69 million are shown as an increase to Accounts payable and accrued liabilities on the pro forma balance sheet.

i) Share-based compensation

The vesting of certain share-based compensation arrangements of KCS are accelerated upon occurrence of the Transaction. Share-based arrangements that vest upon the closing of the Transaction are reflected as part of the Transaction’s purchase price (note 4).

Unvested KCS Performance Share Awards will be converted into a cash-based award that entitles the holder thereof, upon vesting at the end of the three-year requisite service period, to receive an amount in cash equal to the Merger Consideration value for each performance share award held multiplied by a performance factor of 200%. The fair value of the KCS’s performance share awards attributable to pre-Transaction service that will be assumed by CP as at the Closing Date is estimated at $43 million, and forms part of the consideration paid by CP to acquire KCS. This amount is included within Accounts payable and accrued liabilities and in Other long-term liabilities on the pro forma balance sheet. The compensation cost attributed to post-Transaction services resulted in an adjustment to Compensation and benefits expense of $6 million and $34 million reflected in the pro forma statements of income for the nine months ended September 30, 2021 and for the year ended December 31, 2020, respectively.

ii) Cash-based retention payments

KCS has established a cash-based retention program for KCS employees. Each award granted pursuant to the retention program will vest and become payable in two installments: (1) 25% on the earlier of (a) the date on which the Closing Date occurs and (b) February 21, 2022, and (2) 75% on the earlier of (a) ninety (90) days after the date that CP acquires control of KCS and (b) June 1, 2023, subject, in each case, to the recipient’s continued employment through the applicable vesting dates; provided, however, that if the recipient experiences a Qualifying Termination, then the recipient will be entitled to any then unpaid portion of the recipient’s award.

The pro forma financial information gives effect to the acquisition of control of KCS, for income statement purposes, on January 1, 2020, as such, the maximum amount payable under this retention program of $67 million has been recorded in Compensation and benefits expenses for the year ended December 31, 2020.

iii) Share-based retention payments

KCS has established a restricted share-based retention program whereby employees and officers have received 17,934 KCS Restricted Share Awards with a vesting period of not less than one year. In connection with the Transaction, the unvested KCS Restricted Share Awards will be converted into a right to receive (i) an amount in cash equal to the Merger Consideration value in respect of each restricted share award, and (ii) the accrued but unpaid cash dividends corresponding to each share of KCS common stock subject to such KCS Restricted Share Award, upon vesting. The pro forma adjustment to Compensation and benefits expenses includes $1 million and $4 million for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively, associated with this retention program.

iv) Other compensation adjustment

Pursuant to the Transaction, KCS employees who participate in the KCS annual bonus are eligible for an additional bonus payment that is based on the achievement of the applicable performance goals at the greater of (1) target performance and (2) 130% of actual performance, but in no event greater than 200% of target. An adjustment of $11 million is reflected within Compensation and benefits expenses in the statement of income for the year ended December 31, 2020 representing the incremental bonus that would have been recorded had the adjustment been reflected in the annual bonus plan for the 2020 calendar year. This adjustment will not recur in the statement of income beyond twelve months after the Transaction.

g)	Cost savings and synergies

The pro forma financial information does not include adjustments to reflect any potential revenue synergies or cost savings that may be achievable in connection with the acquisition.

6.	Pro forma earnings per share:

The earnings per common share has been based on the following:

For the nine months ended September 30, 2021

(millions of shares)	Basic	Diluted
CP’s weighted average common shares outstanding for the period	666.7	669.8
CP common shares issued upon the closing of the Transaction	262.4	262.4

Pro forma weighted average number of common shares outstanding	929.1	932.2

For the year ended December 31, 2020

(millions of shares)	Basic	Diluted
CP’s weighted average common shares outstanding for the period	677.2	679.9
CP common shares issued upon the closing of the Transaction	262.4	262.4

Pro forma weighted average number of common shares outstanding	939.6	942.3

For the year ended December 31, 2020, the number of basic and diluted CP common shares has been adjusted to give effect to the Share Split.

SECURITIES LAW MATTERS

Multilateral Instrument 61-101

As a reporting issuer in all provinces and territories of Canada, CP is subject to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”), which is intended to regulate certain transactions to ensure the protection and fair treatment of minority shareholders. In particular, MI 61-101 regulates transactions which raise the potential for conflicts of interest, including issuer bids, insider bids, related party transactions and business combinations. The Transaction does not constitute an issuer bid, an insider bid or a business combination. The Transaction may constitute a “related party transaction” for the purposes of MI 61-101 if a “related party” of CP (as defined in MI 61-101) is issued CP common shares under the Transaction. If a related party of CP were to be issued CP common shares under the Transaction, the requirements of MI 61-101 would not apply to such related party transaction as the Transaction would constitute a transaction in which the general body of holders in Canada of affected securities of the same class (i.e., shares of KCS stock) are affected identically and the transaction does not have an applicable “interested party” as defined under MI 61-101.

Canadian Continuous Disclosure Obligations

Upon the closing of the Transaction, CP will continue to be a reporting issuer in each province and territory of Canada and will continue to be subject to Canadian continuous disclosure and other reporting obligations under applicable Canadian securities laws. CP is, and will continue to be after the Transaction, an SEC issuer for the purposes of NI 51-102, and is permitted to prepare its financial statements in accordance with U.S. GAAP and its management’s discussion and analysis and annual information forms in accordance with applicable U.S. securities law requirements. CP expects that, following the Transaction, the combined company will continue to prepare such materials in accordance with U.S. GAAP and U.S. securities law requirements.

Potential Loss of Foreign Private Issuer Status

There is a possibility that as a result of the Transaction, after the Control Date CP may no longer qualify as a foreign private issuer under applicable U.S. securities laws.

If CP determines that it no longer qualifies as a foreign private issuer at any time following the closing of the Transaction, it will be required to satisfy its reporting obligations using U.S. domestic reporting forms and will become subject to the rules applicable to a U.S. domestic issuer. From 2015 to 2017, CP was subject to U.S. domestic issuer rules, and CP currently uses certain domestic reporting forms for its reporting purposes, including annual reports on Form 10-K and quarterly reports on Form 10-Q. If CP loses its foreign private issuer status, it will also lose its ability to use the Multijurisdictional Disclosure System and rely on Canadian disclosure documents when offering securities in the United States. Subject to certain exemptions that may be available, CP will also continue to be required to comply with its reporting obligations under Canadian securities laws. In addition, CP may lose the ability to rely upon certain corporate governance exemptions from the NYSE that are available to foreign private issuers. Finally, if CP loses its foreign private issuer status, to the extent that CP were to offer or sell its securities outside of the U.S., it would have to comply with the generally more restrictive Regulation S requirements that apply to U.S. companies, which could limit CP’s ability to access capital markets in the future, and create a higher likelihood that investors would require CP to file resale registration statements with the SEC as a condition of any such financings. As a result, the regulatory and compliance costs to CP under U.S. securities laws as a U.S. domestic issuer may be higher than those of a Canadian foreign private issuer. See “Risk Factors – CP may lose its status as a “foreign private issuer” in the U.S. following the closing of the Transaction or upon the completion of the combination of CP and KCS following receipt of STB Final Approval, which could result in additional costs and expenses”.

AUDITORS, TRANSFER AGENT AND REGISTRAR

Following the closing of the Transaction, the auditors of the combined company are expected to be Ernst & Young LLP, Chartered Professional Accountants, at their principal offices of Calgary, Alberta. CP’s registrar and transfer agent is Computershare Investor Services Inc.

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN THE TRANSACTION

Except as described below, (i) there is no material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of CP at any time since the beginning of CP’s last financial year, and (ii) there is no material interest, direct or indirect, of any informed person or proposed director of CP, or any associate or affiliate of any of any informed person or proposed director, in any transaction since the commencement of CP’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect CP or any of its subsidiaries:

1.

The closing of the Transaction will constitute a “change of control” within the meaning of CP’s Senior Executives Deferred Share Unit Plan (the “DSU Plan”). If, after the occurrence of a change of control, an employee subject to the DSU Plan is terminated without cause, then the deferred share units (“DSUs”) credited to such employee’s account prior to the date on which the change of control is completed, whether vested or not, will vest (assuming 100% vesting for any performance deferred share units (“Performance DSUs”) except that Performance DSUs will only vest if the six-month minimum period of active employment condition has been satisfied in respect of such Performance DSUs). As well, any DSUs credited to the employee following the date on which the change of control is completed which do not otherwise vest prior to termination will be cancelled, and all Performance DSUs that do not vest in accordance with the foregoing will be cancelled.

2.

On March 21, 2021, in connection with the announcement of the entry into the Original Merger Agreement, CP and Mr. Keith Creel, President and Chief Executive Officer of CP, entered into a stock option agreement and amendment to Mr. Creel’s executive employment agreement, dated July 23, 2016 (as amended from time to time, the “Employment Agreement”) that is intended to see him lead CP until at least early 2026. Under the agreement, on March 27, 2021, CP granted Mr. Creel an option to purchase a number of CP common shares with a grant date accounting value of U.S.$8.4 million (the “Option Award”). The Option Award, which was granted under CP’s Management Stock Option Incentive Plan (the “Option Plan”), has an exercise price equal to U.S.$71.64 (on a post-Share Split basis) the closing price of the CP common shares on the NYSE on March 26, 2021, and will become exercisable in substantially equal portions on each of the first, second, third and fourth anniversary of the grant date. The options will expire on March 27, 2028 and will be subject to the terms and conditions of the Option Plan. In consideration of the Option Award, CP and Mr. Creel further amended the Employment Agreement to reduce the value of the annual long-term incentive plan award Mr. Creel is entitled to receive by U.S.$2.1 million in each of 2022, 2023, 2024 and 2025 (an aggregate of U.S.$8.4 million). In addition, the amendment to the Employment Agreement provides that if Mr. Creel resigns or retires prior to January 31, 2026, any performance share units granted to him after March 1, 2021 will not be deemed “retirement-eligible”, notwithstanding the terms of Mr. Creel’s Employment Agreement or the applicable performance share unit plan.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date hereof, none of the proposed directors, officers or other members of management or promoters of CP, nor any of their associates or affiliates, is indebted to CP, nor has any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by CP.

EXPERTS

The financial statements and related financial statement schedule, incorporated in this Management Proxy Circular by reference from CP’s Annual Report on Form 10-K, and the effectiveness of CP’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference in this Management Proxy Circular. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

In connection with the audit of the CP 2020 Financial Statements, Deloitte LLP is independent within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the PCAOB and within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Management Proxy Circular by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

GENERAL INFORMATION FOR THE MEETING

Date, Time and Place of the Meeting

To continue to mitigate the risks associated with COVID-19, the CP Special Meeting will be held on December 8, 2021 at 9:00 a.m. (Mountain Time) in a virtual-only format that will be conducted via live webcast accessible online at https://www.web.lumiagm.com/489073275 (password “CPR2021”).

CP shareholders will not be able to attend the meeting in person. CP shareholders will, however, be able to vote on all business properly brought before the CP Special Meeting and submit questions for consideration as they would at an in-person shareholders’ meeting. CP shareholders that usually vote by proxy ahead of a shareholders’ meeting will be able to do so in the usual way.

You will be able to participate in the virtual meeting regardless of where you are located. Registered shareholders and duly appointed proxyholders will be able to participate in the CP Special Meeting, participate in the question and answer session, and vote, all in real time, provided they follow the instructions in this Management Proxy Circular and are connected to the internet during the CP Special Meeting.

Non-registered (or beneficial) shareholders who have not appointed themselves or another person as their proxyholder will not be able to vote at the CP Special Meeting, but will be able to participate in the meeting as guests.

Participating in the CP Special Meeting online allows registered shareholders and duly appointed proxyholders, including non-registered (beneficial) shareholders who have appointed themselves or another person as a proxyholder, to participate at the CP Special Meeting and ask questions, all in real time. Registered shareholders and duly appointed proxyholders can vote at the appropriate time during the CP Special Meeting.

Guests, including non-registered (beneficial) shareholders who have not duly appointed themselves or another person as a proxyholder, can log in to the CP Special Meeting as set out below. Guests will be able to listen to the CP Special Meeting but cannot vote or ask questions. To access the CP Special Meeting, follow the instructions below, as applicable to you:

•	Log in online at https://web.lumiagm.com/489073275.

•	Click “I have a login” and then enter your Control Number (see below) and Password “CPR2021” (note the password is case sensitive); OR
•	Click “I am a guest” and then complete the online form.

In order to find the Control Number to access the CP Special Meeting:

•	Registered shareholders: The control number located on the form of proxy or in the email notification you received is your Control Number.

•

Proxyholders: Duly appointed proxyholders, including non-registered (beneficial) shareholders that have appointed themselves or another person as a proxyholder and properly registered the appointment with Computershare (as described below), will receive the Control Number from Computershare by email after the proxy voting deadline has passed.

In order to run the meeting platform, you will need the latest version of Chrome, Safari, Edge or Firefox, that are running the most updated version of the applicable software plugins and that meet the minimum system requirements. Please do not use Internet Explorer. As internal network security protocols (such as firewalls and VPN connections) may block access to the meeting platform, please ensure that you use a network that is not restricted to the security settings of our organization or that you have disabled your VPN setting. We recommend that you log in at least 30 minutes before the start time of the CP Special Meeting. It is important to ensure you are connected to the internet at all times if you participate in the CP Special Meeting online in order to vote when balloting commences. You are responsible for ensuring internet connectivity for the duration of the CP Special Meeting. Even if you plan to attend the CP Special Meeting, you should consider voting your CP common shares in advance so that your vote will be counted in case you later decide not to attend the CP Special Meeting or in the event that there are technical difficulties with the CP Special Meeting and you are unable to access the CP Special Meeting and vote for any reason.

For additional details and instructions on accessing the CP Special Meeting online from your tablet, smartphone or computer, see the Virtual Special Meeting User Guide accompanying the meeting materials.

CP shareholders with questions regarding the virtual meeting portal or requiring assistance accessing the CP Special Meeting website may visit the website www.lumiglobal.com/faq for additional information.

Purpose of the Meeting

The CP Special Meeting is being held so that CP shareholders may consider the following two resolutions:

1.

Share Issuance Resolution: an ordinary resolution approving the issuance of the number of CP common shares as shall be necessary to issue the Share Consideration under the terms of the Merger Agreement, currently anticipated to be up to 264,723,997 CP common shares, subject to a maximum of 277,960,197 CP common shares; and

2.

Name Change Amendment Resolution: a special resolution approving an amendment to CP’s articles to change its name to “Canadian Pacific Kansas City Limited”, which amendment is conditional upon the occurrence of the Control Date.

The Transaction cannot close without CP shareholders approving the Share Issuance Resolution. Completion of the Transaction is not conditional on CP shareholders approving the Name Change Amendment Resolution. If the Share Issuance Resolution is not approved by the CP shareholders, the Name Change Amendment Resolution will not be voted on at the CP Special Meeting.

Share Issuance Resolution

Under Section 611(c) of the TSX Company Manual, security holder approval is required if the number of securities issued or issuable by a listed issuer in payment of the purchase price for an acquisition, exceeds 25% of the number of securities of the listed issuer which are outstanding, on a pre-acquisition, non-diluted basis. Under the terms of the Merger Agreement, CP has agreed to issue 2.884 CP common shares and U.S.$90.00 in cash, without interest, in exchange for each share of KCS common stock issued and outstanding immediately prior to the Effective Time. Issuances by KCS of shares of KCS common stock are restricted under the terms of the Merger Agreement, subject to certain limited exceptions or the prior written consent of CP. As a result, the actual number of CP common shares that will be issued at the Effective Time will depend on the number of shares of KCS common stock, KCS Restricted Share Award and KCS Director Deferred Stock outstanding at such time. For information regarding restrictions on issuances of KCS common stock, see the section entitled “The Merger Agreement – Conduct of Business Pending the Transaction”.

CP shareholders are being asked to approve the issuance of such number of CP common shares as is necessary under the Merger Agreement to issue the Share Consideration. As described in the TSX listing application filed by CP, based on the number of shares of KCS common stock outstanding as of September 9, 2021, CP anticipates up to 277,960,197 CP common shares to be issuable to KCS common stockholders under the terms of the Merger Agreement, which represents approximately 42% of the issued and outstanding CP common shares as of September 9, 2021.

Accordingly, the TSX requires that the Share Issuance Resolution be approved by an ordinary resolution of CP shareholders (i.e., a majority of the votes cast by holders of outstanding CP common shares represented in person or by proxy and entitled to vote at the CP Special Meeting). CP will not be able to satisfy the listing requirements of the TSX unless the Share Issuance Resolution is approved. Despite the fact that CP shareholders are being asked to approve the issuance of up to 277,960,197 CP common shares, based on the number of shares of KCS common stock outstanding as at September 9, 2021, CP expects that it would issue (at the direction of Surviving Merger Sub and on behalf of Surviving Merger Sub) up to 264,723,997 CP common shares pursuant to the First Merger and is seeking CP shareholder approval for the issuance of up to 13,236,200 additional CP common shares to accommodate the effects of rounding and for other administrative purposes in accordance with the policies of the TSX.

As of September 9, 2021, there were 90,976,580 shares of KCS common stock outstanding (including 187,529 shares of KCS common stock subject to outstanding KCS Restricted Share Awards) and an aggregate of 10,082.6654 shares of KCS common stock issuable in connection with KCS Director Deferred Stock. Additionally, up to an aggregate of 803,905 shares of KCS common stock are issuable under KCS Stock Options and KCS Performance Share Awards outstanding and exercisable prior to the Effective Time. On this basis, up to approximately 264,723,997 CP common shares may be issued or reserved for issuance under the Merger Agreement as Share Consideration to holders of shares of KCS common stock and holders of KCS Restricted Share Awards and KCS Director Deferred Stock. Immediately following the First Merger, former holders of KCS common stock are expected to own approximately 28% of the outstanding CP common shares, on a fully diluted basis.

The actual number of CP common shares to be issued or reserved for issuance under the Merger Agreement will be determined immediately prior to the Effective Time based on the Exchange Ratio, the number of shares of KCS common stock outstanding at such time and the number of KCS Restricted Share Awards and KCS Director Deferred Stock outstanding at such time.

At the CP Special Meeting, CP shareholders will be asked to consider the Share Issuance Resolution, the full text of which is set out in “Appendix A – Resolutions to be Approved at the Meeting”, approving the issuance of the number of CP common shares as is necessary to issue the Share Consideration under the terms of the Merger Agreement.

If the Share Issuance Resolution is approved, the TSX will generally not require further securityholder approval for the issuance of up to an additional 69,490,049 CP common shares under the Merger Agreement, such number being 25% of the number of CP common shares approved by the Share Issuance Resolution.

In accordance with the terms of the Merger Agreement, it is a condition to the closing of the Transaction that the Share Issuance Resolution be approved by the CP shareholders. At the CP Special Meeting, CP shareholders will be asked to consider the Share Issuance Resolution, the full text of which is set out “Appendix A – Resolutions to be Approved at the Meeting”, subject to such amendments, variations or additions as may be approved at the CP Special Meeting, approving the issuance of CP common shares under the Merger Agreement. Approval of the Share Issuance Resolution requires the affirmative vote of a majority of the votes cast in respect of the resolution by holders of CP common shares present in person or represented by proxy at the CP Special Meeting.

Based on current information available to CP, no current KCS common stockholder will immediately following the Transaction beneficially own, or exercise control or direction over, 10% or more of the outstanding CP common shares, and the Transaction will not materially affect control of CP.

The CP Board recommends that CP shareholders vote FOR the Share Issuance Resolution. Unless otherwise specified in your proxy, the persons named in your proxy intend to vote FOR the Share Issuance Resolution.

Name Change Amendment Resolution

Following STB Final Approval, CP will acquire control of KCS, the two companies will be combined, and the combined entity will be named “Canadian Pacific Kansas City Limited”. Under section 173(1)(a) of the CBCA, to effect the name change of the combined entity, CP shareholders will need to pass a special resolution approving an amendment to CP’s articles to change its name to “Canadian Pacific Kansas City Limited”, which authorization and approval is conditional upon the occurrence of the Control Date. The new name demonstrates the breadth of the combined business and acknowledges the proud histories of both CP and KCS.

Section 173 of the CBCA permits, by special resolution of the shareholders, an amendment to the articles of a corporation to change its name. If the Share Issuance Resolution is approved, at the CP Special Meeting, CP shareholders will be asked to consider the Name Change Amendment Resolution, the full text of which is set out in “Appendix A – Resolutions to be Approved at the Meeting”, authorizing CP to amend CP’s articles to change its name to “Canadian Pacific Kansas City Limited”. Approval of the Name Change Amendment Resolution requires the affirmative vote of not less than two-thirds of the votes cast in respect of the resolution by holders of CP common shares present in person or represented by proxy at the CP Special Meeting.

If the Name Change Amendment Resolution is approved, the notifications and applications to the TSX, the NYSE and the corporate registrar under the CBCA with respect to the name change are expected to occur in the days following the Control Date and will not require further action or administration from CP shareholders. The name change will become effective on the date of issuance of a certificate of amendment by the Director under the CBCA.

The name change will not affect the validity of currently outstanding share certificates of CP, and CP shareholders will not be required to surrender or exchange any existing share certificates that they hold. After the name change becomes effective, CP shareholders may exchange their CP share certificates with Computershare, CP’s transfer agent. Each existing share certificate reflecting CP’s current name shall continue to be a value share certificate, until such certificate is transferred, re-registered or otherwise exchanged. CP’s current articles can be found on CP online at www.cpr.ca and www.sedar.com.

The CP Board recommends that CP shareholders vote FOR the Name Change Amendment Resolution. Unless otherwise specified in your proxy, the persons named in your proxy intend to vote FOR the Name Change Amendment Resolution.

Record Date and CP Shareholders Entitled to Vote

The CP Board has fixed November 1, 2021 as the record date. If you held CP common shares as at the close of business on November 1, 2021, you are entitled to receive notice of and vote your CP common shares at the CP

Special Meeting on December 8, 2021, or at a reconvened meeting if the CP Special Meeting is postponed or adjourned. Each CP common share carries one vote on each item to be voted on at the CP Special Meeting. As of the record date, there were 666,977,337 CP common shares issued and outstanding.

Quorum

A quorum for the transaction of business at the CP Special Meeting is at least two persons present in person at the CP Special Meeting, each being a shareholder entitled to vote at the CP Special Meeting or a duly appointed proxyholder for or representative of such a shareholder and together holding or representing in the aggregate not less than 25% of the outstanding CP common shares entitled to be voted at the CP Special Meeting. All CP shareholders present by virtual means at the CP Special Meeting will be deemed to be present in person for quorum purposes. If you submit a properly executed form of proxy or vote by telephone or the internet, you will be considered part of the quorum.

If a quorum is not present or if there are not sufficient votes for the approval of the Share Issuance Resolution or the Name Change Amendment Resolution, CP expects that the CP Special Meeting will be adjourned or postponed to solicit additional proxies. At any subsequent reconvening of the CP Special Meeting, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the CP Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting. See the section entitled “General Information for the Meeting – Adjournment or Postponement”.

Required Vote

The Transaction cannot close without CP shareholders approving the Share Issuance Resolution. Completion of the Transaction is not conditional on CP shareholders approving the Name Change Amendment Resolution. If the Share Issuance Resolution is not approved by the CP shareholders, the Name Change Amendment Resolution will not be voted on at the CP Special Meeting. Approval of the Share Issuance Resolution requires the affirmative vote of a majority of the votes cast in respect of the resolution by holders of CP common shares present in person or represented by proxy at the CP Special Meeting. Approval of the Name Change Amendment Resolution requires the affirmative vote of not less than two-thirds of the votes cast in respect of the resolution by holders of CP common shares present in person or represented by proxy at the CP Special Meeting.

Voting by Directors and Executive Officers

As of the record date for the CP Special Meeting, the CP directors and executive officers beneficially owned approximately 1,742,442 CP common shares, representing approximately 0.261% of the CP common shares then outstanding and entitled to vote at the CP Special Meeting. The CP directors and executive officers who are CP shareholders have advised CP that they will vote FOR both of the CP Special Meeting Resolutions, although none of them has entered into any agreement requiring them to do so.

Adjournment or Postponement

The Merger Agreement provides that CP may adjourn or postpone the CP Special Meeting: (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the CP Board has determined in good faith is required to be filed and disseminated under applicable law; (ii) if as of the time that the CP Special Meeting is originally scheduled there are insufficient CP common shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the CP Special Meeting; (iii) to allow reasonable additional time to solicit additional proxies necessary to obtain approval of the Share Issuance Resolution by CP shareholders; (iv) to comply with applicable law; or (v) with the prior written consent of KCS (which shall not be unreasonably withheld, conditioned or delayed).

At any subsequent reconvening of the CP Special Meeting, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the CP Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting. See the section entitled “General Information for the Meeting – Appointment and Revocation of Proxies”.

Solicitation of Proxies

This Management Proxy Circular is provided in connection with the solicitation of proxies by or on behalf of the CP Board and CP management for use at the CP Special Meeting, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Special Meeting. The CP Board and CP management are soliciting proxies of all registered CP shareholders and Beneficial Shareholders primarily by mail and electronic means, supplemented by telephone or other contact by directors, officers, employees or agents of CP. The cost of soliciting proxies will be borne by CP. In addition, CP has engaged Kingsdale Advisors as strategic shareholder advisor and proxy solicitation agent for Canada, the U.S. and outside of North America and will pay fees of approximately $200,000 relating to their proxy solicitation services. CP will also reimburse them for disbursements and out-of-pocket expenses. CP will also pay $8.00 for each shareholder call they make or receive and any other fees to which CP and Kingsdale Advisors agree.

Additionally, CP has decided to use Broadridge’s QuickVote™ service to assist Beneficial Shareholders with voting their CP common shares. Beneficial Shareholders will be contacted by CP’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, to conveniently obtain a vote directly over the telephone. Broadridge then tabulates the results of all voting instructions received and provides the appropriate instructions with respect to the CP common shares to be represented at the CP Special Meeting.

If you have any questions about the Transaction, the other transactions contemplated by the Merger Agreement, including either of the CP Special Meeting Resolutions, the CP Special Meeting or the proxy materials or if you need assistance submitting your proxy or voting your CP common shares or need additional copies of this document or the enclosed form of proxy, you should contact CP’s strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, by: (A) telephone at: (i) 1-866-879-7649 (North American Toll-Free Number); or (ii) 1-416-867-2272 (collect calls outside North America); or (B) email at contactus@kingsdaleadvisors.com. This Management Proxy Circular does not constitute the solicitation of a proxy by any person in any jurisdiction in which such a solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such a solicitation.

How to Vote

You can vote by proxy ahead of the CP Special Meeting using all of the voting channels that have been available in the past.

You can vote online during the CP Special Meeting by following the instructions below. The voting process is different for registered or non-registered (beneficial) shareholders:

•

You are a registered shareholder if your name appears on your share certificate or a DRS statement registered in your name. Registered shareholders may vote at the CP Special Meeting by completing a ballot online during the CP Special Meeting.

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You are a non-registered (beneficial) shareholder if your CP common shares are registered in the name of your nominee (trustee, financial institution or securities broker). Non-registered (beneficial) shareholders must appoint themselves as proxyholder in order to vote at the CP Special Meeting. This is because CP and its transfer agent do not have a record of the non-registered (beneficial) shareholders, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder. If you are a non-registered (beneficial) shareholder and do not appoint yourself as proxyholder, you will still be able to participate as a guest.

Canadian nominees (and their agents or nominees) can only vote your shares if they have received your voting instructions.

Appointment and Revocation of Proxies

Each of the persons named in the accompanying form of proxy or voting instruction form is a director or an executive officer of CP. A CP shareholder who wishes to appoint some other person (who is not required to be a CP shareholder) as his or her representative at the CP Special Meeting may do so either by inserting such person’s name in the blank space provided in the form of proxy and deleting the names printed thereon or by completing a proper proxy. In addition, for your proxyholder to attend and participate in the CP Special Meeting, you must also register the appointment of your proxyholder at www.computershare.com/cprail and provide Computershare with your proxyholder’s contact information so that Computershare may provide the proxyholder with a control number via email to vote at the CP Special Meeting. Registering your proxyholder is an additional step which must be completed by no later than 9:00 a.m. (Mountain Time) on December 7, 2021 or not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding the CP Special Meeting (or any adjournment or postponement thereof). Failure to register the proxyholder will result in the proxyholder not receiving a control number to participate in the CP Special Meeting. Such CP shareholder should notify the nominee of his or her appointment and instruct the nominee on how the CP common shares are to be voted.

A proxy will not be valid for the CP Special Meeting or any adjournment or postponement thereof unless it is signed by the CP shareholder or by the CP shareholder’s attorney authorized in writing or, if the CP shareholder is a corporation, it must be executed under corporate seal or by a duly authorized officer or attorney of the corporation and delivered to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 at any time before 9:00 a.m. (Mountain Time) on December 7, 2021 or 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the holding of any adjournment or postponement of the CP Special Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the CP Special Meeting at his or her discretion without notice. Late proxies may be accepted or rejected by the Chair of the CP Special Meeting at his or her discretion without notice.

CP reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded. Registered shareholders can vote by phone, mobile device or on the internet, 24 hours a day, seven days a week at www.investorvote.com. You will need your control number (found on your form of proxy). Or complete the enclosed proxy form, sign and date it and mail it in the envelope provided. For non-registered (beneficial) shareholders, your voting instruction form explains the methods for voting. Carefully follow the instructions provided by your nominee because each nominee has its own procedures. Make sure you allow enough time for your nominee to receive the voting instructions if you’re mailing the form.

You or your authorized attorney must sign the proxy for it to be valid. If the CP common shares are held by a corporation, the form must be signed by an authorized officer or representative. To appoint someone other than the CP representatives to be your proxyholder and vote your CP common shares at the CP Special Meeting, you may do so by mail or on the internet only.

Your control number for the CP Special Meeting will be located on the proxy form or received via email. Follow the instructions above to access the CP Special Meeting and cast your ballot online during the designated time.

You can revoke your proxy at any time, by voting again on the internet or by phone, by submitting a new completed proxy form or voting information form not less than 24 hours prior to the time fixed for holding the CP Special Meeting, in accordance with the instructions below, or by any other means permitted by law.

If you are a non-registered (beneficial) shareholder and you are submitting a new voting instruction form, make sure you allow enough time for the new form to be delivered to your nominee and for them to act on your instructions. If you have any questions, please contact your nominee directly.

Registered CP shareholders can also revoke their previous instructions by sending a notice in writing from themselves or their authorized attorney (or a duly authorized officer or attorney if the shareholder is a corporation) to the Office of the Corporate Secretary, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 at any time before 9:00 a.m. (Mountain Time) on the last business day preceding the day of CP Special Meeting (or any adjournment or postponement thereof) or as otherwise permitted under applicable law. If you have followed the process for participating in and voting at the CP Special Meeting online, casting your vote online during the CP Special Meeting will revoke your previous proxy.

Advice to Beneficial Holders of CP Common Shares

The information set forth in this section is of significant importance to many CP shareholders, as a substantial number of CP shareholders do not hold CP common shares in their own name. Beneficial Shareholders should note that only proxies deposited by CP shareholders whose names appear on the records of CP as the registered holder of CP common shares can be recognized and acted upon at the CP Special Meeting. If CP common shares are listed in an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases those CP common shares will not be registered in the CP shareholder’s name on the records of CP. Such CP common shares will more likely be registered under the name of the CP shareholder’s broker or an agent of that broker. In Canada, the majority of CP common shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms). In the U.S., the majority of CP common shares are registered under the name Cede & Co. (the registration name for Cede and Company, which acts as nominee for many U.S. brokerage firms). CP common shares held by brokers or their agents or nominees can only be voted upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers and other intermediaries are prohibited from voting CP common shares for their clients. Therefore, Beneficial Shareholders should ensure that the instructions regarding the voting of their CP common shares are communicated to the appropriate person on a timely basis.

Applicable regulatory policy in Canada and the U.S. requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholder meetings. Each broker or other intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their CP common shares are voted at the CP Special Meeting. In some cases, the voting instruction form provided to Beneficial Shareholders by their broker or other intermediary is very similar, even identical, to the form of proxy provided to registered CP shareholders. However, its purpose is limited to instructing the registered CP shareholder (the broker or other intermediary, or an agent thereof) on how to vote on behalf of the Beneficial Shareholder. Most brokers now delegate responsibility for obtaining voting instructions from clients to Broadridge. Broadridge typically prepares a machine readable voting instruction form which is mailed to Beneficial Shareholders with a request that Beneficial Shareholders return the forms to Broadridge or follow specified telephone or internet based voting procedures. Broadridge then tabulates the results of the voting instructions received and provides appropriate instructions regarding the voting of CP common shares to be represented at the CP Special Meeting. A Beneficial Shareholder receiving a voting instruction form from Broadridge cannot use that form to vote CP common shares directly at the CP Special Meeting. The voting instruction form must be returned to Broadridge or voting instructions communicated to Broadridge well in advance of the CP Special Meeting in order to have such CP common shares voted at the CP Special Meeting.

If you are a Beneficial Shareholder in the U.S., to attend and vote at the CP Special Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the CP Special Meeting. You should follow the instructions from your broker, bank or other agent included with this Management Proxy Circular, or contact your broker, bank or other agent to request a legal proxy form. After first obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the CP Special Meeting, you must submit a copy of your legal proxy to Computershare. Requests for registration should be directed to: Computershare, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1 or by email at USLegalProxy@computershare.com.

Requests for registration must be labeled as “Legal Proxy” and be received no later than before 9:00 a.m. (Mountain Time) on December 7, 2021 or not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding the CP Special Meeting (or any adjournment or postponement thereof). You will receive a confirmation of their registration by email after Computershare receives your registration materials. Please note that you are also required to register your appointment of your proxyholder at www.computershare.com/cprail.

Although a Beneficial Shareholder may not be recognized directly at the CP Special Meeting for the purposes of voting CP common shares registered in the name of his or her broker or other intermediary, a Beneficial Shareholder may attend the CP Special Meeting as proxyholder for the registered CP shareholder and vote the CP common shares in that capacity. Beneficial Shareholders who wish to attend the CP Special Meeting and indirectly vote their CP common shares must do so as proxyholder for the registered CP shareholder. They should contact their broker, agent or other intermediary well in advance of the CP Special Meeting.

Voting of Proxies

All CP common shares represented at the CP Special Meeting by a properly executed proxy will be voted on any ballot that may be called for, and where a choice with respect to any matter to be acted upon has been specified in the proxy, the CP common shares represented by the proxy will be voted or withheld from voting in accordance with such specification. In the absence of any such specification or instruction, the persons whose names appear on the form of proxy, if named as proxies, will vote in favour of both of the CP Special Meeting Resolutions.

The enclosed proxy form confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Special Meeting and any other matters which may properly come before the CP Special Meeting. As of the date hereof, management of CP is not aware of any amendments, variations or other matters to be presented for action at the CP Special Meeting. If, however, amendments, variations or other matters properly come before the CP Special Meeting, the persons designated in the form of proxy will vote thereon in accordance with their judgment under the discretionary authority conferred by such proxy with respect to such matters.

Voting Shares and Principal Holders

The CP Board has fixed November 1, 2021 as the record date. If you held CP common shares as at the close of business on November 1, 2021, you are entitled to receive notice of and vote your CP common shares at the CP Special Meeting on December 8, 2021, or at a reconvened meeting if the CP Special Meeting is postponed or adjourned. Each CP common share carries one vote on each item to be voted on at the CP Special Meeting. As of the record date, there were 666,977,337 CP common shares issued and outstanding.

To the knowledge of the CP Board and of the executive officers of CP, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of CP.

OTHER BUSINESS

The CP Board and management are not aware of any other business to come before the CP Special Meeting other than the matters referred to in the Notice of Special Meeting. However, if any other matter properly comes before the CP Special Meeting, the accompanying form of proxy confers discretionary authority to vote with respect to amendments or variations to matters identified in the Notice of Special Meeting and with respect to other matters that may properly come before the CP Special Meeting.

ADDITIONAL INFORMATION

Additional information relating to CP is available on SEDAR at www.sedar.com, EDGAR at www.sec.gov or on CP’s website at investor.cpr.ca. The information contained on CP’s website is not incorporated by reference in, or in any way part of, this Management Proxy Circular. You should not rely on such information in deciding whether to approve the CP Special Meeting Resolutions unless such information is in this Management Proxy Circular or has been incorporated by reference in this Management Proxy Circular.

Financial information relating to CP is included in the CP 2020 Financial Statements, and the related management’s discussion and analysis is contained in the CP 2020 Annual Report on Form 10-K, and the CP Interim Financial Statements and the related management’s discussion and analysis, copies of which are filed on SEDAR and EDGAR and can also be obtained upon written request delivered to CP at 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9, Attention: Office of the Corporate Secretary, or by calling CP at 1-403-319-7000 or by email at shareholder@cpr.ca. Upon request, CP will promptly provide a copy of any document expressly incorporated by reference in this Management Proxy Circular to a securityholder of CP free of charge.

APPROVAL

The contents and sending of this Notice of Special Meeting and Management Proxy Circular have been approved by the CP Board.

APPENDIX A

RESOLUTIONS TO BE APPROVED AT THE MEETING

Share Issuance Resolution

“RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.

The issuance by Canadian Pacific Railway Limited (“CP”) of up to 277,960,197 common shares (the “Consideration Shares”) in the capital of CP pursuant to the terms of the Agreement and Plan of Merger dated as of September 15, 2021 (the “Merger Agreement”) by and among CP, Cygnus Merger Sub 1 Corporation, a direct wholly owned subsidiary of CP, Cygnus Merger Sub 2 Corporation, a direct wholly owned subsidiary of Cygnus Merger Sub 1 Corporation, and Kansas City Southern (“KCS”), all in connection with the combination of CP and KCS as provided for by the Merger Agreement, is hereby authorized and approved.

2.

The Consideration Shares will, when issued, be validly issued as fully paid and non-assessable common shares in the capital of CP and, where applicable, the registrar and transfer agent of the CP common shares from time to time is hereby authorized upon receipt of a direction from any one director or officer of CP to countersign and deliver certificates, or other evidence of issuance, in respect of the Consideration Shares.

3.

The Merger Agreement, the actions of the directors of CP in approving the Merger Agreement and the actions of the directors and officers of CP in executing and delivering the Merger Agreement and any amendments thereto in accordance with its terms are hereby ratified and approved.

4.

Notwithstanding that this ordinary resolution has been duly passed by the shareholders of CP, the directors of CP are hereby authorized and empowered, in their sole discretion, without further notice to, or approval of, the CP shareholders (i) to amend the Merger Agreement, to the extent permitted thereby; and (ii) subject to the terms of the Merger Agreement, not proceed with the transactions contemplated by the Merger Agreement or otherwise give effect to these resolutions.

5.

Any one director or officer of CP be and is hereby authorized and directed to execute and deliver for and in the name of and on behalf of CP all such certificates, instruments, agreements, documents and notices and to do all such other acts and things as in such person’s opinion may be necessary or desirable for the purpose of giving effect to these resolutions”.

Name Change Amendment Resolution

“RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

Canadian Pacific Railway Limited (“CP”) is hereby authorized, conditional upon the occurrence of the Control Date (as defined in the Agreement and Plan of Merger dated as of September 15, 2021 by and among CP, Cygnus Merger Sub 1 Corporation, a direct wholly owned subsidiary of CP, Cygnus Merger Sub 2 Corporation, a direct wholly owned subsidiary of Cygnus Merger Sub 1 Corporation, and Kansas City Southern), under Section 173(1)(a) of the Canada Business Corporations Act (the “CBCA”), to amend its articles to change the name of CP from “Canadian Pacific Railway Limited” or “Chemin de fer Canadien Pacifique Limitée” to “Canadian Pacific Kansas City Limited” or “Canadien Pacifique Kansas City Limitée”, respectively (the “Name Change”), or such other similar name as may be determined by the directors of CP and is acceptable to the Director appointed under the CBCA and all other regulatory authorities having jurisdiction in that regard.

2.

Any director or officer of CP be and is hereby authorized and directed for and in the name of and on behalf of CP to execute and deliver or cause to be delivered Articles of Amendment to the Director under the CBCA and to execute and deliver or cause to be delivered all documents and to take any action which, in the opinion of that person, is necessary or desirable to give effect to this special resolution.

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3.

Notwithstanding that this special resolution has been duly passed by the shareholders of CP, the directors of CP may, in their sole discretion, revoke this special resolution in whole or in part at any time prior to the issuance by the Director under the CBCA of a certificate of amendment of articles without further notice to, or approval of, the shareholders of CP.

4.

Any one director or officer of CP be and is hereby authorized and directed to execute and deliver for and in the name of and on behalf of CP all such certificates, instruments, agreements, documents and notices and to do all such other acts and things as in such person’s opinion may be necessary or desirable for the purpose of giving effect to these resolutions”.

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APPENDIX B

MERGER AGREEMENT

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

CANADIAN PACIFIC RAILWAY LIMITED,

CYGNUS MERGER SUB 1 CORPORATION,

CYGNUS MERGER SUB 2 CORPORATION

and

KANSAS CITY SOUTHERN

Dated as of September 15, 2021

AGREEMENT AND PLAN OF MERGER, dated as of September 15, 2021 (this “Agreement”), by and among Canadian Pacific Railway Limited, a Canadian corporation (“Parent”), Cygnus Merger Sub 1 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Surviving Merger Sub”), Cygnus Merger Sub 2 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Surviving Merger Sub (“First Merger Sub” and, together with Surviving Merger Sub, “Merger Subs”) and Kansas City Southern, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (a) First Merger Sub shall be merged with and into the Company (the “First Merger”), with the Company surviving the First Merger as a direct wholly owned Subsidiary of Surviving Merger Sub, and (b) immediately following the First Merger, the Company shall be merged with and into Surviving Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Surviving Merger Sub surviving the Second Merger as a direct, wholly owned subsidiary of Parent;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholder Meeting;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously (a) determined that it is in the best interests of Parent to enter into this Agreement, (b) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers and the Debt Financing, and (c) resolved to recommend that the shareholders of Parent approve the issuance of Parent Common Shares in connection with the First Merger (the “Parent Share Issuance”) and directed that such matter be submitted for consideration of the shareholders of Parent at the Parent Shareholder Meeting;

WHEREAS, the board of directors of Surviving Merger Sub has unanimously (a) determined that it is in the best interests of Surviving Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and (c) resolved to recommend that the sole stockholder of Surviving Merger Sub adopt this Agreement and directed that such matter be submitted for consideration of the sole stockholder of Surviving Merger Sub;

WHEREAS, the board of directors of First Merger Sub has unanimously (a) determined that it is in the best interests of First Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and (c) resolved to recommend that the sole stockholder of First Merger Sub approve this Agreement and directed that such matter be submitted for consideration of the sole stockholder of First Merger Sub;

WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Mergers, taken together, shall qualify (i) as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) for an exception to the general rule of Section 367(a)(1) of the Code, and (b) this Agreement be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder;

WHEREAS, pursuant to Decision No. 5 (Docket No. FD 36500) of the Surface Transportation Board (the “STB”), dated May 6, 2021, Parent has obtained the approval of the STB (the “STB Voting Trust Approval”) to deposit or cause the deposit of all outstanding shares of the Second Surviving Corporation (as defined below) into an irrevocable voting trust (the “Voting Trust” and such deposit, the “Voting Trust Transaction”), subject to the voting trust agreement in the form attached hereto as Exhibit A (the “Voting Trust Agreement”); and

WHEREAS, Parent, Merger Subs and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Subs and the Company agree as follows:

ARTICLE 1

THE MERGERS

Section 1.1    The Mergers. On the terms and subject to the conditions set forth in this Agreement:

(a)    at the First Effective Time and in accordance with the DGCL, First Merger Sub shall merge with and into the Company, the separate corporate existence of First Merger Sub shall cease and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the First Merger (the “First Surviving Corporation”) and a direct wholly owned Subsidiary of Surviving Merger Sub; and

(b)    immediately following the First Merger, at the Second Effective Time, and in accordance with the DGCL, the First Surviving Corporation shall merge with and into Surviving Merger Sub, the separate corporate existence of the First Surviving Corporation shall cease and Surviving Merger Sub shall continue its corporate existence under Delaware law as the surviving corporation in the Second Merger (the “Second Surviving Corporation”) and a direct wholly owned Subsidiary of Parent.

Section 1.2    Closing. The closing of the Mergers (the “Closing”) shall take place (a) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 8:30 a.m., New York City time, on the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) at such other place, time and date as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 1.3    Effective Times. Subject to the provisions of this Agreement, at the Closing, (a) the Company shall cause a certificate of merger in connection with the First Merger (the “First Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and (b) immediately following the filing of the First Certificate of Merger, the First Surviving Corporation shall cause a certificate of merger in connection with the Second Merger (the “Second Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The First Merger shall become effective at such time as the First Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company and First Merger Sub in writing and specified in the First Certificate of Merger in accordance with the DGCL (the effective time of the First Merger being herein referred to as the “First Effective Time”) and the Second Merger shall become effective at such time as the Second Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the First Surviving Corporation and Surviving Merger Sub in writing and specified in the Second Certificate of Merger in accordance with the DGCL, but in any event immediately following the First Effective Time (the effective time of the Second Merger being herein referred to as the “Second Effective Time”).

Section 1.4    Effects of the Mergers. The Mergers shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.5    Organizational Documents of the First Surviving Corporation and the Second Surviving Corporation. Subject to Section 5.11:

(a)    at the First Effective Time: (i) the certificate of incorporation of First Merger Sub as in effect immediately prior to the First Effective Time (amended so that the name of the First Surviving Corporation shall be “Kansas City Southern”) shall be the certificate of incorporation of the First Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation; and (ii) the bylaws of First Merger Sub as in effect immediately prior to the First Effective Time (amended so that the name of the First Surviving Corporation shall be “Kansas City Southern”) shall be the bylaws of the First Surviving Corporation until thereafter amended in accordance with the DGCL and such bylaws; and

(b)    at the Second Effective Time: (i) the certificate of incorporation of Surviving Merger Sub as in effect immediately prior to the Second Effective Time (amended so that the name of the Second Surviving Corporation shall be “Kansas City Southern”), shall be the certificate of incorporation of the Second Surviving Corporation until thereafter amended in accordance with DGCL and such certificate of incorporation and (ii) the bylaws of Surviving Merger Sub as in effect immediately prior to the Second Effective Time (amended so that the name of the Second Surviving Corporation shall be “Kansas City Southern”) shall be the bylaws of the Second Surviving Corporation.

Section 1.6    Directors and Officers of the First Surviving Corporation. (a) The directors of the Company as of immediately prior to the First Effective Time shall be the initial directors of the First Surviving Corporation as of the First Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal and (b) the officers of the Company as of immediately prior to the First Effective Time shall be the initial officers of the First Surviving Corporation as of the First Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.7    Directors and Officers of the Second Surviving Corporation. (a) The directors the First Surviving Corporation as of immediately prior to the Second Effective Time shall be the initial directors of the Second Surviving Corporation as of the Second Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal and (b) the officers of the First Surviving Corporation as of immediately prior to the Second Effective Time shall be the initial officers of the Second Surviving Corporation as of the Second Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.8    Post-Closing Contributions. Immediately following the Second Effective Time, Parent shall, or shall cause its Affiliates to, take all actions necessary to undertake the steps set forth in Section 1.8 of the Parent Disclosure Schedules (the “Post-Closing Contributions”).

ARTICLE 2

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1    Effect of the Mergers on Capital Stock.

(a)    At the First Effective Time, by virtue of the First Merger and without any action on the part of the Company, Surviving Merger Sub or the holders of any securities of the Company or Surviving Merger Sub:

(i)    Conversion of Company Common Stock. Each share of Company Common Stock that is outstanding immediately prior to the First Effective Time, but excluding Excluded Shares and Dissenting

Shares, shall be converted automatically into the right to receive (A) a number of Parent Common Shares equal to the Exchange Ratio (the “Share Consideration”), subject to Section 2.1(e) with respect to fractional Parent Common Shares, and (B) $90.00 in cash (the “Cash Consideration” and, together with the Share Consideration, the “Merger Consideration”). All shares of Company Common Stock that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1(a) shall be automatically cancelled and cease to exist on the conversion thereof, and uncertificated shares of Company Common Stock represented by book-entry form (“Common Book-Entry Shares”) and each certificate that, immediately prior to the First Effective Time, represented any such shares of Company Common Stock (each, a “Common Certificate”) shall thereafter represent only the right to receive the Merger Consideration (including the right to receive, pursuant to Section 2.1(e), the Fractional Share Cash Amount) into which the shares of Company Common Stock represented by such Common Book-Entry Share or Common Certificate have been converted pursuant to this Section 2.1(a)(i).

(ii)    Treatment of Excluded Shares. Each share of Company Common Stock or Company Preferred Stock that is directly owned by the Company (as treasury stock or otherwise), Parent or either Merger Sub immediately prior to the First Effective Time, other than shares held on behalf of third parties, shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor (such shares, the “Cancelled Shares”). Each share of Company Common Stock that is owned by any wholly owned Subsidiary of the Company or Parent (other than either Merger Sub) immediately prior to the First Effective Time, other than shares held on behalf of third parties, shall automatically be converted into the right to receive such number of Parent Common Shares equal to (A) the Cash Consideration divided by the Parent Share Price plus (B) the Exchange Ratio (each such share, together with the Cancelled Shares, the “Excluded Shares”).

(iii)    Conversion of First Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of First Merger Sub outstanding immediately prior to the First Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the First Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the First Surviving Corporation. From and after the First Effective Time, all certificates representing the common stock of First Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the First Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(iv)    Conversion of Company Preferred Stock. Each share of Company Preferred Stock that is outstanding immediately prior to the First Effective Time, but excluding Dissenting Shares and Cancelled Shares, shall be converted automatically into the right to receive $37.50 per share in cash (the “Preferred Merger Consideration”). All shares of Company Preferred Stock that have been converted into the right to receive the Preferred Merger Consideration as provided in this Section 2.1(a)(iv) shall be automatically cancelled on the conversion thereof and shall cease to exist, and uncertificated shares of Company Preferred Stock represented by book-entry form (“Preferred Book-Entry Shares”) and each certificate that, immediately prior to the First Effective Time, represented any such shares of Company Preferred Stock (each, a “Preferred Certificate”) shall thereafter represent only the right to receive the Preferred Merger Consideration into which the shares of Company Preferred Stock represented by such Preferred Book-Entry Share or Preferred Certificate have been converted pursuant to this Section 2.1(a)(iv).

(b)    At the Second Effective Time, by virtue of the Second Merger and without any action on the part of the Second Surviving Corporation, Surviving Merger Sub or the holders of any securities of the Second Surviving Corporation or Surviving Merger Sub, (i) each share of common stock, par value $0.01 per share, of Surviving Merger Sub issued and outstanding immediately prior to the Second Effective Time shall remain outstanding, all of which shares shall be held by Parent and which shall not be affected by the Second Merger and (ii) each share of common stock of the First Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist, and no consideration shall be paid with respect thereto, such that, immediately following the Second Merger, the Second Surviving Corporation shall be a direct wholly owned Subsidiary of Parent.

(c)    Dissenters’ Rights. Any provision of this Agreement to the contrary notwithstanding, if required by the DGCL (but only to the extent required thereby), shares of Company Common Stock or Company Preferred Stock that are issued and outstanding immediately prior to the First Effective Time (other than the Cancelled Shares) and that are held by holders of such shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such shares held by any such holder (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the First Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares shall thereafter be no longer considered Dissenting Shares under this Agreement and shall be treated as if they had been converted into, at the First Effective Time, the right to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, without any interest thereon, in accordance with Section 2.1(a). At the First Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisals of shares of Company Common Stock or Company Preferred Stock under Section 262 of the DGCL and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), make any payment with respect to any such demands for appraisal or settle, offer to settle or approve any withdrawal of any such demands.

(d)    Certain Adjustments. If, between the date of this Agreement and the First Effective Time, the outstanding shares of Company Common Stock or Company Preferred Stock or the outstanding Parent Common Shares shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, the Merger Consideration and/or the Preferred Merger Consideration, as applicable, shall be equitably adjusted, without duplication, to proportionally reflect such change.

(e)    No Fractional Shares.

(i)    No fractional Parent Common Shares shall be issued in connection with the First Merger and no certificates or scrip representing fractional Parent Common Shares shall be delivered on the conversion of shares of Company Common Stock pursuant to Section 2.1(a)(i). Each holder of shares of Company Common Stock who would otherwise have been entitled to receive as a result of the First Merger a fraction of a Parent Common Share (after aggregating all shares represented by the Common Certificates and Common Book-Entry Shares delivered by such holder) shall receive, in lieu of such fractional Parent Common Share, cash (without interest) in an amount (rounded down to the nearest cent) representing such holder’s proportionate interest in the net proceeds from the sale by the Exchange Agent, on behalf of all such holders, of the aggregated number of fractional Parent Common Shares that would otherwise have been issuable to such holders as part of the Merger Consideration (the “Fractional Share Cash Amount”).

(ii)    As soon as practicable after the First Effective Time, the Exchange Agent shall, on behalf of all such holders of fractional Parent Common Shares, effect the sale of all such Parent Common Shares that would otherwise have been issuable as part of the Merger Consideration at the then-prevailing prices on the NYSE through one or more member firms of the NYSE. After the proceeds of such sale have been received, the Exchange Agent shall determine the applicable Fractional Share Cash Amount payable to each applicable holder and shall make such amounts available to such holders in accordance with Section 2.2(b). The payment of cash in lieu of fractional Parent Common Shares to such holders is not a separately bargained-for consideration and solely represents a mechanical rounding-off of the fractions in the exchange.

(iii)    No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional Parent Common Share that would otherwise have been issuable as part of the Merger Consideration.

Section 2.2    Exchange of Certificates.

(a)    Exchange Agent. Prior to the First Effective Time, Parent and Surviving Merger Sub shall designate Computershare Investor Services Inc. or a bank or trust company or similar institution selected by Parent to serve as exchange agent hereunder and approved in advance by the Company in writing (which approval shall not be unreasonably withheld, conditioned or delayed) (the “Exchange Agent”). Prior to the First Effective Time, Parent shall, on behalf of Surviving Merger Sub, deposit or shall cause to be deposited, with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock and Company Preferred Stock, (i) cash in U.S. dollars sufficient to pay (A) the aggregate Cash Consideration payable pursuant to Section 2.1(a)(i) and (B) the aggregate Preferred Merger Consideration payable pursuant to Section 2.1(a)(iv) and (ii) evidence of Parent Common Shares in book-entry form representing the number of Parent Common Shares sufficient to deliver the aggregate Share Consideration deliverable pursuant to Section 2.1(a)(i). Parent agrees to deposit, or cause to be deposited, with the Exchange Agent from time to time, as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.2(c). Any such cash and book-entry shares deposited with the Exchange Agent shall be referred to as the “Exchange Fund.”

(b)    Payment Procedures.

(i)    As soon as reasonably practicable after the First Effective Time and in any event not later than the third Business Day following the Closing Date, Parent shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock or Company Preferred Stock whose shares were converted into the right to receive the Merger Consideration or the Preferred Merger Consideration, as applicable, pursuant to Section 2.1, (A) a letter of transmittal with respect to Book-Entry Shares (to the extent applicable) and Certificates (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only on delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may mutually reasonably agree), and (B) instructions for use in effecting the surrender of Book-Entry Shares (to the extent applicable) or Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration or the Preferred Merger Consideration, as applicable.

(ii)    On surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Shares, receipt of an “agent’s message” by the Exchange Agent, and such other documents as may customarily be required by the Exchange Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Exchange Agent shall be required to promptly deliver to each such holder, the Merger Consideration or the Preferred Merger Consideration, as applicable, into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Article 2 (together with any Fractional Share Cash Amount and any dividends or other distributions payable pursuant to Section 2.2(c)). No interest shall be paid or accrued on any amount payable on due surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. If payment of the Merger Consideration or Preferred Merger Consideration, as applicable, is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration or Preferred Merger Consideration, as applicable, to a Person other than the registered holder of the Certificate surrendered or shall have established that such Tax either has been paid or is not required to be paid.

(iii)    The Exchange Agent, the Company, Parent and each Merger Sub, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable to holders of Company Common Stock or Company Preferred Stock pursuant to this Article 2 such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign Tax Law with respect to the making of such payment; it being understood that, provided that the representation and warranty of the Company in Section 3.15(c) is true and correct as of the First Effective Time, no deduction or withholding shall be made under the Laws of Canada (or any province thereof) from any such amounts (other than, for greater certainty, (A) any dividend or other distribution referenced in Section 2.2(c), and (B) amounts referred to in Section 2.3 that are attributable to personal services performed by the applicable payee in Canada or any province thereof or by an applicable payee who is a resident, for income Tax purposes, of Canada) except to the extent that any such deduction or withholding shall be required by a change in Law after the date of this Agreement. To the extent that amounts are so deducted or withheld and timely paid over to the relevant Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(c)    Treatment of Unexchanged Shares. No dividends or other distributions, if any, with a record date after the First Effective Time with respect to Parent Common Shares shall be paid to the holder of any unsurrendered shares of Company Common Stock to be converted into Parent Common Shares pursuant to Section 2.1(a)(i) until such holder shall surrender such shares of Company Common Stock in accordance with this Section 2.2. After the surrender in accordance with this Section 2.2 of a share of Company Common Stock to be converted into Parent Common Shares pursuant to Section 2.1(a)(i), the holder thereof shall be entitled to receive (in addition to the Merger Consideration and the Fractional Share Cash Amount payable to such holder pursuant to this Article 2) any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Parent Common Shares represented by such share of Company Common Stock, less such withholding or deduction for any Taxes required by applicable Law.

(d)    Closing of Transfer Books. At the First Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the First Surviving Corporation of the shares of Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the First Effective Time. If, after the First Effective Time, Certificates or Book-Entry Shares are presented to the Second Surviving Corporation, Parent or the Exchange Agent for transfer or any other reason, the holder of any such Certificates or Book-Entry Shares shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the consideration to which such holder is entitled pursuant to this Article 2.

(e)    Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of shares of Company Common Stock or Company Preferred Stock on the first anniversary of the First Effective Time shall thereafter be delivered, at the direction of Surviving Merger Sub, to Parent on demand, and any former holders of shares of Company Common Stock or Company Preferred Stock who have not surrendered their shares in accordance with this Article 2 shall thereafter look only to Parent for payment of their claim for the Merger Consideration (together with the Fractional Share Cash Amount and any dividends or other distributions payable pursuant to Section 2.2(c)) or Preferred Merger Consideration, as applicable, without any interest thereon, on due surrender of their shares.

(f)    No Liability. Anything herein to the contrary notwithstanding, none of the Company, Parent, either Merger Sub, the First Surviving Corporation, the Second Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock or Company Preferred Stock for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock or Company Preferred Stock as of immediately prior to the date on which the Exchange Fund would otherwise escheat to, or become property of, any Governmental Entity shall cease to represent any claim of any kind or nature and shall be deemed to be surrendered for cancellation to Parent.

(g)    Investment of Exchange Fund. The Exchange Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article 2, and following any losses from any such investment, Parent shall promptly provide, on behalf of Surviving Merger Sub, additional funds to the Exchange Agent for the benefit of the holders of shares of Company Common Stock or Company Preferred Stock. Any interest and other income resulting from such investments shall be paid to or at the direction of Parent pursuant to Section 2.2(e).

(h)    Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, on the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (together with the Fractional Share Cash Amount and any dividends or other distributions deliverable pursuant to Section 2.2(c)) or the Preferred Merger Consideration, as applicable, payable in accordance with Section 2.1 with respect to the shares of Company Common Stock or Company Preferred Stock represented by such lost, stolen or destroyed Certificate.

Section 2.3    Treatment of Company Equity Awards.

(a)    Each option to purchase shares of Company Common Stock (each, a “Company Option”), whether vested or unvested, that is outstanding as of immediately prior to the First Effective Time shall, at the First Effective Time, become fully vested and be converted into the right to receive an amount in cash equal to (i) the excess, if any of (A) the Merger Consideration Value over (B) the exercise price per share of Company Common Stock of such Company Option multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Option as of immediately prior to the First Effective Time. Parent shall or shall cause the Second Surviving Corporation or one of its Subsidiaries, as applicable, to deliver to the holders of Company Options the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, promptly but no later than the next scheduled payroll of the Company that is at least four Business Days after the First Effective Time. For the avoidance of doubt, any Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Merger Consideration Value shall be cancelled at the First Effective Time for no consideration or payment.

(b)    Each award of shares of Company Common Stock granted subject to any vesting, forfeiture or other lapse restrictions (each, a “Company Restricted Share Award”) that is outstanding as of immediately prior to the First Effective Time, shall, at the First Effective Time, become fully vested and be converted into the right to receive (i) the Merger Consideration in respect of each share of Company Common Stock subject to such Company Restricted Share Award as of immediately prior to the First Effective Time and (ii) the accrued but unpaid cash dividends corresponding to each share of Company Common Stock subject to such Company Restricted Share Award. Parent shall or shall cause the Second Surviving Corporation or one of its Subsidiaries, as applicable, to pay to the holders of Company Restricted Share Awards the cash amounts and Parent Common Shares described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, promptly but no later than the next scheduled payroll of the Company that is at least four Business Days after the First Effective Time.

(c)    Each award of performance shares that corresponds to shares of Company Common Stock (each, a “Company Performance Share Award”) that is outstanding as of immediately prior to the First Effective Time, shall, at the First Effective Time, be converted into an award that entitles the holder thereof, upon vesting, to receive an amount in cash equal to the Merger Consideration Value in respect of each share of Company Common Stock subject to such Company Performance Share Award, with the number of shares of Company Common Stock subject to each such award equal to 200% of the target number of shares of Company Common Stock covered by each such award as of immediately prior to the First Effective Time. Except as otherwise provided in this Section 2.3(c), each cash-based award covered by this Section 2.3(c) shall have the same terms and conditions (including vesting terms and conditions) as applied to the corresponding Company Performance Share Award; provided, that the performance-based vesting conditions shall no longer apply, the award will be subject only to service-based vesting, and each such award shall vest in full upon a Qualifying Termination.

(d)    Each share of director deferred stock (each, a “Director Deferred Share”) that is outstanding as of immediately prior to the First Effective Time, shall, at the First Effective Time, be converted into the right to receive the Merger Consideration. Parent shall or shall cause the Second Surviving Corporation or one of its Subsidiaries, as applicable, to deliver to the holders of Director Deferred Shares the cash amounts and Parent Common Shares described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, promptly but no later than the next scheduled payroll of the Company that is at least four Business Days after the First Effective Time.

(e)    Prior to the First Effective Time, the Company, through the Company Board or an appropriate committee thereof, shall adopt such resolutions as may reasonably be required in its discretion to effectuate the actions contemplated by this Section 2.3.

(f)    Notwithstanding anything in Section 2.3(a), Section 2.3(b) or Section 2.3(c) to the contrary, but subject to Section 5.1(b), (i) to the extent the terms of any Company Option, Company Restricted Share Award or Company Performance Share Award granted on or after March 21, 2021 and not in violation of this Agreement expressly provide for treatment in connection with the occurrence of the First Effective Time that is different from the treatment prescribed by this Section 2.3, or (ii) as mutually agreed by the parties hereto and a holder of any Company Option, Company Restricted Share Award or Company Performance Share Award, then in each case, the terms of such Company Option, Company Restricted Share Award or Company Performance Share Award, as applicable, shall control (and the applicable provisions of this Section 2.3 shall not apply).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents furnished or filed prior to the date of this Agreement (including any documents incorporated by reference therein and excluding any disclosures set forth in any “risk factors” section or in any “forward-looking statements” section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the disclosure schedules delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedules shall be deemed disclosed with respect to any other section or subsection of this Agreement and the Company Disclosure Schedules to the extent that the relevance thereof is reasonably apparent on its face), the Company represents and warrants to Parent and each Merger Sub as follows as of the date of this Agreement and as of the Closing Date (other than such representations and warranties that are expressly made as of a certain date, which are made as of such date):

Section 3.1    Qualification, Organization, Subsidiaries.

(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and (where such concept is recognized) in good standing under the Laws of its respective jurisdiction of incorporation or organization, as applicable. Each of the Company and its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, complete and correct copies of the Organizational Documents of the Company and each of its Significant Subsidiaries, each as amended prior to the date of this Agreement, and each as made available to Parent is in full force and effect.

(b)    All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company’s Subsidiaries have been validly issued and are owned by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary of the Company, free and clear of all Liens other than restrictions imposed by applicable securities Laws or the Organizational Documents of any such Subsidiary or any Permitted Liens.

Section 3.2    Capitalization.

(a)    The authorized share capital of the Company consists of 400,000,000 shares of Company Common Stock, 840,000 shares of Preferred Stock, par value $25 per share (the “Company Preferred Stock”) and 2,000,000 shares of New Series Preferred Stock, par value $1 per share (the “Company New Series Preferred Stock”). As of September 9, 2021, there were (i) 90,976,580 shares of Company Common Stock issued and outstanding (including 187,529 shares of Company Common Stock subject to Company Restricted Share Awards but no shares of Company Common Stock underlying outstanding Company Performance Share Awards and not including shares held in treasury), (ii) 32,375,605 shares of Company Common Stock held in treasury, (iii) 214,542 shares of Company Preferred Stock issued and outstanding (not including shares held in treasury), (iv) 435,194 shares of Company Preferred Stock held in treasury, (v) no shares of Company New Series Preferred Stock issued and outstanding, (vi) Company Options to purchase an aggregate of 571,189 shares of Company Common Stock issued and outstanding, (vii) 116,358 shares of Company Common Stock underlying outstanding Company Performance Share Awards if performance conditions are satisfied at the target level, and (viii) 10,082.6654 shares of Company Common Stock underlying outstanding Director Deferred Shares. All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized and validly issued as fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. To the Knowledge of the Company, as of the date hereof, no Person is the beneficial owner of ten percent or more of the issued shares of the Company Common Stock. The Company ESPP was terminated effective as of June 30, 2021, and no participant has any purchase rights thereunder.

(b)    Except as set forth in Section 3.2(a) or as required by the terms of the Company Benefit Plans, as of the date of this Agreement, (i) the Company does not have any shares of its capital stock issued or outstanding, other than shares of Company Common Stock that have become outstanding after September 9, 2021, which were reserved for issuance as of September 9, 2021 as set forth in Section 3.2(a), and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock of the Company or any of the Company’s Subsidiaries to which the Company or any of the Company’s Subsidiaries is a party obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock of the Company or any of the Company’s Subsidiaries or securities convertible into, exercisable for or exchangeable for such shares, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, or (C) redeem or otherwise acquire any such shares of capital stock.

(c)    Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into, exercisable for or exchangeable for securities having the right to vote) with the stockholders of the Company on any matter. No Subsidiary of the Company owns any capital stock of the Company. Except for its interests (i) in its Subsidiaries and (ii) in any Person in connection with any joint venture, partnership or other similar arrangement with a third party, the Company does not own, directly or indirectly, any capital stock of, or other equity interests in any Person.

(d)    Except for any voting trust agreement entered into in compliance with Section 5.8(c) of this Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

(e)    Section 3.2(e) of the Company Disclosure Schedules lists each Subsidiary of the Company, its jurisdiction of organization and the percentage of its equity interests directly or indirectly held by the Company.

Section 3.3    Corporate Authority Relative to This Agreement; Consents and Approvals; No Violation.

(a)    The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except for the Company Stockholder Approval and the filing of the First Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and each Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(b)    The Company Board at a duly called and held meeting has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement (the “Company Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholder Meeting.

(c)    The execution, delivery and performance by the Company of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by the Company do not and will not require the Company or any of its Subsidiaries to procure, make or provide prior to the Closing Date any consent, approval, authorization or permit of, action by, filing with or notification to any United States or foreign, state, provincial, territorial or local governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”), other than (i) the filing of the First Certificate of Merger and the Second Certificate of Merger, (ii) authorizations from, or such other actions as are required to be made with or obtained from, the STB, (iii) authorizations from, or such other actions as are required to be made with or obtained from, the Federal Communications Commission (the “FCC”), (iv) compliance with any applicable requirements of any Antitrust Laws, (v) authorizations from, or such other actions as are required to be made with or obtained from, the COFECE and the IFT, (vi) the filing of notices with the ARTF and the SCT, (vii) compliance with the applicable requirements of the Securities Act and the Exchange Act, including the filing with the SEC of the Form F-4 (including the Proxy Statement/Prospectus), (viii) compliance with the rules and regulations of the NYSE, (ix) compliance with any applicable foreign or state securities or blue sky laws and (x) the other consents and/or notices set forth on Section 3.3(c) of the Company Disclosure Schedules (clauses (i) through (x), collectively, the “Company Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)    Assuming compliance with the matters referenced in Section 3.3(c) and receipt of the Company Approvals and the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Mergers and the other transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of the

Company or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding on or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract, instrument, permit, concession, franchise, right or license binding on the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right or loss that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4    Reports and Financial Statements.

(a)    The Company has filed or furnished, on a timely basis, all forms, statements, certifications, documents and reports required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2018 (the forms, statements, certifications, documents and reports so filed or furnished by the Company and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the “Company SEC Documents”), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied, or if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and no Company SEC Document as of its date (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such amended or superseding filing) contained, and no Company SEC Documents filed with or furnished to the SEC subsequent to the date of this Agreement will contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)    The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) thereunder, or the rules and regulations promulgated by the SEC, since December 31, 2018, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

(c)    The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (or, if any such Company SEC Document is amended or superseded by a filing prior to the date of this Agreement, such amended or superseding Company SEC Document) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in all material respects in conformity with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 3.5    Internal Controls and Procedures.

(a)    The Company has established and maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective in providing reasonable assurance that all information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents.

(b)    The Company maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company in all material respects, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, that access to assets is permitted only in accordance with authorizations of management and directors of the Company and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The records, systems, controls, data and information of the Company and its Subsidiaries that are used in the systems of disclosure controls and procedures and of financial reporting controls and procedures described above are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or a wholly owned Subsidiary of the Company or its accountants, except as would not reasonably be expected to adversely affect or disrupt, in any material respect, the Company’s systems of disclosure controls and procedures and of financial reporting controls and procedures or the reports generated thereby.

(c)    The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2020, and such assessment concluded that such controls were effective. The Company has disclosed, based on its most recent evaluation of its internal controls prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board, (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting. As of the date of its most recent audited financial statements, neither the Company nor its auditors had identified any significant deficiencies or material weaknesses in its internal controls over financial reporting and, as of the date of this Agreement, to the Knowledge of the Company, nothing has come to its attention that has caused it to believe that there are any material weaknesses or significant deficiencies in such internal controls. To the Knowledge of the Company, since December 31, 2018, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company employees regarding questionable accounting or auditing matters, have been received by the Company. To the Knowledge of the Company, since December 31, 2018, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the Company Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting, including in instances not required by those rules.

Section 3.6    No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2020, and the footnotes to such consolidated balance sheet, in each case set forth in the Company’s report on Form 10-K for the fiscal year ended December 31, 2020, (b) as expressly permitted or contemplated by this Agreement, (c) for liabilities or obligations that have been discharged or paid in full, (d) for liabilities arising in connection with obligations under any existing Contract (except to the extent such liabilities arose or resulted from a breach or a default of such Contract), (e) for liabilities and obligations incurred in the Ordinary Course of Business since December 31, 2020 (the “Company Balance Sheet Date”); or (f) as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company has any liabilities or obligations that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries.

Section 3.7    Compliance with Law; Permits.

(a)    The Company and its Subsidiaries have been since December 31, 2018 in compliance with and not in default under or in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, Order, injunction or decree of any Governmental Entity (collectively, “Laws” and each, a “Law”) applicable to the Company and its Subsidiaries, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    The Company and its Subsidiaries are in possession of all franchises, grants, concessions, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, tariffs, qualifications, registrations and orders of any Governmental Entities (“Permits”) necessary for the Company and the Company’s Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (such Permits, the “Company Permits”), except where the failure to have any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect and are not subject to any administrative or judicial proceeding that would reasonably be expected to result in modification, termination or revocation thereof, and the Company and each of its Subsidiaries is in compliance with the terms and requirements of such Company Permit, except where the failure to be in full force and effect or in compliance or where such proceeding would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)    Neither the Company nor any of its Subsidiaries has received any written notice that the Company or its Subsidiaries is in violation of any Law applicable to the Company or any of its Subsidiaries or any Permit, except for such violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no Actions pending, threatened in writing or, to the Knowledge of the Company, otherwise threatened that would reasonably be expected to result in the revocation, withdrawal, suspension, non-renewal, termination, revocation, or adverse modification or limitation of any such Permit, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8    Anti-Corruption; Anti-Bribery; Anti-Money Laundering.

(a)    The Company, its Subsidiaries and, to the Knowledge of the Company, each of their directors, officers, employees, agents and each other Person acting on behalf of the Company or its Subsidiaries are in all material respects in compliance with and for the past five years, have in all material respects complied with (a) the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and (b) the provisions of all anti-bribery, anti-corruption and anti-money laundering Laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business on behalf of the Company or any of its Subsidiaries (“Anti-Corruption Laws”). The Company and its Subsidiaries have since December 31, 2018 (i) instituted policies and procedures that are reasonably designed to ensure compliance in all material respects with the FCPA and other anti-bribery, anti-corruption and anti-money laundering Laws in each jurisdiction in which the Company or any of its Subsidiaries operate and (ii) maintained such policies and procedures in full force and effect in all material respects.

(b)    None of the Company, its Subsidiaries or, to the Knowledge of the Company, any of their directors, officers and employees and each other Person acting on behalf of the Company or its Subsidiaries has, in the past five years, directly or indirectly, violated any, or been subject to actual or, to the Knowledge of the Company, pending or threatened Proceedings, settlements or enforcement actions alleging violations on the part of any of the foregoing Persons of the FCPA or Anti-Corruption Laws or any terrorism financing Law.

(c)    None of the Company, its Subsidiaries or, to the Knowledge of the Company, any of their directors, officers and their employees or any other Person acting on behalf of the Company or its Subsidiaries has, in the past five years: (i) directly or indirectly, paid, offered or promised to pay, or authorized or ratified the payment of any monies, gifts or anything of value (A) which would violate any applicable Anti-Corruption Law, including the FCPA, applied for purposes hereof as it applies to domestic concerns, or (B) to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of (x) influencing any act or decision of such official or of any Governmental Entity, (y) to obtain or retain business, or direct business to any Person or (z) to secure any other improper benefit or advantage; or (ii) aided, abetted, caused (directly or indirectly), participated in, or otherwise conspired with, any Person to violate the terms of any Order.

Section 3.9    Sanctions.

(a)    For the past five years, the Company and each of its Subsidiaries has been, and currently is, in all material respects in compliance with relevant economic sanctions and export control Laws in jurisdictions in which the Company or any of its Subsidiaries do business or are otherwise subject to jurisdiction, including the United States International Traffic in Arms Regulations, the Export Administration Regulations, and United States sanctions Laws and regulations administered by the United States Department of the Treasury’s Office of Foreign Assets Control or the United States Department of State (collectively “Export and Sanctions Regulations”).

(b)    None of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of any of the Company or its Subsidiaries, in their capacity as such, is currently, or has in the past five years: (i) a Sanctioned Person or (ii) engaging in any dealings or transactions with, or for the benefit of, any Sanctioned Person or in any Sanctioned Country, to the extent such activities would cause the Company to violate applicable Export and Sanctions Regulations.

(c)    For the past five years, the Company and its Subsidiaries have (i) instituted policies and procedures that are reasonably designed to ensure compliance in all material respects with the Export and Sanctions Regulations in each jurisdiction in which the Company and its Subsidiaries operate or are otherwise subject to jurisdiction and (ii) maintained such policies and procedures in full force and effect in all material respects.

(d)    For the past five years, neither the Company nor any of its Subsidiaries (w) has been found in violation of, charged with or convicted of, any Export and Sanctions Regulations, (x) to the Knowledge of the Company, is under investigation by any Governmental Entity for possible violations of any Export and Sanctions Regulation, (y) has been assessed civil penalties under any Export and Sanctions Regulations or (z) has filed any voluntary disclosures with any Governmental Entity regarding possible violations of any Export and Sanctions Regulations.

Section 3.10    Environmental Laws and Regulations.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries have for the past five years conducted their respective businesses in compliance with all applicable Environmental Laws; (ii) for the past five years, neither the Company nor any of its Subsidiaries has received any written notices, demand letters or written requests for information from any Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of or has liability under any Environmental Law and there are no legal, administrative, arbitral or other proceedings, claims or actions pending, or to the Knowledge of the Company threatened, against the Company or any of its Subsidiaries alleging any violation of or liability relating to any Environmental Law, in each case other than with respect to matters that have been fully resolved; (iii) to the Knowledge of the Company, there has been no treatment, storage or release of any Hazardous Substance in violation of or as could reasonably be expected to result in liability under any applicable Environmental Law from any properties currently or formerly owned or leased or held under concession by the Company or any of its Subsidiaries or any predecessor; and (iv) neither the Company nor any Subsidiary is subject to any agreement, order, judgment, decree or agreement by or with any Governmental Entity or other third party imposing any liability or obligation relating to any Environmental Law.

(b)    The generality of any other representations and warranties in this Agreement notwithstanding, the representations and warranties in this Section 3.10 shall be deemed to be the Company’s sole and exclusive representations and warranties in this Agreement with respect to Environmental Laws, Hazardous Substances and any other environmental matters.

Section 3.11    Employee Benefit Plans; Labor Matters.

(a)    Section 3.11(a) of the Company Disclosure Schedules lists all material Company Benefit Plans.

(b)    The Company has made available to Parent, with respect to each material Company Benefit Plan, each writing constituting a part of such Company Benefit Plan, including all amendments thereto.

(c)    Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan (including any related trusts) has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on a favorable opinion issued by the Internal Revenue Service, (iii) no Company Benefit Plan is subject to Title IV of ERISA, (iv) no employee benefit plan of the Company or its Subsidiaries is a Multiemployer Plan or a plan subject to Title IV of ERISA that has two or more contributing sponsors, at least two of whom are not under common control, (v) all contributions or other amounts payable by the Company or any of its Subsidiaries with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and (vi) there are no pending, threatened or, to the Knowledge of the Company, anticipated claims (other than claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto.

(d)    With respect to any Multiemployer Plan contributed to by the Company or any ERISA Affiliate, neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied as to an amount that would reasonably be expected to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole.

(e)    Except as provided in this Agreement or required by applicable Law, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or director of the Company or any of its Subsidiaries to severance pay, or any other payment from the Company or its Subsidiaries, (ii) accelerate the time of payment or vesting, or increase the amount of, compensation due to any such employee or consultant, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan or (iv) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the First Effective Time.

(f)    The execution and delivery of this Agreement, stockholder or other approval of this Agreement or the consummation of the transactions contemplated by this Agreement would not, either alone or in combination with another event, result in the payment of any “excess parachute payment” as defined Section 280G(b)(1) of the Code.

(g)    The Company is not a party to nor does it have any obligation under any Company Benefit Plan to compensate, indemnify or reimburse any person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(h)    The Company and its Subsidiaries are in compliance with their obligations pursuant to all notification and bargaining obligations arising under any Company Labor Agreements, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(i)    Except as would not reasonably be expected to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole as of the date of this Agreement, (A) there are no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries; (B) to the Knowledge of the Company, there is no union organizing effort pending or threatened against the Company or any of its Subsidiaries; (C) there is no labor dispute or labor arbitration proceeding pending or, to the Knowledge of the

Company, threatened against the Company or any of its Subsidiaries (other than, in each case, routine grievances, including those brought by unions or other collectively represented employees, to be heard by the applicable Governmental Entity); and (D) there is no slowdown, or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to employees of the Company or any of its Subsidiaries;.

(j)    Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2018, the Company and its Subsidiaries have complied with all applicable Laws with respect to employment and employment practices (including all applicable Laws, rules and regulations regarding wage and hour requirements, employee and worker classification, immigration status, discrimination in employment, harassment, employee health and safety, and collective bargaining).

(k)    The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or similar organization is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby other than any consent, consultation or formal advice, the failure of which to obtain or, in the case of consultation, engage in, would not delay or prevent the consummation of the transactions contemplated by this Agreement or otherwise reasonably be expected to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole as of the date of this Agreement.

Section 3.12    Absence of Certain Changes or Events.

(a)    Since the Company Balance Sheet Date through the date of this Agreement, there has not been any event, change, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    From the Company Balance Sheet Date through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business.

Section 3.13    Investigations; Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement: (a) to the Knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of the Company’s Subsidiaries; and (b) there are no Actions pending (or, to the Knowledge of the Company, threatened) against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective assets or properties at law or in equity before, and there are no Orders of, any Governmental Entity against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective assets or properties.

Section 3.14    Company Information. The information supplied or to be supplied by the Company for inclusion in (i) the proxy statement relating to the Company Stockholder Meeting, which will be used as a prospectus of Parent with respect to the Parent Common Shares issuable in connection with the First Merger (together with any amendments or supplements thereto, the “Proxy Statement/Prospectus”), (ii) the registration statement on Form F-4 pursuant to which the offer and sale of Parent Common Shares in connection with the First Merger will be registered pursuant to the Securities Act and in which the Proxy Statement/Prospectus will be included as a prospectus of Parent (together with any amendments or supplements thereto, the “Form F-4”) or (iii) the management information circular relating to the Parent Shareholder Meeting (together with any amendments or supplements thereto, the “Management Information Circular”) will not, at the time the Proxy Statement/Prospectus is first mailed to the Company’s stockholders, at the time the Management Information Circular is first mailed to Parent’s shareholders, at the time of the Company Stockholder Meeting and the Parent Shareholder Meeting or at the time the Form F-4 (and any amendment or supplement thereto) is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or either Merger Sub for inclusion or incorporation by reference therein.

Section 3.15    Tax Matters.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them under applicable Law with the appropriate Governmental Entity and all such filed Tax Returns are complete and accurate; (ii) the Company and each of its Subsidiaries have paid all Taxes required to be paid under applicable Law to the appropriate Governmental Entity and have withheld all Taxes required to be withheld by any of them (including in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder or other third party), except, in the case of clauses (i) and (ii), with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP; (iii) as of the date of this Agreement, there are not pending or, to the Knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice within the past six years of any claim made by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries, as applicable, does not file a Tax Return, that the Company or such Subsidiary is or may be subject to income taxation by, or have an obligation to file an income Tax Return in, that jurisdiction (and, solely in the case of the CRA, has not received such written notice within the past eight years); (iv) there are no liens for Taxes on any property of the Company or any of its Subsidiaries, except for Permitted Liens; (v) neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code; (vi) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2); (vii) neither the Company nor any of its Subsidiaries (A) is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement (1) exclusively between or among the Company and/or its Subsidiaries or (2) not primarily related to Taxes and entered into in the Ordinary Course of Business), (B) has been a member of an affiliated, consolidated, unitary or combined group filing a consolidated federal income Tax Return (other than a group the common parent of which is or was the Company or any of its Subsidiaries), or (C) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of federal, state, local or non-U.S. Law), as a transferee or successor; (viii) each Mexican Subsidiary of the Company has complied with all of its obligations to disclose reportable schemes within the meaning of Article 199 of the Federal Fiscal Code (Código Fiscal de la Federación); (ix) each Mexican Subsidiary of the Company has fulfilled all of its Mexican Income Tax and VAT Law obligations with respect to the labor structure that it has in place, including the 6% withholding tax obligation under Article 1-A, subsection IV of the VAT Law and the obligation to receive the information contained in Article 27, subsection V of the Mexican Income Tax Law in effect before 2020, and no Tax benefit has been claimed in respect of any Mexican Tax invoice issued in favor of any Mexican Subsidiaries of the Company by a Person included on the list published on the webpage of the Mexican Tax Authorities and/or in the Mexican Official Gazette (Diario Oficial de la Federación) in terms of article 69-B of the Mexican Federal Tax Code; and (x) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or to exclude any item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any closing agreement, installment sale, or open transaction disposition, (B) any accounting method change or agreement with any Governmental Entity or (C) any election pursuant to Section 965(h) of the Code, in each case, made prior to the Closing.

(b)    Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to (i) prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) cause the stockholders (other than any Excepted Stockholder) of the Company to recognize gain pursuant to Section 367(a)(1) of the Code, (iii) cause Parent to be treated as a “domestic corporation” pursuant to Section 7874(b) of the Code as a result of the Mergers, or (iv) prevent or impede the Company from being able to deliver the executed Company Tax Certificate at Closing. As of the date of this Agreement, the Company believes it will be able to provide the Company Tax Certificate at the Closing.

(c)    At no time during the 60 months immediately preceding the First Effective Time will more than 50% of the fair market value of the Company’s capital stock have been derived, directly or indirectly, from one or any combination of: real or immovable property situated in Canada, Canadian resources properties, timber resource properties and options in respect of, or interests in, any such property (whether or not such property exists), each within the meaning of the CITA.

(d)    The generality of any other representations and warranties in this Agreement notwithstanding, the representations and warranties in this Section 3.15 and, to the extent applicable, Section 3.11 shall be deemed to be the Company’s sole and exclusive representations and warranties in this Agreement with respect to Tax matters.

Section 3.16    Intellectual Property; IT Assets; Privacy.

(a)    Section 3.16(a) of the Company Disclosure Schedule sets forth a true, correct and complete list as of the date hereof of all material Registered Company Intellectual Property. Each such material item of Registered Company Intellectual Property is, to the Knowledge of the Company, subsisting and not invalid or unenforceable. No such material Registered Company Intellectual Property (other than any applications for Registered Company Intellectual Property) has expired or been cancelled or abandoned, except in accordance with the expiration of the term of such rights, or in the Ordinary Course of Business based on a reasonable business judgement of the Company.

(b)    The Company and its Subsidiaries (i) own or have a written, valid and enforceable right to use all material Intellectual Property used in or necessary for the operation of their respective businesses and (ii) own all right, title, and interest in all Company Intellectual Property, free and clear of all Liens (other than Permitted Liens), in each case, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no Company Intellectual Property material to any business of the Company and its Subsidiaries is subject to any Order or Contract materially and adversely affecting the Company’s and its Subsidiaries’ ownership or use of, or any rights in or to, any such Intellectual Property.

(c)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since December 31, 2018, to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries has not infringed, violated or otherwise misappropriated any Intellectual Property of any third Person. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Knowledge of the Company, since December 31, 2018, no third Person has infringed, violated or otherwise misappropriated any Company Intellectual Property and (ii) to the Knowledge of the Company, there is, and there has been since December 31, 2018, no pending claim or asserted claim in writing asserting that the Company or any Subsidiary has infringed, violated or otherwise misappropriated, or is infringing, violating or otherwise misappropriating, any Intellectual Property of any third Person.

(d)    The Company and its Subsidiaries have received from each Person (including current and former employees and contractors) who has created or developed any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries, a written, valid, enforceable, present assignment of such Intellectual Property to the Company or its applicable Subsidiary.

(e)    The Company and its Subsidiaries own all right, title and interest in and to the Company IT Assets, free and clear of any Liens other than Permitted Liens, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, the Company and its Subsidiaries own or have a written valid and enforceable right to use all IT Assets, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have taken reasonable steps and implemented reasonable safeguards, consistent with best industry practices, to protect the IT Assets from any unauthorized access, use or other security breach. The IT Assets: (i) operate and perform in all material respects as required by the Company and its Subsidiaries for the operation of their respective businesses, (ii) since December 31, 2018, except as, individually or in the aggregate, has not resulted in, and is not reasonably expected to result in, material liability to, or material disruption of the business operations of, the Company and its Subsidiaries, (A) have not malfunctioned or failed, suffered unscheduled downtime, or been subject to unauthorized access, use or other security breach, and (B) have been free from any viruses, Trojan horses, spyware or other malicious code.

(f)    The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the material Trade Secrets owned by the Company and its Subsidiaries, and to the Knowledge of the Company, no such material Trade Secrets has been used or discovered by or disclosed to any Person except pursuant to written, valid and enforceable non-disclosure agreements protecting the confidentiality thereof, which agreements have not been breached in any material respect.

(g)    Since December 31, 2018, the Company and its Subsidiaries have in all material respects complied with all Privacy Laws and with its and their privacy policies and other contractual commitments relating to privacy, security or processing of personal information or data. Except as has been and would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, since December 31, 2018, neither the Company nor any of its Subsidiaries has received any written threat, notice or claim alleging (i) non-compliance with any Privacy Laws or with such privacy policies or contractual commitments or (ii) a violation of any third Person’s rights under Privacy Laws or such privacy policies or contractual commitments, including any third Person’s rights with respect to Sensitive Data. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, since December 31, 2018, to the Knowledge of the Company, there has been no unauthorized access, use, processing, transfer or disclosure, or any loss or theft, of Sensitive Data or other personal or personally identifiable information that are protected by Privacy Laws while such Sensitive Data or such other personal or personally identifiable information was in the possession or control of the Company, its Subsidiaries or third-party vendors or service providers.

Section 3.17    Title to Assets. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or one of its Subsidiaries has good and valid title to all tangible assets owned by the Company or any of its Subsidiaries as of the date of this Agreement, free and clear of all Liens other than Permitted Liens, or good and valid leasehold interests in all tangible assets leased or subleased by the Company or any of its Subsidiaries as of the date of this Agreement, or good and valid rights under the corresponding concession in all tangible assets held subject to such concession by the Company or any of its Subsidiaries as of the date of this Agreement.

Section 3.18    Title to Properties.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Contract under which the Company or any of its Subsidiaries is the landlord, sublandlord, tenant, subtenant or occupant (a “Company Real Property Lease”) with respect to material real property leased, subleased, held under concession, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries (collectively, including the improvements thereon, “Company Leased Real Property”) is valid and binding on the Company or the Subsidiary thereof party thereto, and, to the Knowledge of the Company, each other party thereto. Neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of the Company Leased Real Property that would reasonably be expected to adversely affect the existing use of the remaining portion of the Company Leased Real Property by the Company or its Subsidiaries in the operation of their business thereon, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no uncured default by the Company or any of its Subsidiaries under any Company Real Property Lease or, to the Knowledge of the Company, by any other party thereto, and, to the Knowledge of the Company, no event has occurred that with the lapse of time or the giving of notice or both would reasonably be expected to constitute a default thereunder by the Company or any of its Subsidiaries or by any other party thereto. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of termination or cancelation, and to the Knowledge of the Company, no termination or cancelation is threatened, under any material Company Real Property Lease.

(b)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or its Subsidiaries has good and valid title to all of the real property owned by the Company and its Subsidiaries (the “Owned Real Property”).

(c)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice of any condemnation proceeding or proposed action or agreement for taking in lieu of condemnation, nor is any such proceeding, action or agreement pending before a Governmental Entity or, to the Knowledge of the Company, threatened, with respect to any portion of any Owned Real Property.

Section 3.19    Opinion of Financial Advisor. The Company Board has received the opinions of BofA Securities, Inc. and Morgan Stanley & Co. LLC, substantially to the effect that, as of the date of such opinions and subject to the assumptions, limitations, qualifications and other matters stated therein, the Merger Consideration to be received by the holders of Company Common Stock (other than the Excluded Shares and the Dissenting Shares) in the First Merger pursuant to this Agreement is fair, from a financial point of view, to such holders.

Section 3.20    Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding shares of Company Voting Stock in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote of holders of securities of the Company that is required to approve this Agreement and the transactions contemplated hereby, including the Mergers.

Section 3.21    Material Contracts.

(a)    Except for this Agreement, agreements filed as exhibits to the Company SEC Documents or as set forth in Section 3.21 of the Company Disclosure Schedules, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or expressly bound by any Contract (excluding any Company Benefit Plan) that:

(i)    would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

(ii)    is a Company Real Property Lease pursuant to which the Company or any of its Subsidiaries leases real property that is material to the business of the Company and its Subsidiaries, taken as a whole;

(iii)    contains restrictions on the right of the Company or any of its Subsidiaries to engage in activities competitive with any Person or to solicit customers or suppliers anywhere in the world, other than restrictions (A) pursuant to limitations on the use by the Company or its Subsidiaries of rail lines set forth in the agreements conveying those lines or granting rights to operate them, (B) that are part of the terms and conditions of any “requirements” or similar agreement under which the Company or any of its Subsidiaries has agreed to procure goods or services exclusively from any Person, or (C) that are not material to the business of the Company and its Subsidiaries, taken as a whole;

(iv)    grants “most favored nation” status that, following the Mergers, would apply to Parent and its Subsidiaries, including the Company and its Subsidiaries;

(v)    provides for the formation, creation, operation, management or control of any joint venture, partnership or other similar arrangement with a third party;

(vi)    is an indenture, credit agreement, loan agreement, note, or other Contract providing for indebtedness for borrowed money of the Company or any if its Subsidiaries (other than indebtedness among the Company and/or any of its Subsidiaries) in excess of $50 million;

(vii)    is a settlement, conciliation or similar Contract that would require the Company or any of its Subsidiaries to pay consideration of more than $20 million after the date of this Agreement or that contains material restrictions on the business and operations of the Company or any of its Subsidiaries;

(viii)    provides for the acquisition or disposition by the Company or any of its Subsidiaries of any business (whether by merger, sale of stock, sale of assets or otherwise), or any real property, that would, in each case, reasonably be expected to result in the receipt or making by the Company or any Subsidiary of the Company of future payments in excess of $25 million;

(ix)    is an acquisition agreement that contains material “earn-out” or other material contingent payment obligations;

(x)    obligates the Company or any Subsidiary of the Company to make any future capital investment or capital expenditure outside the Ordinary Course of Business and in excess of $50 million;

(xi)    provides for the procurement of services or supplies from a Company Top Supplier by the Company or any of its Subsidiaries, or provides for sales to a Company Top Customer by the Company or any of its Subsidiaries;

(xii)    limits or restricts the ability of the Company or any of its Subsidiaries to declare or pay dividends or make distributions in respect of their capital stock, partner interests, membership interests or other equity interests;

(xiii)    other than any sales and marketing Contracts entered into the Ordinary Course of Business, is a Contract pursuant to which the Company or any of its Subsidiaries is a party, or is otherwise bound, and the contracting counterparty of which (A) is a Governmental Entity or (B) to the Knowledge of the Company, has entered into such Contract in its capacity as a prime contractor or other subcontractor of any Contract with a Governmental Entity and such Contract imposes upon the Company obligations or other liabilities due to such Governmental Entity; or

(xiv)    is a Contract pursuant to which (A) the Company or any of its Subsidiaries is granted any license or other right with respect to Intellectual Property of another Person, where such Contract is material to the business of the Company or any of its Subsidiaries (other than non-exclusive licenses for unmodified, commercially available “off-the-shelf” software that have been granted on standardized, generally available terms); or (B) the Company or any of its Subsidiaries grants to another Person any license or other right with respect to any material Company Intellectual Property.

Each Contract of the type described in clauses (i) – (xiv) of this Section 3.21(a) is referred to herein as a “Company Material Contract.”

(b)    True, correct and complete copies of each Company Material Contract have been publicly filed with the SEC prior to the date of this Agreement or otherwise made available to Parent. Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, as of the date of this Agreement, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement, each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions.

Section 3.22    Suppliers and Customers.

(a)    Section 3.22(a) of the Company Disclosure Schedules sets forth a correct and complete list of (i) the top 10 suppliers (each a “Company Top Supplier”) and (ii) the top 10 customers (each a “Company Top Customer”), respectively, by the aggregate dollar amount of payments to or from, as applicable, such supplier or customer, during the calendar year 2020.

(b)    Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since December 31, 2019 through the date of this Agreement, (i) there has been no termination of or a failure to renew the business relationship of the Company or its Subsidiaries with any Company Top Supplier or any Company Top Customer and (ii) no Company Top Supplier or Company Top Customer has notified the Company or any of its Subsidiaries that it intends to terminate or not renew its business.

Section 3.23    Canadian Assets and Revenues. Neither the aggregate value of the assets in Canada of the Company, nor the gross revenues from sales in or from Canada generated from those assets, exceeds CDN $93 million as determined in accordance with Part IX of the Competition Act (Canada).

Section 3.24    Insurance Policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as the Company reasonably believes, based on past experience, is adequate for the businesses and operations of the Company and its Subsidiaries (taking into account the cost and availability of such insurance), (ii) each insurance policy maintained by the Company or any of its Subsidiaries is in full force and effect, (iii) all premiums due by the Company or any of its Subsidiaries with respect to such insurance policies have been paid and (iv) the Company and its Subsidiaries are in compliance with all contractual requirements applicable thereto contained in such insurance policies. Neither the Company nor any of its Subsidiaries has received, as of the date of this Agreement, written notice of any pending or threatened cancellation with respect to any of its material insurance policies.

Section 3.25    Affiliate Party Transactions. Since December 31, 2018 through the date of this Agreement, there have been no material transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Person owning 5% or more of the Company Common Stock or any Affiliate of such Person or any director or executive officer of the Company or any of its Affiliates (or any relative thereof), on the other hand, or that would be required to be disclosed by the Company under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents, other than Ordinary Course of Business employment agreements and similar employee and indemnification arrangements otherwise set forth on the Company Disclosure Schedules.

Section 3.26    Finders or Brokers. Except for BofA Securities, Inc. and Morgan Stanley & Co. LLC, neither the Company nor any of its Subsidiaries has employed or engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or on consummation of the Mergers.

Section 3.27    Takeover Laws. Assuming the representations and warranties of Parent and each Merger Sub set forth in Section 4.22 are true and correct, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of anti-takeover statute or regulation or any anti-takeover provision in the certificate of incorporation or bylaws of the Company is, and the Company has no rights plan, “poison pill” or similar agreement that is, applicable to this Agreement, the Mergers or the other transactions contemplated hereby.

Section 3.28    CN Agreement. Concurrently with the execution of this Agreement, the Agreement and Plan of Merger, dated as of May 21, 2021, by and among Canadian National Railway Company (“CN” ), Brooklyn Merger Sub, Inc. and the Company (the “CN Agreement”), was terminated by the Company in accordance with its terms, and the Company (i) has paid or caused to be paid to CN the “Company Termination Fee” (as defined in the CN Agreement) and (ii) will pay or cause to be paid to Brooklyn US Holding, Inc., a wholly-owned Subsidiary of CN, the CP Termination Fee Refund (as defined in the CN Agreement), each in accordance with the terms of the CN Agreement. There have not been any amendments or modifications to the CN Agreement prior to its termination. As of the date of this Agreement, the Company has not received notice of any breach of the CN Agreement.

Section 3.29    No Other Representations or Warranties; No Reliance. The Company acknowledges and agrees that, except for the representations and warranties contained in Article 4, none of Parent, either Merger Sub or any other Person acting on behalf of Parent or either Merger Sub has made or makes, and the Company has not relied on, any representation or warranty, whether express or implied, with respect to Parent, either Merger Sub, their respective Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to the Company or any of its representatives by or on behalf of Parent or either Merger Sub. The Company acknowledges and agrees that none of Parent, either Merger Sub or any other Person acting on behalf of Parent or either Merger Sub has made or makes, and the Company has not relied on, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company or any of its representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Parent, either Merger Sub, or any of their respective Subsidiaries.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Except as disclosed in the Parent Public Documents furnished or filed prior to the date of this Agreement (including any documents incorporated by reference therein and excluding any disclosures set forth in any risk factor section or in any “forward-looking statements” section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the disclosure schedules delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedules shall be deemed disclosed with respect to any other section or subsection of this Agreement and the Parent Disclosure Schedules to the extent that the relevance thereof is reasonably apparent on its face), Parent and each Merger Sub jointly and severally represent and warrant to the Company as follows as of the date of this Agreement and as of the Closing Date (other than such representations and warranties that are expressly made as of a certain date, which are made as of such date):

Section 4.1    Qualification, Organization, Subsidiaries.

(a)    Each of Parent and the Merger Subs is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation, organization or formation, as applicable. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent’s Subsidiaries is a legal entity duly organized, validly existing and (where such concept is recognized) in good standing under the Laws of its respective jurisdiction of incorporation or organization, as applicable. Each of Parent and the Merger Subs and each of their respective Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company true, complete and correct copies of Parent and each Merger Sub’s Organizational Documents, each as amended prior to the date of this Agreement, and each as made available to the Company is in full force and effect.

(b)    All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of Parent’s wholly owned Subsidiaries have been validly issued and are owned by Parent, by another Subsidiary of Parent or by Parent and another Subsidiary of Parent, free and clear of all Liens other than restrictions imposed by applicable securities Laws or the Organizational Documents of any such Subsidiary or any Permitted Liens.

Section 4.2    Capitalization.

(a)    The authorized share capital of Parent consists of an unlimited number of Parent Common Shares, an unlimited number of First Preferred Shares (the “Parent First Preferred Shares”) and an unlimited number of Second Preferred Shares (the “Parent Second Preferred Shares”). As of September 9, 2021, there were (i) 666,927,198 Parent Common Shares issued and outstanding, (ii) no Parent First Preferred Shares issued and outstanding, (iii) no Parent Second Preferred Shares issued and outstanding, (iv) £3,448,025 stated amount of Perpetual 4% Consolidated Debenture Stock of Parent denominated in pounds sterling issued and outstanding; (v) $30,270,800 stated amount of Perpetual 4% Consolidated Debenture Stock of Parent denominated in U.S. dollars issued and outstanding, (vi) Parent Options to purchase an aggregate of 7,518,954 Parent Common Shares issued and outstanding, (vii) 893,379 notional Parent Common Shares underlying outstanding Parent DSU Awards, (viii) 1,526,084 notional Parent Common Shares underlying outstanding Parent PSU Awards if performance conditions are satisfied at the target level, (ix) 60,854 notional Parent Common Shares underlying outstanding Parent RSU Awards and (x) 3,317,128 Parent Common Shares reserved for issuance under the Parent Share Plans. All outstanding Parent Common Shares are, and, when issued and delivered in accordance with the terms of this Agreement, the Parent Common Shares to be issued as part of the Merger Consideration will be, duly authorized and validly issued as fully paid and nonassessable, listed and posted for trading on the NYSE and the TSX, and not subject to or issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. The Parent Common Shares to be issued as part of the Merger Consideration shall not be subject to any resale restrictions under applicable Canadian Securities Laws provided that the conditions set forth in subsection 2.6(3) (paragraphs 2 through 5) of National Instrument 45-102 – Resale of Securities of the Canadian Securities Administrators are satisfied in respect of any such trade.

(b)    Except as set forth in Section 4.2(a) or as required by the terms of the Parent Benefit Plans, as of the date of this Agreement, (i) Parent does not have any shares of its capital stock issued or outstanding, other than Parent Common Shares that have become outstanding after September 9, 2021, which were reserved for issuance as of September 9, 2021 as set forth in Section 4.2(a), and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock of Parent or any of Parent’s Subsidiaries to which Parent or any of Parent’s Subsidiaries is a party obligating Parent or any of Parent’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock of Parent or any of Parent’s Subsidiaries or securities convertible into, exercisable for or exchangeable for such shares, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, or (C) redeem or otherwise acquire any such shares of capital stock.

(c)    Neither Parent nor any of its Subsidiaries has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into, exercisable for or exchangeable for securities having the right to vote) with the shareholders of Parent on any matter.

(d)    There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the Parent Common Shares or other capital stock of the Parent or, except for any voting trust agreement entered into in compliance with Section 5.8(c) of this Agreement, capital stock of any of Parent’s Subsidiaries.

Section 4.3    Corporate Authority Relative to This Agreement; Consents and Approvals; No Violation.

(a)    Each of Parent and the Merger Subs has all requisite power and authority to enter into this Agreement and, subject to receipt of the Parent Shareholder Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except for (i) the Parent Shareholder Approval, (ii) the adoption of this Agreement by Parent, as the sole stockholder of Surviving Merger Sub (which such adoption shall occur immediately following the execution of this Agreement), (iii) the approval of this Agreement by Parent, as the sole stockholder of First Merger Sub (which such approval shall occur immediately following the execution of this Agreement) and (iv) the filing of the First Certificate of Merger and the Second Certificate of Merger with the Secretary of State of the State of Delaware, no other proceedings on the part of Parent or either Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and each Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and each Merger Sub, enforceable against each of Parent and each Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

(b)    (i) The Parent Board at a duly called and held meeting has unanimously (A) determined that it is in the best interests of Parent to enter into this Agreement, (B) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers and the Debt Financing and (C) resolved to recommend that the holders of Parent Common Shares approve the Parent Share Issuance (the “Parent Recommendation”) and directed that such matter be submitted for consideration of the shareholders of Parent at the Parent Shareholder Meeting; (ii) the board of directors of Surviving Merger Sub has unanimously (A) determined that it is in the best interests of Surviving Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (B) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, and (C) resolved to recommend that the sole stockholder of Surviving Merger Sub adopt this Agreement and directed that such matter be submitted for consideration of the sole stockholder of Surviving Merger Sub; and (i) the board of directors of First Merger Sub has unanimously (A) determined that it is in the best interests of First Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement, (B) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers and (C) resolved to recommend that the sole stockholder of First Merger Sub approve this Agreement and directed that such matter be submitted for consideration of the sole stockholder of First Merger Sub.

(c)    The execution, delivery and performance by Parent and each Merger Sub of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by Parent and each Merger Sub do not and will not require Parent, either Merger Sub or any of their Subsidiaries to procure, make or provide prior to the Closing Date any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity or other third party, other than (i) the filing of the First Certificate of Merger and the Second Certificate of Merger, (ii) authorizations from, or such other actions as are required to be made with or obtained from, the STB, (iii) authorizations from, or such other actions as are required to be made with or obtained from, the FCC, (iv) compliance with any applicable requirements of any Antitrust Laws, (v) authorizations from, or such other actions as are required to be made with or obtained from, the COFECE and the IFT, (vi) the filing of notices with the ARTF and the SCT, (vii) compliance with the applicable requirements of the Securities Act, the Exchange Act and the Canadian Securities Laws, including the filing with the SEC of the Form F-4 (including the Proxy Statement/Prospectus) and the filing of the Management Information Circular with the Canadian Securities Administrators, (viii) compliance with the rules and regulations of the NYSE and the TSX, (ix) compliance with any applicable foreign or state securities or blue sky laws and (x) the other consents and/or notices set forth on Section 4.3(c) of the Parent Disclosure Schedules (clauses (i) through (x), collectively, the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d)    Assuming compliance with the matters referenced in Section 4.3(c) and receipt of the Parent Approvals and the Parent Shareholder Approval, the execution, delivery and performance by Parent and each Merger Sub of this Agreement and the consummation by Parent and each Merger Sub of the Mergers and the other transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding on or applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract, instrument, permit, concession, franchise, right or license binding on Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4    Reports and Financial Statements.

(a)    Parent is a “reporting issuer” or the equivalent and not on the list of reporting issuers in default under applicable Canadian Securities Laws in each of the provinces and territories in Canada. Since December 31, 2018, (i) Parent has filed or furnished all forms, statements, certifications, documents and reports required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2018 (the forms, statements, certifications, documents and reports so filed or furnished by Parent and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, the “Parent SEC Documents”) and (ii) Parent has filed or furnished all forms, documents and reports required to be filed or furnished by it with the Canadian Securities Administrators prior to the date of this Agreement (together with the Parent SEC Documents, the “Parent Public Documents”). Each of the Parent Public Documents, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied, or if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the Canadian Securities Laws, as the case may be, and no Parent Public Document as of its date (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such amended or superseding filing) contained, and no Parent Public Documents filed with or furnished to the SEC or the Canadian Securities Administrators subsequent to the date of this Agreement will contain, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent has not filed any confidential material change report with any Canadian Securities Administrators that, as of the date of this Agreement, remains confidential.

(b)    Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE and the TSX. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) thereunder, or the rules and regulations promulgated by the SEC, since December 31, 2018, neither Parent nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of Parent.

(c)    The consolidated financial statements (including all related notes and schedules) of Parent included in the Parent SEC Documents (or, if any such Parent SEC Document is amended or superseded by a filing prior to the date of this Agreement, such amended or superseding Parent SEC Document) fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in all material respects in conformity with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 4.5    Internal Controls and Procedures.

(a)    Parent has established and maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective in providing reasonable assurance that information required to be disclosed by Parent is recorded and reported on a timely basis to the individuals responsible for the preparation of Parent’s filings with the SEC and Canadian Securities Administrators and other public disclosure documents.

(b)    Parent maintains a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent in all material respects, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, that access to assets is permitted only in accordance with authorizations of management and directors of Parent and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Parent’s assets that could have a material effect on its financial statements. The records, systems, controls, data and information of Parent and its Subsidiaries that are used in the systems of disclosure controls and procedures and of financial reporting controls and procedures described above are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of Parent or a wholly owned Subsidiary of Parent or its accountants, except as would not reasonably be expected to adversely affect or disrupt, in any material respect, the Company’s systems of disclosure controls and procedures and of financial reporting controls and procedures or the reports generated thereby.

(c)    Parent’s management has completed an assessment of the effectiveness of Parent’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2020, and such assessment concluded that such controls were effective. Parent has disclosed, based on its most recent evaluation of its internal controls prior to the date of this Agreement, to the Parent’s auditors and the audit committee of the Parent Board, (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting. As of the date of its most recent audited financial statements, neither Parent nor its auditors had identified any significant deficiencies or material weaknesses in its internal controls over financial reporting and, as of the date of this Agreement, to the Knowledge of Parent, nothing has come to its attention that has caused it to believe that there are any material weaknesses or significant deficiencies in such internal controls. To the Knowledge of Parent, since December 31, 2018, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Parent employees regarding questionable accounting or auditing matters, have been received by Parent. To the Knowledge of Parent, since December 31, 2018, no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent’s chief legal officer, audit committee (or other committee designated for the purpose) of the Parent Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Parent policy contemplating such reporting, including in instances not required by those rules.

Section 4.6    No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the audited consolidated balance sheet of Parent and its Subsidiaries as of December 31, 2020, and the footnotes to such consolidated balance sheet, in each case set forth in Parent’s report on Form 10-K for the fiscal year ended December 31, 2020, (b) as expressly permitted or contemplated by this Agreement, (c) for liabilities or obligations that have been discharged or paid in full, (d) for liabilities arising in connection with obligations under any existing Contract (except to the extent such liabilities arose or resulted from a breach or a default of such Contract), (e) for liabilities and obligations incurred in the Ordinary Course of Business since December 31, 2020 (the “Parent Balance Sheet Date”); or (f) as would not have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any Subsidiary of Parent has any liabilities or obligations that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its Subsidiaries.

Section 4.7    Compliance with Law; Permits.

(a)    Parent and its Subsidiaries have been since December 31, 2018 in compliance with and not in default under or in violation of any Law applicable to Parent and its Subsidiaries, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    Parent and its Subsidiaries are in possession of all Permits necessary for Parent and Parent’s Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (such Permits, the “Parent Permits”), except where the failure to have any of the Parent Permits would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect and are not subject to any administrative or judicial proceeding that would reasonably be expected to result in modification, termination or revocation thereof, and Parent and each of its Subsidiaries is in compliance with the terms and requirements of such Parent Permit, except where the failure to be in full force and effect or in compliance or where such proceeding would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)    Neither Parent nor any of its Subsidiaries has received any written notice that Parent or its Subsidiaries is in violation of any Law applicable to Parent or any of its Subsidiaries or any Permit, except for such violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no Actions pending, threatened in writing or, to the Knowledge of Parent, otherwise threatened that would reasonably be expected to result in the revocation, withdrawal, suspension, non-renewal, termination, revocation, or adverse modification or limitation of any such Permit, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.8    Anti-Corruption; Anti-Bribery; Anti-Money Laundering.

(a)    Parent, its Subsidiaries and, to the Knowledge of Parent, each of their directors, officers and employees and each other Person acting on behalf of Parent or its Subsidiaries are in all material respects in compliance with and for the past five years, have in all material respects complied with (a) the FCPA, and (b) the provisions of all Anti-Corruption Laws. Parent and its Subsidiaries have since December 31, 2018 (i) instituted policies and procedures that are reasonably designed to ensure compliance in all material respects with the FCPA and other anti-bribery, anti-corruption and anti-money laundering Laws in each jurisdiction in which Parent or any of its Subsidiaries operate and (ii) maintained such policies and procedures in full force and effect in all material respects.

(b)    None of Parent, its Subsidiaries or, to the Knowledge of Parent, any of their directors, officers and employees and each other Person acting on behalf of Parent or its Subsidiaries has, in the past five years, directly or indirectly, violated any, or been subject to actual or, to the Knowledge of Parent, pending or threatened Proceedings, settlements or enforcement actions alleging violations on the part of any of the foregoing Persons of the FCPA or Anti-Corruption Laws or any terrorism financing Law.

(c)    None of Parent, its Subsidiaries or, to the Knowledge of Parent, any of their directors, officers and their employees or any other Person acting on behalf of Parent or its Subsidiaries has, in the past five years: (i) directly or indirectly, paid, offered or promised to pay, or authorized or ratified the payment of any monies or anything of value (A) which would violate any applicable Anti-Corruption Law, including the FCPA, applied for purposes hereof as it applies to domestic concerns, or (B) to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of (x) influencing any act or decision of such official or of any Governmental Entity, (y) to obtain or retain business, or direct business to any Person or (z) to secure any other improper benefit or advantage; or (ii) aided, abetted, caused (directly or indirectly), participated in, or otherwise conspired with, any Person to violate the terms of any Order.

Section 4.9    Sanctions.

(a)    For the past five years, Parent and each of its Subsidiaries has been, and currently is, in all material respects in compliance with relevant Export and Sanctions Regulations.

(b)    None of Parent or any of its Subsidiaries, or, to the Knowledge of the Parent, any director, officer, agent, employee or other Person acting on behalf of any of Parent or its Subsidiaries, in their capacity as such, is currently, or has been for the past five years: (i) a Sanctioned Person or (ii) engaging in any dealings or transactions with, or for the benefit of, any Sanctioned Person or in any Sanctioned Country, to the extent such activities would cause Parent to violate applicable Export and Sanctions Regulations.

(c)    For the past five years, Parent and its Subsidiaries have (i) instituted policies and procedures that are reasonably designed to ensure compliance in all material respects with the Export and Sanctions Regulations in each jurisdiction in which Parent and its Subsidiaries operate or are otherwise subject to jurisdiction and (ii) maintained such policies and procedures in full force and effect in all material respects.

(d)    For the past five years, neither Parent nor any of its Subsidiaries (w) has been found in violation of, charged with or convicted of, any Export and Sanctions Regulations, (x) to the Knowledge of Parent, is under investigation by any Governmental Entity for possible violations of any Export and Sanctions Regulation, (y) has been assessed civil penalties under any Export and Sanctions Regulations or (z) has filed any voluntary disclosures with any Governmental Entity regarding possible violations of any Export and Sanctions Regulations.

Section 4.10    Environmental Laws and Regulations.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) Parent and its Subsidiaries have for the past five years conducted their respective businesses in compliance with all applicable Environmental Laws; (ii) for the past five years, neither Parent nor any of its Subsidiaries has received any written notices, demand letters or written requests for information from any Governmental Entity alleging that Parent or any of its Subsidiaries is in violation of or has liability under any Environmental Law and there are no legal, administrative, arbitral or other proceedings, claims or actions pending, or to the Knowledge of Parent threatened, against Parent or any of its Subsidiaries alleging any violation of or liability relating to any Environmental Law, in each case other than with respect to matters that have been fully resolved; (iii) to the Knowledge of Parent, for the past five years, there has been no treatment, storage or release of any Hazardous Substance in violation of or as could reasonably be expected to result in liability under any applicable Environmental Law from any properties currently or formerly owned or leased or held under concession by Parent or any of its Subsidiaries or any predecessor; and (iv) neither Parent nor any Subsidiary is subject to any agreement, order, judgment, decree or agreement by or with any Governmental Entity or other third party imposing any liability or obligation relating to any Environmental Law.

(b)    The generality of any other representations and warranties in this Agreement notwithstanding, the representations and warranties in this Section 4.10 shall be deemed to be Parent’s sole and exclusive representations and warranties in this Agreement with respect to Environmental Laws, Hazardous Substances and any other environmental matters.

Section 4.11    Employee Benefit Plans; Labor Matters.

(a)    Section 4.11(a) of the Parent Disclosure Schedules lists all material Parent Benefit Plans.

(b)    Parent has made available to the Company, with respect to each material Parent Benefit Plan, each writing constituting a part of such Parent Benefit Plan, including all amendments thereto.

(c)    Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect: (i) each Parent Benefit Plan (including any related trusts) has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each Parent Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on a favorable opinion issued by the Internal Revenue Service, (iii) no Parent Benefit Plan is subject to Title IV of ERISA, (iv) no employee benefit plan of Parent or its Subsidiaries is a Multiemployer Plan or a plan subject to Title IV of ERISA that has two or more contributing sponsors, at least two of whom are not under common control, (v) all contributions or other amounts payable by Parent or any of its Subsidiaries with respect to each Parent Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and (vi) there are no pending, threatened or, to the Knowledge of Parent, anticipated claims (other than claims for benefits in accordance with the terms of the Parent Benefit Plans) by, on behalf of or against any of the Parent Benefit Plans or any trusts related thereto.

(d)    With respect to any Multiemployer Plan contributed to by Parent or any ERISA Affiliate, neither Parent nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied as to an amount that would reasonably be expected to result in, individually or in the aggregate, material liability to Parent and its Subsidiaries, taken as a whole.

(e)    Except as provided in this Agreement or required by applicable Law, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or director of Parent or any of its Subsidiaries to severance pay, or any other payment from Parent or its Subsidiaries, (ii) accelerate the time of payment or vesting, or increase the amount of, compensation due to any such employee or consultant, (iii) directly or indirectly cause Parent to transfer or set aside any assets to fund any material benefits under any Parent Benefit Plan or (iv) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Parent Benefit Plan on or following the First Effective Time.

(f)    The execution and delivery of this Agreement, stockholder or other approval of this Agreement or the consummation of the transactions contemplated by this Agreement would not, either alone or in combination with another event, result in the payment of any “excess parachute payment” as defined Section 280G(b)(1) of the Code.

(g)    Parent is not a party to nor does it have any obligation under any Parent Benefit Plan to compensate, indemnify or reimburse any person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(h)    Parent and its Subsidiaries are in compliance with their obligations pursuant to all notification and bargaining obligations arising under any Parent Labor Agreements, except as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(i)    Except as would not reasonably be expected to result in, individually or in the aggregate, material liability to Parent and its Subsidiaries, taken as a whole as of the date of this Agreement, (A) there are no strikes or lockouts with respect to any employees of Parent or any of its Subsidiaries; (B) to the Knowledge of Parent, there is no union organizing effort pending or threatened against Parent or any of its Subsidiaries; (C) there is no labor dispute or labor arbitration proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries (other than, in each case, routine grievances, including those brought by unions or other collectively represented employees, to be heard by the applicable Governmental Entity); and (D) there is no slowdown, or work stoppage in effect or, to the Knowledge of Parent, threatened with respect to employees of Parent or any of its Subsidiaries.

(j)    Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, since December 31, 2018, Parent and its Subsidiaries have complied with all applicable Laws with respect to employment and employment practices (including all applicable Laws, rules and regulations regarding wage and hour requirements, employee and worker classification, immigration status, discrimination in employment, harassment, employee health and safety, and collective bargaining).

(k)    The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or similar organization is not required for Parent to enter into this Agreement or to consummate any of the transactions contemplated hereby other than any consent, consultation or formal advice, the failure of which to obtain or, in the case of consultation, engage in, would not delay or prevent the consummation of the transactions contemplated by this Agreement or otherwise reasonably be expected to result in, individually or in the aggregate, material liability to Parent and its Subsidiaries, taken as a whole as of the date of this Agreement.

Section 4.12    Absence of Certain Changes or Events.

(a)    Since the Parent Balance Sheet Date through the date of this Agreement, there has not been any event, change, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    From the Parent Balance Sheet Date through the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business.

Section 4.13    Investigations; Litigation. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the date of this Agreement, (a) to the Knowledge of Parent, there is no investigation or review pending or threatened by any Governmental Entity with respect to Parent or any of its Subsidiaries; and (b) there are no Actions pending (or, to the Knowledge of Parent, threatened) against or affecting Parent or any of Parent’s Subsidiaries or any of their respective assets or properties at law or in equity before, and there are no Orders of any Governmental Entity against or affecting Parent or any of Parent’s Subsidiaries or any of their respective assets or properties.

Section 4.14    Parent Information. The information supplied or to be supplied by Parent for inclusion in (i) the Proxy Statement/Prospectus, the Form F-4 or the Management Information Circular will not, at the time the Proxy Statement/Prospectus is first mailed to the Company’s stockholders and at the time the Management Information Circular is first mailed to Parent’s shareholders, at the time of the Company Stockholder Meeting and the Parent Shareholder Meeting or at the time the Form F-4 (and any amendment or supplement thereto) is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company for inclusion or incorporation by reference therein.

Section 4.15    Tax Matters.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) Parent and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them under applicable Law with the appropriate Governmental Entity and all such filed Tax Returns are complete and accurate; (ii) Parent and each of its Subsidiaries have paid all Taxes required to be paid under applicable Law to the appropriate Governmental Entity and have withheld all Taxes required to be withheld by any of them (including in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, stockholder or other third party), except, in the case of clauses (i) and (ii), with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP; (iii) as of the date of this Agreement, there are not pending or, to the Knowledge of Parent, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes of Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has received written notice within the past six years of any claim made by a Governmental Entity, in a jurisdiction where Parent or any of its Subsidiaries, as applicable, does not file a Tax Return, that Parent or such Subsidiary is or may be subject to income taxation by, or have an obligation to file an income Tax Return in, that jurisdiction; (iv) there are no liens for Taxes on any property of Parent or any of its Subsidiaries, except for Permitted Liens; (v) neither Parent nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 of the Code;

(vi) neither Parent nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2); (vii) neither Parent nor any of its Subsidiaries (A) is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement (1) exclusively between or among Parent and/or its Subsidiaries or (2) not primarily related to Taxes and entered into in the Ordinary Course of Business), (B) has been a member of an affiliated, consolidated, unitary or combined group filing a consolidated federal income Tax Return (other than a group the common parent of which is or was Parent or any of its Subsidiaries), or (C) has any liability for the Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of federal, state, local or non-U.S. Law), as a transferee or successor; and (viii) neither Parent nor any of its Subsidiaries will be required to include any item of income in, or to exclude any item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any closing agreement, installment sale, or open transaction disposition, (B) any accounting method change or agreement with any Governmental Entity, or (C) any election pursuant to Section 965(h) of the Code, in each case, made prior to the Closing.

(b)    Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to (i) prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) cause the stockholders (other than any Excepted Stockholder) of the Company to recognize gain pursuant to Section 367(a)(1) of the Code, (iii) cause Parent to be treated as a “domestic corporation” pursuant to Section 7874(b) of the Code as a result of the Mergers, or (iv) prevent or impede Parent from being able to deliver the executed Parent Tax Certificate at Closing. As of the date of this Agreement, Parent believes it will be able to provide the Parent Tax Certificate at the Closing.

(c)    The generality of any other representations and warranties in this Agreement notwithstanding, the representations and warranties in this Section 4.15 and, to the extent applicable, Section 4.11 shall be deemed to be Parent’s sole and exclusive representations and warranties in this Agreement with respect to Tax matters.

Section 4.16    Opinion of Financial Advisor. The Parent Board has received the separate oral opinion(s) of BMO Nesbitt Burns Inc., Evercore Group L.L.C. and Goldman Sachs Canada Inc., to be confirmed by delivery of their respective written opinions, that, as of the date of the respective opinion and based upon and subject to the assumptions, limitations, qualifications and other matters stated therein, the Merger Consideration to be paid to the holders of Company Common Stock in the First Merger pursuant to this Agreement is fair, from a financial point of view, to Parent.

Section 4.17    Financing.

(a)    Parent has delivered to the Company true and complete copies as of the date of this Agreement of (i) fully executed debt commitment letters, dated as of the date of this Agreement (including all exhibits and schedules thereto, the “Debt Commitment Letters”), by and among inter alia Parent and the Financing Parties specified therein and (ii) the executed fee letter, dated the date of this Agreement, referenced therein, relating to fees and other terms with respect to the Debt Financing contemplated by such Debt Commitment Letters (with only fee amounts and customary “flex” terms redacted, none of which redacted provisions could affect the conditionality, enforceability, availability, or aggregate principal amount of the Debt Financing). Pursuant to the Debt Commitment Letters, and subject to the terms and conditions thereof, the Financing Parties party thereto have committed to provide Parent and/or its Subsidiary party thereto with the amounts set forth in the Debt Commitment Letters for the purposes set forth therein (the debt financing contemplated in the Debt Commitment Letters, together with any replacement debt financing, including any bank financing or debt securities issued in lieu thereof, the “Debt Financing”).

(b)    As of the date of this Agreement, the Debt Commitment Letters are in full force and effect and the respective commitments thereunder have not been withdrawn, rescinded, reduced or terminated, or otherwise amended or modified in any respect and, to the Knowledge of Parent, no termination, reduction, withdrawal, rescission, amendment or modification is contemplated (other than as set forth therein with respect to “flex” rights and/or to add additional lenders, arrangers, bookrunners, syndication agents and similar entities who had not executed the Debt Commitment Letters as of the date of this Agreement), and the Debt Commitment Letters, in the form so delivered, constitute the legal, valid and binding obligations of, and are enforceable against, Parent, its Subsidiary party thereto and, to the Knowledge of Parent, each of the other non-affiliated parties thereto, subject, in each case, to the Enforceability Exceptions.

(c)    Parent has fully paid (or caused to be paid) any and all commitment fees or other fees required by the Debt Commitment Letters to be paid on or before the date of this Agreement, and will pay in full any such amounts as and when due and payable on or before the Closing Date. Except as expressly set forth in the Debt Commitment Letters, there are no conditions precedent to the obligations of the Financing Parties party thereto to provide the Debt Financing or any contingencies that would permit the Financing Parties party thereto to reduce the aggregate principal amount of the Debt Financing. Assuming the satisfaction of the conditions set forth in Section 6.3(a) and (b), Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in any of the Debt Commitment Letters on or prior to the Closing Date, nor does Parent have knowledge as of the date of this Agreement that any Financing Party party thereto will not perform its obligations thereunder. Except for customary bond engagement letters and for the redacted fee letter provided to the Company in accordance with clause (a) above, as of the date of this Agreement, there are no contracts, agreements, “side letters” or other arrangements to which Parent or any of its Subsidiaries is a party relating to the Debt Commitment Letters or the Debt Financing.

(d)    As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, constitutes, or would reasonably be expected to constitute, a default or breach by Parent or its Subsidiaries or, to the Knowledge of Parent, any other party thereto, of any term of the Debt Commitment Letters. The Debt Financing, when funded in accordance with the Debt Commitment Letters and giving effect to any “flex” provision in or related to the Debt Commitment Letters (including with respect to fees and original issue discount), together with cash and the other sources of immediately funds available to Parent on the Closing Date, shall provide Parent with cash proceeds on the Closing Date sufficient for the satisfaction of all of Parent’s obligations under this Agreement and the Debt Commitment Letters, including the payment of the Cash Consideration, the Preferred Merger Consideration and any fees and expenses of or payable by Parent or Merger Subs or Parent’s other Affiliates, and for any repayment or refinancing of any outstanding indebtedness of the Company and/or its Subsidiaries contemplated by, or required in connection with the transactions described in, this Agreement or the Debt Commitment Letters (such amounts, collectively, the “Financing Amounts”).

(e)    Parent and Merger Subs expressly acknowledge and agree that their obligations under this Agreement to consummate the Mergers or any of the other transactions contemplated by this Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or the Debt Financing.

Section 4.18    Capitalization of Merger Subs. The authorized capital stock of (i) Surviving Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding, and (ii) First Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Surviving Merger Sub is as of the date of this Agreement, and at all times through the Second Effective Time will be, owned directly by Parent; and all of the issued and outstanding capital stock of First Merger Sub is as of the date of this Agreement, and at all times until immediately prior to the First Effective Time will be, owned directly by Surviving Merger Sub. There is no outstanding option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity securities of Surviving Merger Sub or First Merger Sub. Neither Surviving Merger Sub nor First Merger Sub has conducted any business prior to the date of this Agreement, and prior to the First Effective Time (in the case of Surviving Merger Sub) or the Second Effective Time (in the case of First Merger Sub) will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Mergers and the other transactions contemplated by this Agreement.

Section 4.19    Required Vote of Parent Shareholders. The affirmative vote of a majority of the votes cast by the holders of outstanding Parent Common Shares represented in person or by proxy and entitled to vote on such matter in favor of the approval of the Parent Share Issuance at the Parent Shareholder Meeting, or any adjournment or postponement thereof, in accordance with the rules and policies of the TSX (the “Parent Shareholder Approval”) is the only vote of holders of securities of Parent that is required to approve this Agreement and the transactions contemplated hereby, including the Mergers.

Section 4.20    Finders or Brokers. Except for BMO Nesbitt Burns Inc., Evercore Group L.L.C. and Goldman Sachs Canada Inc., neither Parent nor any Subsidiary of Parent (including each Merger Sub) has employed or engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or any commission in connection with or on consummation of the Mergers or the other transactions contemplated hereby.

Section 4.21    Certain Arrangements. Since December 31, 2018 through the date of this Agreement, there have been no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, or any material transactions, between Parent, either Merger Sub or any of their respective Affiliates, on the one hand, and any beneficial owner of five percent or more of the outstanding shares of Company Common Stock or any member of the Company’s management or the Company Board, on the other hand, relating in any way to the Company, the transactions contemplated by this Agreement or to the operations of the Second Surviving Corporation after the Second Effective Time.

Section 4.22    Ownership of Common Stock. None of Parent, either Merger Sub or any of their respective Subsidiaries or Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company, and none of Parent, either Merger Sub or any of their respective Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any shares of Company Common Stock, except pursuant to this Agreement. None of Parent, either Merger Sub or any of their “affiliates” or “associates” is, or at any time during the last three years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL.

Section 4.23    Solvency. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including any financings being entered into in connection therewith):

(a)    the Fair Value of the assets of Parent and its Subsidiaries, taken as a whole, shall be greater than the total amount of Parent’s and its Subsidiaries’ liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole;

(b)    Parent and its Subsidiaries, taken as a whole, shall be able to pay their debts and obligations in the Ordinary Course of Business as they become due; and

(c)    Parent and its Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are about to engage.

(d)    For the purposes of this Section 4.23, “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Parent and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

Section 4.24    No Other Representations or Warranties; No Reliance. Each of Parent and the Merger Subs acknowledges and agrees that, except for the representations and warranties contained in Article 3, none of the Company or any other Person acting on behalf of the Company has made or makes, and neither Parent nor either Merger Sub has relied on, any representation or warranty, whether express or implied, with respect to the Company, its Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to Parent, either Merger Sub or any of their respective representatives by or on behalf of the Company. Each of Parent and the Merger Subs acknowledges and agrees that neither the Company nor any other Person acting on behalf of the Company has made or makes, and neither Parent nor either Merger Sub has relied on, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Parent, either Merger Sub or any of their respective representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or any of its Subsidiaries. Each of Parent and the Merger Subs acknowledges and agrees that neither the Company nor any other Person acting on behalf of the Company has made or makes, and neither Parent nor either Merger Sub has relied on, any representation or warranty, whether express or implied, with respect to the Company (except for the representations and warranties contained in Article 3).

ARTICLE 5

COVENANTS AND AGREEMENTS

Section 5.1    Conduct of Business by the Company.

(a)    From and after the date of this Agreement and prior to earlier of the Control Date and the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated, required or expressly permitted by this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedules, the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to (A) conduct its business in all material respects in the Ordinary Course of Business in accordance with the capital allocation policy set forth on Section 5.1(a) of the Company Disclosure Schedule (the “Company Capital Allocation Policy”), and (B) preserve intact in all material respects its business organization and maintain existing relationships and goodwill with Governmental Entities, customers, suppliers, licensors, licensees, creditors, lessors, distributors, employees, contractors and business associates; provided, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b)    From and after the date of this Agreement and prior to the earlier of the First Effective Time and the Termination Date (other than with respect to the covenants set forth in Sections 5.1(b)(i), (ii), (iii), (iv), (v), (vi), (vii), (x), (xiii), (xv), (xvi), (xvii), (xviii) and (xxi), each of which shall apply from and after the date of this Agreement and prior to the earlier of the Control Date and the Termination Date), except (w) as may be required by applicable Law, (x) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (y) as may be expressly contemplated, required or expressly permitted by this Agreement or (z) as set forth in Section 5.1 of the Company Disclosure Schedules, the Company:

(i)    shall not, and shall not permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except (A) quarterly cash dividends paid by the Company on the outstanding shares of Company Common Stock consistent with the Company Capital Allocation Policy, appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to the shares Company Common Stock, (B) dividends paid by the Company on the outstanding shares of Company Preferred Stock in accordance with the terms thereof and (C) dividends and distributions paid by Subsidiaries of the Company to the Company or to any of the Company’s other wholly owned Subsidiaries;

(ii)    shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except as may be permitted by Section 5.1(b)(vi), and except for any such transaction by a wholly owned Subsidiary of the Company that remains a wholly owned Subsidiary after consummation of such transaction;

(iii)    shall not, and shall not permit any of its Subsidiaries to except in the Ordinary Course of Business, hire any employee or engage any independent contractor (who is a natural person) or terminate the employment of any employee of the Company or any of its Subsidiaries or increase the compensation or other benefits payable or provided to the Company’s or any of its Subsidiaries’ directors or employees, except that, notwithstanding the foregoing, except as required pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to (A) grant any transaction or retention bonuses, (B) grant any Company Equity Awards or other equity or long-term incentive compensation awards, or (C) enter into any employment, change of control, severance or retention agreement with any employee of the Company or any of its Subsidiaries (except (y) for severance agreements entered into with employees in the Ordinary Course of Business in connection with terminations of employment, providing for severance in accordance with the terms of the applicable Company Benefit Plan in effect as of the date of this Agreement or (z) for employment agreements terminable on no more than 90 days’ notice without penalty);

(iv)    shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or SEC rule or policy;

(v)    shall not adopt any amendments to the Organizational Documents of the Company or any of its Significant Subsidiaries, other than amendments solely to effect ministerial changes to such documents;

(vi)    except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interests in the Company or any Subsidiaries of the Company or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested Company Equity Award (except as otherwise provided by the terms of this Agreement or the express terms of any such Company Equity Award), other than (A) issuances of shares of Company Common Stock in respect of any exercise of or settlement of Company Equity Awards outstanding on the date of this Agreement or as may be granted after the date of this Agreement as permitted under this Section 5.1(b), (B) Permitted Liens and (C) pursuant to existing agreements in effect prior to the execution of this Agreement (or refinancings thereof permitted pursuant to Section 5.1(b)(viii)(B));

(vii)    except for transactions among the Company and its Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of shares of Company Common Stock from a holder of Company Equity Awards in satisfaction of withholding obligations or in payment of the exercise price;

(viii)    shall not, and shall not permit any of its Subsidiaries to, incur, assume, or guarantee, any indebtedness for borrowed money, other than in the Ordinary Course of Business, except for (A) any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) any indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness of the Company or its Subsidiaries (including indebtedness incurred to repay or refinance related fees, expenses, premiums and accrued interest), (C) guarantees or credit support provided by the Company or any of its Subsidiaries for indebtedness of the Company or any of its wholly owned Subsidiaries, to the extent such indebtedness is (1) in existence on the date of this Agreement or (2) incurred in compliance with this Section 5.1(b)(viii), (D) indebtedness incurred pursuant to agreements in effect prior to the execution of this Agreement (or replacements, renewals, extensions, or refinancings thereof) and (E) other indebtedness in an aggregate principal amount outstanding at any time incurred by the Company or any of its Subsidiaries that is consistent with the Company Capital Allocation Policy;

(ix)    shall not, and shall not permit any of its Subsidiaries to make any loans, advances, guarantees or capital contributions to or investments in any Person (other than between the Company or any of its wholly owned Subsidiaries, on the one hand, and any of the Company’s wholly owned Subsidiaries, on the other hand) in excess of $35 million individually or $50 million in the aggregate;

(x)    shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, or subject to any Lien (other than Permitted Liens), or otherwise dispose of, any material portion of its businesses, properties or assets, including the capital stock of its Subsidiaries but excluding Intellectual Property, other than in the Ordinary Course of Business, and except (A) pursuant to existing agreements in effect prior to the execution of this Agreement (or refinancings thereof permitted pursuant to Section 5.1(b)(viii)(B)), (B) transactions among the Company and its Subsidiaries or among the Company’s Subsidiaries or (C) for consideration not in excess of $25 million individually or $50 million in the aggregate;

(xi)    shall not, and shall not permit any of its Subsidiaries to enter into any Contract with a term greater than two years, that may not be terminated by the Company or any of its Subsidiaries without cause, and would have been a Company Material Contract had it been entered into prior to this Agreement, terminate or modify, amend or waive any material rights under any Company Material Contract in any material respect in a manner that is adverse to the Company, in each case, other than in the Ordinary Course of Business or as otherwise contemplated by this Section 5.1(b);

(xii)    shall not, and shall not permit any of its Subsidiaries to, acquire assets (other than pursuant to any capital expenditures permitted by Section 5.1(b)(xiv)) from any other Person with a fair market value or purchase price in excess of $25 million individually or $50 million in the aggregate in any transaction or series of related transactions, in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, release of “holdback” or similar contingent payment obligation, or that could reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement, other than acquisitions of inventory or other goods in the Ordinary Course of Business;

(xiii)    shall not, and shall not permit any of its Subsidiaries to, settle, pay, discharge or satisfy any Action, other than any Action that involves only the payment of monetary damages not in excess of $15 million for any individual Action or $25 million in the aggregate over the amount reflected or reserved against in the balance sheet (or the notes thereto) included in the Company SEC Documents relating to such Actions and would not result in (x) the imposition of any Order that would restrict the future activity or conduct of the Company or any of its Subsidiaries (excluding, for the avoidance of doubt, releases of claims, confidentiality and other de minimis obligations customarily included in monetary settlements) or (y) a finding or admission of a violation of Law;

(xiv)    shall not, and shall not permit any of its Subsidiaries to, make or authorize any capital expenditures other than (A) capital expenditures not in excess of $700 million in the aggregate in any 12-month period or (B) other capital expenditures to the extent necessary to restore service to Company railroads, repair improvements on Company real estate or guarantee safety in the event of railroad accidents or incidents (natural or otherwise) affecting railroad operations or real estate;

(xv)    shall not, and shall not permit any of its Subsidiaries to, terminate or permit any material Company Permit to lapse, other than in accordance with the terms and regular expiration thereof, or fail to apply on a timely basis for any renewal of any renewable material Company Permit (excluding, in each case, any Company Permit that the Company, in its reasonable judgment, no longer believes to be material or necessary to the conduct of its businesses);

(xvi)    shall not, and shall not permit any of its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except for any such transactions between or among the Company’s Subsidiaries or between or among any of the Company’s Subsidiaries and the Company;

(xvii)    shall not, and shall not permit any of its Subsidiaries to, enter into any new line of business that is not reasonably related to the existing business lines of the Company and its Subsidiaries;

(xviii)    shall not, and shall not permit any of its Subsidiaries to, reorganize, restructure or combine any railroads or railroad operations if any such action would result in the Company’s Subsidiaries other than The Kansas City Southern Railway Company being classified as a Class I railroad by the STB;

(xix)    other than consistent with past practice, shall not (A) make (other than in the Ordinary Course of Business), change or revoke any material Tax election, (B) change any material method of Tax accounting or Tax accounting period, (C) file any amended Tax Return with respect to any material Tax, (D) settle or compromise any material Tax proceeding for an amount in excess of $10 million individually or $25 million in the aggregate over the amount reflected or reserved against in the balance sheet (or the notes thereto) included in the Company SEC Documents relating thereto or enter into any closing agreement relating to any material Tax, (E) surrender any right to claim a material Tax refund, or (F) agree to an extension or waiver of the statute of limitations with respect to the assessment of any material Tax without notifying Parent in writing reasonably promptly after entering any such agreement;

(xx)    shall not, and shall not permit any of its Subsidiaries to become a party to, establish, adopt, materially amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(xxi)    shall not, and shall not permit any of its Subsidiaries to enter into any consent decree or similar agreement that, individually or in the aggregate, is material to the Company and its Subsidiaries, taken as a whole;

(xxii)    shall not, and shall not permit any of its Subsidiaries to terminate or fail to exercise renewal rights with respect to any insurance policies of the Company and its Subsidiaries in a manner that would (after taking into account any replacement insurance policies) materially and adversely affect the overall insurance coverage of the Company and its Subsidiaries, taken as a whole;

(xxiii)    shall not, and shall not permit any of its Subsidiaries to, sell, transfer, lease, license, mortgage, pledge, surrender, encumber, divest, or otherwise dispose of any Company Intellectual Property (other than Permitted Liens) material to the business of the Company or any of its Subsidiaries, except in for non-exclusive licenses of Company Intellectual Property granted in the Ordinary Course of Business;

(xxiv)    shall not, and shall not permit any of its Subsidiaries to abandon or otherwise allow to lapse or expire any material Registered Company Intellectual Property, other than lapses or expirations of any Registered Company Intellectual Property that is at the end of its maximum statutory term (with renewals); and

(xxv)    shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

(c)    Nothing contained in this Agreement shall give Parent or either Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Control Date. Prior to the Control Date, the Company shall exercise, consistent with the terms and conditions of this Agreement and the Voting Trust Agreement and subject to applicable Law, complete control and supervision over its and its Subsidiaries’ operations.

Section 5.2    Conduct of Business by Parent.

(a)    From and after the date of this Agreement and prior to earlier of the First Effective Time and the Termination Date, except (i) as may be required by applicable Law, (ii) as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated, required or expressly permitted by this Agreement or (iv) as set forth in Section 5.2 of the Parent Disclosure Schedules, Parent shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to (A) conduct its business in all material respects in the Ordinary Course of Business and (B) preserve intact in all material respects its business organization and maintain existing relationships and goodwill with Governmental Entities, customers, suppliers, licensors, licensees, creditors, lessors, distributors, employees, contractors and business associates; provided, that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b)    From and after the date of this Agreement and prior to the earlier of the First Effective Time and the Termination Date, except (w) as may be required by applicable Law, (x) as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (y) as may be expressly contemplated, required or expressly permitted by this Agreement or (z) as set forth in Section 5.2 of the Parent Disclosure Schedules, Parent:

(i)    shall not, and shall not permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of Parent or its Subsidiaries), except (A) regular quarterly cash dividends paid by Parent on the Parent Common Shares consistent with past practice, appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to the Parent Common Shares, (B) dividends paid by Parent on the outstanding shares of Perpetual 4% Consolidated Debenture Stock of Parent in accordance with the terms thereof and (C) dividends and distributions paid by Subsidiaries of Parent to Parent or to any of Parent’s other wholly owned Subsidiaries;

(ii)    shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Parent that remains a wholly owned Subsidiary after consummation of such transaction;

(iii)    shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or rule or policy of the SEC or the Canadian Securities Administrators;

(iv)    shall not adopt any amendments to the Organizational Documents of Parent, other than amendments solely to effect ministerial changes to such documents;

(v)    except for transactions among Parent and its wholly owned Subsidiaries or among Parent’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interests in any Subsidiaries of Parent or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested Parent Equity Award (except as otherwise provided by the terms of this Agreement or the express terms of any such Parent Equity Award), other than (A) issuances of Parent Common Shares (x) in respect of any exercise of or settlement of Parent Equity Awards outstanding on the date of this Agreement, (y) as permitted under the Debt Commitment Letters or (z) as may be granted after the date of this Agreement in the Ordinary Course of Business, (B) the grant of Parent Equity Awards or other equity compensation awards in the Ordinary Course of Business (and the issuance or transfer of any Parent Common Shares in connection therewith), (C) any Permitted Liens and (D) pursuant to existing agreements in effect prior to the execution of this Agreement;

(vi)    shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, or subject to any Lien (other than Permitted Liens), or otherwise dispose of, any material portion of its businesses, properties or assets, including the capital stock of its Subsidiaries, other than in the Ordinary Course of Business, and except (A) pursuant to existing agreements in effect prior to the execution of this Agreement, (B) transactions among Parent and its Subsidiaries or among Parent’s Subsidiaries or (C) for consideration not in excess of $50 million individually or $100 million in the aggregate;

(vii)    shall not, and shall not permit any of its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries, except for any such transactions between or among Parent’s Subsidiaries; and

(viii)    shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

(c)    Anything to the contrary set forth in this Agreement notwithstanding, between the date of this Agreement and the earlier of the First Effective Time and the Termination Date, Parent shall not, and shall cause its Affiliates not to, directly or indirectly (whether by plan of arrangement, amalgamation, business combination, merger, consolidation or otherwise), acquire, purchase, lease or license or otherwise enter into a transaction with (or agree to acquire, purchase, lease or license or otherwise enter into a transaction with) any business, corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so could reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any Consent of any Governmental Entity necessary to consummate the Mergers or any of the other transactions contemplated hereby or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Mergers or any of the other transactions contemplated hereby; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) otherwise prevent or materially delay the consummation of the Mergers or any of the other transactions contemplated hereby (including the Debt Financing).

Section 5.3    Access.

(a)    Subject to compliance with applicable Laws, each of the Company and Parent shall (and each shall cause its Subsidiaries to): (i) afford to the other party and to its officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) reasonable access, solely for purposes of furthering the Mergers and the other transactions contemplated hereby or integration planning relating thereto, during normal business hours, on reasonable advance notice of not less than two Business Days, throughout the period prior to the earlier of the First Effective Time and the Termination Date, to the other party’s and its Subsidiaries’ businesses, properties, personnel, agents, contracts, commitments, books and records, other than any such matters that relate to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Mergers or any financial or strategic alternatives thereto, or any Company Alternative Proposal or Parent Alternative Proposal, as applicable, and (ii) promptly furnish the other party and its Representatives all other information concerning its business, properties and personnel as may reasonably be requested by the other party; provided, that the Company or Parent, as applicable, may provide such access by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law (including any COVID-19 Measures).

(b)    Subject to compliance with applicable Laws, throughout the period from the First Effective Time until the Control Date (or, as may be applicable in accordance with Section 5.20, the completion of the Post-Closing Disposition), the Company shall (and shall cause its Subsidiaries to) (i) afford to Parent and its Representatives reasonable access, for purposes of furthering the transactions contemplated hereby or integration planning relating thereto, during normal business hours, on reasonable advance notice of not less than two Business Days, to the Company’s and its Subsidiaries’ businesses, properties, personnel, agents, contracts, commitments, books and records, and (ii) promptly furnish Parent and its Representatives (A) such financial and operating data and other information concerning the Company and its Subsidiaries as may be reasonably requested and is necessary or advisable in connection with any filings contemplated pursuant to Section 5.6 or any Post-Closing Disposition, (B) all reports or other information concerning the Company and its Subsidiaries provided to third parties pursuant to the terms of any outstanding indebtedness of the Company or any of its Subsidiaries and (C) all other information concerning the Company’s business, properties and personnel as may reasonably be requested by the other party; provided, that the Company may provide such access by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law (including any COVID-19 Measures); provided, further, that to the extent access to any information of the Company or any of its Subsidiaries requires the entry of a protective order by the STB, the Company or its applicable Subsidiary shall be required to grant such access only if such order is obtained, subject to the terms of such order.

(c)    The foregoing provisions of this Section 5.3 notwithstanding, neither the Company nor Parent shall be required to afford such access or furnish such information if it would unreasonably disrupt the operations of such party or any of its Subsidiaries, would cause a violation of any agreement to which such party or any of its Subsidiaries is a party, would result in a loss of privilege or trade secret protection to such party or any of its Subsidiaries, would result in the disclosure of any information in connection with any litigation or similar dispute between the parties hereto, would constitute a violation of any applicable Law or result in the disclosure of any personal information that would expose the such party to the risk of liability. In the event that Parent or the Company objects to any request submitted pursuant to and in accordance with this Section 5.3 and withholds information on the basis of the foregoing sentence, the Company or Parent, as applicable, shall inform the other party as to the general nature of what is being withheld and the Company and Parent shall use reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of reasonable best efforts to (i) obtain the required consent or waiver of any third party required to provide such information and (ii) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures (including as set forth in the Clean Team Agreement), if the parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege.

(d)    Each of the Company and Parent hereby agrees that all information provided to it or any of its Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be “Confidential Information,” as such term is used in, and shall be treated in accordance with, the confidentiality agreement, dated as of December 9, 2020, between the Company and Parent (the “Confidentiality Agreement”) and, as applicable, the Clean Team Confidentiality Agreement, dated as of March 10, 2021, between the Company and Parent (the “Clean Team Agreement”).

Section 5.4    No Solicitation by the Company.

(a)    Subject to the provisions of this Section 5.4, from the date of this Agreement until the earlier of the First Effective Time and the Termination Date, the Company agrees that it shall not, and shall cause its Subsidiaries and its and their respective directors and officers not to, and shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry regarding, or the making or submission of any proposal, offer or indication of intent that constitutes, or would reasonably be expected to lead to, or result in, a Company Alternative Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations with any Person regarding a Company Alternative Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, or result in, a Company Alternative Proposal (except to notify such Person that the provisions of this Section 5.4 prohibit any such discussions or negotiations), (iii) furnish any nonpublic information relating to the Company or its Subsidiaries in connection with or for the purpose of facilitating a Company Alternative Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, or result in, a Company Alternative Proposal; (iv) recommend or enter into any other letter of intent, memorandum of understandings, agreement in principle, option agreement, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar agreement with respect to a Company Alternative Proposal (except for confidentiality agreements permitted under Section 5.4(b)); or (v) approve, authorize or agree to do any of the foregoing or otherwise knowingly facilitate any effort or attempt to make a Company Alternative Proposal.

(b)    Notwithstanding anything in this Section 5.4 to the contrary, at any time prior to, but not after, obtaining the Company Stockholder Approval, if the Company receives a bona fide, unsolicited Company Alternative Proposal that did not result from the Company’s violation of this Section 5.4, the Company and its Representatives may contact the third party making such Company Alternative Proposal to clarify the terms and conditions thereof. If (i) such Company Alternative Proposal constitutes a Company Superior Proposal or (ii) the Company Board determines in good faith after consultation with outside legal and financial advisors that such Company Alternative Proposal could reasonably be expected to lead to a Company Superior Proposal, the Company may take the following actions: (A) furnish nonpublic information to the third party making such

Company Alternative Proposal (including its Representatives and prospective equity and debt financing sources) in response to a request therefor, if, and only if, prior to so furnishing such information, the third party has executed a confidentiality agreement with the Company having confidentiality and use provisions that, in each case, are not less restrictive in the aggregate to such third party than the provisions in the Confidentiality Agreement are to Parent (it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of any Company Alternative Proposal), provided, however, that if the third party making such Company Alternative Proposal is a known competitor of the Company, the Company shall not provide any commercially sensitive non-public information to such third party in connection with any actions permitted by this Section 5.4(b) other than in accordance with customary “clean room” or other similar procedures designed to limit the disclosure of competitively sensitive information, and (B) engage in discussions or negotiations with the third party (including its Representatives) with respect to the Company Alternative Proposal. The Company shall promptly (and in any event within 48 hours) notify Parent in writing if: (i) any inquiries, proposals or offers with respect to a Company Alternative Proposal are received by the Company or any of its Representatives or (ii) any information is requested from the Company or any of its Representatives that, to the Knowledge of the Company, has been or is reasonably likely to have been made in connection with any Company Alternative Proposal, which notice shall identify the material terms and conditions thereof (including the name of the applicable third party and, if applicable, complete copies of any written requests, proposals or offers and any other material documents, including proposed agreements). It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under this Section 5.4(b), including any public announcement that the Company or the Company Board has made any determination contemplated under this Section 5.4(b) to take or engage in any such actions, shall not constitute a Company Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 7.1(c)(ii). The Company shall keep Parent reasonably informed on a reasonably current basis of any material developments regarding any Company Alternative Proposals or any material change to the terms of any such Company Alternative Proposal and any material change to the status of any such discussions or negotiations with respect thereto.

(c)    Except as set forth in this Section 5.4, the Company Board, including any committee thereof, shall not (i) withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify, the Company Recommendation, (ii) fail to include the Company Recommendation in the Proxy Statement/Prospectus that is mailed by the Company to the stockholders of the Company; (iii) if any Company Alternative Proposal that is structured as a tender offer or exchange offer for the outstanding shares of Company Common Stock is commenced pursuant to Rule 14d-2 under the Exchange Act (other than by Parent or an Affiliate of Parent), fail to recommend, within ten Business Days after such commencement, against acceptance of such tender offer or exchange offer by its stockholders; (iv) approve, adopt, recommend or declare advisable any Company Alternative Proposal or publicly propose to approve, adopt or recommend, or declare advisable any Company Alternative Proposal; or (v) approve, adopt or recommend, or declare advisable or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in and entered into compliance with Section 5.4(b)) with respect to any Company Alternative Proposal (any such action set forth in the foregoing clauses (i) through (v), a “Company Change of Recommendation”). Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a Company Superior Proposal, (x) make a Company Change of Recommendation and/or (y) cause the Company to terminate this Agreement pursuant to Section 7.1(c)(ii); provided, that the Company Board shall not be entitled to make such a Company Change of Recommendation or cause any termination of this Agreement pursuant to Section 7.1(c)(ii) (A) unless the Company shall have given Parent at least five Business Days’ written notice (a “Company Superior Proposal Notice”) advising Parent of its intention to make such a Company Change of Recommendation or terminate this Agreement, which Company Superior Proposal Notice shall include a description of the terms and conditions of the Company Superior Proposal that is the basis for the proposed action of the Company Board, the identity of the Person making the Company Superior Proposal and a copy of any proposed definitive agreement for such Company Superior Proposal, if any, and the Company shall have negotiated in good faith with Parent (to the extent Parent wishes to negotiate) to enable Parent to make such amendments to the terms of this Agreement as would permit the Company Board not to effect a Company Change of Recommendation or terminate this Agreement in connection with such Company Superior Proposal, and (B) unless, at the end of the five-Business Day period following the delivery of such Company Superior Proposal Notice (the “Company Superior Proposal Notice Period”), after taking into account any firm commitments made by Parent in writing to amend the terms of this Agreement and any other proposals or information offered by Parent during the Company Superior Proposal Notice Period, the Company Board concludes that the Company Superior Proposal giving rise to the Company Superior Proposal Notice continues to constitute a Company Superior Proposal if such amendments were to be given effect; provided, that any material modifications to the terms of the Company Superior Proposal (including any change in the amount or form of consideration) shall commence a new notice period pursuant clause (A) of three Business Days.

(d)    Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Company Stockholder Approval, but not after, the Company Board may, in response to a Company Intervening Event, make a Company Change of Recommendation if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, that the Company Board shall not be entitled to make such a Company Change of Recommendation unless (i) the Company shall have given Parent at least five Business Days’ written notice (a “Company Intervening Event Notice”) advising Parent of its intention to make such a Company Change of Recommendation, which Company Intervening Event Notice shall include a description of the applicable Company Intervening Event and (ii) unless, at the end of the five-Business Day period following the delivery of such Company Intervening Event Notice (the “Company Intervening Event Notice Period”), after taking into account any firm commitments made by Parent in writing to amend the terms of this Agreement and any other proposals or information offered by Parent during the Company Intervening Event Notice Period, the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to make such Company Change of Recommendation would continue to be reasonably likely to be inconsistent with its fiduciary duties under applicable Law if such amendments were to be given effect.

(e)    Nothing contained in this Agreement shall prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations under applicable Law or rules and policies of the NYSE, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to stockholders) or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law.

(f)    Further to Section 5.4(a), the Company shall (and shall cause its Subsidiaries and its and their respective directors and officers to, and shall use its reasonable best efforts to cause its other Representatives to) promptly terminate any existing discussions and negotiations conducted heretofore with any Person (other than Parent, the Company or any of their respective Affiliates or Representatives) with respect to any Company Alternative Proposal, or proposal or transaction that could reasonably be expected to lead to or result in a Company Alternative Proposal. Further, the Company shall promptly terminate all physical and electronic data access previously granted to such Persons and request that any such Persons promptly return or destroy all confidential information concerning the Company and any of its Subsidiaries and provide prompt written confirmation thereof.

(g)    “Company Alternative Proposal” means any proposal, offer or indication of intent made by any Person or group of Persons (other than Parent, either Merger Sub or their respective Affiliates) relating to or concerning (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving the Company, in each case, as a result of which the stockholders of the Company immediately prior to such transaction would cease to own at least 75% of the total voting power of the

Company or the surviving entity (or any direct or indirect parent company thereof), as applicable, immediately following such transaction, (ii) the acquisition by any Person of more than 25% of the net revenues, net income or total assets of the Company and its Subsidiaries, on a consolidated basis, or (iii) the direct or indirect acquisition by any Person of more than 25% of the outstanding shares of Company Common Stock.

(h)    “Company Superior Proposal” means an unsolicited, bona fide written Company Alternative Proposal, made after the date of this Agreement, substituting in the definition thereof “50%” for “25%” and for “75%” in each place each such phrase appears, made after the date of this Agreement, that the Company Board determines in good faith, after consultation with the Company’s outside legal and financial advisors, and considering all legal, financial, financing and regulatory aspects of the proposal, the identity of the Person(s) making the proposal and the likelihood of the proposal being consummated in accordance with its terms, would, if consummated, result in a transaction (A) that is more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement and (B) that is reasonably likely to be completed, taking into account any regulatory, financing or approval requirements and any other aspects considered relevant by the Company Board.

(i)    “Company Intervening Event” means any event, change, occurrence or development that is unknown and not reasonably foreseeable to the Company Board as of the date of this Agreement, or if known or reasonably foreseeable to the Company Board as of the date of this Agreement, the material consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement; provided, that the receipt, existence or terms of a Company Alternative Proposal shall not be deemed to be a Company Intervening Event hereunder.

Section 5.5    No Solicitation by Parent.

(a)    Subject to the provisions of this Section 5.5, from the date of this Agreement until the earlier of the First Effective Time and the Termination Date, Parent agrees that it shall not, and shall cause its Subsidiaries and its and their respective directors and officers not to, and shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry regarding, or the making or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, or result in, a Parent Alternative Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations with any Person regarding Parent Alternative Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, or result in, a Parent Alternative Proposal (except to notify such Person that the provisions of this Section 5.5 prohibit any such discussions or negotiations), (iii) furnish any nonpublic information relating to Parent or its Subsidiaries in connection with or for the purpose of facilitating a Parent Alternative Proposal or any inquiry, proposal, offer or indication of interest that would reasonably be expected to lead to, or result in, a Parent Alternative Proposal; (iv) recommend or enter into any other letter of intent, memorandum of understandings, agreement in principle, option agreement, acquisition agreement, merger agreement, arrangement agreement, amalgamation agreement, joint venture agreement, partnership agreement or other similar agreement with respect to a Parent Alternative Proposal (except for confidentiality agreements permitted under Section 5.5(b)); or (v) approve, authorize or agree to do any of the foregoing or otherwise knowingly facilitate any effort or attempt to make a Parent Alternative Proposal.

(b)    Notwithstanding anything in this Section 5.5 to the contrary, at any time prior to, but not after, obtaining the Parent Shareholder Approval, if Parent receives a bona fide, unsolicited Parent Alternative Proposal that did not result from the Parent’s violation of this Section 5.5, Parent and its Representatives may contact the third party making such Parent Alternative Proposal to clarify the terms and conditions thereof. If (i) such Parent Alternative Proposal constitutes a Parent Superior Proposal or (ii) the Parent Board determines in good faith after consultation with outside legal and financial advisors that such Parent Alternative Proposal could reasonably be expected to lead to a Parent Superior Proposal, Parent may take the following actions: (A) furnish nonpublic information to the third party making such Parent Alternative Proposal (including its Representatives and prospective equity and debt financing sources) in response to a request therefor, if, and only if, prior to so furnishing such information, the third party has executed a confidentiality agreement with Parent having confidentiality and use provisions that, in each case, are not less restrictive in the aggregate to such third party than the provisions in the Confidentiality Agreement are to the Company (it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of any Parent Alternative Proposal), provided, however, that if the third party making such Parent Alternative Proposal is a known competitor of Parent, Parent shall not provide any commercially sensitive non-public information to such third party in connection with any actions permitted by this Section 5.5(b) other than in accordance with customary “clean room” or other similar procedures designed to limit the disclosure of competitively sensitive information, and (B) engage in discussions or negotiations with the third party (including its Representatives) with respect to the Parent Alternative Proposal. Parent shall promptly (and in any event within 24 hours) notify the Company in writing if: (i) any inquiries, proposals or offers with respect to a Parent Alternative Proposal are received by Parent or any of its Representatives or (ii) any information is requested from Parent or any of its Representatives that, to the Knowledge of Parent, has been or is reasonably likely to have been made in connection with any Company Alternative Proposal, which notice shall identify the material terms and conditions thereof (including the name of the applicable third party and, if applicable, complete copies of any written requests, proposals or offers and any other material documents, including proposed agreements). It is understood and agreed that any contacts, disclosures, discussions or negotiations permitted under this Section 5.5(b), including any public announcement that Parent or the Parent Board has made any determination contemplated under this Section 5.5(b) to take or engage in any such actions, shall not constitute a Parent Change of Recommendation or otherwise constitute a basis for the Company to terminate this Agreement pursuant to Section 7.1. Parent shall keep the Company reasonably informed on a reasonably current basis of any material developments regarding any Parent Alternative Proposals or any material change to the terms of any such Parent Alternative Proposal and any material change to the status of any such discussions or negotiations with respect thereto.

(c)    Except as set forth in this Section 5.5, the Parent Board, including any committee thereof, shall not (i) withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify, the Parent Recommendation; (ii) fail to include the Parent Recommendation in the Management Information Circular that is mailed by the Parent to the shareholders of the Parent; (iii) if any Parent Alternative Proposal that is structured as a tender offer or exchange offer for the outstanding Parent Common Shares is commenced pursuant to Rule 14d-2 under the Exchange Act (other than by the Company or an Affiliate of the Company), fail to recommend, within ten Business Days after such commencement, against acceptance of such tender offer or exchange offer by its shareholders; (iv) approve, adopt, recommend or declare advisable any Parent Alternative Proposal or publicly propose to approve, adopt or recommend, or declare advisable any Parent Alternative Proposal; or (v) approve, adopt or recommend, or declare advisable or enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in and entered into compliance with Section 5.5(b)) with respect to any Parent Alternative Proposal (any such action set forth in the foregoing clauses (i) through (v), a “Parent Change of Recommendation”). Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Parent Shareholder Approval, the Parent Board may, in response to a Parent Superior Proposal, make a Parent Change of Recommendation; provided, that the Parent Board shall not be entitled to make such a Parent Change of Recommendation (A) unless Parent shall have given the Company at least five Business Days’ written notice (a “Parent Superior Proposal Notice”) advising the Company of its intention to make such a Parent Change of Recommendation, which Parent Superior Proposal Notice shall include a description of the terms and conditions of the Parent Superior Proposal that is the basis for the proposed action of the Parent Board, the identity of the Person making the Parent Superior Proposal and a copy of any proposed definitive agreement for such Parent Superior Proposal, if any, and Parent shall have negotiated in good faith with the Company (to the extent the Company wishes to negotiate) to enable the Company to make such amendments to the terms of this Agreement as would permit the Parent Board not to effect a Parent Change of Recommendation or terminate this Agreement in connection with such Parent Superior Proposal, and (B) unless, at the end of the five-Business Day period following the delivery of such Parent Superior Proposal Notice (the “Parent Superior Proposal Notice Period”), after taking into account any firm commitments made by the Company in writing to amend the terms of this Agreement and any other proposals or information offered by the Company during the Parent Superior Proposal Notice Period, the

Parent Board concludes that the Parent Superior Proposal giving rise to the Parent Superior Proposal Notice continues to constitute a Parent Superior Proposal if such amendments were to be given effect; provided, that any material modifications to the terms of the Parent Superior Proposal (including any change in the amount of consideration) shall commence a new notice period pursuant clause (A) of three Business Days.

(d)    Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Parent Shareholder Approval, but not after, the Parent Board may, in response to a Parent Intervening Event, make a Parent Change of Recommendation if the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that the failure of the Parent Board to take such action would be reasonably likely be inconsistent with its fiduciary duties under applicable Law; provided, that the Parent Board shall not be entitled to make such a Parent Change of Recommendation unless (i) Parent shall have given the Company at least five Business Days’ written notice (a “Parent Intervening Event Notice”) advising the Company of its intention to make such a Parent Change of Recommendation, which Parent Intervening Event Notice shall include a description of the applicable Parent Intervening Event and (ii) unless, at the end of the five-Business Day period following the delivery of such Parent Intervening Event Notice (the “Parent Intervening Event Notice Period”), after taking into account any firm commitments made by the Company in writing to amend the terms of this Agreement and any other proposals or information offered by the Company during the Parent Intervening Event Notice Period, the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that the failure of the Parent Board to make such Parent Change of Recommendation would continue to be reasonably likely be inconsistent with its fiduciary duties under applicable Law if such amendments were to be given effect.

(e)    Nothing contained in this Agreement shall prohibit Parent or the Parent Board or any committee thereof from (i) complying with its disclosure obligations under applicable Law or rules and policies of the NYSE or the TSX, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to shareholders) or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, (ii) complying with Part 2 – Division 3 of National Instrument 62-104 – Take-Over Bids and Issuer Bids of the Canadian Securities Administrators and similar provisions under Canadian Securities Laws relating to the provision of directors’ circulars in respect of a Parent Alternative Proposal or (iii) making any disclosure to its shareholders if the Parent Board determines in good faith, after consultation with Parent’s outside legal counsel, that the failure of the Parent Board to make such disclosure would be reasonably likely be inconsistent with its fiduciary duties to Parent’s shareholders under applicable Law.

(f)    Further to Section 5.5(a), Parent shall (and shall cause its Subsidiaries and its and their respective directors and officers to, and shall use its reasonable best efforts to cause its other Representatives to) promptly terminate any existing discussions and negotiations conducted heretofore with any Person (other than the Company, Parent or any of their respective Affiliates or Representatives) with respect to any Parent Alternative Proposal, or proposal or transaction that could reasonably be expected to lead to or result in a Parent Alternative Proposal. Further, Parent shall promptly terminate all physical and electronic data access previously granted to such Persons and request that any such Persons promptly return or destroy all confidential information concerning Parent and any of its Subsidiaries and provide prompt written confirmation thereof.

(g)    “Parent Alternative Proposal” means any proposal, offer or indication of intent made by any Person or group of Persons (other than the Company or its Affiliates) relating to or concerning (i) a plan of arrangement, amalgamation, merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving Parent, in each case, as a result of which the shareholders of Parent immediately prior to such transaction would cease to own at least 75% of the total voting power of Parent or the surviving entity (or any direct or indirect parent company thereof), as applicable, immediately following such transaction, (ii) the acquisition by any Person of more than 25% of the net revenues, net income or total assets of Parent and its Subsidiaries, on a consolidated basis, or (iii) the direct or indirect acquisition by any Person of more than 25% of the outstanding Parent Common Shares.

(h)    “Parent Superior Proposal” means an unsolicited, bona fide written Parent Alternative Proposal, made after the date of this Agreement, substituting in the definition thereof “50%” for “25%” and for “75%” in each place each such phrase appears, made after the date of this Agreement, that the Parent Board determines in good faith, after consultation with Parent’s outside legal and financial advisors, and considering all legal, financial, financing and regulatory aspects of the proposal, the identity of the Person(s) making the proposal and the likelihood of the proposal being consummated in accordance with its terms, would, if consummated, result in a transaction (A) that is more favorable to Parent’s shareholders from a financial point of view than the transactions contemplated by this Agreement and (B) that is reasonably likely to be completed, taking into account any regulatory, financing or approval requirements and any other aspects considered relevant by the Parent Board.

(i)    “Parent Intervening Event” means any event, change, occurrence or development that is unknown and not reasonably foreseeable to the Parent Board as of the date of this Agreement, or if known or reasonably foreseeable to the Parent Board as of the date of this Agreement, the material consequences of which were not known or reasonably foreseeable to the Parent Board as of the date of this Agreement; provided, that the receipt, existence or terms of a Parent Alternative Proposal shall not be deemed to be a Parent Intervening Event hereunder.

Section 5.6    Filings; Other Actions.

(a)    As promptly as reasonably practicable after the date of this Agreement, (i) the Company and Parent shall prepare and file with the SEC the preliminary Proxy Statement/Prospectus and (ii) Parent shall prepare and file with the SEC and the Canadian Securities Administrators the Form F-4 with respect to the Parent Common Shares to be issued in connection with the First Merger, which shall include the Proxy Statement/Prospectus; provided, that if the SEC determines that Parent is not eligible to file a registration statement on Form F-4, Parent shall instead prepare and file a registration statement on Form S-4 with respect to the Parent Common Shares to be issued in connection with the First Merger, which shall include the Proxy Statement/Prospectus, and all references herein to the Form F-4 shall be deemed instead to refer to such registration statement on Form S-4. Parent shall prepare concurrently with the Proxy Statement/Prospectus the Management Information Circular. Each of the Company and Parent shall use its reasonable best efforts to (A) have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing and (B) keep the Form F-4 effective for so long as necessary to complete the Mergers. Each of the Company and Parent shall furnish all information concerning itself, its Affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement/Prospectus, Management Information Circular and the Form F-4. Each of the Company and Parent shall provide the other party with a reasonable period of time to review the Proxy Statement/Prospectus and any amendments thereto prior to filing and shall reasonably consider any comments from the other party. Subject to applicable Law, the information contained in the Management Information Circular shall be consistent in all material respects with the substantive information contained in the Proxy Statement/Prospectus. Each of the Company and Parent shall respond promptly to any comments from the SEC or the staff of the SEC or the TSX, as applicable. Each of the Company and Parent shall notify the other party promptly of the receipt of any comments (whether written or oral) from the SEC or the staff of the SEC or the TSX and of any request by the SEC or the staff of the SEC or the TSX for amendments or supplements to the Proxy Statement/Prospectus, Management Information Circular or Form F-4 or for additional information and shall supply the other party with copies of all correspondence between it and any of its Representatives, on the one hand, and the SEC or the staff of the SEC or the TSX, on the other hand, with respect to the Proxy Statement/Prospectus, Management Information Circular or Form F-4 or the transactions contemplated by this Agreement within 24 hours of the receipt thereof. The Proxy Statement/Prospectus, Management Information Circular and Form F-4 shall comply as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and applicable Canadian Securities Laws and, without limiting the foregoing, Parent shall ensure that the Management Information Circular shall provide shareholders of Parent with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Parent Shareholder Meeting. The Management Information Circular shall comply in all material respects with applicable

Laws and the rules of the TSX. If at any time prior to the Company Stockholder Meeting or the Parent Shareholder Meeting (or any adjournment or postponement of the Company Stockholder Meeting or the Parent Shareholder Meeting) any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, Management Information Circular and/or Form F-4, so that the Proxy Statement/Prospectus, Management Information Circular and/or Form F-4 would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by the Company and/or Parent with the SEC and/or the Canadian Securities Administrators, as applicable, and, to the extent required by applicable Law, disseminated to the stockholders of the Company and the shareholders of Parent. The Company shall cause the Proxy Statement/Prospectus and Form F-4 to be mailed to the Company’s stockholders as promptly as reasonably practicable after the Form F-4 is declared effective under the Securities Act (such date, the “Clearance Date”). Promptly (and in any event within seven days of the mailing of the Proxy Statement/Prospectus to the stockholders of the Company), Parent shall file the Management Information Circular with the Canadian Securities Administrators and mail the Management Information Circular to the shareholders of Parent.

(b)    Each of Parent and the Company shall provide the other party and its legal counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement/Prospectus, Management Information Circular, Form F-4 and other documents related to the Company Stockholder Meeting, the Parent Shareholder Meeting or the issuance of the Parent Common Shares (and any amendments thereto) in connection with the First Merger, prior to filing such documents with the applicable Governmental Entity and mailing such documents to the Company’s stockholders or Parent’s shareholders, as applicable. Each party hereto shall consider in good faith in the Proxy Statement/Prospectus, Management Information Circular, Form F-4 and such other documents related to the Company Stockholder Meeting, the Parent Shareholder Meeting or the issuance of Parent Common Shares in connection with the First Merger, all comments reasonably and promptly proposed by the other party or its legal counsel.

(c)    Subject to Section 5.4 and Section 5.6(d), the Company shall take all action necessary in accordance with applicable Law and the certificate of incorporation and bylaws of the Company to set a record date for, duly give notice of, convene and hold a meeting of its stockholders following the mailing of the Proxy Statement/Prospectus for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholder Meeting”) as soon as reasonably practicable following the Clearance Date. Unless the Company shall have made a Company Change of Recommendation in compliance with Section 5.4, the Company shall include the Company Recommendation in the Proxy Statement/Prospectus and shall solicit, and use its reasonable best efforts to obtain, the Company Stockholder Approval at the Company Stockholder Meeting (including by soliciting proxies in favor of the adoption of this Agreement) as soon as reasonably practicable.

(d)    The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement/Prospectus to its shareholders. The Company may adjourn or postpone the Company Stockholder Meeting (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Law, (ii) if as of the time that the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting, (iii) to allow reasonable additional time to solicit additional proxies necessary to obtain the Company Stockholder Approval, (iv) to comply with applicable Law or (v) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the shareholders of the Company at the Company Stockholder Meeting.

(e)    Subject to Section 5.5 and Section 5.6(f), Parent shall take all action necessary in accordance with applicable Law and the articles of incorporation and by-laws of Parent to set a record date for, duly give notice of, convene and hold a meeting of its shareholders following the mailing of the Management Information Circular for the purpose of obtaining the Parent Shareholder Approval (the “Parent Shareholder Meeting”) as soon as reasonably practicable following the Clearance Date. Unless Parent shall have made a Parent Change of Recommendation in compliance with Section 5.5, Parent shall include the Parent Recommendation in the Management Information Circular and shall solicit, and use its reasonable best efforts to obtain, the Parent Shareholder Approval at the Parent Shareholder Meeting (including by soliciting proxies in favor of the approval of the Parent Share Issuance) as soon as reasonably practicable.

(f)    Parent shall cooperate with and keep the Company informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Management Information Circular to its shareholders. Parent may adjourn or postpone the Parent Shareholder Meeting (i) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Parent Board has determined in good faith (after consultation with its outside legal counsel) is required to be filed and disseminated under applicable Law, (ii) if as of the time that the Parent Shareholder Meeting is originally scheduled (as set forth in the Management Information Circular) there are insufficient Parent Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Shareholder Meeting, (iii) to allow reasonable additional time to solicit additional proxies necessary to obtain the Parent Shareholder Approval, (iv) to comply with applicable Law or (v) with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed). Without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), the approval of the Parent Share Issuance shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by Parent’s shareholders in connection with the adoption of this Agreement) that Parent shall propose to be acted on by the shareholders of Parent at the Parent Shareholder Meeting.

(g)    It is the intention of the parties hereto that, and each of the parties shall reasonably cooperate and use their commercially reasonable efforts to cause, the date and time of the Company Stockholder Meeting and the Parent Shareholder Meeting be coordinated such that they occur on the same calendar day (and in any event as close in time as possible).

(h)    Without limiting the generality of the foregoing, the Company agrees that its obligations to hold the Company Stockholder Meeting pursuant to this Section 5.6 shall not be affected solely by the making of a Company Change of Recommendation, and Parent agrees that its obligations to hold the Parent Shareholder Meeting pursuant to this Section 5.6 shall not be affected solely by the making of a Parent Change of Recommendation. The Company agrees that its obligations pursuant to this Section 5.6 shall not be affected solely by the commencement of or announcement or disclosure of or communication to Parent of any Company Alternative Proposal, and further, that it shall not terminate this Agreement on the grounds that such Company Alternative Proposal is a Company Superior Proposal, unless the Company may terminate this Agreement pursuant to and in accordance with Section 7.1. Parent agrees that its obligations pursuant to this Section 5.6 shall not be affected solely by the commencement of or announcement or disclosure of or communication to the Company of any Parent Alternative Proposal, and further, that it shall not take action to terminate this Agreement on the grounds that such Parent Alternative Proposal is a Parent Superior Proposal.

Section 5.7    Employee Matters.

(a)    From and after the First Effective Time, the Company shall, and to the extent within its control, Parent shall cause the Company to, honor all Company Benefit Plans in accordance with their terms as in effect immediately before the First Effective Time. For a period of one year following the Control Date, Parent shall provide, or shall cause to be provided, to each current employee of the Company and its Subsidiaries (“Company Employees”) (i) base compensation and cash and equity target incentive opportunities that, in each case, are no less favorable than were provided to the Company Employee immediately before the First Effective Time (it being understood that in lieu of equity compensation awards, Parent may provide Company Employees who, as of immediately prior to the First Effective Time were eligible to receive Company equity compensation awards, long-term incentive awards that are settled in cash in an amount sufficient to replace the grant date value of the Company Employee’s equity compensation opportunity immediately prior to the First Effective Time, provided, that, except as set forth in this Section 5.7(a), such long-term incentive awards shall have the same terms and conditions as those applicable to the equity awards granted by Parent to its similarly situated employees), and (ii) employee benefits that are no less favorable in the aggregate than the employee benefits provided to the Company Employee immediately before the First Effective Time. Without limiting the generality of the foregoing, (A) Parent shall or shall cause the Second Surviving Corporation to provide to each Company Employee whose employment terminates during the one-year period following the Control Date under circumstances that would give rise to severance benefits under the Company Benefit Plans set forth on Section 5.7(a) of the Company Disclosure Schedules (the “Company Severance Plans”), severance benefits in accordance with the terms of the applicable Company Severance Plan in which such Company Employee is eligible to participate immediately prior to the First Effective Time and (B) during such one-year period following the Control Date, severance benefits offered to each Company Employee shall be determined taking into account all service with the Company, its Subsidiaries (and including, on and after the First Effective Time, the Second Surviving Corporation and any of its Affiliates) and without taking into account any reduction after the First Effective Time in compensation paid or benefits provided to such Company Employee.

(b)    If the Control Date occurs before February 1, 2022, then no later than March 15, 2022, Parent shall, or shall cause the Second Surviving Corporation to, pay to each Company Employee who participates in a Company annual bonus plan (or any successor plan of Parent and its Subsidiaries) an annual bonus payment in respect of calendar year 2021 in an amount that is based on the achievement of the applicable performance goals at the greater of (i) target performance and (ii) 130% of actual performance, but in no event greater than 200% of target. If the Control Date occurs on or after February 1, 2022 but before February 1, 2023, then no later than March 15, 2023, Parent shall, or shall cause the Second Surviving Corporation to, pay to each Company Employee who participates in a Company annual bonus plan (or any successor plan of Parent and its Subsidiaries) an annual bonus payment in respect of calendar year 2022 in an amount that is based on the achievement of the applicable performance goals at the greater of (A) target performance and (B) 130% of actual performance, but in no event greater than 200% of target.

(c)    For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Control Date (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Control Date, to the same extent as such Company Employee was entitled, before the Control Date, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Control Date; provided that the foregoing shall not apply (x) for benefit accrual under defined benefit pension plans, (y) for purposes of qualifying for subsidized early retirement benefits or (z) to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the Control Date (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision and any other insurance benefits to any Company Employee, Parent shall cause all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Control Date, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(d)    Parent hereby acknowledges that a “change in control” (or similar phrase) within the meaning of the Company Benefit Plans will occur at the First Effective Time, as applicable.

(e)    Without limiting the generality of Section 8.10, the provisions of this Section 5.7 are solely for the benefit of the parties to this Agreement, and no current or former director, employee or consultant or any other person shall be a third-party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Company Benefit Plan or other compensation or benefit plan or arrangement for any purpose or otherwise shall prevent Parent, the Second Surviving Corporation or any of their Affiliates from terminating the employment of any Company Employee.

Section 5.8    Efforts.

(a)    Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall (and shall cause each of their respective Affiliates to) promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to cause the conditions to Closing set forth in Article 6 of this Agreement to be satisfied and to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement and in any event prior to the End Date, including (i) the obtaining of all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods (collectively, “Consents”), including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations, notices, notifications, petitions, applications, reports and other and filings and the taking of all steps as may be necessary, proper or advisable to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary Consents from third parties, (iii) the defending of any Actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers and the other transactions contemplated by this Agreement (including the Voting Trust), or seeking to prohibit or delay the Closing and (iv) the execution and delivery of any additional instruments necessary, proper or advisable to consummate, and to fully carry out the purposes of the transactions contemplated by this Agreement; provided, that in no event shall either the Company or Parent or any of their respective Subsidiaries be required to pay prior to the First Effective Time any fee, penalty or other consideration to any third party for any Consent required for or triggered by the consummation of the transactions contemplated by this Agreement under any contract or agreement or otherwise.

(b)    Subject to the terms and conditions herein provided and without limiting the foregoing, the Company, Parent and each Merger Sub shall (i) promptly, but in no event later than 30 Business Days after the date of this Agreement, file any and all notification and report forms to the COFECE and the IFT required under applicable Law with respect to the Mergers and the other transactions contemplated by this Agreement, and take all other actions necessary to cause the expiration or termination of any applicable waiting periods under applicable Law as soon as practicable after the date of this Agreement, (ii) take all actions with CFIUS as may be advisable under applicable Law to obtain Completion of the CFIUS Process with respect to the transactions contemplated by this Agreement, including (A) promptly, but in no event later than 10 Business Days after the date of this Agreement, jointly providing notification to CFIUS of the execution of this Agreement, (B) promptly, and in no event later than 10 Business Days after the Closing, submitting a draft CFIUS Joint Voluntary Notification to CFIUS, (C) submitting a final Joint Notice to CFIUS after promptly resolving all comments to the draft CFIUS Joint Voluntary Notification from CFIUS and (D) in the case of a CFIUS Declaration, submitting a CFIUS Joint Voluntary Notification if CFIUS so requests or informs the parties that it is not able to conclude action under Section 721 with respect to the Mergers and the other transactions contemplated by this Agreement on the basis of such CFIUS Declaration, (iii) cooperate with each other in (A) determining whether any other filings are required to be made with, or Consents are required to be obtained from, or with respect to, any third parties or Governmental Entities, including under other applicable Antitrust Laws and/or in connection with the Company Approvals and Parent Approvals, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) promptly making all such filings and timely obtaining all such Consents, (iv) supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity, including responding to any request for information from CFIUS in the applicable timeframe set forth in 31 C.F.R. Part 800, subject to any extensions of such time that may be granted by CFIUS staff upon request of a party to the Joint Notice, and (v) other than with respect to the STB Final Approval, which is discussed in Section 5.8(c), take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as any state antitrust enforcement authorities, CFIUS, or any other Governmental Entity or other Person may assert under any Law (including in connection with the Company Approvals and Parent Approvals) with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Mergers so as to enable the Closing to occur as promptly as practicable after the date of this Agreement, including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or disposition of any and all of the share capital or other equity interest, assets (whether tangible or intangible), products or businesses of Parent and its Subsidiaries or of the Company and its Subsidiaries, and (B) otherwise taking or committing to take any actions that after the Closing Date would limit Parent’s or its Subsidiaries’ (including the Second Surviving Corporation’s) freedom of action with respect to, or their ability to retain, one or more of their Subsidiaries’ (including the Second Surviving Corporation’s) assets (whether tangible or intangible), products, or businesses, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order that would otherwise have the effect of preventing or delaying the Closing; provided, that neither the Company nor any of its Subsidiaries shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its Subsidiaries, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its Subsidiaries only from and after the First Effective Time in the event that the Closing occurs. Notwithstanding the foregoing, other than with respect to the STB Final Approval, which is discussed in Section 5.8(c), nothing in this Section 5.8 shall be deemed to require Parent or any of its Affiliates to take any action, or commit to take any action, or agree to any condition or restriction in connection with obtaining any Parent Approvals that would reasonably be expected to have a Parent Material Adverse Effect with respect to Parent and its Subsidiaries, taken as a whole, after giving effect to the Mergers (measured on a scale relative to the Company and its Subsidiaries, taken as a whole). Except as otherwise permitted under this Agreement (including pursuant to the authority granted to Parent under Section 5.8(e)), the Company, Parent and each Merger Sub shall not (and shall cause their Subsidiaries not to) take or agree to take any action that would be reasonably likely to prevent or materially delay the Closing. In the event that any information in the filings submitted pursuant to this Section 5.8(b) or any such supplemental information furnished in connection therewith is deemed confidential by either party, the parties shall maintain the confidentiality of the same, and the parties shall seek authorization from the applicable Governmental Entity to withhold such information from public view.

(c)    In furtherance and not in limitation of the other covenants of the parties contained in this Section 5.8:

(i)    each of Parent and the Company shall, as promptly as practicable, file the appropriate and necessary documentation for the approval of the Mergers and the transactions contemplated hereby (the “STB Approval Application”) with the STB, and shall use its reasonable best efforts to (x) make such filing within thirty (30) days after the date of this Agreement and (y) obtain, as promptly as practicable, the final and non-appealable approval or exemption by the STB of the Mergers and the other transactions contemplated hereby pursuant to 49 U.S.C. § 11323 et seq. (the “STB Final Approval”);

(ii)    each of Parent and the Company shall use their reasonable best efforts to (A) prosecute all such filings and other presentations made, and promptly make any subsequent filings or presentations, with the STB with diligence, (B) diligently oppose any third party’s objections to, appeals from or petitions to reconsider or reopen any approval, opinion, exemption or other authorization obtained from the STB, and

(C) take all such further action as in the reasonable judgment of Parent and the Company may facilitate obtaining the STB Final Approval; and

(iii)    each of Parent and Company shall promptly furnish any information requested by CFIUS prior to filing of the draft CFIUS Joint Voluntary Notification and/or Joint Notice with CFIUS, including information relating to the Voting Trust Transaction.

(d)    The Company, Parent and each Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions pursuant to this Section 5.8(d), and, subject to applicable legal limitations and the instructions of any Governmental Entity, the Company, on the one hand, and Parent and each Merger Sub, on the other hand, shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly informing and furnishing the other with copies of notices or other communications received or given by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from or to any third party and/or any Governmental Entity with respect to such transactions. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and each Merger Sub, on the other hand, shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity (except for any exhibits to such communications providing the personal identifying information required by 31 C.F.R. Section 800.502(c)(5)(vi) or that otherwise is requested by any Governmental Entity to remain confidential from the other parties); provided, that materials may be redacted (i) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, or proposals from third parties with respect thereto, (ii) as necessary to comply with contractual agreements and (iii) as necessary to address reasonable privilege or confidentiality concerns. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.8 in a manner so as to preserve the applicable privilege. Each of the Company, Parent and the Merger Subs agrees not to initiate or agree to participate in any meeting or discussion, either in person or by telephone or videoconference, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

(e)    Subject to the obligations of this Section 5.8, Parent shall, acting reasonably, devise and implement the strategy and timing for obtaining any Consents required under any applicable Law in connection with the transactions contemplated by this Agreement and Parent shall, for the avoidance of doubt, have the final authority over the development, presentation and conduct of the STB case. Parent shall take the lead in all meetings and communications with any Governmental Entity in connection with obtaining such Consents; provided, that Parent shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall strategy and timing. The Company and its Subsidiaries shall not initiate any such discussions or proceedings with any Governmental Entity, or take or agree to take any actions, restrictions or conditions with respect to obtaining any Consents in connection with the Mergers and the other transactions contemplated by this Agreement without the prior written consent of Parent.

(f)    Subject to Section 5.17(a), applicable Law and to the rules, regulations and practices of the STB, the Voting Trust Agreement may be modified or amended at any time by Parent in its sole discretion, including to reflect changes requested by the STB or CFIUS; provided, that (i) prior to the First Effective Time, the Voting Trust Agreement may not be modified or amended without the prior written consent of the Company unless such modification or amendment is not inconsistent with this Agreement and is not adverse to the Company or its stockholders and would not reasonably be expected to have a material and adverse effect on the STB Voting Trust Approval, and (ii) whether prior to or after the First Effective Time, the Voting Trust Agreement may not be modified or amended without the prior written consent of the Company if such modification or amendment would reasonably be expected to materially increase the liability exposure of the board of directors of the Second Surviving Corporation under applicable Law. No power of the Second Surviving Corporation, Parent or any of its Affiliates provided for in the Voting Trust Agreement may be exercised in a manner which violates this Agreement.

(g)    In furtherance and not in limitation of the other covenants of the parties contained in this Section 5.8, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, each of the Company, Parent and the Merger Subs shall cooperate in all respects with each other and shall contest and resist any such Action or proceeding and to have vacated, lifted, reversed or overturned any Action, decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Mergers and the other transactions contemplated by this Agreement.

Section 5.9    Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, Parent and Merger Subs and the members of their respective boards of directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 5.10    Public Announcements. The Company, on the one hand, and Parent and the Merger Subs, on the other hand, shall consult with and provide each other a reasonable opportunity to review and comment on, and consider in good faith any reasonable comments by the other party on, any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated hereby and shall not issue any such press release or other public statement or comment prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Entity; provided, that the restrictions in this Section 5.10 shall not apply (a) to any Company communication regarding a Company Alternative Proposal or from and after a Company Change of Recommendation or the Company or Parent response thereto, (b) to any Parent communication regarding a Parent Alternative Proposal or the Company or Parent response thereto, (c) in connection with any dispute between the parties regarding this Agreement, the Mergers or the other transactions contemplated hereby or (d) to any statements made by the Company or Parent in response to questions by the press, analysts, investors or those participating in investor calls or industry conferences, so long as such statements are consistent with information previously disclosed in previous press releases, public disclosures or public statements made by the Company and/or Parent in compliance with this Section 5.10. Parent and the Company agree to issue a joint press release as the first public disclosure of this Agreement.

Section 5.11    Indemnification and Insurance.

(a)    Parent, each Merger Sub and the Company agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective certificates of incorporation or bylaws or other organizational documents or in any agreement shall survive the Mergers and shall continue at and after the First Effective Time in full force and effect. For a period of six years after the First Effective Time, Parent and the Second Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the First Effective Time or in any indemnification agreements of the Company or any of its Subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the First Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the First Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, that all rights to indemnification in respect of any Proceeding (as defined below) pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding or resolution of such claim, even if beyond such six-year period. From and after the Control Date, Parent shall assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and shall cause the Second Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.11.

(b)    Each of Parent and the Second Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its Subsidiaries (each, together with such Person’s heirs, executors or administrators, and successors and assigns, an “Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any Proceeding to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (a “Proceeding”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or prior to the First Effective Time (including acts or omissions in connection with such Persons serving as an officer, director, employee or other fiduciary of any entity if such service was at the request or for the benefit of the Company or its Subsidiaries), whether asserted or claimed prior to, at or after the First Effective Time. In the event of any such Proceeding, Parent and the Second Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Proceeding.

(c)    For a period of six years from the First Effective Time, Parent and the Second Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the First Effective Time; provided, that after the First Effective Time, Parent and the Second Surviving Corporation shall not be required to pay annual premiums in excess of 300% of the last aggregate annual premium paid by the Company prior to the date of this Agreement in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. The Company shall purchase, prior to the First Effective Time, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the First Effective Time, covering without limitation the transactions contemplated hereby, and the purchase of such “tail” policy shall be deemed to discharge and satisfy the obligations of Parent and the Second Surviving Corporation pursuant to the immediately preceding sentence; provided, that the Company shall not commit or spend on such “tail” policy, in the aggregate, more than 300% of the last aggregate annual premium paid by the Company prior to the date of this Agreement for the Company’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance, and if the cost of such “tail” policy would otherwise exceed such limit, the Company shall be permitted to purchase as much coverage as reasonably practicable for up to such limit. Parent and the Second Surviving Corporation shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Second Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder.

(d)    Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.11.

(e)    The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Second Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 5.11 shall survive the consummation of the Mergers and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(f)    In the event that Parent, the Second Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Second Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.11.

Section 5.12    Financing Cooperation.

(a)    The Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, and each of them shall use their reasonable best efforts to cause their respective Representatives to use their reasonable best efforts, to provide customary cooperation, to the extent reasonably requested by Parent in writing, in connection with the offering, arrangement, syndication, consummation, issuance or sale of any Debt Financing or Alternative Financing obtained in accordance with Section 5.13 (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any of its Affiliates), including, to the extent so requested, using reasonable best efforts to:

(i)    furnish promptly to Parent the Financing Information, and such other financial information regarding the Company and its Subsidiaries as is reasonably requested by Parent in connection with the Debt Financing;

(ii)    assist Parent in its preparation of the pro forma financial information identified in clause (c) of paragraph 2 of Annex B of the Debt Commitment Letters with respect to the Parent;

(iii)    provide reasonable and customary assistance to Parent and the Financing Parties in the preparation of (A) customary offering documents, offering memoranda, offering circulars, private placement memoranda, registration statements, prospectuses, syndication documents and other syndication materials, including information memoranda, lender and investor presentations, bank books and other marketing documents, and similar documents for any portion of the Debt Financing and (B) materials for rating agency presentations;

(iv)    make senior management of the Company available, at reasonable times and locations and upon reasonable prior notice, to participate in meetings (including one-on-one conference or virtual calls with Financing Parties and potential Financing Parties), drafting sessions, presentations, road shows, rating agency presentations and due diligence sessions and other customary syndication activities, provided, at the Company’s option in consultation with Parent, any such meeting or communication may be conducted virtually by videoconference or other media;

(v)    cause the Company’s independent registered accounting firm to provide customary assistance, including by using reasonable best efforts to cause the Company’s independent registered accounting firm to provide customary comfort letters (including “negative assurance” comfort, if customary and appropriate) in connection with any capital markets transaction comprising a part of the Debt Financing to the applicable Financing Parties and to participate in a reasonable number of due diligence sessions; provided, at the Company’s option, any such session may be conducted virtually by videoconference or other media, and including by using reasonable best efforts to provide customary representation letters to the extent required by such independent registered accounting firm in connection with the foregoing;

(vi)    provide customary authorization letters authorizing the distribution of Company information to prospective lenders in connection with a syndicated bank financing;

(vii)    assist in obtaining or updating corporate and facility credit ratings;

(viii)    assist in the negotiation and preparation of any credit agreement, indenture, note, purchase agreement, underwriting agreement, guarantees and customary closing certificates, as may be reasonably requested by Parent, in each case as contemplated in connection with the Debt Financing;

(ix)    make introductions of Parent to the Company’s existing lenders and facilitate relevant coordination between Parent and such lenders;

(x)    cooperate with internal and external counsel of Parent in connection with providing customary back-up certificates and factual information regarding any legal opinion that such counsel may be required to deliver in connection with the Debt Financing;

(xi)    deliver, at least three Business Days prior to Closing, to the extent reasonably requested in writing at least nine Business Days prior to Closing, all documentation and other information regarding the Company and its Subsidiaries that any Financing Party reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001, and, to the extent required by any Financing Party, a beneficial ownership certificate (substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association) in respect of any of the Company or any of its Subsidiaries that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation (31 C.F.R. § 1010.230);

(xii)    at Parent’s written request, cooperate with and use reasonable best efforts to provide all reasonable assistance to Parent in connection with any steps Parent may determine are necessary or desirable to take to (A) obtain consent for the Change of Control under and as defined in the Company Credit Agreement arising from consummation of the transactions contemplated by this Agreement, including facilitating and participating in communications with lenders under the Company Credit Agreement in relation to a Change of Control amendment request substantially in the form attached to the Debt Commitment Letters; provided that any such documentation prepared by the Company, its Subsidiaries and Representatives in connection with the foregoing shall be reasonably acceptable to Parent, and/or (B) prepay some or all amounts outstanding under the Company Credit Agreement, including (1) using reasonable best efforts to prepare and submit customary notices in respect of any such prepayment provided that such prepayment shall be contingent upon the occurrence of the Closing unless otherwise agreed in writing by the Company, and (2) using reasonable best efforts to obtain from the Company Credit Agreement agent a customary payoff letter in respect of the Company Credit Agreement;

(xiii)    at Parent’s written request, cooperate with and use reasonable best efforts to provide all reasonable assistance to Parent in connection with any amendments to (A) the Financing Agreement, dated as of February 21, 2012, between The Kansas City Southern Railway Company and the United States of America, represented by the Secretary of Transportation acting through the Administrator of the Federal Railroad Administration and (B) the Financing Agreement, dated as of June 28, 2005, between Texas Mexican Railway Company and the United States of America, represented by the Secretary of Transportation acting through Administrator of the Federal Railroad Administration;

(xiv)    on the Closing Date but immediately following the Closing, at Parent’s request (which may be prior to the Closing Date), execute such documentation as is reasonably requested so that the Company can assume the Debt Commitment Letter in respect of the Company Credit Agreement (to the extent the debt commitments thereunder have not been terminated at Closing in accordance with their terms); and

(xv)    consent to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or its Subsidiaries or the Company’s or its Subsidiaries’ reputation or goodwill.

(b)    The foregoing notwithstanding, none of the Company nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 5.12 that would: (i) require the Company or its Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of the Debt Financing or enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement (except for the authorization letters contemplated by Section 5.12(a)(vi)), (ii) cause any representation or warranty in this Agreement to be breached by the Company or any of its Affiliates, (iii) require the Company or any of its Affiliates to (x) pay any commitment or other similar fee or (y) incur any other expense, liability or obligation which expense, liability or obligation is not reimbursed or indemnified hereunder in connection with the Debt Financing prior to the Closing, or (z) have any obligation of the Company or any of its Affiliates under any agreement, certificate, document or instrument be effective until the Closing, (iv) cause any director, officer, employee or stockholder of the Company or any of its Affiliates to incur any personal liability, (v) conflict with the Organizational Documents of the Company or any of its Affiliates

or any Laws, (vi) reasonably be expected to result in a material violation or material breach of, or a default (with or without notice, lapse of time, or both) under, any Contract to which the Company or any of its Affiliates is a party (other than the Change of Control under and as defined in the Company Credit Agreement resulting from the consummation of the Mergers), (vii) provide access to or disclose information that the Company or any of its Affiliates determines would jeopardize any attorney-client privilege or other applicable privilege or protection of the Company or any of its Affiliates, (viii) require the Company to prepare any financial statements or information (other than the Financing Information) that are not available to it and prepared in the ordinary course of its financial reporting practice, or (ix) require the Company to prepare or deliver any Excluded Information. Nothing contained in this Section 5.12 or otherwise shall require the Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing. Parent shall, promptly on request by the Company, reimburse the Company or any of its Affiliates for all reasonable out-of-pocket costs incurred by them or their respective representatives in connection with such cooperation and shall indemnify and hold harmless the Company and its Affiliates and their respective representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them at the request of Parent or its representatives pursuant to this Section 5.12 and any information used in connection therewith.

(c)    The parties hereto acknowledge and agree that the provisions contained in this Section 5.12 represent the sole obligation of the Company and its Subsidiaries with respect to cooperation in connection with the arrangement of any financing (including the Debt Financing) to be obtained by Parent with respect to the transactions contemplated by this Agreement, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing (including the Debt Financing) by Parent any of its Affiliates or any other financing or other transactions be a condition to any of Parent’s obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, the Company’s breach of any of the covenants required to be performed by it under this Section 5.12 shall not be considered in determining the satisfaction of the condition set forth in Section 6.3(b), unless such breach is the primary cause of Parent being unable to obtain the proceeds of the Debt Financing at the Closing.

(d)    All non-public or otherwise confidential information regarding the Company or any of its Affiliates obtained by Parent or its representatives pursuant to this Section 5.12 shall be kept confidential in accordance with the Confidentiality Agreement; provided, that Parent shall be permitted to disclose such information to (i) the Financing Parties subject to their confidentiality obligations under the Debt Commitment Letters and the definitive documentation evidencing the Debt Financing and (ii) otherwise to the extent necessary and consistent with customary practices in connection with the Debt Financing subject to customary confidentiality arrangements reasonably satisfactory to the Company.

Section 5.13    Debt Financing.

(a)    Parent shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to obtain funds sufficient to fund the Financing Amounts, including using reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the Debt Financing on the terms and subject only to the conditions described in the Debt Commitment Letters, including by (i) maintaining in effect the Debt Commitment Letters, (ii) negotiating and entering into definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) consistent with the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in any related fee letter) on or prior to the Closing Date, (iii) satisfying on a timely basis all conditions in the Debt Commitment Letters and the Definitive Agreements within Parent’s control and complying with its obligations thereunder and (iv) enforcing its rights under the Debt Commitment Letters, in each case in a timely and diligent manner.

(b)    In the event any portion of the Debt Financing contemplated by the Debt Commitment Letters becomes unavailable regardless of the reason therefor, (A) Parent shall promptly notify the Company in writing of such unavailability and the reason therefor and (B) Parent shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use their reasonable best efforts, to obtain as promptly as practicable following the occurrence of such event, alternative debt financing for any such portion from alternative sources (the “Alternative Financing”) in an amount sufficient, when taken together with cash and the other sources of immediately funds available to Parent at the Closing to pay the Financing Amounts and that do not include any conditions to the consummation of such alternative debt financing that are more onerous than the conditions set forth in the Debt Financing. To the extent requested in writing by the Company from time to time, Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange and consummate the Debt Financing. Without limiting the generality of the foregoing, Parent shall promptly notify the Company in writing if there exists any actual or threatened material breach, default, repudiation, cancellation or termination by any party to the Debt Commitment Letters or any Definitive Agreement and a copy of any written notice or other written communication from any Financing Party with respect to any actual material breach, default, repudiation, cancellation or termination by any party to the Debt Commitment Letters or any Definitive Agreement of any provision thereof. The foregoing notwithstanding, compliance by the Parent with this Section 5.13 shall not relieve Parent of its obligations to consummate the transactions contemplated by this Agreement whether or not the Debt Financing is available.

(c)    None of Parent nor any of its Subsidiaries shall (without the prior written consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned) consent or agree to any amendment, replacement, supplement, termination or modification to, or any waiver of any provision under, the Debt Commitment Letters or the Definitive Agreements if such amendment, replacement, supplement, modification or waiver (1) decreases the aggregate amount of the Debt Financing to an amount that would be less than an amount that would be required, when taken together with cash or cash equivalents held by the Parent and the Company on the Closing Date and the other sources of funds available to Parent on the Closing Date, to pay the Cash Consideration, the Preferred Merger Consideration and all other cash amounts payable pursuant to this Agreement by Parent at the Closing, (2) could reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement, (3) adversely impacts the ability of Parent to enforce its rights against the other parties to the Debt Commitment Letters or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, or (4) adds new (or adversely modifies any existing) conditions to the consummation of all or any portion of the Debt Financing; provided, that Parent may amend, replace, supplement and/or modify any of the Debt Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto who had not executed such Debt Commitment Letters as of the date of this Agreement, provided that (i) the addition of such parties would not be reasonably expected to delay or prevent Closing and (ii) such amendments do not (A) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or any original issue discount of the Debt Financing (or payment of fees having similar effect)) or (B) impose new or additional conditions, or otherwise amend, modify or expand any conditions, to the receipt of the Debt Financing in a manner that would reasonably be expected to delay or prevent Closing; provided, that, for the avoidance of doubt, Parent may amend, replace, supplement and/or modify any of the Debt Commitment Letters to increase the amount of commitments under the Debt Commitment Letters. Upon any amendment, supplement or modification of the Debt Commitment Letters, Parent shall provide a copy thereof to the Company (with only fee amounts and other customary terms redacted, none of which redacted provisions would adversely affect the conditionality or enforceability of the debt financing contemplated by the Debt Commitment Letters as so amended, supplemented or modified to the knowledge of the Parent) and, to the extent such amendment, supplement or modification has been made in compliance with this Section 5.13(c), the term “Debt Commitment Letters” shall mean the applicable Debt Commitment Letters as so amended, replaced, supplemented or modified. Notwithstanding the foregoing, compliance by Parent with this Section 5.13(c) shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement whether or not the Debt Financing is available. To the extent Parent obtains Alternative Financing pursuant to Section 5.13(b), or amends, replaces, supplements, modifies or waives any of the Debt Financing pursuant to this Section 5.13(c), references to the “Debt Financing,” “Financing Parties” and “Debt Commitment Letters” (and other like terms in this Agreement) shall be deemed to refer to such Alternative Financing, the commitments thereunder and the agreements with respect thereto, or the Debt Financing as so amended, replaced, supplemented, modified or waived.

Section 5.14    Stock Exchange De-listing; 1934 Act Deregistration Stock Exchange Listing.

(a)    The Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE and the SEC to enable the delisting by the Second Surviving Corporation of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the First Effective Time.

(b)    Parent shall use its reasonable best efforts to cause the Parent Common Shares to be issued in the First Merger to be approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing conditions prior to the First Effective Time.

Section 5.15    Rule 16b-3. Prior to the First Effective Time, the Company and Parent, and the Company Board and the Parent Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall take such actions as may be reasonably necessary or advisable to cause any dispositions of Company equity securities and any acquisition of Parent equity securities (in each case including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.16    Stockholder Litigation. Each of the Company and Parent shall keep the other reasonably informed of, and cooperate with such party in connection with, any stockholder litigation or claim against such party and/or its directors or officers relating to the Mergers or the other transactions contemplated by this Agreement. Without limiting the foregoing, the Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any such litigation or claim and the Company shall not compromise or settle, or agree to compromise or settle, any stockholder litigation or claim arising or resulting from the transactions contemplated by this Agreement without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed).

Section 5.17    Certain Tax Matters.

(a)    Each of Parent and the Company (i) shall use its reasonable best efforts to cause the Mergers, taken together, to qualify (A) as a “reorganization” within the meaning of Section 368(a) of the Code and (B) for an exception to the general rule of Section 367(a)(1) of the Code and (ii) shall not take or knowingly fail to take (and shall cause its Affiliates not to take or knowingly fail to take) any action that could reasonably be expected to (A) prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (B) cause stockholders of the Company (other than any Excepted Stockholder) to recognize gain pursuant to Section 367(a)(1) of the Code, (C) prevent or impede the Company from being able to deliver an executed Company Tax Certificate at Closing, or (D) prevent or impede Parent from being able to deliver an executed Parent Tax Certificate at Closing.

(b)    Each of Parent and the Company shall use its reasonable best efforts and shall cooperate with one another to obtain the opinion of counsel referred to in Section 6.2(e) and any similar opinions required to be delivered in connection with the effectiveness of the Form F-4. In connection with the foregoing, Parent shall use its reasonable best efforts to deliver to Company Tax Counsel, a representation letter dated as of the Closing Date (and, if requested, dated as of the date the Form F-4 shall have been declared effective by the SEC or such other date(s) as determined necessary by counsel in connection with the filing of the Form F-4 or its exhibits) and signed by an officer of Parent, substantially in the form set forth in Section 5.17(b) of the Parent Disclosure Schedule (with such modifications as are reasonably required to address any changes in facts or Law after the date hereof) (the “Parent Tax Certificate”), and the Company shall use its reasonable best efforts to deliver to Company Tax Counsel a representation letter dated as of the Closing Date (and, if requested, dated as of the date the Form F-4 shall have been declared effective by the SEC or such other date(s) as determined necessary by counsel in connection with the filing of the Form F-4 or its exhibits) and signed by an officer of the Company, substantially in the form set forth in Section 5.17(b) of the Company Disclosure Schedule (with such modifications as are reasonably required to address any changes in facts or Law after the date hereof) (the “Company Tax Certificate”).

(c)    Parent shall, and shall cause the Second Surviving Corporation to, (i) comply with the reporting requirements of Treasury Regulations Section 1.367(a)-3(c)(6), and (ii) reasonably cooperate with any “five-percent transferee shareholder” of Parent within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii), who certifies to Parent in writing that it is such a shareholder and furnishes to Parent documentation reasonably satisfactory to Parent supporting such certification, to enable such Person to enter into a valid gain recognition agreement under Treasury Regulations Section 1.367(a)-8.

(d)    From the date hereof until the First Effective Time, the Company shall reasonably cooperate with Parent to enable Parent to determine whether the Company is (or at any time during the five-year period ending on the Closing Date has been) a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, and the Company shall provide Parent with such information in the Company’s possession as Parent may reasonably request for purposes of making such determination.

(e)    Notwithstanding any other provision of this Agreement or any other agreement among the parties, Parent and its Affiliates shall be permitted to apply to the CRA for one or more “advance income tax rulings” and to engage with the CRA in the “pre-ruling consultation” process, both as described in CRA Information Circular IC70-6R10 Advance Income Tax Rulings and Technical Interpretations dated September 29, 2020 (or successor publication thereto), in respect of certain Canadian federal income Tax implications of the implementation of certain transactions, including the transactions contemplated by this Agreement; provided, that (i) except for information in the public domain or as disclosed in this Agreement (other than the Company Disclosure Schedules), neither Parent nor its Affiliates shall disclose any confidential information relating to the Company or any of its Subsidiaries to the CRA without the Company’s prior written consent, and (ii) the receipt of any such advance income tax ruling or completion of pre-ruling consultation shall not be a condition to Closing.

Section 5.18    Dividends. The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on shares of Company Common Stock, subject to applicable Law and the approval of the Company Board and the Parent Board, as applicable, so that holders of shares of Company Common Stock do not receive dividends both on shares of Company Common Stock and Parent Common Shares received in the Mergers in respect of any calendar quarter or fail to receive a dividend on one of either shares of Company Common Stock or Parent Common Shares received in the Mergers for any calendar quarter.

Section 5.19    Surviving Merger Sub and First Merger Sub Stockholder Approvals. Promptly following the execution of this Agreement, each of Parent (in its capacity as sole stockholder of Surviving Merger Sub) and Surviving Merger Sub (in its capacity as sole stockholder of First Merger Sub) shall execute and deliver, in accordance with applicable Law and its certificate of incorporation and by-laws a written consent approving and adopting this Agreement and the transactions contemplated thereby.

Section 5.20    Post-Closing Cooperation. Following the Closing, in the event of a STB Denial or failure to obtain Completion of the CFIUS Process, or as may be required in connection with obtaining STB Final Approval, Parent shall, consistently with the terms of the Voting Trust Agreement, devise and implement the process and strategy to sell or otherwise dispose of, whether directly or indirectly, the shares or assets of the Second Surviving Corporation (the “Post-Closing Disposition”), subject to any jurisdiction of the STB to oversee the Post-Closing Disposition. Following the Closing, the Company and its successors shall cooperate with Parent and shall (and shall cause each of its Subsidiaries to) use its reasonable best efforts to take all actions reasonably requested by Parent and do or cause to be done all things necessary, proper or advisable on its part to assist Parent in its process to effect the Post-Closing Disposition. Such reasonable best efforts following the Closing shall include the Company and its Subsidiaries using reasonable best efforts to (i) make senior management available at reasonable times and locations and upon reasonable prior notice, to participate in meetings, drafting sessions, presentations, road shows, rating agency presentations and due diligence sessions; (ii) assist Parent in the preparation and filing of any offering documents, offering memoranda, offering circulars, private placement memoranda, registration statements, prospectuses, information memoranda, lender and investor presentations, bank books and other marketing documents, and similar documents, and any customary financial statements and other information required to be provided therein; (iii) cause the Company’s independent registered accounting firm and internal and external counsel of the Company to provide assistance to Parent, including delivery of any required comfort letters and customary backup certificates; (iv) cooperate with any marketing efforts of Parent, including, to the extent applicable, obtaining representation and authorization letters and arranging for customary auditor consents for use of financial data in any marketing and offering documentation; (v) assist in the preparation and negotiation of, and executing and delivering, any credit agreement, indenture, note, purchase agreement, underwriting agreement, guarantees, hedging agreement, pay-off letters, customary closing certificates and any other certificates, exhibits, schedules, letters and documents as may be reasonably requested by Parent; and (vi) furnish all non-privileged information concerning the Company and its Subsidiaries that is required by applicable Law to be included in any filings with the SEC or the Canadian Securities Administrators; provided, that to the extent any of the foregoing requires the entry of a protective order by the STB, the Company and its successors shall be required to take such action only if such order is obtained, subject to the terms of such order.

Section 5.21    Governance and Other Matters.

(a)    The parties shall take all actions necessary to designate and appoint four of the directors of the Company as of immediately prior to the First Effective Time to serve as directors on the Parent Board as of the Control Date, in each case until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal, in each case in accordance with Parent’s Organizational Documents. In the event that after the First Effective Time any of such four directors indicates that he or she plans to step down as a director of the Company and is willing to become a director of Parent, Parent shall seek the approval of the STB to allow such director to be appointed as a director of Parent as soon as practicable and prior to the Control Date.

(b)    As promptly as practicable following the Control Date, in conjunction with its integration plan, Parent shall (i) change the name of Parent to “Canadian Pacific Kansas City” and (ii) recognize Kansas City, Missouri as the location of the headquarters of Parent’s United States business and operations.

ARTICLE 6

CONDITIONS TO THE MERGERS

Section 6.1    Conditions to Obligation of Each Party to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction (or waiver by Parent and the Company to the extent permitted by applicable Law) at or prior to the Closing of the following conditions:

(a)    The Company Stockholder Approval shall have been obtained.

(b)    The Parent Shareholder Approval shall have been obtained.

(c)    The Form F-4 shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced.

(d)    No injunction or similar Order by any court or other Governmental Entity of competent jurisdiction shall have been entered and shall continue to be in effect that prohibits or makes illegal the consummation of the Mergers or the Voting Trust Transaction.

(e)    [Reserved.]

(f)    The authorizations required to be obtained from the COFECE and the IFT with respect to the Mergers and the other transactions contemplated by this Agreement shall have been obtained.

(g)    The Parent Common Shares to be issued in the First Merger shall have been approved for listing on the NYSE, subject to official notice of issuance, and the TSX, subject to customary listing requirements.

Section 6.2    Conditions to Obligation of the Company to Effect the Mergers. The obligation of the Company to effect the Mergers is further subject to the satisfaction (or waiver by the Company to the extent permitted by applicable Law) of the following conditions:

(a)    The representations and warranties of Parent and each Merger Sub set forth in Section 4.2(a), Section 4.12(a) and Section 4.18 shall be true and correct, at and as of the date of this Agreement and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case, except for de minimis inaccuracies; (ii) the representations and warranties of Parent and each Merger Sub set forth in the first sentence of Section 4.1(a), Section 4.2(b), Section 4.3(a), Section 4.3(b) and Section 4.20 shall be true and correct in all material respects, at and as of the date of this Agreement and at and as of Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of Parent and each Merger Sub set forth in Article 4 that are qualified by a “Parent Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iv) the other representations and warranties of Parent and each Merger Sub set forth in Article 4 shall be true and correct at and as of the date of this Agreement and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (iv) where the failure of such representations and warranties to be so true and correct would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    Parent and each Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Closing.

(c)    Since the date of this Agreement, there shall not have occurred any event, change, occurrence, effect or development that has had, or is reasonably likely to have, a Parent Material Adverse Effect.

(d)    Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

(e)    The Company shall have received the opinion of Wachtell, Lipton, Rosen & Katz, or, if Wachtell, Lipton, Rosen & Katz is unable to provide such opinion, another nationally recognized Tax counsel reasonably satisfactory to the Company (“Company Tax Counsel”), dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, (i) the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the Mergers will not result in gain recognition pursuant to Section 367(a)(1) of the Code by Persons who are stockholders of the Company immediately prior to the First Effective Time (other than any such stockholder who would be a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of Parent that does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c) and comply with the requirements of that agreement and Treasury Regulations Section 1.367(a)-8 for avoiding the recognition of gain). In connection with rendering such opinion, Company Tax Counsel shall be entitled to receive and may rely on the Parent Tax Certificate and the Company Tax Certificate.

Section 6.3    Conditions to Obligations of Parent and Merger Subs to Effect the Mergers. The obligations of Parent and each Merger Sub to effect the Mergers are further subject to the satisfaction (or waiver by Parent to the extent permitted by applicable Law) of the following conditions:

(a)    (i) The representations and warranties of the Company set forth in Section 3.2(a) (other than the last sentence thereof) and Section 3.12(a) shall be true and correct, at and as of the date of this Agreement and at and as of Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), in each case, except for de minimis inaccuracies; (ii) the representations and warranties of the Company set forth in the first sentence of Section 3.1(a), Section 3.2(b), Section 3.3(a), Section 3.3(b) and Section 3.26 shall be true and correct in all material respects, at and as of the date of this Agreement and at and as of Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of the Company set forth in Article 3 that are qualified by a “Company Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iv) the other representations and warranties of the Company set forth in Article 3 shall be true and correct at and as of the date of this Agreement and at and as of Closing, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (iv) where the failure of such representations and warranties to be so true and correct would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Closing.

(c)    Since the date of this Agreement, there shall not have occurred any event, change, occurrence, effect or development that has had, or is reasonably likely to have, a Company Material Adverse Effect.

(d)    The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.

Section 6.4    Frustration of Closing Conditions. No party hereto may rely, either as a basis for not consummating the Mergers or terminating this Agreement and abandoning the Mergers, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any covenant or agreement of this Agreement.

ARTICLE 7

TERMINATION

Section 7.1    Termination or Abandonment. This Agreement may be terminated and abandoned prior to the First Effective Time, whether before or after any approval by the stockholders of the Company or the shareholders of Parent of the matters presented in connection with the Mergers:

(a)    by the mutual written consent of the Company and Parent;

(b)    by either the Company or Parent, if:

(i)    (A) the First Effective Time shall not have occurred on or before February 21, 2022 (the “End Date”) and (B) the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached in any material respect its obligations under this Agreement in any manner that has been the primary cause of the failure to consummate the Mergers on or before such date; provided, that to the extent the condition to Closing set forth in Section 6.1(f) has not been satisfied or waived on or prior to February 21, 2022, but all other conditions to Closing set forth in Article 6 have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing), the End Date shall be automatically extended to May 21, 2022;

(ii)    any court or other Governmental Entity of competent jurisdiction shall have issued or entered an injunction or similar Order that prohibits or makes illegal the consummation of the Mergers or the Voting Trust Transaction, and such injunction or Order shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not have breached in any material respect its obligations under this Agreement in any manner that has been the primary cause of such injunction or Order;

(iii)    if the Company Stockholder Meeting (including any adjournments or postponements thereof) shall have been held and been concluded and the Company Stockholder Approval shall not have been obtained; or

(iv)    if the Parent Shareholder Meeting (including any adjournments or postponements thereof) shall have been held and been concluded and the Parent Shareholder Approval shall not have been obtained;

(c)    by the Company:

(i)    if Parent or either Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (B) cannot be cured by the End Date or, if curable, is not cured within 45 Business Days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided, that the Company shall not have a right to terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;

(ii)    prior to receipt of the Company Stockholder Approval, in order to enter into a definitive agreement providing for a Company Superior Proposal; or

(iii)    prior to receipt of the Parent Shareholder Approval, if the Parent Board shall have effected a Parent Change of Recommendation.

(d)    by Parent:

(i)    if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (B) cannot be cured by the End Date or, if curable, is not cured within 45 Business Days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided, that Parent shall not have a right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or either Merger Sub is then in material breach of any representation, warranty, agreement or covenant contained in this Agreement; or

(ii)    prior to receipt of the Company Stockholder Approval, if the Company Board shall have effected a Company Change of Recommendation.

Section 7.2    Effect of Termination. In the event of a valid termination of this Agreement pursuant to Section 7.1, the terminating party shall forthwith give written notice thereof to the other party or parties and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. In the event of a valid termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, either Merger Sub or their respective Subsidiaries or Affiliates, except that: (i) no such termination shall relieve any party of its obligation to pay the Company Termination Fee, the Parent Termination Fee or the Regulatory Termination Fee or the CN Termination Amount Refund, as applicable, if, as and when required pursuant to Section 7.3 or any of its other obligations under Section 7.3 expressly contemplated to survive the termination of this Agreement pursuant to Section 7.3; (ii) no such termination shall relieve any party for liability for such party’s fraud or willful and material breach of any covenant or obligation contained in this Agreement prior to its termination; and (iii) the Confidentiality Agreement, the provisions of the last sentence of Section 5.12(b) and the provisions of Section 5.3(d), Section 5.12(d), this Section 7.2, Section 7.3 and Article 8 shall survive the termination hereof.

Section 7.3    Termination Fees.

(a)    Company Termination Fee.

(i)    If (A) this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii), (B) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii), or (C) (x) after the date of this Agreement, a Company Alternative Proposal (substituting in the definition thereof “50%” for “25%” and for “75%” in each place each such phrase appears) is publicly proposed or publicly disclosed prior to, and not publicly withdrawn at least two Business Days prior to, the Company Stockholder Meeting (a “Company Qualifying Transaction”), (y) this Agreement is terminated by (1) the Company or Parent pursuant to Section 7.1(b)(i) prior to the receipt of the Company Stockholder Approval or pursuant to Section 7.1(b)(iii) or (2) Parent pursuant to Section 7.1(d)(i), and (z) concurrently with or within 12 months after such termination, the Company (1) consummates a Company Qualifying Transaction or (2) enters into a definitive agreement providing for a Company Qualifying Transaction and later consummates such Company Qualifying Transaction, then the Company shall pay to Parent in consideration of the Parent disposing of its rights hereunder (other than those rights set out in Section 7.2), by wire transfer of immediately available funds to an account designated in writing by Parent, a fee of $700,000,000 in cash (the “Company Termination Fee”), free and clear and without withholding or deduction for Taxes unless such withholding or deduction is required by Law, such payment to be made concurrently with such termination in the case of clause (A) above, within three Business Days after such termination in the case of clause (B) above, or within three Business Days after the consummation of such Company Qualifying Transaction in the case of clause (C) above; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(ii)    If the Company is required to withhold or deduct any amount for or on account of U.S. federal income Taxes under Section 1442 or 1445 of the Code from the Company Termination Fee, the Company shall remit the full amount so withheld and deducted to the applicable Governmental Entity and the Company shall pay additional amounts to Parent (“Parent Additional Amounts”) (such additional amounts to constitute additional proceeds for the disposition by the Parent of its rights under this Agreement) as may be necessary so that the net amount received by Parent (including the Parent Additional Amounts) after such withholding or deduction is not less than the amount Parent would have received if the Taxes had not been so withheld or deducted; provided, that the Company’s obligation to pay such Parent Additional Amounts shall not apply to the extent that the obligation to withhold or deduct any amount from the Company Termination Fee arises solely as the result of Parent’s failure to deliver to the Company, prior to the payment of the Company Termination Fee, a properly completed and executed IRS Form W-8BEN-E establishing an exemption from withholding under the U.S.-Canada Income Tax Treaty or IRS Form W-8ECI. Furthermore, without duplication of the foregoing sentence, the Company shall indemnify and hold harmless Parent from the full amount of any Taxes imposed on Parent under Section 881(a) the Code (together with any interest and penalties and expenses paid or payable by Parent with respect thereto) with respect to the receipt of the Company Termination Fee other than Taxes in respect of which amounts have been fully deducted and remitted and Parent Additional Amounts have been paid. The parties shall cooperate to minimize any Taxes required to be deducted or withheld in respect of the Company Termination Fee. At the Company’s reasonable request and expense, Parent shall use commercially reasonable efforts to obtain a refund from the applicable U.S. Governmental Entity of any Taxes in respect of which the Company has paid a Parent Additional Amount or indemnified Parent (or, if such refund cannot be obtained, to claim a credit for such

Taxes). Parent shall promptly pay the amount of any such refund or credit obtained to the Company, net of any costs, Taxes and expenses borne by Parent with respect to such refund or credit; provided that Parent shall not be obligated to make any payment otherwise required pursuant to this sentence to the extent making such payment would place Parent in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification or Parent Additional Amount and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or Parent Additional Amount with respect to such Tax had never been paid. Parent and the Company agree: (i) to treat, for U.S. federal income Tax purposes, payment of the Company Termination Fee and any Parent Additional Amounts as giving rise to gain or loss attributable to the cancellation, lapse, expiration or other termination of a right or obligation with respect to property which is (or on acquisition would be) a capital asset in the hands of Parent within the meaning of Section 1234A(1) of the Code, and (ii) not to take any position inconsistent with such treatment, in each case, except to the extent otherwise required by applicable Law. The obligations described in this paragraph shall survive any termination, defeasance or discharge of this Agreement. Except as otherwise set forth in Section 7.2 or this Section 7.3(a), on the payment by the Company of the Company Termination Fee, the CN Termination Amount Refund and the Parent Additional Amounts as and when required by this Section 7.3(a), neither the Company nor any of its former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and Representatives shall have any further liability with respect to this Agreement or the transactions contemplated hereby to Parent or its Affiliates or Representatives.

(b)    Parent Termination Fees.

(i)    If this Agreement is terminated by the Company or Parent pursuant to (A) Section 7.1(b)(i), and at the time of such termination, (1) the conditions set forth in Section 6.1(d) (solely as a result of an injunction or Order entered or issued by a Governmental Entity pursuant to any Railroad Law or Section 721) has not been satisfied or waived and (2) all of the other conditions set forth in Section 6.1 and Section 6.3 have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing; provided, that such conditions were then capable of being satisfied if the Closing had taken place) and no breach by the Company of its obligations under Section 5.8 has contributed materially and substantially to the failure of the condition set forth in the preceding clause (1) to be satisfied or (B) Section 7.1(b)(ii) (solely as the result of a final and non-appealable Order entered or issued by a Governmental Entity pursuant to any Railroad Law or Section 721), then Parent shall pay or cause to be paid to the Company in consideration of the Company disposing of its rights hereunder (other than those rights set out in Section 7.2), by wire transfer of immediately available funds to an account designated in writing by the Company, a fee of $1,000,000,000 in cash (the “Regulatory Termination Fee”), free and clear and without withholding or deduction for Taxes unless such withholding or deduction is required by Law, with such payment to be made within three Business Days of such termination.

(ii)    If (A) this Agreement is terminated by the Company pursuant to Section 7.1(c)(iii), or (B) (x) after the date of this Agreement, a Parent Alternative Proposal (substituting in the definition thereof “50%” for “25%” and for “75%” in each place each such phrase appears) is publicly proposed or publicly disclosed prior to, and not publicly withdrawn at least two Business Days prior to, the Parent Shareholder Meeting (a “Parent Qualifying Transaction”), (y) this Agreement is terminated by (1) the Company or Parent pursuant to Section 7.1(b)(i) prior to the receipt of the Parent Shareholder Approval or pursuant to Section 7.1(b)(iv) or (2) the Company pursuant to Section 7.1(c)(i) and (z) concurrently with or within 12 months after such termination Parent (1) consummates a Parent Qualifying Transaction or (2) enters into a definitive agreement providing for a Parent Qualifying Transaction and later consummates such Parent Qualifying Transaction, then Parent shall pay or cause to be paid to the Company in consideration of the Company disposing of its rights hereunder (other than those rights set out in Section 7.2), a fee of $700,000,000 in cash (the “Parent Termination Fee”), free and clear and without withholding or deduction for Taxes unless such withholding or deduction is required by Law, such payment to be made within three Business Days after such termination in the case of clause (A) above, or within three Business Days after the consummation of such Parent Qualifying Transaction in the case of clause (B) above; it being understood that in no event shall Parent be required to pay both the Parent Termination Fee and the Regulatory Termination Fee or either of the Parent Termination Fee or the Regulatory Termination Fee on more than one occasion.

(iii)    If Parent is required, pursuant to the provisions of Part XIII of the CITA, to withhold or deduct any amount for or on account of Taxes from the Regulatory Termination Fee or Parent Termination Fee, Parent shall remit the full amount so withheld and deducted to the applicable Governmental Entity and Parent shall pay additional amounts to the Company (“Company Additional Amounts”) (such additional amounts to constitute additional proceeds for the disposition by the Company of its rights under this Agreement) as may be necessary so that the net amount received by the Company (including the Company Additional Amounts) after such withholding or deduction is not less than the amount the Company would have received if the Taxes had not been so withheld or deducted. Furthermore, without duplication of the foregoing sentence, Parent shall indemnify and hold harmless the Company from the full amount of any Taxes imposed on the Company under Part XIII of the CITA (together with any interest and penalties and expenses paid or payable by the Company with respect thereto) with respect to the receipt of the Regulatory Termination Fee or Parent Termination Fee, as applicable, and Company Additional Amounts, other than Taxes in respect of which amounts have been fully deducted and remitted. The parties shall cooperate to minimize any Taxes required to be deducted or withheld in respect of the Parent Termination Fee or Regulatory Termination Fee, including that the Company shall provide any information reasonably requested by Parent to determine whether the Company is a “resident of the United States” and a “qualifying person” and/or whether it carries on business in Canada through a “permanent establishment,” in each case, for the purposes of the U.S. – Canada Income Tax Treaty and the CITA. At Parent’s reasonable request and expense, the Company shall use commercially reasonable efforts to obtain a refund from the applicable Canadian Governmental Entity of any Taxes in respect of which Parent has paid a Company Additional Amount or indemnified the Company (or, if such refund cannot be obtained, to claim a credit from the applicable Canadian or U.S. Governmental Entity for such Taxes). The Company shall promptly pay the amount of any such refund or credit obtained to Parent, net of any costs, Taxes and expenses borne by the Company with respect to such refund or credit; provided that the Company shall not be obligated to make any payment otherwise required pursuant to this sentence to the extent making such payment would place the Company in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification or Company Additional Amount and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or Company Additional Amount with respect to such Tax had never been paid. Parent and the Company agree: (i) to treat, for Canadian federal income Tax purposes, the payment of the Regulatory Termination Fee and/or the Parent Termination Fee and any Company Additional Amounts as being proceeds of disposition for the disposition by the Company of property consisting of its rights under this Agreement, and (ii) not to take any position inconsistent with such treatment, in each case, except to the extent otherwise required by applicable Law. The obligations described in this paragraph will survive any termination, defeasance or discharge of this Agreement. Except as otherwise set forth in Section 7.2 or this Section 7.3(b), on the payment by Parent of the Regulatory Termination Fee or Parent Termination Fee, as applicable, and the Company Additional Amounts as and when required by this Section 7.3(b), none of Parent, either Merger Sub or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and Representatives shall have any further liability with respect to this Agreement or the transactions contemplated hereby to the Company or its Affiliates or Representatives.

(c)    Refund of CN Agreement Termination Amount. If this Agreement is terminated (i) by the Company pursuant to Section 7.1(c)(ii) or (ii) by Parent pursuant to Section 7.1(d)(i) or Section 7.1(d)(ii), then the Company shall pay to Parent, in return of $700,000,000 remitted to the Company by Parent in respect of the Company’s payment to CN of the “Company Termination Fee” (as defined in the CN Agreement) in connection with the termination of the CN Agreement and the execution of this Agreement pursuant to that certain offer letter, dated as of September 12, 2021, from Parent to the Company, by wire transfer of immediately available funds to an account designated in writing by Parent, an amount equal to $700,000,000 in cash (the “CN Termination Amount Refund”), free and clear and without withholding or deduction for Taxes, unless (A) Parent or the applicable Affiliate has failed to deliver to the Company a properly completed and duly executed IRS Form W-8BEN-E or other applicable form, in each case, establishing that the CN Termination Amount Refund is exempt from withholding or (B) such withholding or deduction is required by a change in Law after the date hereof (in which case the parties shall reasonably cooperate to minimize any such required withholding or deduction), with such payment to be made within three Business Days of such termination; it being understood that in no event shall the Company be required to pay the CN Termination Amount Refund on more than one occasion.

(d)    Acknowledgements. Each party acknowledges that the agreements contained in this Section 7.3 are an integral part of this Agreement and that, without Section 7.3(a), Parent would not have entered into this Agreement and that, without Section 7.3(b), the Company would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 7.3, the Company or Parent, as applicable, shall pay to Parent or the Company, respectively, all fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated seeking such payment), together with interest on the amount of the Company Termination Fee, the Parent Termination Fee or the Regulatory Termination Fee, as applicable, at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge that in the event that the Company Termination Fee, the CN Termination Amount Refund, the Parent Termination Fee or the Regulatory Termination Fee becomes payable by, and is paid by, the Company to Parent or Parent to the Company, as applicable, such Company Termination Fee and/or CN Termination Amount Refund, as applicable with respect to Parent, or such Parent Termination Fee or Regulatory Termination Fee, as applicable with respect to the Company, shall be the receiving party’s sole and exclusive remedy pursuant to this Agreement. The parties further acknowledge that none of the Company Termination Fee, the Parent Termination Fee or the Regulatory Termination Fee shall constitute a penalty but is in consideration for a disposition of the rights of the recipient under this Agreement and represents liquidated damages, in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances (which do not involve fraud or willful and material breach by the other party of this Agreement) in which the Company Termination Fee, the Parent Termination Fee or the Regulatory Termination Fee, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision. The parties further acknowledge that the CN Termination Amount Refund shall not constitute a penalty, but is a refund and return of amounts previously remitted or caused to be remitted by Parent to the Company, and is payable as a consequence of the disposition of the rights of the recipient under this Agreement. The parties further acknowledge that the right to receive the Company Termination Fee, the CN Termination Amount Refund, the Parent Termination Fee or the Regulatory Termination Fee, as applicable, shall not limit or otherwise affect any such party’s right to specific performance as provided in Section 8.5.

ARTICLE 8

MISCELLANEOUS

Section 8.1    No Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Mergers, except for covenants and agreements that contemplate performance after the First Effective Time or otherwise expressly by their terms survive the First Effective Time.

Section 8.2    Expenses. Except as set forth in Section 5.11, Section 5.12 or Section 7.3, whether or not the Mergers are consummated, all costs and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that all filing fees paid by any party in respect of any regulatory filing (including any and all filings under the Antitrust Laws and/or in respect of the Company Approvals or Parent Approvals) shall be borne by Parent. Except as otherwise provided in Section 2.2(b)(ii), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees imposed with respect to, or as a result of, the Mergers shall be borne by Parent, the First Surviving Corporation or the Second Surviving Corporation, and expressly shall not be a liability of holders of Company Common Stock or Company Preferred Stock.

Section 8.3    Counterparts; Effectiveness. This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties.

Section 8.4    Governing Law; Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be governed by, interpreted and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) provided that if the subject matter over the matter is the subject of the action or proceeding is vested exclusively in the United States federal courts, such action or proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 8.4 in the manner provided for notices in Section 8.7. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

Section 8.5    Specific Enforcement.

(a)    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

(b)    In circumstances where Parent is obligated to consummate the Mergers and the Mergers have not been consummated, Parent and each Merger Sub expressly acknowledge and agree that the Company and its stockholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate the Company and its stockholders, and that the Company on behalf of itself and its stockholders shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to enforce specifically Parent’s and each Merger Sub’s obligations to consummate the Mergers.

(c)    Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.6    WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.6.

Section 8.7    Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by email by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent, Surviving Merger Sub or First Merger Sub:

Canadian Pacific Railway Limited / Canadian Pacific Railway Company 7550 Ogden Dale Road S.E.
Calgary, Alberta, Canada, T2C 4X9
Attention:	James Clements, Senior Vice-President, Strategic Planning & Technology Transformation
E-mail:	James_Clements@cpr.ca

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street New York, New York 10004
Attention:	Frank J. Aquila C. Andrew Gerlach
Telephone:	(212) 558-4000
E-mail:	aquilaf@sullcrom.com
gerlacha@sullcrom.com

And a copy (which shall not constitute notice) to:

Bennett Jones LLP
100 King St. W, Suite 3400 Toronto, Ontario, M5X 1A4
Attention:	Jeffrey Kerbel
Telephone:	(416) 777-5772
E-mail:	kerbelj@bennettjones.com

To the Company:

Kansas City Southern 427 West 12th Street
Kansas City, MO 64105
Attention:	Chief Legal Officer & Corporate Secretary
E-mail:	agodderz@kcsouthern.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
Attention:	Steven A. Rosenblum
Elina Tetelbaum
Email:	SARosenblum@wlrk.com
ETetelbaum@wlrk.com

or to such other address as a party shall specify by written notice so given, and such notice shall be deemed to have been delivered (a) when received when sent by email; provided, that the recipient confirms in writing its receipt thereof, (b) on proof of service when sent by reliable overnight delivery service, (c) on personal delivery in the case of hand delivery or (d) on receipt of the return receipt when sent by certified or registered mail. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this Section 8.7; provided, that such notification shall only be effective on the date specified in such notice or two Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.9    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10    Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto), the Confidentiality Agreement and the Clean Team Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof Except for the provisions of Article 2 (which, from and after the First Effective Time, shall be for the benefit of holders of the Company Common Stock (including Company Equity Awards) as of immediately prior to the First Effective Time), Section 5.11 (which, from and after the First Effective Time, shall be for the benefit of the Indemnified Parties), and the provisions of the last sentence of Section 5.12(b) (which shall be for the benefit of the express beneficiaries thereof), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein is intended to and shall not confer on any Person other than the parties hereto any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 8.11 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.11    Amendments; Waivers. At any time prior to the First Effective Time, whether before or after receipt of the Company Stockholder Approval and the Parent Shareholder Approval, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and each Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that (a) after receipt of the Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company and (b) after receipt of the Parent Shareholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE or the TSX require further approval of the shareholders of Parent, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of Parent. The foregoing notwithstanding, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 8.12    Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13    Financing Provisions. Notwithstanding anything in this Agreement to the contrary (including any other provisions of this Article 8): the Company, on behalf of itself, its Subsidiaries and each of its controlled Affiliates, and each other party hereto, on behalf of itself, its Subsidiaries and each of its controlled Affiliates, hereby: (a) agrees that any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing (including the Debt Commitment Letters) or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, and agrees not to bring or support any such legal action against any Financing Party in any forum other than such courts, (b) agrees that any such legal action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing, (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any such legal action brought against the Financing Parties in any way arising out of or relating to, this Agreement or the Debt Financing, (d) agrees that none of the Financing Parties shall have any liability to the Company or any of its subsidiaries or any of their respective controlled affiliates or representatives relating to or arising out of this Agreement, the Debt Commitment Letters or the Debt Financing, (e) agrees that only Parent (including its permitted successors and assigns under the Debt Commitment Letters) shall be permitted to bring any claim (including any claim for specific performance) against a Financing Party for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of the Debt Commitment Letter and that neither the Company nor any of its Subsidiaries or controlled Affiliates shall be entitled to seek the remedy of specific performance with respect to Parent’s rights under the Debt Commitment Letter against the Financing Parties party thereto, (f) agrees in no event will any Financing Party be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business, or anticipated savings), or damages of a tortious nature in connection with the Debt Financing, and (g) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 8.13 and that this Section 8.13 may not be amended, modified or waived without the written consent of the Financing Entities; provided, that the foregoing shall not limit the Company’s rights or recourse under the Debt Commitment Letter in respect of the Company Credit Agreement after the Company has assumed the same pursuant to the Commitment Assignment (as defined in such Debt Commitment Letter) on the Closing Date. Notwithstanding the foregoing, nothing in this Section 8.13 shall in any way limit or modify the rights and obligations of Parent under this Agreement or any Financing Party’s obligations to Parent under the Debt Commitment Letters.

Section 8.14    Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words

“include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all references herein to “$” or “dollars” shall be to U.S. dollars. Except as otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement defined or referred to herein or in any schedule that is referred to herein means such agreement as from time to time amended, modified or supplemented, including by waiver or consent, together with any addenda, schedules or exhibits to, any purchase orders or statements of work governed by, and any “terms of services” or similar conditions applicable to, such agreement. Any specific law defined or referred to herein or in any schedule that is referred to herein means such law as from time to time amended and to any rules or regulations promulgated thereunder. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.15    Obligations of Merger Subs and Subsidiaries. Whenever this Agreement requires either Merger Sub or any other Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Merger Sub or such Subsidiary, as applicable, to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action, and after the First Effective Time, on the part of the First Surviving Corporation or the Second Surviving Corporation, as applicable, to cause such Subsidiary to take such action.

Section 8.16    Definitions. For purposes of this Agreement, the following terms (as capitalized below) shall have the following meanings when used herein:

“Action” means a claim, action, suit, or proceeding, whether civil, criminal, or administrative.

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other applicable supranational, national, federal, state, county, local or foreign antitrust, competition or trade statutes, rules, regulation, Orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, regulate foreign investments.

“ARTF” means the Mexican Agencia Reguladora del Transporte Ferroviario (the Regulatory Agency of Rail Transportation of Mexico).

“beneficial owner” means, with respect to any securities, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms “beneficial ownership,” “beneficially own” and “beneficially owned” shall have a correlative meaning.

“Book-Entry Shares” means, collectively, the Common Book-Entry Shares and the Preferred Book-Entry Shares.

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York or Calgary, Canada, are authorized by law or executive order to be closed.

“Canadian Securities Administrators” means the Alberta Securities Commission and any other applicable securities commission or securities regulatory authority of a province or territory of Canada.

“Canadian Securities Laws” means the Securities Act (Alberta) and all other applicable securities Laws, rules and regulations and published policies thereunder or under the securities laws of any other province or territory of Canada, and the rules and policies of the TSX.

“Cause” means (a) for any individual with an agreement with the Company or any of the Company’s Subsidiaries that defines “Cause,” Cause as defined in such agreement and (b) for any other individual, the definition of “Cause” as set forth in the Company’s 2017 Equity Incentive Plan.

“Certificates” means, collectively, the Common Certificates and the Preferred Certificates.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Declaration” means a declaration submitted to CFIUS pursuant to either 31 C.F.R. Section 800.401 or 31 C.F.R. 800.402.

“CFIUS Joint Voluntary Notification” means a voluntary notification submitted to CFIUS pursuant to 31 C.F.R. Section 800.501.

“CITA” means the Income Tax Act (Canada).

“COFECE” means the Comisión Federal de Competencia Económica (the Mexican Antitrust Commission).

“Company Benefit Plans” means all employee or director compensation and/or pension or other benefit plans, programs, policies, agreements or other arrangements, including any “employee welfare plan” within the meaning of Section 3(1) of ERISA, any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (other than any Multiemployer Plan), in each case that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees or directors of the Company or its Subsidiaries and are not otherwise required to be sponsored, maintained or contributed to by applicable Law.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Credit Agreement” means that certain Credit Agreement, dated as of March 8, 2019, among the Company, as borrower, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent.

“Company Equity Awards” means Company Options, Company Restricted Share Awards, Company Performance Share Awards and Director Deferred Shares.

“Company ESPP” means the Company’s 2009 Employee Stock Purchase Plan.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company IT Assets” means all IT Assets owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Labor Agreement” means any collective bargaining agreement or other agreement with a labor or trade union, works council or like organization that the Company or any of its Subsidiaries is a party to or otherwise bound by.

“Company Material Adverse Effect” means an event, change, occurrence, effect or development that has (x) a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (y) would prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement (including the Mergers), but, solely in the case of clause (x), shall not include events, changes, occurrences, effects or developments relating to or resulting from (a) changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates, (b) any decline in the market price or trading volume of the Company Common Stock or the Company Preferred Stock or any change in the credit rating of the Company or any of its securities (provided, that the facts and circumstances underlying any such decline or change may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof), (c) changes or developments in the industries in which the Company or its Subsidiaries operate, (d) changes in Law or the interpretation or enforcement thereof after the date of this Agreement, (e) the execution, delivery or performance of this Agreement or the public announcement or pendency or consummation of the Mergers or other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, partnerships, customers or suppliers or Governmental Entities, (f) the identity of Parent or any of its Affiliates as the acquiror of the Company, (g) compliance with the terms of, or the taking or omission of any action required by, this Agreement or consented to (after disclosure to Parent of all material and relevant facts and information) or requested by Parent in writing, (h) any act of civil unrest, civil disobedience, war, terrorism, cyberterrorism, military activity, sabotage or cybercrime, including an outbreak or escalation of hostilities involving the United States or any other Governmental Entity or the declaration by the United States or any other Governmental Entity of a national emergency or war, or any worsening or escalation of any such conditions threatened or existing on the date of this Agreement, (i) any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events, (j) any pandemic, epidemic or disease outbreak (including COVID-19) or other comparable events, (k) changes in generally accepted accounting principles or the interpretation or enforcement thereof after the date of this Agreement, (1) any litigation relating to or resulting from this Agreement or the transactions contemplated hereby or (m) any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions (provided, that the facts and circumstances underlying any such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof); except, with respect to clauses (a), (c), (h), (i), (j) and (k), if the impact thereof is materially and disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to the impact thereof on the operations in the railroad industry of other participants in such industry, the incremental material disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Voting Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.

“Completion of the CFIUS Process” means that any of the following shall have occurred: (a) CFIUS shall have determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement, and the Company and Parent shall have received written notice from CFIUS that action under Section 721 has been concluded; (b) the Company and Parent shall have received written notice from CFIUS that the transactions contemplated by this Agreement are not “covered transactions” pursuant to Section 721; or (c) CFIUS shall have sent a report to the President of the United States requesting the decision of the President of the United States on the Joint Notice and (i) the period under Section 721 during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the transactions contemplated by this Agreement shall have expired without any such action being threatened, announced or taken or (ii) the President of the United States shall have announced a decision not to, or otherwise declined to, take any action to suspend or prohibit the transactions contemplated by this Agreement.

“Contract” means any legally binding, written or oral contract, note, bond, mortgage, indenture, deed of trust, lease, commitment, agreement, concession, arrangement or other obligation; provided, that “Contracts” shall not include any Company Benefit Plan or Parent Benefit Plan.

“Control Date” means the date on which Parent is lawfully permitted to assume control over the Company’s railroad operations pursuant to STB Final Approval and following Completion of the CFIUS Process.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or variants thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other Order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).

“Environmental Law” means any Law relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, discharge or disposal of Hazardous Substances, in each case as in effect at the date of this Agreement.

“CRA” means the Canada Revenue Agency, or any successor Canadian taxing authority thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or Parent or any of their respective Subsidiaries, as applicable, as a “single employer” within the meaning of Section 414 of the Code.

“Excepted Stockholder” means any stockholder of the Company that would be a “five percent transferee shareholder” of Parent within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii) following the Mergers that does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means 2.884.

“Financing Information” shall mean: (a) audited consolidated balance sheets of the Company and its Subsidiaries and the related audited consolidated statements of income, cash flows and changes in equity of the Company and its Subsidiaries for the three most recent fiscal years ended at least 60 days prior to the Closing Date (which Parent hereby acknowledges receiving for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020) and the unqualified audit report of the Company’s independent auditors related thereto (which Parent hereby acknowledges receiving for the three fiscal years ended December 31, 2020), (b) an unaudited consolidated balance sheet and related consolidated statements of income, cash flows and changes in equity of the Company and its Subsidiaries for any subsequent fiscal quarter (other than, in each case, the fourth quarter of any fiscal year) ended at least 40 days prior to the Closing Date and for the comparable period of the prior fiscal year, reviewed by the Company’s independent auditor, in the case of each of clauses (a) and (b), prepared in accordance with GAAP and in compliance with Regulation S-X (subject to the limitations set forth in the definition of Excluded Information), (c) other information as otherwise reasonably necessary in order to assist in receiving customary “comfort” (including as to “negative assurance” and change period comfort) from the Company’s independent accountants, and (d) all other historical financial information regarding the Company required by Parent to permit Parent to prepare pro forma financial statements required by clause (c) of paragraph 2 of Annex B of the Debt Commitment Letters; provided, that notwithstanding anything to the contrary in this definition or otherwise, nothing herein shall require the Company or its Affiliates to provide (or be deemed to require the Company or its Affiliates to prepare) any (i) description of all or any portion of the Debt Financing, including any “description of notes,” “plan of distribution” and information customarily provided by investment banks or their counsel or advisors in the preparation of a prospectus for registered offerings or an offering memorandum for private placements of non-convertible bonds pursuant to Rule 144A, as the case may be, (ii) risk factors relating to, or any description of, all or any component of the financing contemplated thereby, (iii) any compensation discussion and analysis or other information required by Item 10, Item 402 and Item 601 of Regulation S-K; or any information regarding executive compensation or related persons related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, (iv) consolidating financial statements, separate Subsidiary financial statements, related party disclosures, or any segment information, in each case which are prepared on a basis not consistent with the Company’s reporting practices for the periods presented pursuant to clauses (a) and (b) above, (v) financial statements or other financial data (including selected financial data) for any period earlier than the year ended December 31, 2018, (vi) financial information that the Company or its Affiliates does not maintain in the ordinary course of business or (vii) information not reasonably available to the Company or its Affiliates under their respective current reporting systems, in the case of clauses (vi) and (vii), unless any such information would be required in order for the Financing Information provided to Parent by the Company in accordance with this definition to not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in such Financing Information, in the light of the circumstances under which they were made, not misleading. In addition, for the avoidance of doubt, “Financing Information” shall not include (x) pro forma financial information or (y) projections. For purposes of this Agreement, the information described in clauses (i)-(vii) of this definition, and in clauses (x) and (y) of the penultimate sentence of this paragraph, is collectively be referred to as the “Excluded Information.”

If the Company shall in good faith reasonably believe that the Financing Information has been delivered to Parent, the Company may deliver to Parent a written notice to that effect (stating when it believes the delivery of the Financing Information to Parent was completed), in which case the Company shall be deemed to have complied with such obligation to furnish the Financing Information and Parent shall be deemed to have received the Financing Information, unless Parent in good faith reasonably believes that the Company has not completed delivery of the Financing Information and not later than 5:00 p.m. (New York City time) two Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which such Financing Information the Company has not delivered); provided, that notwithstanding the foregoing, the delivery of the Financing Information shall be satisfied at any time which (and so long as) Parent shall have actually received the Financing Information, regardless of whether or when any such notice is delivered by the Company.

The Company’s or its Affiliates’ filing with the SEC pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder of any required audited financial statements with respect to it that is publicly available on Form 10-K or required unaudited financial statements with respect to it that is publicly available on Form 10-Q, in each case, will satisfy the requirements under clauses (a) or (b), as applicable, of this definition.

“Financing Parties” means each debt provider (including each agent and arranger) that commits to provide Debt Financing to Parent or any of its Subsidiaries (the “Financing Entities”) pursuant to the Debt

Commitment Letters, as may be amended, supplemented or replaced, and their respective Representatives and other Affiliates; provided, that neither Parent nor any Affiliate thereof shall be a Financing Party.

“GAAP” means United States generally accepted accounting principles.

“Good Reason” means, for an individual who is a party to an agreement with the Company that defines Good Reason, Good Reason as defined in such agreement, or, for any other individual, the occurrence of any of the following events without the individual’s prior written consent: (a) a material reduction in base salary (other than a general reduction that affects all similarly situated executives in substantially the same proportion due to a material deterioration in the financial condition of the Company) or (b) a relocation of the individual’s principal place of employment by more than 50 miles, if such change increases the individual’s commute from the individual’s principal residence by more than 50 miles. An individual may not terminate employment for Good Reason unless the individual has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 90 days of the initial existence of such grounds and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances. If the individual does not terminate employment for Good Reason within 60 days of providing the Company written notice of the circumstances providing grounds for termination for Good Reasons, then the individual will be deemed to have waived the right to terminate for Good Reason with respect to such grounds.

“Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity.

“Hazardous Substance” means any substance presently listed, defined, regulated, designated or classified as hazardous, toxic, radioactive or dangerous under any Environmental Law, including any substance to which exposure is regulated by any Governmental Entity or any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IFT,” means the Instituto Federal de Telecomunicaciones, the Mexican Federal Telecommunications Institute.

“Intellectual Property” means all intellectual property rights or other proprietary rights arising under the Laws of any jurisdiction or existing anywhere in the world associated with: (a) patents and patent applications and industrial design registrations and applications, and all continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon; (b) trademarks, service marks, trade dress, logos, corporate names, trade names, symbols, Internet domain names, and other similar identifiers of origin, in each case, whether or not registered and any and all applications and registrations therefor and the good will associated therewith and symbolized thereby; (c) copyrights, copyright registrations and applications, published and unpublished works of authorship, whether or not copyrightable, copyrights in and to the foregoing, together with all common law rights and moral rights therein, and any applications and registrations therefor; (d) domain names, uniform resource locators, Internet Protocol addresses, social media accounts or user names (including handles), and other names, identifiers and locators associated with any of the foregoing or other Internet addresses, sites and services; and (e) trade secrets, know-how, industrial secrets, inventions (whether or not patentable), data and confidential or proprietary business or technical information (“Trade Secrets”).

“IT Assets” means all of the technology devices, computers, computer systems, software and software platforms, databases, websites, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment used by the Company and its Subsidiaries in connection with the operation of the business of the Company and its Subsidiaries and all data stored therein or processed thereby and all associated documentation.

“Joint Notice” means a CFIUS Declaration or a CFIUS Joint Voluntary Notification.

“Knowledge” means (a) with respect to Parent, the actual knowledge of the individuals listed on Section 8.16(a) of the Parent Disclosure Schedule and (b) with respect to the Company, the actual knowledge of the individuals listed on Section 8.16(b) of the Company Disclosure Schedules, in each of case (a) and (b); provided, however, that each such individual charged with responsibility for the aspect of the business relevant or related to the matter at issue shall be deemed to have knowledge of a particular matter if, in the prudent exercise of his or her duties and responsibilities in the ordinary course of business, such individual should have known of such matter.

“Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability).

“Lien” means a lien, mortgage, pledge, security interest, charge, title defect, adverse claims and interests, option to purchase or other encumbrance of any kind or nature whatsoever, but excluding any license of Intellectual Property or any transfer restrictions of general applicability as may be provided under the Securities Act, the “blue sky” Laws of the various States of the United States or similar Law of other applicable jurisdictions.

“made available to Parent” means provided by the Company or its Representatives to Parent or its Representatives (A) in the virtual data room maintained by Donnelley Financial Solutions Venue prior to the date of this Agreement (including in any “clean room” or as otherwise provided on an “outside counsel” only basis), (B) via electronic mail or in person prior to the date of this Agreement (including materials provided to outside counsel), or (C) filed or furnished with the SEC prior to the date of this Agreement, except where reference is made to an item being made available to Parent prior to Closing in which case, the term means provided by the Company or its Representatives to Parent or its Representatives prior to Closing.

“Merger Consideration Value” means (a) the Cash Consideration plus (b) (i) the Parent Share Price multiplied by (ii) the Exchange Ratio.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“NYSE” means the New York Stock Exchange.

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement, notice or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity.

“Ordinary Course of Business” means, with respect to an action taken by any Person, that such action is consistent with the ordinary course of business of such Person, acting in its own interest as an independent enterprise, taking into account any changes to such practices as may have occurred prior to the date of this Agreement as a result of the outbreak of COVID-19, including compliance with any COVID-19 Measures, and any actions reasonably taken or not taken in response to exigent circumstances.

“Organizational Documents” means (i) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as applicable, and bylaws, or comparable documents, (ii) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (iii) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (iv) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents and (v) with respect to any other Person that is not an individual, its comparable organizational documents.

“Parent Benefit Plans” means all employee or director compensation and/or pension or other benefit plans, programs, policies, agreements or other arrangements, including any “employee welfare plan” within the meaning of Section 3(1) of ERISA, any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (other than any Multiemployer Plan), in each case that are sponsored, maintained or contributed to by Parent or any of its Subsidiaries for the benefit of current or former employees or directors of Parent or its Subsidiaries and are not otherwise required to be sponsored, maintained or contributed to by applicable Law.

“Parent Common Shares” means the common shares of Parent.

“Parent DSU Award” means a deferred share unit award in respect of Parent Common Shares.

“Parent Equity Awards” means Parent Options, Parent DSU Awards and Parent PSU Awards.

“Parent Labor Agreement” means any collective bargaining agreement or other agreement with a labor or trade union, works council or like organization that Parent or any of its Subsidiaries is a party to or otherwise bound by.

“Parent Material Adverse Effect” means an event, change, occurrence, effect or development that (x) has a material adverse effect on the business, operations or financial condition of Parent and its Subsidiaries, taken as a whole, or (y) would prevent, materially delay or materially impair the ability of Parent or either Merger Sub to consummate the transactions contemplated by this Agreement (including the Mergers and the Parent Share Issuance) or to obtain the Debt Financing, but, solely in the case of clause (x), shall not include events, changes, occurrences, effects or developments relating to or resulting from (a) changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates, (b) any decline in the market price or trading volume of the Parent Common Shares or any change in the credit rating of Parent or any of its securities (provided, that the facts and circumstances underlying any such decline or change may be taken into account in determining whether a Parent Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof), (c) changes or developments in the industries in which Parent or its Subsidiaries operate, (d) changes in Law or the interpretation or enforcement thereof after the date of this Agreement, (e) the execution, delivery or performance of this Agreement or the public announcement or pendency or consummation of the Mergers or other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of Parent or any of its Subsidiaries with employees, partnerships, customers or suppliers or Governmental Entities, (f) compliance with the terms of, or the taking or omission of any action required by, this Agreement or consented to (after disclosure to the Company of all material and relevant facts and information) or requested by the Company in writing, (h) any act of civil unrest, civil disobedience, war, terrorism, cyberterrorism, military activity, sabotage or cybercrime, including an outbreak or escalation of hostilities involving Canada or any other Governmental Entity or the declaration by Canada or any other Governmental Entity of a national emergency or war, or any worsening or escalation of any such conditions threatened or existing on the date of this Agreement, (i) any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events, (j) any pandemic, epidemic or disease outbreak (including COVID-19) or other comparable events, (k) changes in generally accepted accounting principles or the interpretation or enforcement thereof after the date of this Agreement, (l) any litigation relating to or resulting from this Agreement or the transactions contemplated hereby or (m) any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions (provided, that the facts and circumstances underlying any such failure may be taken into account in determining whether a Parent Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof); except, with respect to clauses (a), (c), (h), (i), (j) and (k), if the impact thereof is materially and disproportionately adverse to Parent and its Subsidiaries, taken as a whole, relative to the impact thereof on the operations in the railroad industry of other participants in such industry, the incremental material disproportionate impact may be taken into account in determining whether there has been a Parent Material Adverse Effect.

“Parent Option” means a compensatory option to purchase Parent Common Shares.

“Parent PSU Award” means a performance-based restricted share unit award in respect of Parent Common Shares.

“Parent RSU Award” means a restricted share unit award in respect of Parent Common Shares.

“Parent Share Plan” means any Parent Benefit Plan providing for equity or equity-based compensation.

“Parent Share Price” means the average of the volume weighted averages of the trading prices of Parent Common Shares on NYSE (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Parent and the Company in good faith) on each of the 20 consecutive trading days ending on (and including) the trading day that is two trading days prior to the Closing Date.

“Permitted Lien” means (a) any Lien for Taxes or governmental assessments, charges or claims of payment not yet due or payable, being contested in good faith or for which adequate accruals or reserves have been established, (b) any Lien that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the Ordinary Course of Business that do not materially detract from the value of or materially interfere with the use of any of the assets, (c) any Lien that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity, (d) any Lien that is disclosed on the most recent consolidated balance sheet of the Company or Parent, as applicable, or the notes thereto (or securing liabilities reflected on such balance sheet), (e) any Lien that secures indebtedness (i) in existence on the date of this Agreement or (ii) in the case of the Company, not prohibited by Section 5.1(b)(viii), (f) any Lien that is a statutory or common law Lien to secure landlords, lessors or renters under leases or rental agreements, including any purchase money Lien or other Lien securing rental payments under capital lease arrangements, (g) any Lien that is imposed on the underlying fee interest in real property subject to a real property lease, (h) any Lien that was incurred in the Ordinary Course of Business since the date of the most recent consolidated balance sheet of the Company or Parent, as applicable, (i) any Lien that will be released in connection with the Closing, (j) any Lien that is an easement, declaration, covenant, condition, reservation, restriction, other charge, instrument or encumbrance or any other rights-of-way affecting title to real estate (other than those constituting Liens for the payment of indebtedness), (k) any Lien arising in the Ordinary Course of Business under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (l) any condition that is a matter of public record or that would be disclosed by a current, accurate survey, a railroad valuation map or physical inspection of the assets to which such condition relates, (m) any Lien created under federal, state or foreign securities Laws, (n) any Lien that is deemed to be created by this Agreement or any other document executed in connection herewith or (o) any other Lien that does not materially impair the existing use of the assets or property of the Company or Parent, as applicable, or any of its Subsidiaries affected by such Lien.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

“Privacy Laws” means all Laws concerning the privacy, security or processing of personal information or data, and all rules and regulations promulgated thereunder, including, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, data breach notification Laws, the California Consumer Privacy Act, and the European General Data Protection Regulation.

“Qualifying Termination” means (a) a termination by Parent, the Company or any of their respective Subsidiaries, without Cause, other than as a result of death or disability, or (b) a termination of employment for Good Reason, in each case during the period commencing on the date of the First Effective Time and ending on the second anniversary of the Control Date.

“Railroad Law” means the Interstate Commerce Commission Termination Act of 1995, the Surface Transportation Board Reauthorization Act of 2015 or any other Law relating to the regulation of the railroad industry.

“Registered” means, with respect to Intellectual Property, issued by, registered with or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

“Sanctioned Country” means any country or region that is the target of a comprehensive embargo under Export and Sanctions Regulations (as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the target of sanctions or restrictions under Export and Sanctions Regulations, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List or (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by, or acting for the benefit or on behalf of, a Person or Persons described in clause (i).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SCT” means the Secretaría de Comunicaciones y Transportes (the Secretary of Communications and Transportation of Mexico).

“SEC” means the Securities and Exchange Commission.

“Section 721” means Section 721 of the United States Defense Production Act of 1950 (codified at 50 U.S.C. § 4565), and the regulations promulgated thereunder (31 C.F.R. Parts 800-802).

“Securities Act” means the Securities Act of 1933.

“Sensitive Data” means cardholder data and sensitive authentication data that must be protected in accordance with the requirements of the Payment Card Industry Data Security Standard.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X as promulgated by the SEC.

“STB Denial” means (i) STB Final Approval shall not have been obtained by December 31, 2023, or (ii) the STB shall have, by an Order which shall have become final and non-appealable, refused to provide STB Final Approval.

“Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Tax Return” means any return, report or similar filing made or required to be made with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

“Taxes” means any and all federal, state, provincial or local (in each case, whether U.S. or non-U.S.) taxes of any kind (together with any and all interest, penalties, additions to tax, inflationary adjustment, and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, branch, capital gains, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, excise, withholding, ad valorem, value added and goods and services taxes, whether imposed directly or through a collection or withholding mechanism.

“TSX” means the Toronto Stock Exchange.

“U.S.-Canada Income Tax Treaty” means the Convention Between the United States of America and Canada with Respect to Taxes on Income and Capital, dated as of September 26, 1980, as amended.

“willful and material breach” means a material breach that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement, with knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a breach of this Agreement.

Section 8.17    Certain Defined Terms. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
Agreement	Preamble
Alternative Financing	5.13(b)
Anti-Corruption Laws	3.8(a)
Cancelled Shares	2.1(a)(ii)
Cash Consideration	2.1(a)(i)
Chosen Courts	8.4
Clean Team Agreement	5.3(d)
Clearance Date	5.6(a)
Closing	1.2
Closing Date	1.2
CN	3.28
CN Agreement	3.28
CN Termination Amount Refund	7.3(c)
Code	2.2(b)(iii)
Common Book-Entry Shares	2.1(a)(i)
Common Certificate	2.1(a)(i)
Company Preamble Company Additional Amounts	7.3(b)(iii)
Company Alternative Proposal	5.4(g)
Company Approvals	3.3(c)
Company Balance Sheet Date	3.6
Company Board	Recitals
Company Capital Allocation Policy	5.1(b)(i)
Company Change of Recommendation	5.4(c)
Company Disclosure Schedules	Article 3
Company Employees	5.7(a)
Company Intervening Event	5.4(i)
Company Intervening Event Notice	5.4(d)
Company Intervening Event Notice Period	5.4(d)
Company Leased Real Property	3.18(a)
Company Material Contract	3.21(a)
Company New Series Preferred Stock	3.2(a)
Company Option	2.3(a)
Company Performance Share Award	2.3(c)
Company Permits	3.7(b)

Term	Section
Company Preferred Stock	3.2(a)
Company Qualifying Transaction	7.3(a)(i)
Company Real Property Lease	3.18(a)
Company Recommendation	3.3(b)
Company Restricted Share Award	2.3(b)
Company SEC Documents	3.4(a)
Company Severance Plans	5.7(a)
Company Stockholder Approval	3.20
Company Stockholder Meeting	5.6(c)
Company Superior Proposal	5.4(h)
Company Superior Proposal Notice	5.4(c)
Company Superior Proposal Notice Period	5.4(c)
Company Tax Certificate	5.17(b)
Company Tax Counsel	6.2(e)
Company Termination Fee	7.3(a)(i)
Company Top Customer	3.22(a)
Company Top Supplier	3.22(a)
Confidentiality Agreement	5.3(d)
Consents	5.8(a)
Debt Commitment Letters	4.17(a)
Debt Financing	4.17(a)
Definitive Agreements	5.13(a)
DGCL Recitals Director Deferred Share	2.3(d)
Dissenting Shares	2.1(c)
End Date	7.1(b)(i)
Enforceability Exceptions	3.3(a)
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Excluded Shares	2.1(a)(ii)
Export and Sanctions Regulations	3.9(a)
Fair Value	4.23(d)
FCC	3.3(c)
FCPA	3.8(a)
Financing Amounts	4.17(d)
First Certificate of Merger	1.3
First Effective Time	1.3
First Merger	Recitals
First Merger Sub	Preamble
First Surviving Corporation	1.1(a)
Form F-4	3.14
Fractional Share Cash Amount	2.1(e)(i)
Governmental Entity	3.3(c)
Indemnified Party	5.11(b)
Law	3.7(a)
Laws	3.7(a)
Management Information Circular	3.14
Merger Consideration	2.1(a)(i)
Merger Subs	Preamble
Mergers	Recitals
New Plans	5.7(a)
Old Plans	5.7(a)
Owned Real Property	3.18(b)

Term	Section
Parent	Preamble
Parent Additional Amounts	7.3 (a)(ii)
Parent Alternative Proposal	5.5(g)
Parent Approvals	4.3(c)(x)
Parent Balance Sheet Date	4.6
Parent Board	Recitals
Parent Change of Recommendation	5.5(c)
Parent Disclosure Schedules	Article 4
Parent First Preferred Shares	4.2(a)
Parent Intervening Event	5.5(i)
Parent Intervening Event Notice	5.5(d)
Parent Intervening Event Notice Period	5.5(d)
Parent Permits	4.7(b)
Parent Public Documents	4.4(a)
Parent Qualifying Transaction	7.3(b)(ii)
Parent Recommendation	4.3(b)(i)(C)
Parent SEC Documents	4.4(a)
Parent Second Preferred Shares	4.2(a)
Parent Share Issuance	Recitals
Parent Shareholder Approval	4.19
Parent Shareholder Meeting	5.6(e)
Parent Superior Proposal	5.5(h)
Parent Superior Proposal Notice	5.5(c)
Parent Superior Proposal Notice Period	5.5(c)
Parent Tax Certificate	5.17(b)
Parent Termination Fee	7.3(b)(ii)
Permits	3.7(b)
Post-Closing Contributions	1.8
Post-Closing Disposition	5.20
Preferred Book-Entry Shares	2.1(a)(iv)
Preferred Certificate	2.1(a)(iv)
Preferred Merger Consideration	2.1(a)(iv)
Proceeding	5.11(b)
Proxy Statement/Prospectus	3.14
Regulatory Termination Fee	7.3(b)(i)
Representatives	5.3(a)
Second Certificate of Merger	1.3
Second Effective Time	1.3
Second Merger	Recitals
Second Surviving Corporation	1.1(b)
Share Consideration	2.1(a)(i)
STB	Recitals
STB Approval Application	5.8(c)(i)
STB Final Approval	5.8(c)(i)
STB Voting Trust Approval	Recitals
Surviving Merger Sub	Preamble
Termination Date	5.1(a)
Voting Trust	Recitals
Voting Trust Agreement	Recitals
Voting Trust Transaction	Recitals

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ Keith Creel
Name: Keith Creel
Title: President and Chief Executive Officer

CYGNUS MERGER SUB 1 CORPORATION

By:	/s/ Keith Creel
Name: Keith Creel
Title: President

CYGNUS MERGER SUB 2 CORPORATION

By:	/s/ Keith Creel
Name: Keith Creel
Title: President

[Signature pages to Agreement and Plan of Merger]

KANSAS CITY SOUTHERN

By:	/s/ Patrick Ottensmeyer
Name: Patrick Ottensmeyer
Title: President and CEO

[Signature pages to Agreement and Plan of Merger]

EXHIBIT A

This VOTING TRUST AGREEMENT (“Trust Agreement”), dated as of [●], 2021, by and among Canadian Pacific Railway Limited, a Canadian corporation (“Parent”), Cygnus Holding Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Holdco”) and David L. Starling (“Trustee” and, together with the Parent and Holdco, the “Parties” and each, a “Party”).

W I T N E S S E T H :

WHEREAS, it is intended that pursuant to, and upon the terms and conditions set forth in, the Agreement and Plan of Merger, dated as of [●], 2021 (the “Merger Agreement”) (a copy of which is attached hereto as Exhibit A), by and among Parent, Cygnus Merger Sub 1 Corporation, a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub 1”) , Cygnus Merger Sub 2 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2”) and Kansas City Southern, a Delaware corporation (“KCS”), (i) Merger Sub 2 will merge with and into KCS (the “First Merger”), (ii) immediately following the First Merger, KCS will merge with and into Merger Sub 1 (the “Second Merger”), with the entity surviving the Second Merger being referred to herein as the “Company” and (iii) immediately following the consummation of the Second Merger, Parent will cause the contribution of all of the outstanding common shares of the Company to Holdco in accordance with the steps set forth in Section 1.8 of the Merger Agreement (such contribution, the “Contribution”, and, together with the First Merger and the Second Merger, the “Merger”), as a result of which the Company will be a direct wholly owned subsidiary of Holdco;

WHEREAS, it is intended that the consummation of the Merger will occur prior to any issuance by the Surface Transportation Board (the “STB”) of any required approval for, or exemption of, Parent’s control of the Company;

WHEREAS, Parent intends, contemporaneously with the consummation of the Merger, to cause the deposit of all of the outstanding common shares of the Company in an independent, irrevocable voting trust (the “Trust”) pursuant to 49 C.F.R. Part 1013 and STB precedent, in order to avoid any allegation or assertion that Parent or any affiliate of Parent is controlling or has the power to control the Company prior to the receipt of any required STB approval or exemption;

WHEREAS, the deposit of all of the outstanding common shares of the Company with the Trust is for the purpose of providing assurance that each of Holdco and the Parent will satisfy its absolute or contingent obligation under ICCTA and STB rules and precedents to avoid premature control of the Company pending STB review and approval of such control;

WHEREAS, pursuant to Decision No. 5 (Docket No. FD 36500) of the STB, dated May 6, 2021, Parent has obtained the approval of the STB to deposit all outstanding shares of the Company into the Trust;

WHEREAS, neither the Trustee nor any of its affiliates has any officers or board members in common or any direct or indirect business arrangements or dealings (as described in Paragraph 10 hereof) with Parent, Holdco, the Company or any of their affiliates;

WHEREAS, the Trustee is willing to act as voting trustee pursuant to the terms of this Trust Agreement and the rules of the STB; and

WHEREAS, Parent, Holdco and the Trustee intend that the Trust formed herein be a trust described in subsection 248(25.2) of the Income Tax Act (Canada).

NOW, THEREFORE, the Parties hereto agree as follows:

1.    Appointment of Trustee. Parent and Holdco hereby appoint David L. Starling as Trustee hereunder, and David L. Starling hereby accepts said appointment and agrees to act as Trustee under this Trust Agreement as provided herein.

2.    Deposit of Company Trust Stock.

(a)    Immediately upon the completion of the Merger, Parent and Holdco agree that Holdco will deposit with the Trustee the certificate or certificates for all outstanding common shares of the Company (“Shares”). All such certificates shall be duly endorsed or accompanied by proper instruments duly executed for transfer thereof to the Trustee, and shall be exchanged for one or more Voting Trust Certificates substantially in the form attached hereto as Attachment B (the “Trust Certificates”), with the blanks therein appropriately filled and showing Holdco as the registered holder of the Trust Certificates. All Shares at any time delivered to the Trustee hereunder are hereinafter called the “Trust Stock.” The Trustee shall present to the Company all certificates representing Trust Stock for surrender and cancellation of such certificates and for the issuance and delivery to the Trustee of new certificates registered in the name of the Trustee or its nominee. Parent, Holdco and the Trustee agree that the deposit of the Trust Stock with the Trustee pursuant to this Section 2 shall not result in a change in the beneficial ownership of the Shares and shall not result in a sale, disposition, lease or exchange with the Trustee of the Trust Stock.

(b)    The Parties agree (i) to treat, for U.S. federal income tax purposes, each beneficial owner of Trust Certificates as the beneficial owner of the underlying Trust Stock, (ii) not to take any position inconsistent with the treatment described in (i) on any tax return, in any tax proceeding or otherwise except to the extent required by a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended; and (iii) to treat, for Canadian federal income tax purposes, the trust created by this Trust Agreement as a trust described in subsection 248(25.2) of the Income Tax Act (Canada) and to not take any position inconsistent with such treatment on any tax return, in any tax proceeding or otherwise.

3.    Acquisition of Additional Shares or Securities. Parent agrees that immediately upon receipt, acquisition or purchase by it or any of its affiliates of any additional Shares, or any other voting securities of the Company, it will deposit or cause to be deposited to the Trustee the certificate or certificates representing such additional Shares or securities.

4.    The Trustee’s Powers.

(a)    The Trustee shall be present, in person or represented by proxy, at all annual and special meetings of shareholders of the Company so that all Trust Stock may be counted for the purposes of determining the presence of a quorum at such meetings. The Trustee shall be entitled and it shall be its duty to exercise any and all voting rights in respect of the Trust Stock either in person or by proxy or consent, as hereinafter provided, unless otherwise directed by an order of the STB or a court of competent jurisdiction. Parent and Holdco agree, and the Trustee acknowledges, that the Trustee shall not participate in or interfere with the management of the Company and shall take no other actions with respect to the Company except in accordance with the terms hereof, the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company or any orders of the STB. The Trustee shall exercise all voting rights in respect of the Trust Stock in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of, the acquisition of the Company by Parent pursuant to the Merger Agreement. In exercising the Trustee’s voting rights with respect to the Trust Stock, the Trustee shall vote in accordance with, and to maintain in effect, the terms and intent of the Merger Agreement and the certificate of incorporation and bylaws of the Company, including, but not limited to, the following: the Trustee shall not sell, lease, assign, transfer, alienate, pledge, encumber or hypothecate the Trust Stock or any major assets of the Company or any right or interest therein, whether voluntarily or by operation of law or by gift or otherwise, nor shall the Trustee cause the Company to merge or consolidate with or into any other entity, without the prior written authorization of Parent (other than in connection with a disposition pursuant to Paragraph 9). In addition, until the STB has issued a final order approving the merger and common control of the Company by Parent, the Trustee shall vote all shares of Trust Stock to cause any other proposed merger, business combination or similar transaction (including, without limitation, any consolidation, sale of all or substantially all the assets, reorganization, recapitalization, liquidation or winding up of or by the Company) involving the Company, but not involving Parent or one of its affiliates (other than in connection with a disposition pursuant to Paragraph 9), not to be effected. The Trustee shall vote all shares of Trust Stock in favor of any proposal or action necessary or desirable to dispose of Trust Stock in accordance with Paragraph 9 hereof.

(b)    Except as otherwise expressly provided herein, the Trustee shall vote all shares of Trust Stock with respect to all matters, including, without limitation, the election or removal of directors, voted on by the stockholders of the Company (whether at a regular or special meeting or pursuant to a unanimous written consent) in the Trustee’s sole discretion, having due regard for the interests of the holders of the Trust Certificates as investors in the Company, determined without reference to such holders’ interests in railroads other than the Company or its subsidiaries; provided that the Trustee shall not vote the Trust Stock in favor of taking or doing any act which would violate any provision of the Merger Agreement (or impede the Company’s performance thereunder) or violate any provision of the certificate of incorporation and by-laws of the Company, or which if taken or done prior to the consummation of the Merger would have been a violation of the Merger Agreement or the certificate of incorporation and by-laws of KCS. Notwithstanding the foregoing provisions of this Paragraph 4 or any other provision of this Agreement, the registered holder of a Trust Certificate may at any time — but only with the prior written approval of the STB — instruct the Trustee in writing to vote the Trust Stock represented by such Trust Certificate in any manner, in which case the Trustee shall vote such shares in accordance with such instructions. In exercising its voting rights in accordance with this Paragraph 4, the Trustee shall take such actions at all annual, special or other meetings of stockholders of the Company or in connection with any action by consent in lieu of a meeting.

5.    Irrevocable Trust. This Agreement and the nomination of the Trustee during the term of the trust shall be irrevocable by Parent and its affiliates and shall terminate only in accordance with the provisions of Paragraphs 9 and 15 hereof.

6.    Subject to Paragraphs 4(a) and 4(b), the Trustee shall not exercise the voting powers of the Trust Stock in any way so as to create any dependence or intercorporate relationship between (i) Parent and its affiliates, on the one hand, and (ii) the Company or its affiliates, on the other hand. The term “affiliate” or “affiliates” wherever used in this Trust Agreement shall have the meaning specified in Section 11323(c) of Title 49 of the United States Code, as amended. The Trustee shall not, without the prior approval of the STB, vote the Trust Stock to elect any officer, director, nominee or representative of Parent or any of its affiliates as an officer or director of the Company or of any affiliate of the Company. The Trustee shall be kept informed with respect to the business operations of the Company by means of the financial statements prepared by the Company and any reports and other information when and as the Company would be required to file with the SEC by Sections 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended, if the Company were subject thereto, any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended and other public disclosure documents periodically filed by the Company and affiliates of the Company with the STB, copies of which shall be promptly furnished to the Trustee by the Company, and such other periodic reports as the Trustee may request from time to time, and the Trustee shall be fully protected in relying upon such information. The Trustee shall not be liable for any mistakes of fact or law or any error of judgment, or for any act or omission, except as a result of the Trustee’s willful misconduct or gross negligence.

7.    Transfer of Trust Certificates. All Trust Certificates shall be transferable on the books of the Trustee by the registered holder upon the surrender thereof properly assigned, in accordance with rules from time to time established for the purpose by the Trustee. Until so transferred, the Trustee may treat the registered holder as owner of the applicable Trust Certificates for all purposes. Each transferee of a Trust Certificate issued hereunder shall, by acceptance thereof, assent to and become a party to this Trust Agreement, and shall assume all attendant rights and obligations.

8.    Dividends and Distributions. Pending the termination of this Trust as hereinafter provided, the Trustee shall, immediately following the receipt of each cash dividend or cash distribution as may be declared and paid upon the Trust Stock, pay the same over to or as directed the registered holder(s) of Trust Certificates hereunder as then known to the Trustee. The Trustee shall receive and hold dividends and distributions other than cash upon the same terms and conditions as the Trust Stock and shall issue Trust Certificates representing any new or additional securities that may be paid as dividends upon the Trust Stock or otherwise distributed upon the Trust Stock to the registered holder(s) of Trust Certificates in proportion to their respective interests.

9.    Disposition of Trust Stock; Termination of Trust.

(a)    This Trust is accepted by the Trustee subject to the right hereby reserved in Parent at any time to cause Holdco to sell or make any other disposition of the whole or any part of the Trust Stock, whether or not an event described in subparagraph (b) below has occurred. The Trustee shall take all actions reasonably requested by Holdco with respect to (including, without limitation, exercising all voting rights in respect of Trust Stock in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of) any proposed direct or indirect sale or other disposition of the whole or any part of the Trust Stock by Holdco. The Trustee shall at any time upon the receipt of a direction from Parent signed by its President and Chief Executive Officer or one of its authorized officers designating the person or entity to whom Parent has directly or indirectly sold or otherwise disposed of the whole or any part of the Trust Stock and certifying that such person or entity is not an affiliate of Parent and has all necessary regulatory authority, if any be required, to purchase the Trust Stock (upon which certification the Trustee shall be entitled to rely), immediately transfer to the person or entity therein named all the Trustee’s right, title and interest in such amount of the Trust Stock as may be set forth in said direction. If any regulatory authority or approval, including STB approval, is required for such transfer, Parent will not give any such direction unless and until such regulatory authority or approval is obtained. If the foregoing direction shall specify all of the Trust Stock, then following transfer of the Trustee’s right, title and interest therein, and in the event of a sale thereof, upon delivery to or upon the order of the registered holder(s) of the Trust Certificates of the proceeds of such sale, this Trust shall cease and come to an end. If the foregoing direction is as to only a part of the Trust Stock, then this Trust shall cease as to said part upon such transfer, and distribution of the net proceeds therefrom in the event of sale, but shall remain in full force and effect as to the remaining part of the Trust Stock. In the event of a direct or indirect sale of Trust Stock by Parent, the Trustee shall, to the extent the consideration therefor is payable to or controllable by the Trustee, promptly pay, or cause to be paid upon the order of Parent the net proceeds of such sale on a pro rata basis to the registered holder(s) of the Trust Certificates. It is the intention of this paragraph that no violations of 49 U.S.C. Section 11323 will result from a termination of this Trust.

(b)    In the event the STB Approval (as defined below) shall have been granted, then immediately upon the direction of Parent and the delivery of a certified copy of such order of the STB or other governmental authority with respect thereof, or, in the event that Subtitle IV of Title 49 of the United States Code, or other controlling law, is amended to allow Parent or its affiliates to acquire control of the Company without obtaining STB or other governmental approval, upon delivery of an opinion of independent counsel selected by the Trustee that no order of the STB or other governmental authority is required, the Trustee shall transfer to or upon the order of the registered holder(s) of Trust Certificates hereunder as then known to the Trustee, its right, title and interest in and to all of the Trust Stock then held by it in accordance with the terms, conditions and agreements of this Trust Agreement and not theretofore transferred by it as provided in subparagraph (a) hereof, and upon such transfer this Trust shall cease and come to an end.

(c)    In the event that there shall have been an STB Denial (as defined below), Parent shall use its reasonable best efforts to, directly or indirectly, (i) sell the Trust Stock to one or more eligible purchasers, or (ii) otherwise dispose of the Trust Stock, during a period of two years after such STB Denial or such extension of that period as the STB shall approve. Any such disposition shall be subject to any jurisdiction of the STB to oversee Parent’s direct or indirect divestiture of Trust Stock. At all times, the Trustee shall continue to perform its duties under this Trust Agreement and, should Parent be unsuccessful in its efforts to directly or indirectly sell or distribute the Trust Stock during the period referred to, the Trustee shall as soon as practicable sell the Trust Stock for cash to one or more eligible purchasers in such manner and for such price as the Trustee in its discretion shall deem reasonable after consultation with the Parent. (An “eligible purchaser” hereunder shall be a person or entity that is not affiliated with the Parent and which has all necessary regulatory authority, if any be required, to purchase the Trust Stock.) Parent agrees to cooperate with the Trustee in effecting such disposition, and the Trustee agrees to act in accordance with any direction made by Parent as to any specific terms or method of disposition, to the extent not inconsistent with the requirements of the terms of any STB or court order. The proceeds of the sale shall be distributed on a pro rata basis to or upon the order of the registered holder(s) of the Trust Certificates hereunder as then known to the Trustee. The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before paying to the holder its share of the proceeds. Upon disposition of the Trust Stock pursuant to this Paragraph 9(c), this Trust shall cease and come to an end.

(d)    Unless sooner terminated pursuant to any other provision herein contained, this Trust Agreement shall terminate on December 31, 2025, and may be extended by the Parties hereto, so long as no violation of 49 U.S.C. Sections 11323 will result from such termination or extension. All Trust Stock and any other property held by the Trustee hereunder upon such termination shall be distributed on a pro rata basis to or upon the order of the registered holder(s) of Trust Certificates hereunder as then known to the Trustee. The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before the release or transfer of the stock interests evidenced thereby.

(e)    The Trustee shall promptly inform the STB of any transfer or disposition of Trust Stock pursuant to this Paragraph 9.

(f)    Except as provided in this Paragraph 9, the Trustee shall not dispose of, or in any way encumber, the Trust Stock.

(g)    Notwithstanding the foregoing, if the STB issues a declaratory order that the termination of the Trust will not cause Parent or its affiliates to have control of the Company, the Trustee shall transfer on a pro rata basis to or upon the order of the registered holder(s) of Trust Certificates hereunder as then known to the Trustee, its right, title and interest in and to all of the Trust Stock then held by it in accordance with the terms and conditions of this Trust Agreement and not theretofore transferred by it as provided in subparagraph (a) hereof, and this Trust shall cease and come to an end. The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before the release or transfer of the Trust Stock evidenced thereby.

(h)    As used in this Paragraph 9, the terms “STB Approval” and “STB Denial” shall have the following meanings:

(i)    “STB Approval” means the issuance by the STB of a decision, which decision shall become effective and which decision shall not have been stayed or enjoined, that (A) constitutes a final agency action approving, exempting or otherwise authorizing the acquisition of control over the Company’s railroad operations by Parent and its affiliates, without the imposition of conditions that Parent, by written notice to the Trustee, has deemed to be unacceptable, and (B) does not require any change in the consideration paid or to be paid pursuant to the Merger Agreement or other material provisions thereof, or any change to the certificate of incorporation or by-laws of the Company, unless Parent, by written notice to the Trustee, has determined any such change to be acceptable to Parent.

(ii)    “STB Denial” means (A) STB Approval shall not have been obtained by December 31, 2023, or (B) the STB shall have, by an order which shall have become final and no longer subject to review by the courts, refused to approve the control referred to in clause (A) of the definition of STB Approval.

10.    Independence of Trustee. Neither the Trustee nor any affiliate of the Trustee may have (a) any officers, or members of their respective boards or directors, in common with Parent or any of its affiliates, or (b) any direct or indirect business arrangements or dealings, financial or otherwise, with Parent or any of its affiliates, other than dealings pertaining to establishment and carrying out of this Trust. The Trustee hereby agrees that during the term of the Trust, the Trustee shall not own any stock or securities of Parent or any of its affiliates; provided, that, for the avoidance of doubt, the foregoing shall not prohibit the Trustee from owning any interest in any independently-managed diversified mutual fund that owns stock or securities of Parent and/or any of its affiliates. Neither Parent nor its affiliates shall purchase the stock or securities of the Trustee or any affiliate of the Trustee.

11.    Compensation for Trustee. The Trustee shall be entitled to receive reasonable and customary compensation for all services rendered by it as Trustee under the terms hereof, and said compensation to the Trustee, together with all counsel fees, taxes, or other expenses reasonably incurred hereunder, shall be promptly paid by Parent.

12.    Trustee May Act Through Agents. The Trustee may at any time or from time to time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of the Trustee and be entitled to reimbursement for the fees and expenses of such agents.

13.    Responsibilities and Indemnification of the Trustee. The Trustee shall not be answerable for the default or misconduct of any agent or attorney appointed by it in pursuance hereof if such agent or attorney shall have been selected with reasonable care. The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust Agreement. The Trustee shall be fully protected by acting in reliance upon any notice, advice, direction or other document or signature reasonably believed by the Trustee to be genuine. The Trustee shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of the Trust Stock, or of any other documents, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Trustee be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such Trust Stock or other document or endorsement or this Trust Agreement, except for the execution and delivery of this Trust Agreement by this Trustee. Parent agrees that it will at all times protect, indemnify and save harmless the Trustee from any loss, damages, liability, cost or expense of any kind or character whatsoever in connection with this Trust, except those, if any, resulting from the gross negligence or willful misconduct of the Trustee, and will at all times undertake, assume full responsibility for, and pay on a current basis, but at least quarterly, all cost and expense of any suit or litigation of any character, whether or not involving a third party, including any proceedings before the STB, with respect to the Trust Stock or this Trust Agreement, and if the Trustee shall be made a party thereto, or be the subject of any investigation or proceeding (whether formal or informal), the Parent will pay all costs, damages and expenses, including reasonable counsel fees, to which the Trustee may be subject by reason thereof; provided, however, that Parent shall not be responsible for the cost and expense of any suit that the Trustee shall settle without first obtaining Parent’s written consent. The indemnification obligations of Parent shall survive any termination of this Trust Agreement or the removal, resignation or other replacement of the Trustee. The Trustee may consult with counsel selected by it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted or suffered by the Trustee hereunder in good faith and in accordance with such opinion.

14.    Trustee to Give Account to Holders. To the extent requested to do so by Parent, Holdco or any other registered holder of a Trust Certificate, the Trustee shall furnish to the Party making such request full information with respect to (a) all property theretofore delivered to it as Trustee, (b) all property then held by it as Trustee, and (c) all action theretofore taken by it as Trustee.

15.    Resignation, Succession, Disqualification of Trustee. The Trustee, or any trustee hereafter appointed, may at any time resign by giving sixty days’ written notice of resignation to Parent, Holdco and the STB. Parent shall at least fifteen days prior to the effective date of such notice appoint a successor trustee which shall satisfy the requirements of Paragraph 10 hereof. If no successor trustee shall have been appointed and shall have accepted appointment at least fifteen days prior to the effective date of such notice of resignation, the resigning Trustee may petition any authority or court of competent jurisdiction for the appointment of a successor trustee. Upon written assumption by the successor trustee of the Trustee’s powers and duties hereunder a copy of the assumption shall be delivered by the Trustee to Parent and to Holdco, and the STB and all registered holders of Trust Certificates shall be notified of such assumption, whereupon the Trustee shall be discharged of its powers and duties hereunder and the successor trustee shall become vested therewith. In the event of any material violation by the Trustee of the terms and conditions of this Trust Agreement, the Trustee shall become disqualified from acting as trustee hereunder as soon as a successor trustee shall have been selected in the manner provided by this paragraph.

16.    Amendment. This Trust Agreement may from time to time be modified or amended by agreement executed by the Trustee, Parent, Holdco and any other registered holder(s) of the Trust Certificates (a) pursuant to an order of the STB, (b) with the prior approval of the STB, (c) in order to comply with any order of the STB, or (d) upon receipt of an opinion of counsel satisfactory to the Trustee and the registered holder(s) of Trust Certificates that an order of the STB approving such modification or amendment is not required and that the amendment is authorized under the Merger Agreement and is consistent with the regulations of the STB regarding voting trusts.

17.    Governing Law; Powers of the STB.

(a)    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION, except that, to the extent any provision hereof may be found inconsistent with the ICC Termination Act of 1995, as amended, (the “Act”) or regulation or decisions promulgated thereunder by the STB, such Act, decisions, and regulations shall control and such provision hereof shall be given effect only to the extent permitted by such Act and regulations. In the event that the STB shall, at any time hereafter by final order, find that compliance with law requires any other or different action by the Trustee than is provided herein, the Trustee shall act in accordance with such final order instead of the provisions of this Trust Agreement.

(b)    Unless provided otherwise in the Act, each of the Parties agrees that: (i) it shall bring any action or proceeding in respect of any action or proceeding in respect of any claim arising out of or otherwise relating to this Agreement or the transactions contemplated hereby (the “Transactions”) exclusively in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if the subject matter over the matter is the subject of the proceeding is vested exclusively in the United States federal courts, such proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”) and (ii) solely in connection with such proceedings, such Party (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) waives any objection to the laying of venue in any such action or proceeding in the Chosen Courts, (C) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) consents to mailing of process or other papers in connection with any such action or proceeding in the manner provided in Paragraph 22 or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof and (E) shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 17(b) or that any order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 17(c).

18.    Counterparts. This Trust Agreement is executed in three counterparts, each of which shall constitute an original, and one of which shall be retained by Parent, one by Holdco, and the other by the Trustee.

19.    Filing with the STB. A copy of this Agreement and any amendments or modifications thereto shall be filed with the STB by Parent.

20.    Successors and Assigns. This Trust Agreement shall be binding upon the successors and assigns to the Parties hereto, including without limitation successors to Parent by merger, consolidation or otherwise.

21.    Successions of Functions. For purposes of this Trust Agreement, the term “Surface Transportation Board” or “STB,” includes any successor agency or governmental department that is authorized to carry out the responsibilities now carried out by the STB with respect to voting trusts and control of common carriers.

22.    Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day, as defined in the Merger Agreement (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that the email transmission is promptly confirmed by telephone or otherwise. Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address, facsimile number or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Paragraph 22:

If to Parent or Holdco:

Canadian Pacific Railway Limited

7550 Ogden Dale Road S.E., Calgary, Alberta, Canada, T2C 4X9

Attention:      Jeffrey J. Ellis

Telephone:    403-319-7000

E-mail:          Jeff_Ellis@cpr.ca

With a copy (which shall not constitute notice) to:

Law Office of David L. Meyer

1105 S Street NW

Washington D.C. 20009

Attention:      David Meyer

Telephone:    202-294-1399

E-mail:          David@MeyerLawDC.com

And a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:      Frank J. Aquila

                      C. Andrew Gerlach

Telephone:    212-558-4000

E-mail:          aquilaf@sullcrom.com

                       gerlacha@sullcrom.com

If to the Trustee:

[Trustee]

[Address]

Attention:      [●]

Telephone:    [●]

E-mail:          [●]

With a copy (which shall not constitute notice) to:

[Legal Counsel]

[Address Line 1]

[Address Line 2]

Attention:      [●]

Telephone:    [●]

E-mail:          [●]

23.    Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Merger and the other Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the Court of Chancery of the State of Delaware without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

EXHIBIT A

IN WITNESS WHEREOF, Canadian Pacific Railway Limited and Cygnus Holding Corp. have caused this Trust Agreement to be executed by their respective authorized officers, and their corporate seals to be affixed, attested by their respective Corporate Secretaries or Assistant Corporate Secretaries, and David L. Starling has caused this Trust Agreement to be executed by one of its duly authorized corporate officers and its corporate seal to be affixed, attested to by its Corporate Secretary or one of its Assistant Corporate Secretaries, all as of the day and year first above written.

Attest:	Canadian Pacific Railway Limited

–	By	/s/
[Name]
[Title]

Attest:	Cygnus Holding Corp.

–	By	/s/
[Name]
[Title]

Attest:	David L. Starling

–	By	/s/
[Name]
[Title]

[Signature Page of Voting Trust Agreement]

EXHIBIT A

TO VOTING TRUST AGREEMENT

Merger Agreement

ATTACHMENT B

TO VOTING TRUST AGREEMENT

No.	Shares

VOTING TRUST CERTIFICATE

for

COMMON STOCK

$[0.01] PER SHARE PAR VALUE

of

KANSAS CITY SOUTHERN

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS IS TO CERTIFY that                      will be entitled to receive, on the surrender of this Certificate, on the termination of the Voting Trust Agreement hereinafter referred to, or otherwise as provided in Paragraph 9 of said Voting Trust Agreement, (i) a certificate or certificates, as the case may be, for [●] shares of the Common Stock, $[0.01] per share par value, of the Company (as defined in said Voting Trust Agreement). This Certificate is issued pursuant to, and the rights of the holder hereof are subject to and limited by, the terms of a Voting Trust Agreement, dated as of [●], 2021, executed by Canadian Pacific Railway Limited, a Canadian corporation, Cygnus Holding Corp., a Delaware corporation (“Holdco”) and [Trustee], as trustee (the “Voting Trustee”), a copy of which Voting Trust Agreement is on file in the registered office of the Company at [●], and open to inspection of any stockholder of the Company and the holder hereof. The Voting Trust Agreement, unless earlier terminated (or extended) pursuant to the terms thereof, will terminate on December 31, 2025, so long as no violation of 49 U.S.C. Sections 11323 will result from such termination.

The holder of this Certificate shall be entitled to the benefits of said Voting Trust Agreement, including the right to receive payment equal to the cash dividends, if any, paid by the Company with respect to the [number of shares] represented by this Certificate.

This Certificate shall be transferable only on the books of the undersigned Voting Trustee or any successor, to be kept by it, on surrender hereof by the registered holder in person or by attorney duly authorized in accordance with the provisions of said Voting Trust Agreement, and until so transferred, the Voting Trustee may treat the registered holder as the owner of this Voting Trust Certificate for all purposes whatsoever, unaffected by any notice to the contrary.

By accepting this Certificate, the holder hereof assents to all the provisions of, and becomes a party to, said Voting Trust Agreement.

IN WITNESS WHEREOF, the Voting Trustee has caused this Certificate to be signed by its officer duly authorized.

Dated:

By
Authorized Officer

ATTACHMENT B

TO VOTING TRUST AGREEMENT

[FORM OF BACK OF VOTING TRUST CERTIFICATE]

FOR VALUE RECEIVED                      hereby sells, assigns, and transfers unto                      the within Voting Trust Certificate and all rights and interests represented thereby, and does hereby irrevocably constitute and appoint                      Attorney to transfer said Voting Trust Certificate on the books of the within mentioned Voting Trust Certificate on the books of the within mentioned Voting Trustee, with full power of substitution in the premises.

Dated:

In the Presence of:

APPENDIX C

BMO CAPITAL MARKETS FAIRNESS OPINION

September 15, 2021

The Board of Directors

Canadian Pacific Railway Limited

7550 Ogden Dale Rd. S.E.

Calgary, AB T2C 4X9, Canada

To the Board of Directors:

BMO Nesbitt Burns Inc. (“BMO Capital Markets” or “we” or “us”) understands that Canadian Pacific Railway Limited (the “Company”), Cygnus Merger Sub 1 Corporation, a direct wholly owned subsidiary of the Company (“Surviving Merger Sub”), Cygnus Merger Sub 2 Corporation, a direct wholly owned subsidiary of Surviving Merger Sub (“First Merger Sub”, and, together with Surviving Merger Sub, “Merger Subs”) and Kansas City Southern propose to enter into an Agreement and Plan of Merger to be dated as of September 15, 2021 (the “Merger Agreement”). Pursuant to the Merger Agreement, among other things, First Merger Sub shall be merged with and into Kansas City Southern (the “First Merger”), with Kansas City Southern surviving the First Merger as a direct wholly owned subsidiary of Surviving Merger Sub (the “First Surviving Corporation”). Immediately following the First Merger, the First Surviving Corporation shall be merged with and into Surviving Merger Sub (the “Second Merger” and, together with the First Merger, the “Transaction”), with Surviving Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of the Company. Each issued and outstanding common share of Kansas City Southern (excepting Cancelled Shares, Excluded Shares and Dissenting Shares, each as defined in the Merger Agreement) will be converted into the right to receive 2.884 common shares of the Company and US$90 in cash (the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement and will be summarized in the Company’s management information circular (the “Circular”) to be mailed to holders of the Company’s common shares.

We have been retained to provide financial advice to the Company, including our opinion (the “Opinion”) to the board of directors of the Company (the “Board of Directors”) as to the fairness to the Company, from a financial point of view, of the Merger Consideration payable pursuant to the Merger Agreement.

ENGAGEMENT OF BMO CAPITAL MARKETS

BMO Capital Markets was formally engaged by the Company pursuant to an agreement effective December 1, 2020 (the “Engagement Agreement”). Under the terms of the Engagement Agreement, BMO Capital Markets has agreed to provide the Company and the Board of Directors with various advisory services in connection with the Transaction including, among other things, the provision of the Opinion.

BMO Capital Markets will receive certain fees for our advisory services under the Engagement Agreement, a substantial portion of which is contingent upon the successful completion of the Transaction. The Company has also agreed to reimburse us for our reasonable out-of-pocket expenses and to indemnify us against certain liabilities that might arise out of our engagement.

CREDENTIALS OF BMO CAPITAL MARKETS

BMO Capital Markets is one of North America’s largest investment banking firms, with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading, investment research and investment management. BMO Capital Markets has been a financial advisor in a significant number of transactions throughout North America involving public and private companies in various industry sectors and has extensive experience in preparing fairness opinions.

The Opinion represents the opinion of BMO Capital Markets, the form and content of which have been approved for release by a committee of our officers who are collectively experienced in merger and acquisition, divestiture, restructuring, valuation, fairness opinion and capital markets matters.

INDEPENDENCE OF BMO CAPITAL MARKETS

Neither BMO Capital Markets, nor any of our affiliates, is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario) (the “Act”) or the rules made thereunder) of the Company, Kansas City Southern, or any of their respective associates or affiliates (collectively, the “Interested Parties”).

BMO Capital Markets has not been engaged to provide any financial advisory services nor has it participated in any financings involving the Interested Parties within the past two years, other than: (i) acting as financial advisor to the Company and the Board of Directors pursuant to the Engagement Agreement; (ii) providing ongoing cash management and trade finance services to the Company; (iii) providing ongoing equity and financing solutions to the Company; (iv) providing ongoing fixed income, currency and commodity services to the Company; (v) acting as joint bookrunner, joint lead arranger, and administrative agent for the US$8.5 billion bond bridge financing in connection with the Company’s proposed acquisition of Kansas City Southern in March 2021; (vi) acting as joint bookrunner and joint lead arranger on the US$1.3 billion and US$600 million of credit facility backstops in connection with the Company’s proposed acquisition of Kansas City Southern in March 2021; (vii) providing foreign exchange and interest rate hedging services for the US$8.5 billion bond bridge financing in connection with the Company’s proposed acquisition of Kansas City Southern in March 2021; (viii) acting as joint bookrunner for the issuance by the Company of C$300 million 3.050% notes due March 9, 2050 in March 2020; (ix) acting as co-manager for the issuance by the Company of US$500 million 2.050% notes due March 5, 2030 in March 2020; (x) providing foreign exchange swaps services to the Company in 2020; (xi) acting as co-lead arranger and joint bookrunner for the Company’s new revolving credit facility of US$300 million in September 2019; (xii) acting as co-lead arranger and joint bookrunner for the Company’s amended and restated US$1.0 billion revolving credit facility in September 2019; and (xiii) providing deposit services to Kansas City Southern in 2019 and 2020.

Additionally, at your request, BMO Capital Markets or one or more of our affiliates has agreed to act as a joint bookrunner, joint lead arranger, and administrative agent on the US$8.5 billion bond bridge financing to be made available to the Company in connection with the consummation of the Transaction; entered into financing commitments and agreements to act as a joint bookrunner and joint lead arranger on the US$1.3 billion and US$600 million of credit facility backstops to be made available to the Company in connection with the consummation of the Transaction; and agreed to act as a joint lead bookrunner for the issuance by the Company of US$8.5 billion bonds in connection with the consummation of the Transaction. BMO Capital Markets or one or more of our affiliates may agree to provide additional financing services to the Company in connection with the Transaction, for which services BMO Capital Markets or such affiliate would receive compensation.

Other than those described above, there are no understandings, agreements or commitments between BMO Capital Markets and any of the Interested Parties with respect to future business dealings. BMO Capital Markets may, in the future, in the ordinary course of business, provide financial advisory, investment banking, or other financial services to one or more of the Interested Parties from time to time.

BMO Capital Markets and certain of our affiliates act as traders and dealers, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of one or more of the Interested Parties and, from time to time, may have executed or may execute transactions on behalf of one or more Interested Parties for which BMO Capital Markets or such affiliates received or may receive compensation. As investment dealers, BMO Capital Markets and certain of our affiliates conduct research on securities and may, in the ordinary course of business, provide research reports and investment advice to clients on investment matters, including with respect to one or more of the Interested Parties or the Transaction. In addition, Bank of Montreal (“BMO”), of which BMO Capital Markets is a wholly-owned subsidiary, or one or more affiliates of BMO, may provide banking or other financial services to one or more of the Interested Parties in the ordinary course of business.

SCOPE OF REVIEW

In connection with rendering the Opinion, we have reviewed and relied upon, or carried out, among other things, the following:

1.	a draft of the Merger Agreement dated September 10, 2021;

2.

certain publicly available information relating to the business, operations, financial condition and trading history of the Company, Kansas City Southern and other selected public companies we considered relevant;

3.

certain internal financial, operating, corporate and other information prepared or provided by or on behalf of the Company or Kansas City Southern relating to the business, operations and financial condition of the Company and Kansas City Southern;

4.	internal management forecasts, projections, estimates and budgets prepared or provided by or on behalf of management of the Company or Kansas City Southern;

5.	discussions with management of the Company relating to the Company’s current business, plan, financial condition and prospects;

6.	discussions with management of Kansas City Southern relating to Kansas City Southern’s current business, plan, financial condition and prospects;

7.	discussions with management of the Company relating to Company management’s assessment of opportunities to enhance cash flows of the combined entity;

8.	public information with respect to selected precedent transactions we considered relevant;

9.	various reports published by equity research analysts, industry sources and credit rating agencies we considered relevant;

10.

a letter of representation as to certain factual matters and the completeness and accuracy of certain information upon which the Opinion is based, addressed to us and dated as of the date hereof, provided by senior officers of the Company; and

11.	such other information, investigations, analyses and discussions as we considered necessary or appropriate in the circumstances.

BMO Capital Markets has not, to the best of its knowledge, been denied access by the Company to any information under the Company’s control requested by BMO Capital Markets.

ASSUMPTIONS AND LIMITATIONS

We have relied upon and assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions, representations (including the letter of representation delivered as of the date hereof by the Company to BMO Capital Markets) and other material obtained by us from public sources or provided to us by or on behalf of the Company or Kansas City Southern or otherwise obtained by us in connection with our engagement (the “Information”). The Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested to, and have not assumed any obligation to, independently verify the completeness, accuracy or fair presentation of any such Information. We have assumed that forecasts, projections, estimates (including, without limitation, estimates of revenue and cost synergies and timing for the realization thereof) and budgets provided to us and used in our analyses were reasonably prepared on bases reflecting the best currently available assumptions, estimates and judgments of management of the Company, having regard to the business, plans, financial condition and prospects of the Company or Kansas City Southern, as applicable.

In addition, we have assumed that: (i) the Information provided to BMO Capital Markets orally by, or in the presence of, an officer or employee of, the Company, or in writing by the Company or any of its subsidiaries (as defined in National Instrument 45-106 – Prospectus Exemptions) or any of its or their representatives in connection with our engagement was, at the date the Information was provided to BMO Capital Markets, and is, as of the date hereof, complete, true and correct in all material respects, and did not and does not contain a misrepresentation (as defined in the Act); (ii) since the dates on which the Information was provided to BMO Capital Markets, except as disclosed in writing to BMO Capital Markets, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its subsidiaries, or Kansas City Southern or any of its subsidiaries, and no change has occurred in the Information or any part thereof which would have or which could reasonably be expected to have a material effect on the Opinion; (iii) since the dates on which the Information was provided to BMO Capital Markets, except as disclosed publicly or in writing to BMO Capital Markets, there has been no material transaction entered into by the Company, Kansas City Southern or any of their respective subsidiaries; (iv) none of the Company, Kansas City Southern or their respective subsidiaries has any material contingent liabilities and there are no actions, suits, claims, proceedings or inquiries pending or threatened in writing against or affecting the Company, Kansas City Southern or any of their respective subsidiaries, at law or in equity or before any federal, provincial, state, municipal or other governmental department, commission, bureau, board agency or instrumentality which may in any way materially adversely affect the Company and its subsidiaries, Kansas City Southern and its subsidiaries, or the Transaction; (v) all financial information about the Company or Kansas City Southern provided to BMO Capital Markets was prepared on a basis consistent in all material respects with the accounting policies applied in the Company’s most recent audited consolidated financial statements or Kansas City Southern’s most recent audited consolidated financial statements, as the case may be; (vi) there are no agreements, undertakings, commitments or understandings (written or oral, formal or informal) relating to the Transaction, except as have been disclosed to BMO Capital Markets; (vii) the Company’s and Kansas City Southern’s public disclosure documents did not, at the time they were filed with the applicable securities regulatory authorities, contain a misrepresentation (as defined under the Act) and complied in all material respects with applicable securities laws at the time they were filed; and (viii) the Company and Kansas City Southern each has filed on a timely basis with the applicable securities regulatory authorities all documents required to be filed by the Company and Kansas City Southern.

We have not been provided with, and understand that there is not, any formal valuation or appraisal of the securities or assets of the Company, Kansas City Southern or any of their respective affiliates.

In preparing the Opinion, we have assumed that the executed Merger Agreement will not differ in any material respect from the draft that we reviewed, and that the Transaction will be consummated in accordance with the terms and conditions of the Merger Agreement without waiver of, or amendment to, any term or condition that is in any way material to our analyses.

The Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as of the date hereof and the condition and prospects, financial and otherwise, of the Company and Kansas City Southern as they are reflected in the Information and as they have been represented to BMO Capital Markets in discussions with management of the Company and Kansas City Southern and their respective representatives. In our analyses and in preparing the Opinion, BMO Capital Markets made numerous judgments and assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond our control or that of any party involved in the Transaction.

The Opinion is provided to the Board of Directors for its use only in considering the Transaction and may not be used or relied upon by any other person or for any other purpose without our prior written consent. The Opinion does not constitute a recommendation as to how any shareholder should vote or act on any matter relating to the Transaction. Except for the inclusion of the Opinion in its entirety and a summary thereof (in a form acceptable to us) in the Circular, the Opinion is not to be reproduced, disseminated, quoted from or referred to (in whole or in part) without our prior written consent.

We have not been asked to prepare and have not prepared a formal valuation or appraisal of the securities or assets of the Company, Kansas City Southern or any of their respective affiliates, and the Opinion should not be construed as such. The Opinion is not, and should not be construed as, advice as to the price at which the securities of the Company or Kansas City Southern may trade at any time. BMO Capital Markets was not engaged to review any legal, tax or regulatory aspects of the Transaction and the Opinion does not address any such matters. We have relied upon, without independent verification, the assessment by the Company and its legal and tax advisors with respect to such matters. In addition, the Opinion does not address the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company.

The Opinion is rendered as of the date hereof and BMO Capital Markets disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of BMO Capital Markets after the date hereof. Without limiting the foregoing, if we learn that any of the information we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, BMO Capital Markets reserves the right to change or withdraw the Opinion.

CONCLUSION

Based upon and subject to the foregoing, BMO Capital Markets is of the opinion that, as of the date hereof, the Merger Consideration payable pursuant to the Merger Agreement is fair from a financial point of view to the Company.

Yours truly,

(signed) “BMO Nesbitt Burns Inc.”

BMO Nesbitt Burns Inc.

APPENDIX D

GOLDMAN SACHS FAIRNESS OPINION

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

September 15, 2021

Board of Directors

Canadian Pacific Railway Limited

7550 Ogden Dale Rd. S.E.

Calgary, Alberta T2C 4X9

Canada

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Canadian Pacific Railway Limited (“CPR”) of the Merger Consideration (as defined in the Agreement (as defined below)) to be paid by CPR for each outstanding share of common stock, par value $0.01 per share (the “KCS Common Stock”), of Kansas City Southern (“KCS”) pursuant to the Agreement and Plan of Merger, dated as of September 15, 2021 (the “Agreement”), by and among CPR, Cygnus Merger Sub 1 Corporation, a wholly owned subsidiary of CPR (“Surviving Merger Sub”), Cygnus Merger Sub 2 Corporation, a wholly owned subsidiary of Surviving Merger Sub, and KCS.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of CPR, KCS and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to CPR in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and CPR has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. At your request, an affiliate of Goldman Sachs & Co. LLC has entered into financing commitments and agreements to provide CPR with bridge financing in connection with the consummation of the Transaction, in each case subject to the terms of such commitments and agreements and pursuant to which such affiliate expects to receive compensation. We have provided certain financial advisory and/or underwriting services to CPR and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to CPR in connection with its entrance into the subsequently terminated merger agreement with KCS in March 2021. We have provided certain financial advisory and/or underwriting services to KCS and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as senior co-manager with respect to an offering of KCS’s 3.50% notes due in 2050 (aggregate principal amount $550,000,000) in April 2020. We may also in the future provide financial advisory and/or underwriting services to CPR, KCS and their respective affiliates for which our Investment Banking Division may receive compensation.

Board of Directors

Canadian Pacific Railway Limited

September 15, 2021

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of CPR and KCS for the five fiscal years ended December 31, 2020; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of CPR and KCS; certain other communications from CPR and KCS to their respective stockholders; certain publicly available research analyst reports for CPR and KCS; certain updated internal financial analyses and forecasts for KCS prepared by its management; and certain updated financial analyses and forecasts for KCS and certain updated internal financial analyses and forecasts for CPR, standalone and pro forma for the Transaction, in each case, as prepared by the management of CPR and approved for our use by CPR (the “Forecasts”), including certain updated operating synergies projected by the management of CPR to result from the Transaction, as approved for our use by CPR (the “Synergies”). We have also held discussions with members of the senior managements of CPR and KCS regarding their assessment of the past and current business operations, financial condition and future prospects of KCS and with the members of senior management of CPR regarding their assessment of the past and current business operations, financial condition and future prospects of CPR and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the Parent Common Shares (as defined in the Agreement) and the shares of KCS Common Stock; compared certain financial and stock market information for CPR and KCS with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the commercial railway industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of CPR. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of CPR or KCS or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on CPR or KCS or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of CPR to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to CPR; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to CPR, as of the date hereof, of the Merger Consideration to be paid by CPR for each share of KCS Common Stock pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, any obligation of CPR to undertake the Post-Closing Contributions (as defined in the Agreement), enter into the Voting Trust Agreement (as defined in the Agreement), perform the Voting Trust Transaction (as defined in the Agreement) or engage in a Post-Closing Disposition (as defined in the Agreement) pursuant to the Agreement, or the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of CPR; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of CPR or KCS, or any class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid by CPR for each share of KCS Common Stock pursuant to the Agreement or otherwise.

Board of Directors

Canadian Pacific Railway Limited

September 15, 2021

We are not expressing any opinion as to the prices at which shares of Parent Common Shares or shares of KCS Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on CPR or KCS or the Transaction, or as to the impact of the Transaction on the solvency or viability of CPR or KCS or the ability of CPR or KCS to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of CPR in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Parent Common Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by CPR for each share of KCS Common Stock pursuant to the Agreement is fair from a financial point of view to CPR.

Very truly yours,

(signed) “Goldman Sachs & Co. LLC”
(GOLDMAN SACHS & CO. LLC)

APPENDIX E

EVERCORE FAIRNESS OPINION

September 15, 2021

The Board of Directors

Canadian Pacific Railway Limited

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

Canada

Members of the Board of Directors:

We understand that Canadian Pacific Railway Limited (the “Acquiror”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with Cygnus Merger Sub 1 Corporation, a wholly owned subsidiary of the Acquiror (the “Surviving Merger Sub”), Cygnus Merger Sub 2 Corporation, a wholly owned subsidiary of Surviving Merger Sub (“First Merger Sub”) and Kansas City Southern (the “Company”). Pursuant to the Merger Agreement, the First Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of the Acquiror (the “First Merger”) and immediately following the First Merger, the Company shall be merged with and into Surviving Merger Sub, with the Surviving Merger Sub being the surviving corporation (the “Second Surviving Corporation”) as a wholly owned subsidiary of the Acquiror (the “Second Merger”) and, together with the First Merger, the “Mergers”). As a result of the First Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than Excluded Shares and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive (i) $90.00 per share in cash (the “Cash Consideration”) and (ii) 2.884 shares (such number of shares, the “Stock Consideration” and, together with the Cash Consideration, the “Consideration”) of the common stock, par value $0.01 per share, of the Acquiror (the “Acquiror Common Stock”). We also understand that pursuant to the Voting Trust Agreement (as defined in the Merger Agreement), immediately upon the completion of the Mergers and the Post-Closing Contributions (as defined in the Merger Agreement), all outstanding shares of the Second Surviving Corporation will be deposited into the Voting Trust (as defined in the Merger Agreement). The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Consideration to be paid to the holders of the Company Common Stock in the First Merger is fair, from a financial point of view, to the Acquiror.

In connection with rendering our opinion, we have, among other things:

(i)

reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)

reviewed certain internal projected financial data relating to the Company prepared by the management of the Company as adjusted and furnished to us by the management of the Acquiror and certain internal projected financial data relating to the Acquiror prepared and furnished to us by management of the Acquiror, each as approved for our use by the Acquiror (the “Forecasts”), including certain operating synergies prepared by the management of the Acquiror expected to result from the Mergers, as approved for our use by the Acquiror (the “Synergies”);

(iii)

discussed with managements of the Acquiror and the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company and the Forecasts relating to the Company, and discussed with management of the Acquiror their assessment of the past and current operations of the Acquiror, the current financial condition and prospects of the Acquiror, and the Forecasts;

The Board of Directors

Canada Pacific Railway Limited

(iv)	reviewed the reported prices and the historical trading activity of the Company Common Stock and the Acquiror Common Stock;

(v)	compared the financial performance of the Company and the Acquiror and their respective stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vi)

compared the financial performance of the Company and the valuation multiples relating to the Mergers with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft, dated September 10, 2021, of the Merger Agreement; and

(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the managements of the Acquiror and the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, including the Synergies, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Acquiror as to the future financial performance of the Acquiror and the Company and the other matters covered thereby. We have relied, at the direction of the Acquiror on the assessments of the management of the Acquiror as to the Acquiror’s ability to achieve the Synergies and have been advised by the Acquiror, and have assumed with your consent that the Synergies will be realized in the amounts and at the times projected. We express no view as to the Forecasts, including the Synergies, or the assumptions on which they are based.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Mergers will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Mergers will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company, the Acquiror or the consummation of the Mergers or reduce the contemplated benefits to the Acquiror of the Mergers. We have also assumed, with your consent, that the STB Final Approval (as defined in the Merger Agreement) will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Second Surviving Corporation or the Acquiror or reduce the contemplated benefits to the Acquiror of the Mergers and that upon receipt of the STB Final Approval, the outstanding shares of the Second Surviving Corporation deposited into the Voting Trust will be released from the Voting Trust, and we have relied, with your consent, for purposes of our opinion on the assessment of the management of the Acquiror as to the timing for obtaining the STB Final Approval.

We have not conducted a physical inspection of the properties or facilities of the Company or the Acquiror and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or the Acquiror, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the

The Board of Directors

Canada Pacific Railway Limited

solvency or fair value of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Acquiror, from a financial point of view, of the Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed Mergers to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Acquiror or the Company, or any class of such persons, whether relative to the Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Mergers, including, without limitation, the structure or form of the Mergers, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Mergers as compared to other business or financial strategies that might be available to the Acquiror, nor does it address the underlying business decision of the Acquiror to engage in the Mergers. We do not express any view on, and our opinion does not address, what the value of the Acquiror Common Stock actually will be when issued or the prices at which the Acquiror Common Stock will trade at any time, including following announcement or consummation of the Mergers. We also do not express any view on, and our opinion does not address, the price that may be obtained in connection with any disposition of the Trust Stock in the event of an STB Denial (both as defined in the Voting Trust Agreement). Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Mergers, including as to how any holder of shares of the Acquiror Common Stock should vote or act in respect of the Mergers. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Mergers or as to the impact of the Mergers on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Acquiror and its advisors with respect to legal, regulatory, accounting and tax matters. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company or Acquiror or the Mergers.

We have acted as financial advisor to the Board of Directors of the Acquiror in connection with the Mergers and have received retainer and monthly work fees for our services and will receive additional fees for our services, all of which are payable promptly following the delivery of this opinion. The Acquiror has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Acquiror and we have not received any compensation from the Acquiror during such period. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company and we have not received any compensation from the Company during such period. We may provide financial advisory or other services to the Acquiror and the Company in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well

The Board of Directors

Canada Pacific Railway Limited

as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Acquiror, the Company, potential parties to the Mergers and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Acquiror or the Company.

Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Mergers. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders of the Company Common Stock in the First Merger is fair, from a financial point of view, to the Acquiror.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	(signed) “George Ackert”
George Ackert Senior Managing Director

APPENDIX F

CONSENTS OF FINANCIAL ADVISORS

CONSENT OF BMO NESBITT BURNS INC.

To: The Directors of Canadian Pacific Railway Limited

We consent to the inclusion in the management proxy circular of Canadian Pacific Railway Limited (“CP”) dated November 1, 2021 (the “Management Proxy Circular”) of our fairness opinion dated September 15, 2021, a summary of our fairness opinion and references to our firm name and our fairness opinion under the headings “Message from the Chair of the Board and the President and Chief Executive Officer”, “Glossary of Terms”, “Questions and Answers about the Transaction and the CP Special Meeting”, “Summary”, “Risk Factors”, “The Transaction”, “The Merger Agreement”, and “Appendix C – BMO Capital Markets Fairness Opinion” in the Management Proxy Circular.

In providing such consent, we do not intend that any person other than the Board of Directors of CP be entitled to rely on our fairness opinion dated September 15, 2021.

“BMO Nesbitt Burns Inc.“

November 1, 2021

CONSENT OF GOLDMAN SACHS & CO. LLC

To: The Directors of Canadian Pacific Railway Limited

Reference is made to our opinion letter, dated September 15, 2021 (“Opinion Letter”), with respect to the fairness from a financial point of view of the Merger Consideration (as defined in the Merger Agreement, defined below) to be paid by Canadian Pacific Railway Limited (“CP”) for each share of common stock of Kansas City Southern pursuant to the Agreement and Plan of Merger, dated as of September 15, 2021 (the “Merger Agreement”) by and among CP, Cygnus Merger Sub 1 Corporation, a direct wholly owned subsidiary of CP, Cygnus Merger Sub 2 Corporation, a direct wholly owned subsidiary of Cygnus Merger Sub 1 Corporation, and Kansas City Southern.

The Opinion Letter is provided for the information and assistance of the board of directors of CP in connection with its consideration of the transaction contemplated therein. We understand that CP has determined to include our Opinion Letter in the management proxy circular of CP dated November 1, 2021 (the “Management Proxy Circular”). In that regard, we hereby consent to the reference to our Opinion Letter under the captions “Message from the Chair of the Board and the President and Chief Executive Officer”, “Glossary of Terms”, “Questions and Answers about the Transaction and the CP Special Meeting”, “Summary”, “Risk Factors” and “The Transaction” and to the inclusion of the Opinion Letter in the Management Proxy Circular. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the delivery of the Management Proxy Circular, and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to, for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document (including any subsequent amendments to the Management Proxy Circular), except in accordance with our prior written consent.

“Goldman Sachs & Co. LLC“

November 1, 2021

F-1

CONSENT OF EVERCORE GROUP L.L.C.

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated September 15, 2021, to the Board of Directors of Canadian Pacific Railway Limited (the “Company”) as Appendix E to, and reference thereto under the captions “Message from the Chair of the Board and the President and Chief Executive Officer”, “Questions and Answers about the Transaction and the CP Special Meeting”, “Glossary of Terms”, “Summary – CP’s Reasons for the Transaction”, “Summary –Recommendation of the CP Board”, “Summary – CP Fairness Opinions”, “Risk Factors”, “The Transaction – Background of the Transaction”, “The Transactions – Recommendations of the CP Board”, “The Transaction – CP Fairness Opinions”, in the management proxy circular of the Company, dated November 1, 2021 (the “Management Proxy Circular”), and relating to the proposed mergers involving Kansas City Southern and the Company. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Management Proxy Circular and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any circular (including any subsequent amendments to the Management Proxy Circular), proxy statement, prospectus or any other document, except with our prior written consent.

Very truly yours,

EVERCORE GROUP L.L.C.

“Evercore Group L.L.C.”

November 1, 2021

F-2

APPENDIX G

INFORMATION CONCERNING KANSAS CITY SOUTHERN

The following information about KCS should be read in conjunction with the documents relating to KCS incorporated by reference in this Management Proxy Circular described in the section “Information Contained in Management Proxy Circular – Information Incorporated by Reference” and the information concerning KCS appearing elsewhere in this Management Proxy Circular, including in the sections entitled “The Transaction” and “Additional Information”. Capitalized terms used but not otherwise defined in this “Appendix G – Information Concerning Kansas City Southern” shall have the meanings ascribed to them in this Management Proxy Circular.

KCS has supplied all information contained in or incorporated by reference in this Management Proxy Circular relating to KCS, including this “Appendix G – Information Concerning Kansas City Southern”. With respect to this information, the CP Board has relied exclusively upon KCS, without independent verification by CP. Although CP does not have any knowledge that would indicate that such information is untrue or incomplete, neither CP nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information including any of KCS’s financial statements, or for the failure by KCS to disclose events or information that may affect the completeness or accuracy of such information. For further information regarding KCS, please refer to its filings on EDGAR at www.sec.gov. The terms “we”, “our”, “us”, the “Company” and “KCS” as used in this “Appendix G – Information Concerning Kansas City Southern” may refer to Kansas City Southern or, as the context requires, to one or more subsidiaries of Kansas City Southern.

Presentation of Financial Information

The financial statements of KCS included in this Management Proxy Circular have been prepared in accordance with U.S. GAAP and, to the extent applicable, audited in accordance with the standards of the PCAOB. All amounts in this “Appendix G – Information Concerning Kansas City Southern” are presented in U.S. dollars, unless otherwise stated.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained or incorporated by reference in this “Appendix G – Information Concerning Kansas City Southern” are forward-looking statements within the meaning of certain securities laws, including the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. Readers can usually identify these forward-looking statements by the use of such verbs as “may”, “will”, “should”, “likely”, “plans”, “projects”, “expects”, “anticipates”, “believes” or similar verbs or conjugations of such verbs. These statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements. Such differences could be caused by a number of factors or combination of factors including, but not limited to, the factors identified under the heading “Cautionary Information” and in Item 1A, Risk Factors, in the KCS 2020 Annual Report and under the heading “Cautionary Information” and in Item 1A, Risk Factors, in the KCS 10-Q. As a result of the foregoing, readers are cautioned not to place undue reliance on the forward-looking statements contained in this “Appendix G – Information Concerning Kansas City Southern”.

Forward-looking statements reflect the information only as of the date on which they are made. Except as required by law, KCS does not undertake any obligation to update any forward-looking statements to reflect future events, developments, or other information. If KCS does update one or more forward-looking statements, no inference should be drawn that additional updates will be made regarding that statement or any other forward-looking statements.

All written or oral forward-looking statements concerning the Transaction or other matters addressed in this Management Proxy Circular and attributable to KCS or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this “Appendix G – Information Concerning Kansas City Southern”.

INFORMATION RELATING TO KCS

KCS files annual, quarterly and current reports, proxy statements and other information with the SEC. Some of the documents that we file with or furnish to the SEC are electronically available from EDGAR, and may be accessed at www.sec.gov. The information contained on the SEC’s website is not incorporated by reference in this Management Proxy Circular.

You may also access KCS’s SEC filings and obtain other information about KCS through the website maintained by KCS at www.kcsouthern.com. The information contained in that website is not incorporated by reference in, or in any way part of, this Management Proxy Circular. You should not rely on such information in deciding whether to vote in favour of the CP Special Meeting Resolutions, unless such information is explicitly incorporated by reference in this Management Proxy Circular or has been included in this Management Proxy Circular.

You may also obtain copies of any document incorporated in this Management Proxy Circular, without charge, by requesting them in writing or by telephone at the address below, or from the SEC through EDGAR at www.sec.gov. CP shareholders may request a copy of such documents by contacting:

KANSAS CITY SOUTHERN

427 West 12th Street

Kansas City, Missouri 64105

Attention: Corporate Secretary

Telephone: 1-888-800-3690

Email: corpsec@kcsouthern.com

In addition, you may obtain copies of any KCS document incorporated by reference in this “Appendix G – Information Concerning Kansas City Southern”, without charge, by visiting the website maintained by KCS at www.kcsouthern.com.

KCS has not authorized anyone to give any information or make any representation about the Transaction, the CP Special Meeting or KCS that is different from, or in addition to, that contained in this Management Proxy Circular or in any of the materials that KCS has incorporated by reference in this Management Proxy Circular. Therefore, if anyone does give you any such information, you should not rely on it. The information contained in this Management Proxy Circular is accurate only as of the date of this Management Proxy Circular unless the information specifically indicates that another date applies, and neither the mailing of this Management Proxy Circular to CP shareholders nor the issuance of CP common shares in the Transaction should be interpreted as evidencing any contrary intention.

OVERVIEW OF KCS

Corporate History

KCS was incorporated on January 29, 1962 as a Delaware corporation pursuant to the DGCL. KCS is a holding company with domestic and international rail operations in North America that are strategically focused on the growing north/south freight corridor connecting key commercial and industrial markets in the central United States with major industrial cities in Mexico. KCS controls and owns all of the stock of KCSR, a U.S. Class I railroad founded in 1887. KCSR serves a ten-state region in the Midwest and Southeast regions of the United States. In 2005, KCS gained full control and ownership over its subsidiary, KCSM. Through its 50-year Concession from the Mexican government, which could expire in 2047 unless extended, KCSM operates a key commercial corridor of the Mexican railroad system and has as its core route the most strategic portion of the shortest, most direct rail passageway between Mexico City and Laredo, Texas. See “Information About the Companies – Kansas City Southern” and the documents relating to KCS incorporated by reference in this Management Proxy Circular described in the section “Information Contained in Management Proxy Circular – Information Incorporated by Reference”. Specifically, for further information relating to KCS’s business and corporate structure, see “Information About the Companies – Kansas City Southern” and Item 1, Business and Item 2, Properties in the KCS 2020 Annual Report.

RISK FACTORS

Details concerning risk factors in respect of KCS, KCS’s business, the Transaction and the other transactions contemplated by the Merger Agreement can be found in the section entitled “Risk Factors” in this Management Proxy Circular and in Item 1A, Risk Factors, in the KCS 2020 Annual Report and in Item 1A, Risk Factors, in the KCS 10-Q.

MANAGEMENT’S DISCUSSION AND ANALYSIS

For KCS’s most recent management discussion and analysis for the year ended December 31, 2020, see Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the KCS 2020 Annual Report.

For KCS’s most recent management discussion and analysis for the quarter ended September 30, 2021, see Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations in the KCS 10-Q.

SHARE CAPITAL

Authorized Capital

Under KCS’s Amended and Restated Certificate of Incorporation, KCS is authorized to issue (i) 400,000,000 shares of KCS common stock, par value $0.01 per share, (ii) 840,000 shares of KCS preferred stock, being 4% Noncumulative, Preferred Stock, par value $25.00 per share, and (iii) 2,000,000 shares of New Series Preferred Stock, par value $1.00 per share (“New Series Preferred Stock”). As of October 29, 2021, 123,352,185 shares of KCS common stock were issued and 91,057,137 shares of KCS common stock were outstanding (excluding 32,295,048 shares of KCS common stock held in treasury) and 649,736 shares of KCS preferred stock were issued and 214,542 shares of KCS preferred stock were outstanding (excluding 435,194 shares of KCS preferred stock held in treasury). There are currently no shares of New Series Preferred Stock issued or outstanding. KCS common stock and KCS preferred stock are listed on the NYSE under the ticker symbol “KSU” and “KSU-P”, respectively.

Common Stock

Holders of KCS common stock are entitled to receive dividends when, as and if declared by the KCS Board out of funds legally available for the payment of dividends, provided that, if any shares of KCS preferred stock or New Series Preferred Stock are outstanding, no dividends or other distributions may be made with respect to the KCS common stock unless full required dividends on the shares of KCS preferred stock and New Series Preferred Stock have been paid, including accumulated dividends in the case of any series of New Series Preferred Stock designated to receive cumulative dividends. The agreements governing KCS’s indebtedness may impose certain limitations on KCS’s ability to pay cash dividends on its common stock.

Holders of KCS common stock are entitled to one vote per share on any matter brought before the KCS stockholders. In the event of the voluntary or involuntary dissolution, liquidation or winding up of KCS, holders of KCS common stock are entitled to receive pro rata, after satisfaction in full of the prior rights of creditors (including holders of its indebtedness) and holders of any KCS preferred stock and New Series Preferred Stock, all of KCS’s remaining assets available for distribution. KCS common stock is not redeemable and has no preemptive rights.

KCS Preferred Stock

Holders of KCS preferred stock are entitled to receive dividends up to but not exceeding the rate of 4% per annum, before any dividends are declared or paid to common stock or New Series Preferred Stock for the same period. Such dividends are not cumulative, and the holders of the KCS preferred stock are not entitled to receive any other earnings or profits. In case of liquidation or dissolution of KCS, the holders of KCS preferred stock are entitled to receive payment up to the amount of the par value before any payment or liquidation is made upon the KCS common stock or New Series Preferred Stock. Holders of KCS preferred stock are entitled to one vote per share on any matter brought before KCS stockholders.

New Series Preferred Stock

The KCS Board is authorized to issue up to 2,000,000 shares of New Series Preferred Stock in one or more series and to fix and determine the number of shares of KCS preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. As described above, there are currently no shares of New Series Preferred Stock outstanding.

DIVIDENDS

Any declarations and payments of dividends to holders of KCS common stock are at the discretion of the KCS Board, and are based on many factors, including KCS’s financial condition, earnings, capital requirements and other factors that the KCS Board deems relevant. Since January 1, 2019, KCS has declared and paid dividends in the amounts set forth in the table below.

Payment Date	Dividend Amount
January 16, 2019	$0.36
April 3, 2019	$0.36
July 3, 2019	$0.36
October 2, 2019	$0.36
January 22, 2020	$0.40
April 8, 2020	$0.40
July 8, 2020	$0.40
October 7, 2020	$0.40
January 20, 2021	$0.44
April 7, 2021	$0.54
July 7, 2021	$0.54
October 6, 2021	$0.54

CONSOLIDATED CAPITALIZATION

No material change in the consolidated capitalization of KCS has occurred since September 30, 2021.

PRIOR SALES AND TRADING VOLUME

Prior Sales

KCS has not sold or issued any shares of KCS common stock or KCS preferred stock, or securities convertible into shares of KCS common stock or KCS preferred stock, during the 12-month period ended October 29, 2021, other than as follows.

Date	Security	Weighted Average Issue Price or Exercise Price per Security, as applicable	Number of Securities
November 2, 2020	KCS common stock—Issuance of KCS Restricted Share Award	$178.1200	455
November 9, 2020	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$96.9408	1,674
November 11, 2020	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$52.6200	1,046
November 13, 2020	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$52.6200	350
November 18, 2020	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$79.4434	11,540
December 2, 2020	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$87.6074	2,351

Date	Security	Weighted Average Issue Price or Exercise Price per Security, as applicable	Number of Securities
December 7, 2020	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$52.6200	1,050
December 7, 2020	KCS common stock—Issuance of KCS Restricted Share Award	$195.2500	297
December 14, 2020	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$108.7880	3,678
December 28, 2020	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$97.7700	8,712
December 31, 2020	KCS common stock—Issuance for Employee Stock Purchase Plan Purchase	$122.9100	23,292
January 5, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$110.1761	1,005
January 7, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$95.6706	5,266
January 8, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$94.2300	4,611
January 11, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$214.2400	115
January 26, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$52.6200	274
January 28, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$82.7100	610
February 2, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$55.1305	7,327
February 3, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$211.1000	35,188
February 4, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$104.5724	1,353
February 12, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$52.6200	550
February 16, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$211.1400	93
February 26, 2021	KCS common stock—Issuance for Vesting of KCS Performance Share Award	$213.5100	50,935
February 26, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$84.5212	690
March 1, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$216.1300	724
March 9, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$107.9385	259
March 11, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$214.8600	40
March 17, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$94.2300	4,612
March 31, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$111.5810	1,001
April 5, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$266.7800	1,161
May 10, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$307.8200	5,731
May 12, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$305.8000	14,472
June 29, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$97.7630	2,000
June 30, 2021	KCS common stock—Issuance for Employee Stock Purchase Plan Purchase	$170.8300	18,046
July 6, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$283.2100	5,020
July 19, 2021	KCS common stock—Exercise of KCS Non-Qualified Stock Options	$112.8497	14,619
July 19, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$262.8700	234
August 6, 2021	KCS common stock—Issuance of KCS Restricted Share Award	$271.7700	307
October 8, 2021	Common—Exercise of KCS Non-Qualified Stock Options	$111.4939	4,173
October 21, 2021	Common—Exercise of KCS Non-Qualified Stock Options	$99.4721	51,663
October 22, 2021	Common—Exercise of KCS Non-Qualified Stock Options	$88.4984	3,770
October 25, 2021	Common—Exercise of KCS Non-Qualified Stock Options	$108.2701	4,863
October 26, 2021	Common—Exercise of KCS Non-Qualified Stock Options	$118.7141	3,401
October 27, 2021	Common—Exercise of KCS Non-Qualified Stock Options	$90.1291	12,123
October 28, 2021	Common—Exercise of KCS Non-Qualified Stock Options	$85.4411	877

Trading Prices and Volumes

KCS common stock and KCS preferred stock are currently listed on the NYSE under the ticker symbol “KSU” and “KSU-P”, respectively. The table below sets forth, for the periods indicated, the per share high and low intraday sales prices for KCS common stock and KCS preferred stock as reported on the NYSE. Numbers have been rounded to the nearest whole cent.

	Trading of KCS common stock			Trading of KCS preferred stock
	High	Low	Volume	High	Low	Volume
	($)	($)	(#)	($)	($)	(#)
2020
November	195.50	175.45	18,171,194	33.17	29.40	11,279
December	204.53	186.76	17,566,576	38.91	30.20	3,541
2021
January	223.59	198.18	16,501,738	39.12	32.43	4,536
February	219.97	200.34	11,762,399	40.00	35.37	5,115
March	264.72	197.03	37,465,055	62.00	32.75	37,396

	Trading of KCS common stock			Trading of KCS preferred stock
	High	Low	Volume	High	Low	Volume
	($)	($)	(#)	($)	($)	(#)
April	304.99	255.71	37,210,743	39.74	36.56	9,281
May	315.39	290.10	28,309,931	39.00	36.55	7,326
June	301.15	281.46	17,373,644	37.60	36.70	3,838
July	286.24	259.85	17,858,360	38.00	33.49	5,371
August	295.98	261.68	22,040,492	37.25	33.49	6,922
September	296.95	268.66	20,724,776	37.77	35.40	7,674
October	310.97	271.93	14,595,629	37.50	35.92	5,222
November 1	311.89	308.95	430,578	37.74	37.01	841

The above table shows only historical data. The data may not provide meaningful information to CP shareholders in determining whether to approve the Share Issuance Resolution. CP shareholders are urged to obtain current market quotations for KCS common stock and KCS preferred stock and to review carefully the other information contained in, or incorporated by reference in, this Management Proxy Circular, when considering whether to approve the Share Issuance Resolution. For more information, see “Appendix H – Information Concerning Canadian Pacific Railway Limited – Trading Price and Volume”.

PRINCIPAL STOCKHOLDERS

As of October 29, 2021, no person or company, to the knowledge of management of KCS, beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of KCS other than The Vanguard Group which owns 9,477,714 shares of KCS common stock or 10.42% of the issued and outstanding KCS common stock as of June 30, 2021, the date of the last public report of its stockholdings.

DIRECTORS AND EXECUTIVE OFFICERS

For information regarding the directors and executive officers of KCS, as well as the committees of the KCS Board, see headings “Proposals for the 2021 Annual Meeting – Proposal No.1 – Election of Directors” and “Company Information” in the KCS AGM Circular and under Item 1, Business, Information About Executive Officers in the KCS 2020 Annual Report.

As a group, the directors and officers of KCS, beneficially own, or control or direct, directly or indirectly 593,784 shares of KCS common stock (or less than 1% of the total number of shares of KCS common stock issued and outstanding as of October 29, 2021).

Except as described below, as of October 29, 2021, KCS is not aware of any director or executive officer of KCS that is, or has been within the last 10 years:

1)	a director, chief executive officer or chief financial officer of a company that:

a)

was subject to a cease trade or similar order or an order that denied the issuer access to any exemptions under securities legislation for over 30 consecutive days, that was issued while the director or executive officer was acting in that capacity, or

b)

was subject to a cease trade or similar order or an order that denied the issuer access to an exemption under securities legislation for over 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in that capacity.

2)

a director or executive officer of a company that, while the director or executive officer was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets,

3)

become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets, or

4)

subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities commission.

Except as described below, as of October 29, 2021, KCS is not aware of any changes to the information with respect to its directors and executive officers contained in the KCS AGM Circular.

Effective April 16, 2021, Jeffrey M. Songer transitioned from Executive Vice President and Chief Operating Officer to a new role as Executive Vice President – Strategic Merger Planning. Mr. Songer did not enter into any new or amended plans or arrangements with KCS pursuant to his appointment as Executive Vice President – Strategic Merger Planning. In addition, effective April 16, 2021, John F. Orr was appointed to the role of Executive Vice President – Operations. Mr. Orr assumed Mr. Songer’s responsibilities in managing and overseeing KCS’s network operations and identifying opportunities for further development. Mr. Orr, 57, previously served as an executive consultant to KCS since February 2021. He brings over 20 years of precision scheduled railroading operations experience to KCS, having previously held a wide variety of operational leadership positions at CN from 2009 to 2019, including as Senior Vice President and Chief Transportation Officer, where he was responsible for transportation and network assets across the United States and Canada. In addition, Mr. Orr also served as Senior Vice President – Operations for CN’s United States (Southern) Region, Senior Vice President – Transportation for CN’s Eastern Canada network and Vice President – Chief Safety and Sustainability Officer for CN’s North American network.

Effective July 2, 2021, Brian D. Hancock, Executive Vice President and Chief Innovation Officer, retired. In connection with his retirement, Mr. Hancock entered into a Confidential Separation Agreement and Full and General Release, dated June 8, 2021, with KCSR (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Hancock will receive payments totaling $2,000,000 through July 2, 2022. KCS will also continue to subsidize the cost of Mr. Hancock’s medical insurance premiums through such date. Mr. Hancock forfeited all unvested KCS Equity Awards in connection with his retirement. The Separation Agreement also contains standard non-competition and non-solicitation provisions, as well as confidentiality, waiver and non-disparagement provisions and a general release of claims against KCS. The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which has been filed with the SEC through EDGAR at www.sec.gov. The amounts paid under the Separation Agreement constitute all of the payments to be received by Mr. Hancock from KCS in connection with his retirement.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As of October 29, 2021, no directors or executive officers or any of their respective associates or affiliates are or have been indebted to KCS or any of its subsidiaries, either in connection with the purchase of securities or otherwise, and none of the aforementioned individuals are or have been indebted to another entity which indebtedness has been the subject of a guarantee, support agreement, letter of credit or other similar merger or understanding provided by KCS or any of its subsidiaries.

EXECUTIVE COMPENSATION

For information regarding KCS’s executive compensation, see the headings “Compensation Discussion and Analysis”, “Compensation Committee Report”, “Executive Compensation” and “Director Compensation” in the KCS AGM Circular.

AUDIT COMMITTEES AND CORPORATE GOVERNANCE

Audit Committee

For information regarding KCS’s audit committee, see the headings “Company Information – Board Committees – Audit Committee” and “Independent Registered Public Accounting Firm” in the KCS AGM Circular.

Corporate Governance

For information regarding KCS’s corporate governance, see the table titled “Current Board of Directors” under the heading “Proposal and Voting Recommendations” and the headings “Proposals for the 2021 Annual Meeting – Proposal No.1 – Election of Directors” and “Company Information” in the KCS AGM Circular and Item 10, Directors, Executive Officers and Corporate Governance in the KCS 2020 Annual Report.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

Other than as disclosed herein, KCS has no material pending legal or regulatory proceedings that are required to be disclosed in this Management Proxy Circular. See Note 11 in the notes to KCS’s Unaudited Consolidated Financial Statements for the quarter ended September 30, 2021 included in the KCS 10-Q for discussions of other legal proceedings.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

You should be aware that aside from their interests as KCS stockholders, KCS’s directors and executive officers have interests in the Transaction that may be different from, or in addition to, those of KCS stockholders generally. The KCS Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and the Transaction, in reaching its decisions to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, and in recommending to KCS stockholders that the Merger Agreement be approved. These interests are described in more detail in this Management Proxy Circular in the sections “The Transaction – Treatment of KCS Equity Awards”, “The Transaction – KCS Executive Severance Arrangements”, “The Transaction – KCS Executive Retention Program”, “The Transaction – KCS Executive Arrangements with CP” and “The Merger Agreement – Treatment of KCS Equity Awards”, and certain of them are quantified in the narrative and the table below.

Based on the same assumptions set forth in the subsection below entitled “– Quantification of Potential Payments and Benefits to KCS’s Named Executive Officers in Connection with the Transaction” and in footnote 4 to the “Golden Parachute Compensation Table,” the estimated aggregate make-whole payments for all of KCS’s executive officers who are not named executive officers would be $8,121,350, which value is a conservative estimate and does not reflect the impact of any common approaches to mitigating potential tax exposure under Section 4999 of the Code, such as ascribing value to post-closing non-competition covenants or otherwise treating amounts paid as reasonable compensation for services rendered following the closing.

The estimated value of the severance payments and benefits for each of the named executive officers is set forth below in the table entitled “Golden Parachute Compensation Table.” Based on the same assumptions set forth in the subsection below entitled “Quantification of Potential Payments and Benefits to KCS’s Named Executive Officers in Connection with the Transaction” and in footnote 1 to the “Golden Parachute Compensation Table,” the estimated aggregate cash severance payment for all of KCS’s executive officers who are not named executive officers is $10,417,300, of which the portion applicable to the non-U.S. executive officer was converted from pesos to USD based on the September 27, 2021 exchange rate published by the Bank of Mexico.

For purposes of this disclosure, the named executive officers of KCS are as follows:

Name of Executive Officer	Position
Patrick J. Ottensmeyer	President and Chief Executive Officer
Michael W. Upchurch	Executive Vice President and Chief Financial Officer
Jeffrey M. Songer	Executive Vice President and Chief Operating Officer(1)
Brian D. Hancock	Executive Vice President and Chief Innovation Officer
Michael J. Naatz	Executive Vice President and Chief Marketing Officer

(1) Jeffrey M. Songer transitioned to the role of Executive Vice President – Strategic Merger Planning effective April 16, 2021. See “Directors and Executive Officers” in this “Appendix G – Information Concerning Kansas City Southern”.

Quantification of Potential Payments and Benefits to KCS’s Named Executive Officers in Connection with the Transaction

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of KCS that is based on, or otherwise related to, the Transaction. The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur after the date hereof and before the Transaction closes. For purposes of calculating such amounts, the following assumptions were used:

•

the relevant price per share of KCS common stock is $273.70, which is the average closing price per share of KCS common stock as reported on the NYSE over the first five business days following the first public announcement of the Transaction on September 15, 2021;

•	the Transaction closes on December 31, 2021, which is the assumed closing date solely for purposes of the disclosure in this section;

•	each named executive officer of KCS experiences a Qualifying Termination on the assumed closing date of December 31, 2021 and immediately following the closing of the Transaction;

•	each named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of September 27, 2021; and

•

each named executive officer’s unvested and outstanding equity awards are as of September 27, 2021 and no named executive officer receives any additional equity grants on or prior to the completion of the Transaction.

For purposes of this golden parachute disclosure, “single trigger” refers to payments and benefits that arise as a result of the closing of the Transaction and “double trigger” refers to payments and benefits that require two conditions, which are the closing of the Transaction and a Qualifying Termination of employment.

	Golden Parachute Compensation Table
Named Executive Officer	Cash ($)(1)	Equity($)(2)	Benefits($)(3)	Make-Whole Payments($)(4)	Total ($)
Patrick J. Ottensmeyer	10,176,000	29,700,200	33,837	11,504,794	51,414,831
Michael W. Upchurch	4,328,000	6,953,418	51,558	3,497,027	14,830,003
Jeffrey M. Songer	3,443,200	7,801,906	51,558	3,104,394	14,401,058
Brian D. Hancock(5)	—	—	—	—	—
Michael J. Naatz	3,104,900	6,814,903	51,508	2,886,389	12,857,700

(1) Cash Severance and Retention Bonus for Named Executive Officers. Pursuant to each named executive officer’s severance agreement and the amendments to those severance agreements, as applicable, upon a

Qualifying Termination, each named executive officer will become entitled to a cash severance payment equal to (i) the applicable multiple of the applicable named executive officer’s base salary and target bonus award plus (ii) the prorated target bonus award for the fiscal year in which the termination occurs. The applicable multiple is 3.0 for Messrs. Ottensmeyer and Upchurch and 2.0 for all other named executive officers. These cash severance payments are conditioned upon the named executive officer executing an arbitration agreement and signing a general release of employment-related claims in favor of KCS. In addition, the named executive officers are subject to non-competition and non-solicitation provisions that apply for a period of two years following the executive officer’s Qualifying Termination of employment (with the exception of Messrs. Songer and Hancock, who are subject to non-competition and non-solicitation provisions for a period of one year following their Qualifying Termination of employment). This column also includes the value of the named executive officer’s retention bonus, if any.

The amounts in this column are considered “double trigger” amounts as they will generally only become payable in the event of a Qualifying Termination of employment following the completion of the Transaction or, in the case of the retention bonuses, based on the named executive officer’s continued employment for a specified period of time. For additional disclosure related to the amounts disclosed in this column, see the sections “The Transaction – KCS Executive Severance Arrangements” and “The Transaction – KCS Executive Retention Program” in this Management Proxy Circular.

Named Executive Officer	Base Salary Component of Severance ($)	Bonus Component of Severance ($)	Prorated Current- Year Bonus ($)	Retention Bonus ($)	Total ($)
Patrick J. Ottensmeyer	3,180,000	3,657,000	1,219,000	2,120,000	10,176,000
Michael W. Upchurch	1,623,000	1,217,250	405,750	1,082,000	4,328,000
Jeffrey M. Songer	1,076,000	860,800	430,400	1,076,000	3,443,200
Brian D. Hancock	—	—	—	—	—
Michael J. Naatz	1,018,000	712,600	356,300	1,018,000	3,104,900

(2) Outstanding and Unvested Equity Awards. The amounts in this column represent the estimated value that may be received by the KCS named executive officers in respect of their unvested and outstanding KCS Equity Awards. The unvested KCS Stock Options will vest and be converted at the effective time into the right to receive a cash payment. The value of the cash payment for the KCS Stock Options is calculated by multiplying the excess of $273.70 over the per share exercise price of the applicable KCS Stock Option by the number of shares of KCS common stock subject to that KCS Stock Option. The value of the cash payment for the KCS Restricted Share Awards is calculated by multiplying the number of shares of KCS common stock subject to that KCS Restricted Share Award by $273.70 and then adding the accrued but unpaid cash dividends corresponding to each share of KCS common stock subject to that KCS Restricted Share Award. The KCS Performance Share Awards will be converted into a cash-based award equal to $273.70 multiplied by 200% of the target number of shares of KCS common stock covered by the KCS Performance Share Award. The amounts payable with respect to the KCS Stock Options and the KCS Restricted Share Awards in this column are considered “single trigger” amounts, as such awards will become payable solely as a result of the closing of the Transaction. The amounts payable with respect to the KCS Performance Share Awards are considered “double trigger” amounts, as such awards will become payable in the event of a Qualifying Termination following the closing of the Transaction. The table below assumes that the Closing Date occurs on December 31, 2021 and reflects the outstanding and unvested KCS Equity Awards as of September 27, 2021 based on a per share value of $273.70, less the applicable exercise price in the case of the KCS Stock Options.

Named Executive Officer	Value of Unvested KCS Stock Options ($)	Value of Unvested KCS Restricted Share Awards ($)	Value of Unvested Performance KCS Share Awards ($)	Total ($)
Patrick J. Ottensmeyer	4,642,402	3,456,299	21,601,499	29,700,200
Michael W. Upchurch	1,085,604	821,881	5,045,933	6,953,418
Jeffrey M. Songer	1,033,410	1,978,199	4,790,297	7,801,906
Brian D. Hancock	—	—	—	—
Michael J. Naatz	985,402	1,257,069	4,572,432	6,814,903

(3) Benefits. The amounts in this column represent the estimated value of the KCS-paid group health care plan continuation coverage during the 18-month period following a Qualifying Termination of employment for each of the named executive officers and outplacement services of $25,000 for each of the named executive officers. The amounts in this column are considered “double-trigger” amounts as they will only become payable in the event of a Qualifying Termination of employment following the closing of the Transaction.

(4) Make-Whole Payments. The amounts listed in this column represent the estimated make-whole payment each named executive officer could become entitled to receive on a “double-trigger” basis upon a Qualifying Termination of employment following the closing of the Transaction (and, for purposes of this quantification, does not contemplate any common approaches to mitigating potential tax exposure under Section 4999 of the Code, such as ascribing value to post-closing non-competition covenants or otherwise treating amounts paid as reasonable compensation for services rendered following the closing). However, in the event that a named executive officer is subject to excise taxes under Section 4999 of the Code solely as a result of “single-trigger” payments and benefits, that named executive officer would also be entitled to receive a make-whole payment, as applicable. In addition to the assumptions described immediately prior to the table above, the amounts in this column are calculated based on a 20% excise tax rate and each named executive officer’s estimated effective tax rate, including a federal marginal income tax rate of 37% and applicable federal, state, local and payroll taxes. The actual amount of the make-whole payment for each named executive officer, if any, will not be determinable until after the closing of the Transaction. For additional disclosure related to the amounts disclosed in this column, see the section “The Transaction – KCS Executive Severance Arrangements” in this Management Proxy Circular.

(5) Mr. Hancock’s Separation. On June 7, 2021, Mr. Hancock notified KCS of his intention to retire effective July 2, 2021. In connection with his retirement, Mr. Hancock entered into a Confidential Separation Agreement and Full and General Release, dated June 8, 2021 with KCS, pursuant to which Mr. Hancock will receive payments totaling $2,000,000 through July 2, 2022, as well as company-provided subsidized medical insurance through such date. Mr. Hancock is not receiving any compensation as a result of the transaction and his unvested KCS Equity Awards were forfeited upon his retirement. See “Directors and Executive Officers” above.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of KCS are PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri, 64106.

The Transfer Agent and Registrar for the shares of KCS common stock and KCS preferred stock is Computershare Trust Company, N.A., 150 Royall St., Canton, Massachusetts, 02021.

APPENDIX H

INFORMATION CONCERNING CANADIAN PACIFIC RAILWAY LIMITED

The following information about CP should be read in conjunction with the documents relating to CP incorporated by reference in this Management Proxy Circular described in the section “Information Contained in Management Proxy Circular – Information Incorporated by Reference” and the information concerning CP appearing elsewhere in this Management Proxy Circular. Capitalized terms used but not otherwise defined in this “Appendix H – Information Concerning Canadian Pacific Railway Limited” shall have the meanings ascribed to them in this Management Proxy Circular.

GENERAL

Corporate Overview

CP was incorporated on June 22, 2001 under the Canada Business Corporations Act and controls and owns all of the common shares of CPRC, which was incorporated in 1881 by Letters Patent under an Act of the Parliament of Canada. CP’s registered, executive and corporate head office is located at 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9. The CP common shares are listed on the TSX and the NYSE under the symbol “CP”.

Description of the Business

CP owns and operates a transcontinental freight railway in Canada and the U.S. and provides rail and intermodal transportation services over a network of approximately 13,000 miles, directly serving the principal business centres of Canada from Montréal, Québec, to Vancouver, British Columbia, and the U.S. Northeast and Midwest regions. CP’s railway network feeds directly into the U.S. heartland from the East and West coasts. Agreements with other carriers extend CP’s market reach in Canada, through the U.S. and into Mexico. CP transports bulk commodities, merchandise freight and intermodal traffic. Starting in 2012, CP transformed its operations by investing in the network and executing a precision scheduled railroading model that lowers costs, optimizes assets, and provides better, more competitive service.

Description of Share Capital

CP is authorized to issue an unlimited number of CP common shares, an unlimited number of First Preferred Shares, and an unlimited number of Second Preferred Shares. All of CP’s shares have no par value. At November 1, 2021, no First or Second Preferred Shares had been issued. At November 1, 2021, there were 666,977,337 CP common shares issued and outstanding, which consists of 13,730 holders of record of the CP common shares. Options issued prior to the Share Split now each provide rights over five CP common shares. For consistency, all number of options presented herein are shown on the basis of the number of CP common shares subject to the options. At November 1, 2021, 7,466,902 options were outstanding under the Option Plan and stand-alone option agreements entered into with Mr. Keith Creel. There are 3,319,041 options available to be issued by CP in the future. CP has a Director’s Stock Option Plan (“DSOP”), under which directors are granted options to purchase CP common shares. There are no outstanding options under the DSOP, which has 1,700,000 options available to be issued in the future. Non-employee directors of CP are not granted stock options under the DSOP.

CP Common Shares

The holders of CP common shares are entitled to receive notice of, attend and vote at all annual and special meetings of the shareholders of CP and to one vote in respect of each CP common share held at all such meetings, except at separate meetings of or on separate votes by the holders of another class or series of shares of CP. The holders of the CP common shares are entitled to receive dividends if, as and when declared by the CP Board out of the assets of CP properly applicable to the payment of dividends in such amounts and payable in such manner as the CP Board may from time to time determine. Subject to the rights of the holders of any other class of shares of CP entitled to receive dividends in priority to or rateably with the holders of the CP common shares, the CP Board may in its sole discretion declare dividends on the CP common shares to the exclusion of any other class of shares of CP. In the event of the liquidation, dissolution or winding up of CP or other distribution of assets of CP among its shareholders for the purpose of winding up its affairs, the holders of the CP common shares will, subject to the rights of the holders of any other class of shares of CP entitled to receive the assets of CP upon such a distribution in priority to or rateably with the holders of the CP common shares, be entitled to participate rateably in any distribution of the assets of CP.

First Preferred Shares

Subject to certain limitations, the CP Board may, from time to time, issue First Preferred Shares in one or more series and determine for any such series, its designation, number of shares and respective rights, privileges, restrictions and conditions. The CP Board may not issue First Preferred Shares if by doing so the aggregate amount payable to the holders of such shares as a return of capital in the event of the liquidation or dissolution or winding up of CP or any other distribution of the assets of CP among its shareholders for the purposes of winding up its affairs would exceed $500.0 million. The First Preferred Shares are entitled to preference over the CP common shares, the Second Preferred Shares and any other shares ranking junior to the First Preferred Shares with respect to the payment of dividends and the distribution of assets of CP in the event of a liquidation, dissolution or winding up of CP. Except with the consent in writing of all of the holders of First Preferred Shares which may be outstanding, no dividend can be declared and paid on or set apart for payment on the Second Preferred Shares or the CP common shares or on any other shares ranking junior to the First Preferred Shares unless and until all dividends (if any) up to and including any dividend payable for the last completed period for which such dividend is payable on each series of First Preferred Shares outstanding has been declared and paid or set apart for payment. Except as provided by the CBCA, the holders of the First Preferred Shares will not have any voting rights nor will they be entitled to receive notice of or to attend shareholders’ meetings.

Second Preferred Shares

The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares are substantially identical to those attaching to the First Preferred Shares, except that the Second Preferred Shares are junior to the First Preferred Shares, and are entitled to preference over the CP common shares with respect to the payment of dividends, repayment of capital and the distribution of assets of CP in the event of a liquidation, dissolution or winding up of CP or any other distribution of the assets of CP among its shareholders for the purposes of winding up its affairs.

For a full description of the CP common shares, the First Preferred Shares and the Second Preferred Shares, see CP’s 2020 Annual Report, which is incorporated by reference in Management Proxy Circular.

DIVIDENDS

The CP Board recognizes the importance of providing CP shareholders with a return on their investment. Accordingly, the CP Board will consider the payment of quarterly dividends out of the funds or property of CP properly available for that purpose.

The amount of any quarterly dividend will be determined by the CP Board based on a number of factors which may include the results of operations, financial condition, cash requirements and future prospects of CP. CP shareholders should be aware that the CP Board is under no obligation to declare dividends and the declaration of dividends is wholly within its discretion.

Further, the CP Board may cease declaring dividends or may declare dividends in amounts which are different from those previously declared. Finally, restrictions in the credit or financing agreements entered into by CP or the provisions of applicable law may preclude the payment of dividends in certain circumstances. CP does not have a dividend reinvestment plan or a share purchase plan.

CP paid dividends of $3.56, $3.14 and $2.5125 to CP common shareholders per CP common share for each of fiscal years 2020, 2019 and 2018, respectively. The dividends declared by CP over the past three years prior to the date of this Management Proxy Circular are set forth in the table below.

Record Date	Payment Date	Amount Per Share ($)(1)
September 24, 2021	October 25, 2021	0.1900
June 25, 2021	July 26, 2021	0.1900
March 26, 2021	April 26, 2021	0.1900
December 31, 2020	January 25, 2021	0.1900
September 25, 2020	October 26, 2020	0.1900
June 26, 2020	July 27, 2020	0.1660
March 27, 2020	April 27, 2020	0.1660
December 27, 2019	January 27, 2020	0.1660
September 27, 2019	October 28, 2019	0.1660
June 28, 2019	July 29, 2019	0.1660
March 29, 2019	April 29, 2019	0.1300
December 28, 2018	January 28, 2019	0.1300

Note:

(1)	The amounts per share are on a post-Share Split basis.

CONSOLIDATED CAPITALIZATION

There have been no material changes to the share and loan capitalization of CP since September 30, 2021. As at the close of business on November 1, 2021, there were 666,977,337 CP common shares issued and outstanding on a non-diluted basis and 674,444,239 CP common shares on a fully diluted basis (assuming all of the outstanding convertible securities of CP were converted as of the date of this Management Proxy Circular).

PRIOR SALES

In the twelve month period prior to the date of this Management Proxy Circular, CP granted an aggregate of 1,346,367 stock options, with exercise prices ranging from $85.93 to $99.32, and issued an aggregate of 1,130,292 CP common shares as a result of the exercise of existing stock options, at prices ranging from $13.01 to $70.31.

TRADING PRICE AND VOLUME

The CP common shares are currently listed on the TSX and the NYSE under the symbol “CP”. The following table presents the closing price per share of CP common shares on the TSX and the NYSE on September 14, 2021, the last full trading day prior to the public announcement of the signing of the Merger Agreement and on November 1, 2021, the date of this Management Proxy Circular.

Date	CP common shares (TSX)	CP common shares (NYSE)
	($)	(U.S.$)
September 14, 2021	86.48	68.14
November 1, 2021	95.61	77.33

The following table shows the monthly range of high and low intraday prices and the total monthly volumes of the CP common shares, on the TSX and NYSE, for the periods indicated. Numbers have been rounded to the nearest whole cent.

	TSX
Period	CP common share Price ($) High	CP common share Price ($) Low	Volume
2020
November(1)	444.49	399.00	6,614,200
December(1)	447.00	413.47	6,281,821
2021
January(1)	482.74	422.05	5,174,574
February(1)	468.44	432.00	3,927,773
March (1)	481.55	438.81	9,085,596
April(1)	489.37	443.51	6,157,460
May	99.80	91.24	27,985,418
June	100.00	93.23	19,486,410
July	97.33	89.16	21,197,257
August	93.95	85.11	22,146,713
September	93.79	82.12	54,489,293
October	96.47	82.40	25,311,976
November 1	96.80	95.20	1,504,469
Note:

(1)	On May 14, 2021, the CP common shares commenced trading on a post-Share Split basis on the TSX and the NYSE. CP common share price or volume, as applicable, is shown on a pre-Share Split basis.

	NYSE
Period	CP common share Price (U.S.$) High	CP common share Price (U.S.$) Low	Volume
2020
November(1)	339.30	300.49	1,453,129
December(1)	350.18	320.97	1,171,195
2021
January(1)	378.99	329.93	1,213,158
February(1)	368.97	336.83	1,058,592
March(1)	385.86	348.34	3,640,554
April(1)	390.23	353.46	3,643,611
May	83.06	74.12	14,895,185
June	82.90	75.90	6,976,855
July	77.81	69.88	11,021,866
August	75.20	67.45	15,644,210
September	74.80	64.38	36,576,509
October	77.77	65.04	17,650,710
November 1	78.01	77.00	680,197
Note:

(1)	On May 14, 2021, the CP common shares commenced trading on a post-Share Split basis on the TSX and the NYSE. CP common share price or volume, as applicable, is shown on a pre-Share Split basis.

The above table shows only historical data. The data may not provide meaningful information to CP shareholders in determining whether to approve the Share Issuance Resolution. CP shareholders are urged to obtain current market quotations for CP common shares and to review carefully the other information contained in, or incorporated by reference in, this Management Proxy Circular when considering whether to approve the Share Issuance Resolution.

CREDIT RATINGS

In connection with its evaluation of the combination of CP and KCS, CP considered the potential impact of the transaction on its credit ratings.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, S&P affirmed its “BBB+” long-term corporate credit ratings on CP and CPRC and confirmed that the outlooks were stable. S&P also affirmed its “A-2” short-term corporate credit rating on CPRC and confirmed that the outlook was stable.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, Moody’s downgraded CPRC’s senior unsecured credit rating to “Baa2” from “Baa1”. Moody’s indicated that the downgrade reflects an increase in adjusted leverage and also incorporates the regulatory and integration risks of the Transaction. Moody’s indicated that a ratings upgrade would require clarity regarding regulatory approval for the Transaction and would also require CPRC to maintain a reduced adjusted debt to EBITDA ratio. Moody’s also affirmed CPRC’s commercial paper rating at Prime-2 and confirmed that the outlook remains stable.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, DBRS placed the “BBB (high)” Issuer Rating, Medium-Term Notes rating and Unsecured Debentures rating as well as the Commercial Paper Rating of “R-2 (high)” of CPRC “Under Review with Negative Implications”. DBRS expects to resolve the Under Review with Negative Implications status once it is clear that the Transaction will close as expected and that regulatory approvals, in particular by the STB, are granted.

No additional credit rating updates relating to CP or CPRC were provided by any of S&P, Moody’s or DBRS, or any other credit rating agency, following the announcement of the entry into the Merger Agreement.

See “The Transaction – Impact on Credit Ratings” in this Management Proxy Circular.

RISK FACTORS

Details concerning risk factors in respect of CP, CP’s business and the Transaction can be found under the heading “Risk Factors” in this Management Proxy Circular and in the CP 2020 Annual Report on Form 10-K, which is incorporated by reference in this Management Proxy Circular.

AVAILABLE INFORMATION

CP files reports and other information with the securities commissions or similar authorities of each of the provinces and territories of Canada and with the SEC, including the documents incorporated by reference herein. These reports, information and documents are available to the public free of charge electronically on SEDAR at www.sedar.com and EDGAR at www.sec.gov or on CP’s website at investor.cpr.ca.

APPENDIX I

INFORMATION CONCERNING THE COMBINED COMPANY

The following information about the combined company should be read in conjunction with the documents incorporated by reference in this Management Proxy Circular and the information concerning CP and KCS appearing elsewhere in this Management Proxy Circular. See “Appendix G – Information Concerning Kansas City Southern” and “Appendix H – Information Concerning Canadian Pacific Railway Limited”. Capitalized terms used but not otherwise defined in this “Appendix I – Information Concerning the Combined Company” shall have the meanings ascribed to them in this Management Proxy Circular.

Information included in this section under the headings “Pro Forma Consolidated Capitalization” pertaining to CP and KCS, as applicable, has been furnished by CP and KCS, respectively. With respect to such information relating to KCS, the CP Board has relied exclusively upon KCS, without independent verification by CP. Although CP does not have any knowledge that would indicate that such information is untrue or incomplete, neither CP nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information including any of KCS’s financial statements, or for the failure by KCS to disclose events or information that may affect the completeness or accuracy of such information. For further information regarding CP or KCS, please refer to their respective filings on SEDAR at www.sedar.com and on EDGAR at www.sec.gov, as applicable.

GENERAL

Corporate Overview and Description of the Business

Following the occurrence of the Control Date, the combined company intends to change its name to “Canadian Pacific Kansas City Limited”. The common shares of the combined company are expected to trade on the NYSE and TSX under the symbol “CP”. The combined company will carry on the combined businesses of CP and KCS, with a successor to KCS as an indirect wholly owned subsidiary of CP. For a description of CP’s and KCS’s current business, see “General – Description of the Business” in “Appendix H – Information Concerning Canadian Pacific Railway Limited” and “General – Description of the Business” in “Appendix G – Information Concerning Kansas City Southern”, respectively.

CP will continue to be governed by the CBCA, while the wholly owned successor to KCS will be governed by the DGCL.

Calgary will be the global headquarters of the combined company, with the combined company’s executive and corporate head office located at 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9.

Description of Share Capital

Following the closing of the Transaction, the authorized share capital of the combined company will be the authorized share capital of CP and the rights and restrictions of the common shares of the combined company will remain unchanged from those of the CP common shares. See “General – Description of the Share Capital” in “Appendix H – Information Concerning Canadian Pacific Railway Limited”.

DIVIDENDS

It is anticipated that, following the closing of the Transaction, the combined company will maintain CP’s current dividend policy on the CP common shares. Any future dividends by the combined company will be declared and paid at the discretion of the combined company’s board of directors. There can be no assurance that any future dividends will be declared or paid by the combined company or as to the amount or timing of those dividends, if any. See “Dividends” in “Appendix H – Information Concerning Canadian Pacific Railway Limited”.

PRO FORMA CONSOLIDATED CAPITALIZATION

The following table summarizes the combined company’s cash and cash equivalents, long-term liabilities and consolidated equity and debt capitalization at September 30, 2021, and as adjusted to give effect to: (i) the closing of the Transaction; and (ii) the proposed issuance of approximately U.S.$8.5 billion of indebtedness. For detailed information on the equity and debt capitalization of CP and KCS as at September 30, 2021, see the CP Interim Financial Statements and the KCS 10-Q, each of which is incorporated by reference in this Management Proxy Circular. See “ Appendix G – Information Concerning Kansas City Southern” and “Appendix H – Information Concerning Canadian Pacific Railway Limited” and “Summary – Financing”.

	As at September 30, 2021	As adjusted at September 30, 2021 (after Transaction and proposed issuance of debt)
	(millions)
Cash and cash equivalents	$210	$809
Long-term debt maturing within one year	1,932	1,943
Long-term liabilities(1)
Pension and other benefit liabilities	825	848
Deferred income taxes	3,918	5,325
Other long-term liabilities	522	776
Long-term debt	8,036	13,511
Notes anticipated to be offered to fund the Cash Consideration, Preferred Merger Consideration and transaction expenses(2)	—	10,516

Total long-term liabilities and long-term debt maturing within one year	15,233	32,919

Total debt	$9,968	$25,970

Shareholders’ equity:
CP common shares (approximately)(3)	666.9	929.3
Share capital	$2,008	$25,259
Additional paid-in capital	68	68
Accumulated other comprehensive loss	(2,643)	(2,643)
Retained earnings	10,035	9,928

Total shareholders’ equity	9,468	32,612
Non-controlling interest	—	417

Total equity	9,468	33,029

Total capitalization	$19,436	$58,999

Notes:

(1)

As part of the Transaction, CP will indirectly assume approximately U.S.$3.8 billion of KCS’s outstanding debt. Following the closing of the Transaction into trust, CP expects that its total outstanding debt will be approximately U.S.$20.1 billion. The pro forma number for existing debt has been converted to Canadian dollars using the daily average exchange rate as reported by the Bank of Canada of U.S.$1.00 = $1.2741 at September 30, 2021. The pro forma number for incremental debt has ben converted to Canadian dollars using the daily average exchange rate as reported by the Bank of Canada of U.S.$1.00 =$1.2372 at October 14, 2021.

(2)

CP anticipates CPRC issuing a series of term notes with varying maturity dates that ultimately will be used, by Surviving Merger Sub, to fund a portion of the Cash Consideration and the Preferred Merger Consideration and transaction expenses. It is currently expected that term notes will be issued prior to consummating the Transaction such that the Bridge Facility will not be drawn. The pro forma number has been converted to Canadian dollars using the daily average exchange rate as reported by the Bank of

Canada of U.S.$1.00 = $1.2372 at October 14, 2021. For further information regarding CP’s committed debt financing, see the sections entitled “Summary – Financing” and “The Merger Agreement – Financing – Debt Financing”.

(3)

At the close of business on November 1, 2021, there were 666,977,337 CP common shares issued and outstanding. The pro forma number of shares at September 30, 2021 reflects 262.4 million additional shares issued upon closing of the Transaction based on KCS instruments outstanding at that date. CP expects to issue (at the direction of Surviving Merger Sub and on behalf of Surviving Merger Sub) up to approximately 264,723,997 CP common shares from treasury to satisfy the Share Consideration. See “General Information for the Meeting – Share Issuance Resolution”.

DIRECTORS AND OFFICERS

Board of Directors

All current members of the CP Board will continue to serve as directors of the combined company.

Under the Merger Agreement, CP has agreed to appoint four members of the KCS Board to serve as directors on the CP Board as of the Control Date, in each case until such director’s successor is elected and qualified or the earlier of such director’s death, resignation or removal, in each case in accordance with CP’s constating documents. In the event that after the Effective Time any of the four KCS directors selected to be part of the CP Board upon the Control Date indicates that he or she plans to resign as a director of KCS and is willing to become a director of CP, CP would need to seek the approval of the STB in order for such director to be appointed prior to the Control Date.

Management

Mr. Keith Creel will serve as Chief Executive Officer of the combined company as of the Control Date.

The other members of the executive management team of CP following the Control Date have not yet been determined, and will be communicated in due course.

For more information, see the section entitled “The Merger Agreement – Effects of the Transaction”. For additional information regarding the current directors and officers of CP and KCS, please refer, as applicable, to the CP Annual and Special Meeting Circular and the KCS AGM Circular, each of which is incorporated by reference in this Management Proxy Circular.

Director and Executive Compensation

Following the Control Date, it is expected that the board of directors of the combined company and the Management Resources and Compensation Committee of the combined company (or such other committee(s) with responsibility for compensation matters) will meet to determine and oversee the compensation of the independent Board Chair and the President and Chief Executive Officer of the combined company and the director and executive compensation structure and policies of the combined company. These are anticipated to generally be consistent with the existing executive compensation structure and policies of CP and may include long-term performance based equity awards such as PSUs and/or stock options tied to the expected synergies of the combined company. To assess and determine the executive and director compensation structure and policies of the combined company, the board of directors of the combined company and the combined company’s Management Resources and Compensation Committee may retain and use reports prepared by independent compensation advisors or consultants. For further information concerning the current compensation structure of CP, please refer to the CP Annual and Special Meeting Circular, which is incorporated by reference in this Management Proxy Circular.

For additional information with respect to payment or other benefits or entitlements that certain directors or executive officers of CP and KCS will receive or may be entitled to receive as a result of the Transaction, see “Interests of Certain Persons or Companies in the Transaction”.

CORPORATE GOVERNANCE

Following the closing of the combination of CP and KCS following receipt of STB Final Approval, the Audit and Finance Committee, Management Resources and Compensation Committee, Corporate Governance, Nominating and Social Responsibility Committee and Risk and Sustainability Committee are expected to be reconstituted with the members of the board of directors of the combined company. The current policies and terms of reference of the CP Board and its committees are expected to be the policies and terms of reference of the combined company. The current by-laws and corporate policies of CP are expected to be the by-laws and corporate policies of the combined company. For additional information regarding the corporate governance of CP, see the CP Annual and Special Meeting Circular, which is incorporated by reference in this Management Proxy Circular, and investor.cpr.ca/governance. The information contained in, or that can be accessed through, CP’s website is not intended to be incorporated in this Management Proxy Circular.

CONFLICTS OF INTEREST

There may be potential conflicts of interest to which some of the proposed directors, officers and insiders of the combined company will be subject in connection with the operations of the combined company after the Control Date. Some of the directors, officers and insiders may be involved with and may continue to be involved with corporations or businesses which may be in competition with the business to be conducted by the combined company following the completion of the combination of CP and KCS following receipt of STB Final Approval. Accordingly, situations may arise where some or all of the directors, officers and insiders will be in direct competition with the combined company. Conflicts, if any, will be subject to the procedures and remedies as provided under the CBCA. See “Interests of Certain Persons or Companies in the Transaction”.

CREDIT RATINGS

In connection with its evaluation of the combination of CP and KCS, CP considered the potential impact of the transaction on its credit ratings.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, S&P affirmed its “BBB+” long-term corporate credit ratings on CP and CPRC and confirmed that the outlooks were stable. S&P also affirmed its “A-2” short-term corporate credit rating on CPRC and confirmed that the outlook was stable.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, Moody’s downgraded CPRC’s senior unsecured credit rating to “Baa2” from “Baa1”. Moody’s indicated that the downgrade reflects an increase in adjusted leverage and also incorporates the regulatory and integration risks of the Transaction. Moody’s indicated that a ratings upgrade would require clarity regarding regulatory approval for the Transaction and would also require CPRC to maintain a reduced adjusted debt to EBITDA ratio. Moody’s also affirmed CPRC’s commercial paper rating at Prime-2 and confirmed that the outlook remains stable.

On March 22, 2021, following the announcement of the entry into the Original Merger Agreement, DBRS placed the “BBB (high)” Issuer Rating, Medium-Term Notes rating and Unsecured Debentures rating as well as the Commercial Paper Rating of “R-2 (high)” of CPRC “Under Review with Negative Implications”. DBRS expects to resolve the Under Review with Negative Implications status once it is clear that the Transaction will close as expected and that regulatory approvals, in particular by the STB, are granted.

No additional credit rating updates relating to CP or CPRC were provided by any of S&P, Moody’s or DBRS, or any other credit rating agency, following the announcement of the entry into the Merger Agreement.

RISK FACTORS

In addition to the risks relating to the businesses and operations of each of CP and KCS, the combined company is subject to the risks set forth in this Management Proxy Circular in the section entitled “Risk Factors”. Details of the risk factors relating to the businesses and operations of each of CP and KCS business can be found under the heading “Risk Factors” in the CP 2020 Annual Report on Form 10-K, the KCS 2020 Annual Report and the KCS 10-Q, as applicable, each of which are incorporated by reference in this Management Proxy Circular.

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